Exhibit 10.3

EXECUTION VERSION

Dated 16 August 2017

China ECA Facility Framework Agreement

in respect of a

USD 440,000,000 Secured Credit Facility Agreement originally dated 4 December 2012 between

Seadrill Limited

as original borrower

Seadrill T-15 Ltd., Seadrill T-16 Ltd., Seadrill Telesto Ltd. and others named therein as original guarantors

and

Citibank Europe plc, UK Branch

as Agent

White & Case LLP

5 Old Broad Street

London EC2N 1DW

Schedule 1	Form of New T-15/T-16 Facility Agreement	11

Schedule 2	Form of Telesto Facility Agreement	2

Schedule 3	Conditions Precedent	1

Schedule 4	Security Documents	3

Part 1	Continuing West Telesto Security Documents in favour of the lenders under the Legacy Telesto Facility Agreement	3

Part 2	First Ranking Security Documents in favour of the lenders under the New T-15/T-16 Facility Agreement	4

Part 3	Second Ranking Security Documents in favour of the lenders under the SDLP Facility Agreements	4

Schedule 5	Form of Release Documents	6

(i)

This Deed is dated                     August 2017 and made between:

(1)	Seadrill Limited of Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda, with registration number 36832, as original borrower (“Seadrill”);

(2)	Seadrill UK Ltd. of 2nd Floor, Building 11 Chiswick Business Park, 566 Chiswick High Road, London, with company number 6537528, as original guarantor;

(3)	Seadrill T-15 Ltd. of Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda, with registration number 45021, as original guarantor (“T-15 Ltd”);

(4)	Seadrill T-16 Ltd. of Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda, with registration number 45022, as original guarantor (“T-16 Ltd”);

(5)	Seadrill Telesto Ltd. of Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda, with registration number 44716, as original guarantor;

(6)	Seadrill International Limited of Level 54, Hopewell Center, 183 Queen’s Road East, Hong Kong, with company number 1470846, as original guarantor;

(7)

Seadrill Partners LLC of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960, a limited liability company formed under the laws of the Republic of the Marshall Islands with registration number 962166, as original guarantor;

(8)

Seadrill Partners Operating LLC a limited liability company formed under the laws of the Republic of the Marshall Islands with registration number 962381 and whose registered address is situated at Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, Marshall Islands MH96960;

(9)	Seadrill Partners B.V. of Hoogoorddreef 15, 1101 BA, Amsterdam, The Netherlands, with registration number 67634818, as guarantor; and

(10)	Citibank Europe plc, UK Branch of 25 Canada Square, London, E14 5LB, as facility agent (the “Agent”) for and on behalf of itself as Agent and the other Finance Parties,

each a “Party” and collectively referred to as the “Parties”.

Whereas:

(A)

Pursuant to the secured credit facility agreement originally dated 4 December 2012 as amended on 28 April 2016 and 28 March 2017 (and as further amended and/or amended and restated from time to time) (other than pursuant to this Deed) entered into between, amongst others, the Parties (the “Original Facility Agreement”), the Lenders (as defined therein) made available to Seadrill as original borrower a USD 440,000,000 senior secured credit facility pursuant to the terms of the said agreement and for the purposes described therein.

(B)

As part of the restructuring of Seadrill and its subsidiaries (the “Seadrill Group”) it has been agreed to amend or amend and restate: (i) the Original Facility Agreement, (ii) the USD 420,000,000 term loan and revolving credit facility agreement originally dated 28 December 2012 (as later amended and/or amended and restated) between, inter alia, Seadrill Polaris Ltd as borrower and DNB Bank ASA as agent (the “Polaris Facility Agreement”), and (iii) the USD 1,450,000,000 senior secured credit facility agreement originally dated 20 March 2013 (as later amended and/or amended and restated) between, inter alia, each of Seadrill Tellus Ltd and Seadrill Vela Ltd (as later substituted by Seadrill Vela Hungary Kft. pursuant to an accession letter dated 28 March 2013), as borrowers and ING Bank N.V. as agent (the “ECA I Facility Agreement”) ((i), (ii) and (iii) jointly the “SDLP Facility Agreements”), in order to separate the financing of assets of the Seadrill Group (excluding, for these purposes, Seadrill Partners LLC and its subsidiaries) from the financing of assets of

Seadrill Partners LLC and its subsidiaries (the “SDLP Group”) under the SDLP Facility Agreements.

(C)

The SDLP Facility Agreements (other than the Polaris Facility Agreement) currently have recourse against certain assets of the Seadrill Group and the SDLP Group. The Polaris Facility Agreement currently has recourse against certain assets of the SDLP Group as well as a guarantee granted by Seadrill.

(D)	The SDLP Facility Agreements shall be amended or amended and restated (as applicable) so that, inter alia:

(i)

the Original Facility Agreement will be split into two agreements, one new agreement which will govern the financing of the T-15 and T-16 rigs (being the New T-15/T-16 Facility Agreement as described below and in the form set out in Schedule 1 (Form of New T-15/T-16 Facility Agreement)) and one legacy agreement which will govern the financing of the West Telesto rig (being the Original Facility Agreement as amended and restated in the form set out in Schedule 2 (Form of Telesto Facility Agreement), the “Telesto Facility Agreement”));

(ii)

the ECA I Facility Agreement will be split into two agreements, one agreement which will govern the financing of the West Vela rig (that agreement being the “Vela Facility Agreement” and together with the Polaris Facility Agreement and the New T-15/T-16 Facility Agreement, the “New SDLP Facility Agreements”) and one agreement which will govern the financing of the West Tellus rig (the “Tellus Facility Agreement”); and

(iii)	Seadrill will resign and be released as a guarantor under the Polaris Facility Agreement.

(E)	New second ranking security will be granted in favour of the finance parties under the New SDLP Facility Agreements over certain assets currently securing the SDLP Facility Agreements.

(F)

The finance parties under the Telesto Facility Agreement will continue to be secured (i) under certain existing security provided over the assets of entities within the Seadrill Group in respect of obligations under the Original Facility Agreement and (ii) for a temporary period on a subordinated silent second ranking basis pursuant to the Intercreditor Agreement, under certain existing security provided over the assets of entities within the SDLP Group in respect of obligations under the Original Facility Agreement.

(G)

The finance parties under the Tellus Facility Agreement will continue to be secured for a temporary period on a subordinated silent second ranking basis pursuant to the Intercreditor Agreement under certain existing security provided over the assets of entities within the SDLP Group in respect of obligations under the ECA I Facility Agreement, including certain assets which will continue to be secured in connection with the Vela Facility Agreement.

(H)

On 16 May 2013, Seadrill, T-15 Ltd, Seadrill Partners Operating LLC and Seadrill International Limited entered into a loan agreement (as amended from time to time) whereby, among other things, Seadrill agreed to grant a shareholder loan to T-15 Ltd which corresponded to the amounts drawn by Seadrill as borrower under the Original Facility Agreement which had been applied to finance the tender rig named “T-15” (the “T-15 Rig”) currently owned by T-15 Ltd (the “T-15 Intercompany Loan Agreement” with the principal amount outstanding thereunder together with all interest and fees accrued thereon and all other amounts owing by T-15 to Seadrill arising under or in connection with the T-15 Intercompany Loan Agreement being collectively referred to as the “T-15 Principal Loan Amount”).

(I)

In consideration for T-15 Ltd accepting the transfer by way of novation of all of Seadrill’s rights, liabilities, duties and obligations under and in respect of the T-15 Loans (as defined in Clause 2.2 below) pursuant to the terms of this Deed, T-15 Ltd and Seadrill wish to terminate the T-15 Intercompany Loan Agreement.

(J)

On 11 October 2013, Seadrill, T-16 Ltd and Seadrill Partners Operating LLC entered into a loan agreement (as amended from time to time) whereby, among other things, Seadrill agreed to grant a shareholder loan to T-16 Ltd which corresponded to the amounts drawn by Seadrill as borrower under the Original Facility Agreement which had been applied to finance the tender rig named “T-16” (the “T-16 Rig”) currently owned by T-16 Ltd (the “T-16 Intercompany Loan Agreement” with the principal amount outstanding thereunder together with all interest and fees accrued thereon and all other amounts owing by T-16 to Seadrill arising under or in connection with the T-16 Intercompany Loan Agreement being collectively referred to as the “T-16 Principal Loan Amount”).

(K)

In consideration for T-16 Ltd accepting the transfer by way of novation of all of Seadrill’s rights, liabilities, duties and obligations under and in respect of the T-16 Loans (as defined in Clause 2.5) pursuant to the terms of this Deed, T-16 Ltd and Seadrill wish to terminate the T-16 Intercompany Loan Agreement.

(L)	Certain of the Parties propose to enter into the New T-15/T-16 Facility Agreement (as defined and described below) in accordance with the terms of this Deed.

(M)

Further, certain of the Parties wish to amend and restate the Original Facility Agreement on the terms and subject to the conditions set out in this Deed in order to, amongst other things, (i) create, following such amendment and restatement, the Telesto Facility Agreement, (ii) limit the recourse of the finance parties under the Telesto Facility Agreement to the Seadrill Group (save as contemplated under paragraph (F) above) and (iii) make certain adjustments to the collateral package under the Telesto Facility Agreement.

(N)	This Deed is supplemental to the Original Facility Agreement.

(O)	The Parties intend this Deed to take effect as a deed even though the Agent signs it under hand.

It is agreed as follows:

1.	Interpretation

1.1	Save as defined in this Deed, words and expressions defined in the Original Facility Agreement shall have the same meanings in this Deed. In addition:

“Day One Security Documents” means the security documents listed in Schedule 4 (Security Documents);

“Effective Time” has the meaning given to it in Clause 6.1;

“Intercreditor Agreement” has the meaning given to it in the Telesto Facility Agreement;

“Non-Telesto Obligor” means each Obligor other than the Telesto Obligors;

“R1 Waiver Approval Letter” means the waiver approval letter from the Agent to the Parent dated 28 April 2016 (as amended from time to time);

“Refinanced Commitments” means the Commitments under the Original Facility Agreement which correspond to the T-15 Loans and the T-16 Loans;

“Refinanced Loans” means the T-15 Loans and the T-16 Loans;

“Release Documents” means the signed but undated release documents relating to certain security interests granted over the share capital of T-15 Ltd and T-16 Ltd, substantially in the form set out in Schedule 4 (Form of Release Documents);

“Subordinated Creditors” means Seadrill Partners Operating LLC and Seadrill International Limited;

“Telesto Obligor” means the Borrower and each Guarantor under and as defined in the Telesto Facility Agreement; and

“Total Redemption Amount” means the aggregate amount required to discharge the outstanding amounts payable to the Agent for the benefit of and for distribution to the relevant Lenders with respect to the Refinanced Loans under the Finance Documents at or immediately prior to the Effective Time, being:

Principal amount of the Refinanced Loans:	USD 109,175,000
Accrued and unpaid interest on Refinanced Loans (if any):	USD 816,572.96
Total Amount:	USD 109,991,572.96

1.2

Clauses 1.2 (Construction) and 1.3 (Third Party rights) of the Original Facility Agreement shall be deemed to be incorporated into this Deed save that references in the Original Facility Agreement to “this Agreement” shall be construed as references to this Deed.

2.	Novation of the T-15 and T-16 Loans

Transfer by novation of T-15 Loans

2.1

For the purposes of clause 26.1 of the Original Facility Agreement and notwithstanding any other provisions of the Original Facility Agreement or any other Finance Document to the contrary, the Agent (acting on the instructions of all of the Lenders) hereby consents to the transfer from Seadrill to T-15 Ltd of all of Seadrill’s rights, liabilities, duties and obligations as borrower under the Original Facility Agreement in respect of the T-15 Loans (as defined in Clause 2.2) on the terms set out in this Deed.

2.2

With effect from and including the Effective Time and without any further action on the part of any of the Parties, Seadrill hereby irrevocably transfers by novation all of its rights, liabilities, duties and obligations in respect of an amount equal to USD 76,422,500 of the CEXIM Facility Loan and an amount equal to USD 32,752,500 of the Commercial Facility Loan under the Original Facility Agreement in respect of the financing of the T-15 Rig (together, the “T-15 Loans”) to T-15 Ltd, and T-15 Ltd hereby accepts such transfer, so that:

(a)

the respective rights of Seadrill, on the one hand, and the other parties to the Original Facility Agreement, on the other hand, against each other under the Original Facility Agreement with respect to the T-15 Loans only shall be terminated and each party shall be released and discharged from all further obligations to the others in respect of the T-15 Loans (all such rights, liabilities, duties and obligations to be so terminated or released and discharged being the “T-15 Loans Discharged Rights and Obligations”);

(b)

T-15 Ltd, on the one hand, and the other parties to the Original Facility Agreement on the other hand, shall each acquire rights against each other and assume obligations towards each other which differ from the T-15 Discharged Rights and Obligations only insofar as T-15 Ltd has acquired and assumed the same in place of Seadrill in respect of the T-15 Loans;

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(c)

the Finance Parties shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had T-15 Ltd been the original borrower of the T-15 Loans under the Original Facility Agreement; and

(d)

notwithstanding any provision in the Original Facility Agreement to the contrary, the Finance Parties hereby agree that T-15 Ltd shall be deemed to have acceded to the Original Facility Agreement as a “Borrower” in respect of the T-15 Loans.

2.3

In consideration for T-15 Ltd accepting the transfer by novation detailed in Clause 2.2, with effect from and including the Effective Time and simultaneously with the transfer by way of novation detailed in Clause 2.2, the T-15 Principal Loan Amount shall be deemed to have been satisfied and discharged in full and, accordingly, the T-15 Intercompany Loan Agreement shall be terminated.

Transfer by novation of T-16 Loans

2.4

For the purposes of clause 26.1 of the Original Facility Agreement, and notwithstanding any provisions of the Original Facility Agreement or any other Finance Document to the contrary, the Agent (acting on the instructions of all of the Lenders) hereby consents to the transfer from Seadrill to T-16 Ltd of all of Seadrill’s rights, liabilities, duties and obligations as borrower under the Original Facility Agreement in respect of the T-16 Loans (as defined below) on the terms set out in this Deed.

2.5

With effect from and including the Effective Time and without any further action on the part of any of the Parties, Seadrill hereby irrevocably transfers by novation all of its rights, liabilities, duties and obligations under and in respect of an amount equal to USD 76,422,500 of the CEXIM Facility Loan and an amount equal to USD 32,752,500 of the Commercial Facility Loan under the Original Facility Agreement in respect of the financing of the T-16 Rig (the “T-16 Loans”) to T-16 Ltd, and T-16 Ltd hereby accepts such transfer, so that:

(a)

the respective rights of Seadrill, on the one hand, and the other parties to the Original Facility Agreement, on the other hand, against each other under the Original Facility Agreement with respect to the T-16 Loans only shall be terminated and each party shall be released and discharged from all further obligations to the others in respect of the T-16 Loans (all such rights, liabilities, duties and obligations to be so terminated or released and discharged being the “T-16 Loans Discharged Rights and Obligations”);

(b)

T-16 Ltd, on the one hand, and other parties to the Original Facility Agreement on the other hand, shall each acquire rights against each other and assume obligations towards each other which differ from the T-16 Discharged Rights and Obligations only insofar as T-16 Ltd has acquired and assumed the same in place of Seadrill in respect of the T-16 Loans;

(c)

the Finance Parties shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had T-16 Ltd been the original borrower of the T-16 Loans under the Original Facility Agreement; and

(d)

notwithstanding any provision in the Original Facility Agreement to the contrary, the Finance Parties hereby agree that T-16 Ltd shall be deemed to have acceded to the Original Facility Agreement as a “Borrower” in respect of the T-16 Loans.

2.6

In consideration for T-16 Ltd accepting the transfer by novation detailed in Clause 2.5, with effect from and including the Effective Time and simultaneously with the transfer by way of novation detailed in Clause 2.5, T-16 Principal Loan Amount shall be deemed to have been satisfied and discharged in full and, accordingly, the T-16 Intercompany Loan Agreement shall be terminated.

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3.	New T-15/T-16 Facility Agreement

With effect from and including the Effective Time and simultaneously with the transfers by way of novation detailed in Clause 2, the Parties listed as parties in the New T-15/T-16 Facility Agreement (as defined below), including T-15 Ltd and T-16 Ltd as borrowers, shall:

(a)	enter into a new facility agreement in the form set out in Schedule 1 (Form of New T-15/T-16 Facility Agreement) (the “New T-15/T-16 Facility Agreement”); and

(b)	deliver all of the documents and other evidence listed in schedule 3 (Conditions Precedent) in form and substance satisfactory to the facility agent under the New T-15/T-16 Facility Agreement.

4.	Payoff and Release of T-15 Loans and T-16 Loans

4.1

T-15 Ltd and T-16 Ltd hereby advise the Agent in their capacity as Borrowers under the Original Facility Agreement that with effect from the Effective Time they intend to refinance the Refinanced Loans and that accordingly:

(a)

without any further action on the part of any of the Parties, the proceeds of first utilisation (or deemed first utilisation) by each of T-15 Ltd and T-16 Ltd under the New T-15/T-16 Facility Agreement (the “New Facility Proceeds”) will be applied (or deemed applied) towards repayment in full of the principal amount outstanding in respect of the Refinanced Loans as at the Effective Time; and

(b)	Seadrill will pay or will procure the payment of the remainder of the Total Redemption Amount (being accrued but unpaid interest (if any)) on the Refinanced Loans as at the Effective Time; and

(c)

without any further action on the part of any of the Parties, the Refinanced Commitments under the Finance Documents will be cancelled with effect from the repayment (or deemed repayment) of the amounts described in paragraphs (a) and (b) above.

4.2

T-15 Ltd and T-16 Ltd and the Agent (acting on the instructions of the Finance Parties) shall ensure that the New Facility Proceeds are applied (or deemed applied) in repayment of the principal amount outstanding in respect of the Refinanced Loans as at the Effective Time in accordance with Clause 4.4 by no later than the Effective Time.

4.3

Seadrill shall ensure that the remainder of the Total Redemption Amount (including accrued and unpaid interest on the Refinanced Loans (if any)) is paid to the Agent in accordance with clause 30 (Payment Mechanics) of the Original Facility Agreement by no later than the Effective Time.

4.4	If:

(a)	the principal amount outstanding in respect of the Refinanced Loans immediately prior to the Effective Time is the same as the amount of the New Facility Proceeds; and

(b)

the proportion borne by each Lender’s participation in the Refinanced Loans outstanding immediately prior to the Effective Time to the Refinanced Loans outstanding at that time is the same as the proportion borne by that Lender’s participation (in its capacity as a lender thereunder) in the New Facility Proceeds, then the New Facility Proceeds shall be deemed to be advanced in or towards payment of the principal amount outstanding in respect of the Refinanced Loans so that T-15 Ltd and T-16 Ltd shall not be required to make a payment in respect of such outstanding principal amounts

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under clause 30 (Payment Mechanics) of the Original Facility Agreement and each Lender’s participation in the New Facility Proceeds shall be deemed to have been made available and applied in or towards repayment in full of the principal amount outstanding in respect of the Refinanced Loans.

4.5

The Agent (acting on the instructions of the Finance Parties) hereby confirms that upon the payment (or deemed payment) of the Total Redemption Amount by the Effective Time in the manner set out in this Clause 4:

(a)	all amounts owing as at the Effective Time to the Finance Parties in respect of the Refinanced Loans shall have been paid;

(b)	no amount shall be owing or shall have accrued (without yet having become due for payment) under any of the Finance Documents with respect to the Refinanced Loans;

(c)

T-15 Ltd and T-16 Ltd shall have no future or contingent liability with respect to the Refinanced Loans under any provision of the Original Facility Agreement or the other Finance Documents and shall be deemed to have resigned as Borrowers and Guarantors under the Original Facility Agreement with the consent of all the Finance Parties;

(d)	the Refinanced Commitments shall have been cancelled and shall no longer be in force;

(e)

all present and future obligations and liabilities (whether actual, accrued, contingent or otherwise) under the Finance Documents of (i) T-15 Ltd and T-16 Ltd as borrowers, and (ii) Seadrill Partners LLC, Seadrill Partners Operating LLC, T-15 Ltd, T-16 Ltd and Seadrill International Limited as guarantors contained in clause 18 (Guarantee and Indemnity) of the Original Facility Agreement, are deemed terminated and absolutely, irrevocably and unconditionally released and discharged in full;

(f)

the Agent, on behalf of itself and the other Finance Parties, and each of their respective successors, assigns, and legal representatives (collectively referred to as the “Releasor”), hereby irrevocably and unconditionally release and discharge each of Seadrill Partners LLC and each of its Subsidiaries, including T-15 Ltd and T-16 Ltd, each of such entities’ subsidiaries and affiliates, and their respective officers, directors, employees, agents, attorneys, advisors, successors and assigns, both present and former (in such capacity, collectively referred to as the “Discharged Parties”) from any and all manner of claims, losses, costs, defenses, damages, liabilities, deficiencies, actions, causes of action, suits, indebtedness, controversies, damages, judgments, executions, demands, and out-of-pocket expenses whatsoever, asserted or unasserted, known or unknown, foreseen or unforeseen, absolute or contingent, due or to become due, disputed or undisputed, liquidated or unliquidated, in contract, tort, law or equity, that any Releasor has, has ever had, or may have against any Discharged Party by reason of any liabilities under the Original Facility Agreement and any other Finance Document, action, failure to act, event, statement, accusation, assertion, matter, or thing whatsoever, in each case arising from or based on facts occurring prior to the effectiveness of this Deed that arise out of or is related to the obligations under any Finance Document (collectively, “Claims” and, individually, a “Claim”). Each Releasor hereby acknowledges and agrees that the execution of this Deed by a Discharged Party shall not constitute an acknowledgment of or admission by such Discharged Party of the existence of any Claim, or precedent upon which any Claim may be asserted; and

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(g)

White & Case LLP are irrevocably authorised and instructed to release the signatures of the Security Agent to the Release Documents, to date the Release Documents, and to release the Release Documents to Slaughter and May.

5.	Amendment and Restatement of the Original Facility Agreement

5.1

For the avoidance of doubt, the R1 Waiver Approval Letter shall continue in full force and effect in accordance with its terms notwithstanding this Deed and the amendment and restatement being made to the Original Facility Agreement under this Deed.

5.2

Pursuant to the terms of the Original Facility Agreement, each Party (in the case of the Agent, acting on the instructions of all of the Lenders) consents to the amendment and restatement of the Original Facility Agreement as contemplated by this Deed.

5.3

With effect from and including the Effective Time and, for the avoidance of doubt, immediately following the steps described in Clauses 2 to 4 above, the Original Facility Agreement shall be amended and restated as set out in Schedule 2 (Form of Telesto Facility Agreement) to form the ongoing Telesto Facility Agreement and all references in the Original Facility Agreement to “this Agreement” shall include the Original Facility Agreement as amended and restated so that it will be read and construed for all purposes as set out in Schedule 2 (Form of Telesto Facility Agreement).

6.	Effective Time and Designation

6.1

Subject to (i) the lenders under the ECA I Facility Agreement and the lenders under the West Polaris Facility Agreement consenting to the amendments to those facility agreements as described in Recital (D) taking effect concurrently and (ii) such amendments taking effect concurrently with the amendment and restatement of the Original Facility Agreement pursuant to the terms of this Deed, the amendment and restatement of the Original Facility Agreement as set out in Clause 5 (Amendment and Restatement of the Original Facility Agreement) shall be effective on the later of the date of this Deed and the date on which the Agent confirms in writing to the Lenders that:

(a)

it has received, or waived receipt of, all of the documents and other evidence listed in Schedule 3 (Conditions Precedent), and that, to the extent not waived, each of such documents and other evidence is in form and substance satisfactory to it; and

(b)

each of the documents and other evidence listed in schedule 3 (Conditions Precedent) to the New T-15/T-16 Facility Agreement have been delivered in form and substance satisfactory to the facility agent under the New T-15/T-16 Facility Agreement and in accordance with the terms of the New T-15/T-16 Facility Agreement,

(such date being the “Effective Time”).

6.2	The Agent shall notify Seadrill, T-15 Ltd, T-16 Ltd, Seadrill Partners LLC, the Lenders and the facility agent and lenders under the New T-15/T-16 Facility Agreement in writing promptly after:

(a)	each of the documents and other evidence listed in Schedule 3 (Conditions Precedent) have been received by it in form and substance satisfactory to it or waived by it (as applicable); and

(b)

each of the documents and other evidence listed in schedule 3 (Conditions Precedent) to the New T-15/T-16 Facility Agreement have been delivered in form and substance satisfactory to the facility agent under the New T-15/T-16 Facility Agreement, that the Effective Time has therefore occurred.

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6.3	Seadrill and the Agent designate this Deed as a Finance Document for the purposes of the definition of “Finance Documents” in the Original Facility Agreement.

7.	Guarantors

Each of Seadrill Telesto Ltd. and Seadrill UK Ltd agrees that the guarantees provided by Seadrill Telesto Ltd. and Seadrill UK Ltd contained in clause 18 (Guarantee and Indemnity) of the Original Facility Agreement shall, on and after the Effective Time, continue in full force and effect and extend to the liabilities and obligations of each of the Obligors under the Telesto Facility Agreement and the other Finance Documents (as amended from time to time) including as varied, amended, supplemented or extended by this Deed.

8.	Agreement by Obligors

8.1

Each of the Telesto Obligors agrees and acknowledges that, save as amended by this Deed, the Original Facility Agreement and each Finance Document to which it is a party shall continue in full force and effect.

8.2	Each Telesto Obligor confirms that:

(a)

its obligations arising under the Original Facility Agreement as amended and restated by this Deed constitute secured obligations (howsoever defined) under each Security Document to which it is a party; and

(b)	the Security Interests created under each Security Document to which it is a party:

(i)	continue in full force and effect; and

(ii)

extend to the obligations of that Telesto Obligor under the Finance Documents, including the Original Facility Agreement as amended and restated by this Deed, subject to the limitations set out in those Security Documents.

8.3	Each Non-Telesto Obligor confirms that the Security Interests created under each Security Document to which it is a party continue in full force and effect.

8.4

Each Obligor shall, at the request of the Agent and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Deed.

9.	Representations and Warranties

9.1

Each Obligor makes the representations and warranties to the Lenders on the terms set out in clause 20 (Representations and Warranties) of the Original Facility Agreement as if such clause was set out in full in this Deed and as if references to “this Agreement” in that clause were references to this Deed on the date of execution of this Deed, by reference to the facts and circumstances then existing.

9.2

Each Telesto Obligor makes the representations and warranties to the Lenders on the terms set out in clause 20 (Representations and Warranties) of the Telesto Facility Agreement as if such clause was set out in full in this Deed and as if references to “this Agreement” in that clause were references to this Deed at the Effective Time and as contemplated in clause 20 (Representations and Warranties) of the Telesto Facility Agreement, by reference to the facts and circumstances then existing.

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10.	Counterparts

This Deed may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

11.	Governing Law

This Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

12.	Enforcement

12.1	(a)

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute relating to the existence, validity or termination of this Deed or any non-contractual obligation arising out of or in connection with this Deed) (a “Dispute”).

	(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)

This Clause 12.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

12.2	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(a)	irrevocably appoints Frontline Corporate Services Ltd. as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(b)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

In witness whereof this Deed has been executed as a deed by the Obligors and has been signed by the Agent

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Schedule 1

Form of New T-15/T-16 Facility Agreement

11

EXECUTION VERSION

Dated                 August 2017

Secured Credit Facility Agreement

USD 119,100,000

between

Seadrill T-15 Ltd. and Seadrill T-16 Ltd.

each as a Borrower

Seadrill T-15 Ltd., Seadrill T-16 Ltd., Seadrill Partners LLC and others named herein as Guarantors

The Export-Import Bank of China and Citibank, N.A., London Branch

as Bookrunners and Mandated Lead Arrangers

The Banks and Financial Institutions Named Herein

as Lenders

Citibank Europe plc, UK Branch

as Agent

Citibank, N.A., London Branch

as Security Agent

and

Citibank, N.A., London Branch

as Account Bank

White & Case LLP

5 Old Broad Street

London EC2N 1DW

(i)

		Page

36. Enforcement		98

Signatories		100

Schedule 1	Lenders and Commitments	104

Schedule 2	Borrowers, Guarantors and Collateral Rigs	106

Schedule 3	Conditions Precedent	107

Schedule 4	Form of Compliance Certificate	110

Schedule 5	Form of Transfer Certificate	113

Schedule 6	Indicative Repayments/Reductions	116

Schedule 7	Corporate Structure	117

Schedule 8	Form of Selection Notice	1

Schedule 9	Second Ranking Security Documents	2

Schedule 10	Combined Senior Secured Net Leverage Ratios	4

(ii)

This Secured Credit Facility Agreement is made on	August 2017

Between:

(11)

Seadrill Partners LLC of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960, a limited liability company formed under the laws of the Republic of the Marshall Islands with registration number 962166 (the “Parent”);

(12)

Seadrill T-15 Ltd. of Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda, with registration number 45021 and Seadrill T-16 Ltd. of Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda, with registration number 45022, each as a borrower (each a “Borrower” and together the “Borrowers”);

(13)

The companies listed as Rig Owners and Intra-Group Charterers in Schedule 2 (Borrowers, Guarantors and Collateral Rigs) hereto, together with Seadrill Operating, the Borrowers and the Parent as joint and several guarantors (each a “Guarantor”, together the “Guarantors”) all (other than the Parent itself) being wholly owned (directly or indirectly) subsidiaries of the Parent;

(14)	The Banks and Financial Institutions listed in Schedule 1 (Lenders and Commitments), as original lenders (together, the “Original Lenders”);

(15)	Citibank Europe plc, UK Branch of 25 Canada Square, London, E14 5LB, as facility agent (the “Agent”);

(16)	Citibank, N.A., London Branch of 25 Canada Square, London, E14 5LB, as security agent (the “Security Agent”);

(17)	Citibank, N.A., London Branch of 25 Canada Square, London, E14 5LB, as account bank (the “Account Bank”);

(18)	The Export-Import Bank of China and Citibank, N.A., London Branch whose addresses are listed in Schedule 1 (Lenders and Commitments) as mandated lead arrangers (the “Mandated Lead Arrangers”); and

(19)	The Banks and Financial Institutions listed in Schedule 1 (Lenders and Commitments) as bookrunners (the “Bookrunners”).

It is agreed as follows:

13.	Definitions and Interpretation

13.1	Definitions

In this Agreement, unless the context otherwise requires:

“Account Bank Agreement” means any account bank agreement entered into or to be entered into between the Rig Owners, the Intra-Group Charterers (if any) and the Account Bank in respect of any Earnings Account.

“Account Security” means each assignment agreement and/or account security deed, collateral to this Agreement for the provision of a Security Interest in the Earnings Accounts to be made between the relevant Obligors and the Security Agent (on behalf of the Finance Parties) as security for the Obligors’ obligations under the Finance Documents, in form and substance satisfactory to the Finance Parties.

“Accounting Principles” means generally accepted accounting principles in the United States of America for the Parent and in the jurisdiction of incorporation of such other Obligors and Subsidiaries of the Parent.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Agreement” means this secured credit facility agreement, as it may be amended, supplemented and varied from time to time, including its Schedules and any Transfer Certificate.

“Applicable Margin” means 4.25 per cent per annum.

“Approved Brokers” means the ship broker/consultancy firms Clarksons Platou, Fearnleys and ODS Petrodata or such other reputable and independent consultancy or ship broker firm approved by the Agent (acting upon the instructions of the Required Lenders), such consent not to be unreasonably withheld or delayed.

“Auditors” means reputable and internationally recognised accountancy firms acceptable to the Required Lenders such as PricewaterhouseCoopers, Deloitte Touche Tohmatsu, Ernst & Young and KPMG or such other firm approved in advance by the Required Lenders (such approval not to be unreasonably withheld or delayed).

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Available Commitment” means a Lender’s Commitment less:

(a)	the amount of its participation in any outstanding Loans; and

(b)	in relation to any proposed Loan the amount of its participation in the Loan that is due to be made on or before the proposed Utilisation Date.

“Base Case Model” means the financial model and statements including profit and loss, balance sheet and cash flow projections reflecting the forecasted consolidated financial conditions of the Group for at least three (3) years following the date of this Agreement, prepared and approved by an authorised officer of the Parent, each in form and substance satisfactory to the Finance Parties addressed to, and/or capable of being relied upon by the Finance Parties.

“Basel II Accord” means the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 as updated prior to, and in the form existing on 4 December 2012, excluding any amendment thereto arising out of the Basel III Accord.

“Basel II Approach” means, in relation to any Finance Party, either the Standardised Approach or the relevant Internal Ratings Based Approach (each as defined in the Basel II Accord) adopted by that Finance Party (or any of its Affiliates) for the purposes of implementing or complying with the Basel II Accord.

“Basel II Regulation” means:

(a)	any law or regulation implementing the Basel II Accord; or

(b)	any Basel II Approach adopted by a Finance Party or any of its Affiliates.

“Basel III Accord” means, together:

(a)

the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(b)

the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement—Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(c)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

“Basel III Regulation” means any law or regulation implementing the Basel III Accord save and to the extent that it re-enacts a Basel II Regulation.

“Break Costs” means the amount (if any) by which:

(a)

the interest (subject to Clause 11.3 (Break Costs) excluding the Applicable Margin) which a Lender should have received for the period from the date of receipt of all or part of its participation in the Loan or Unpaid Sum to the last day of the current Interest Period in respect of the Loan or Unpaid Sum, had the principal amount or Unpaid Sum been paid on the last day of that Interest Period; exceeds

(b)

the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the relevant interbank market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period, as further described in Clause 11.3 (Break Costs).

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for business in Oslo, Beijing, New York and London (or any other relevant place of payment under Clause 30 (Payment Mechanics)).

“Cash Flow Projections” means:

(a)	the Base Case Model in agreed form to be delivered by the Parent to the Agent pursuant to Schedule 3 (Conditions Precedent); and

(b)	any cash flow projections based on the Base Case Model delivered by the Parent to the Agent pursuant to and for such period as described in Clause 21.1 (Financial Statements),

in form and substance satisfactory to the Agent.

“CEXIM Facility” means the Facility made available under this Agreement as described in Clause 2.1(a)(i) (Facility).

“CEXIM Facility Commitment” means USD 76,422,500, as that amount may be reduced, cancelled or terminated in accordance with this Agreement.

“CEXIM Facility Loan” means the principal amount of the CEXIM Facility for the time being outstanding under this Agreement.

“Charged Property” means all of the assets of the Obligors which from time to time are, or are expressed or intended to be, the subject of the Security Documents.

“Charter Contracts” means each of the charter contracts for the Rigs listed in Schedule 2 (Borrowers, Guarantors and Collateral Rigs) and entered into between an Obligor and an oil company satisfactory to the Lenders and any renewal, extension or replacement of such charter contracts.

“Charter Rates” means the rates identified as Charter Rates in Schedule 2 (Borrowers, Guarantors and Collateral Rigs).

“Code” means the US Internal Revenue Code of 1986 as amended.

“Commercial Facility” means the Facility made available under this Agreement as described in Clause 2.1(a)(ii) (Facility).

“Commercial Facility Loan” means the principal amount of the Commercial Facility for the time being outstanding under this Agreement.

“Commercial Facility Commitment” means USD 32,752,500, as that amount may be reduced, cancelled or terminated in accordance with this Agreement.

“Commitment(s)” means:

(a)

in relation to a Lender the amount set opposite its name under the heading “Commitments” in Schedule 1 (Lenders and Commitments) and the amount of any other Commitment transferred to it pursuant to Clause 26.2 (Assignments and Transfers by the Lenders); and

(b)	in relation to any New Lender, the amount of any Commitment transferred to it pursuant to Clause 26.2 (Assignments and Transfers by the Lenders),

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Common Security Agent” has the meaning given to it in the Intercreditor Agreement.

“Compliance Certificate” means a certificate substantially in the form as set out in Schedule 4 (Form of Compliance Certificate) and delivered pursuant to Clause 21.2 (Compliance Certificate).

“Continuing Telesto Security Documents” means:

(a)	the mortgage dated 18 December 2012 granted by Seadrill T-15 Ltd. against the Rig “T-15” in favour of the Security Agent;

(b)	the charge over earnings account dated 18 December 2012 granted by Seadrill T-15 Ltd. in favour of the Security Agent;

(c)	the owner’s assignment of earnings and insurances dated 18 December 2012 granted by Seadrill T-15 Ltd. in favour of the Security Agent;

(d)

the general assignment of interests in insurances, charter documents and earnings dated 15 June 2017 granted by Seadrill T-15 Ltd., Seadrill Partners B.V. and Seadrill International Ltd. in favour of the Security Agent;

(e)	the mortgage dated 25 April 2013 granted by Seadrill T-16 Ltd. against the Rig “T-16” in favour of the Security Agent;

(f)	the charge over earnings account dated 18 December 2012 granted by Seadrill T-16 Ltd. in favour of the Security Agent;

(g)	the charge over earnings account dated 18 December 2012 granted by Seadrill International Ltd. in favour of the Security Agent;

(h)	the assignment of earnings and insurances dated 25 April 2013 granted by Seadrill T-16 Ltd. in favour of the Security Agent;

(i)

the general assignment of interests in insurances, charter documents and earnings dated 15 June 2017 granted by Seadrill T-16 Ltd. Seadrill Partners B.V. and Seadrill International Ltd. in favour of the Security Agent; and

(j)	the charge over earnings account dated 15 June 2017 granted by Seadrill Partners B.V. in favour of the Security Agent.

“Default” means an Event of Default or any event or circumstance specified in Clause 25 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Delivery” means, in relation to a Rig, the delivery and acceptance of the Rig by the relevant Rig Owner under the building contract between that Rig Owner and the Yard in respect of such Rig.

“Delivery Date” means, in relation to a Rig, the date on which its Delivery actually occurs.

“Earnings” means all moneys whatsoever which are now, or later become, payable (actually or contingently) to any Obligor and which arise out of the use of or operation of any of the Rigs, including (but not limited to):

(a)

all freight, hire and passage moneys payable to an Obligor, including (without limitation) payments of any nature under any charter or agreement for the employment, use, possession, management and/or operation of any of the Rigs;

(b)	any claim under any guarantees related to freight and hire payable to an Obligor as a consequence of the operation of any of the Rigs;

(c)

compensation payable to an Obligor in the event of any requisition (whether for title or otherwise), confiscation or compulsory acquisition of any of the Rigs or for the use of any of the Rigs by any government authority or other competent authority;

(d)	remuneration for salvage, towage and other services performed by any of the Rigs payable to an Obligor;

(e)	demurrage and retention money receivable by an Obligor in relation to any of the Rigs;

(f)	all moneys which are at any time payable under the Insurances in respect of loss of earnings;

(g)

if and whenever any of the Rigs is employed on terms whereby any moneys falling within paragraph (a) to (f) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to such Rig(s); and

(h)	any other money whatsoever due or to become due to an Obligor from third parties in relation to any of the Rigs, or otherwise.

“Earnings Accounts” means the bank accounts of each of the Obligors from time to time each of which shall be held with the Security Agent or any of the Security Agent’s corresponding banks (or, if applicable law require that the bank account in question be maintained by another bank, then with such other bank as acceptable to the Security Agent) and to which all the Earnings and any proceeds of the Insurances shall be paid.

“Effective Time” has the meaning given to that term in the Framework Agreement.

“Environmental Approval” means any permit, licence, consent, approval and other authorisations and the filing of any notification, report or assessment required under any Environmental Law for the operation of the Rigs and for the operation of the business of any member of the Group.

“Environmental Claim” means any claim, proceeding or investigation by any party in respect of any Environmental Law or Environmental Approval.

“Environmental Law” means any applicable law or regulation which relates to:

(a)	the pollution or protection of the environment;

(b)	harm to or the protection of human health;

(c)	the conditions of the workplace; or

(d)	any emission or substance capable of causing harm to any living organism or the environment.

“Escrow Account” has the meaning given to that term in the Intercreditor Agreement.

“Escrow Account Pledge” has the meaning given to that term in the Intercreditor Agreement.

“Event of Default” means any event or circumstance specified as such in Clause 25 (Events of Default) (except for Clause 25.18 (Acceleration) and Clause 25.19 (Automatic Acceleration)).

“Exchange” means the Oslo Stock Exchange or the New York Stock Exchange.

“Facility” means the secured credit facility, divided into the CEXIM Facility and the Commercial Facility, made available under this Agreement.

“Facility Office” means:

(a)

in respect of a Lender, the office or offices notified by that Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office through which it will perform its obligations under this Agreement; and

(b)	in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes.

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)

in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the US), 1 January 2019; or

(c)	in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2019,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Fee Letters” means any letters entered into by reference to this Agreement in relation to any fees.

“Final Maturity Date” means 19 June 2020.

“Finance Documents” means this Agreement, the Intercreditor Agreement, the Framework Agreement, the Subordination Undertaking, any Compliance Certificate, any Fee Letters, the Security Documents, and any other document (whether creating a Security Interest or not) which is executed at any time by any of the Obligors as security for, or to establish any form of subordination to the Finance Parties under this Agreement or any of the other documents referred to herein or therein and any such other document designated as a “Finance Document” by the Agent and the Parent.

“Finance Lease” means a lease, charter party or hire purchase contract which would be classified as a finance lease in accordance with the Accounting Principles of the Parent or any other transaction which is required to be classified and accounted for as a liability or asset on the face of the Group’s consolidated balance sheet in accordance with Accounting Principles.

“Finance Party” means each of the Agent, the Security Agent, the Mandated Lead Arrangers, the Bookrunners, the Account Bank and the Lenders.

“Financial Indebtedness” means any of the following (whether or not the same are required to be classified and accounted for as a liability on the face of the Group’s consolidated balance sheet in accordance with Accounting Principles):

(a)	moneys borrowed and debit balances at banks or other financial institutions;

(b)	any acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);

(c)	any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of Finance Leases;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)

any derivative transaction (and, when calculating the value of that transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that transaction, that amount) shall be taken into account);

(g)

any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of an underlying liability of any entity which is not a member of the Group which liability would fall within one of the other paragraphs of this definition;

(h)

any amount raised by the issue of redeemable shares which are redeemable (other than at the option of the issuer) before the Final Maturity Date or are otherwise classified as borrowings under the Accounting Principles;

(i)

any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than thirty (30) days after the date of supply;

(j)

any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under the Accounting Principles; and

(k)	the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (j) above,

but shall not include any borrowings or other such liabilities owed by any member of the Group to another member of the Group as permitted pursuant to the terms of this Agreement.

“Financial Support” means loans, guarantees, credits, indemnities or other form of financial support.

“First Ranking Security Documents” means:

(a)	the Mortgages;

(b)	the Account Security;

(c)	the General Assignments;

(d)	the Share Charges; and

(e)	all or any security documents as may be entered into from time to time pursuant to Clause 19.1 (First Ranking Security).

“First Utilisation Date” means the date on which the first Utilisation under this Agreement actually occurs or is deemed to have occurred.

“Framework Agreement” means the China ECA Facility Framework Agreement dated on or about the date of this Agreement in respect of a USD 440,000,000 Secured Credit Facility Agreement originally dated 4 December 2012 between, among others, Seadrill Limited as original borrower, Seadrill Telesto Ltd and others as guarantors and Citibank Europe plc, UK Branch as agent.

“General Assignments” means, in respect of a Rig, each assignment agreement, collateral to this Agreement for (a) the first priority assignment of the Insurances and Earnings to be made between each Rig Owner and the Security Agent (on behalf of the Finance Parties) and (b) the first priority assignment of the Insurances, Earnings and each relevant intra-group charter to be made between each Rig Owner, each Intra-Group Charterer (as the case may be) and the Security Agent (on behalf of the Finance Parties) each as security for the Obligors’

obligations under the Finance Documents, each in form and substance satisfactory to the Finance Parties.

“Group” means the Parent and its Subsidiaries from time to time.

“Group Cash” means:

(a)	cash in hand legally and beneficially owned by a member of the Group; and

(b)

all other cash legally and beneficially owned by a member of the Group and which are deposited with (i) a Lender in respect of the Commercial Facility, (ii) any other deposit taking institution having a credit rating of at least A from Standard & Poor’s Ratings Group or the equivalent with any other principal credit rating agency in the United States of America or Europe or (iii) any other bank or financial institution approved by the Agent which in each case:

(i)

is free from any Security Interest, other than pursuant to the SDLP Security Documents or any security documents in respect of the TLB Agreement or the Vencedor Loan Agreement (as each may be amended, renewed, replaced and/or refinanced from time to time);

(ii)	is otherwise at the free and unrestricted disposal of the relevant member of the Group by which it is owned; and

(iii)

in the case of cash deposits legally and beneficially owned by a member of the Group other than the Borrowers, is (in the opinion of the Agent, upon such documents and evidence as the Agent may require the Borrowers to provide in order to form the basis of such opinion) capable or, upon the occurrence of an Event of Default under this Agreement, would become capable of being paid without restriction to the Borrowers within five (5) Business Days of its request or demand therefore by way of a dividend, by way of an equity injection, by way of an intercompany loan in accordance with Clause 23.15(b)(ii) (Restrictions on Indebtedness) or by way of a repayment of principal (or the payment of interest thereon) in respect of an intercompany loan from the relevant Borrower to that Subsidiary.

“Guarantee(s)” means the guarantee(s) and indemnity(ies) provided by the Guarantors pursuant to Clause 18 (Guarantee and Indemnity).

“Guarantee Obligations” means the obligations of each Guarantor pursuant to Clause 18 (Guarantee and Indemnity).

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“Insurance Report” means an insurance report in respect of the Insurances confirming that such Insurances are placed with such insurers, insurance companies and/or clubs in such amounts, against such risks and in such form as acceptable to the Agent (acting on the instructions from the Finance Parties) and comply with the requirements under Clause 24.2 (Insurance) prepared by Aon Benfield, or such other reputable insurance advisor approved by the Agent, and dated 4 December 2012 and addressed to, and capable of being relied upon by the Finance Parties.

“Insurances” means all the insurance policies and contracts of insurance including (without limitation) those entered into in order to comply with the terms of Clause 24.2 (Insurance) which are from time to time in place or taken out or entered into by or for the benefit of the Obligors (whether in the sole name of the Obligors or in the joint names of the Obligors and any other person) in respect of the Rigs or otherwise in connection with the Rigs and all benefits thereunder (including claims of whatsoever nature and return of premiums).

“Intercreditor Agreement” means the intercreditor agreement dated on or about the date of this Agreement and entered into between, inter alios, the Obligors and the Finance Parties.

“Interest Payment Date” means the last day of each Interest Period.

“Interest Period” means, in relation to a Loan, each of the successive periods determined in accordance with Clause 10.1 (Selection of Interest Periods), and, in relation to an Unpaid Sum, each period determined in accordance with Clause 9.3 (Default Interest).

“Intra-Group Charterer” means each Subsidiary named as Intra-Group Charterer pursuant to Schedule 2 (Borrowers, Guarantors and Collateral Rigs) as well as any other Subsidiary which enters into a Charter Contract for the hiring of any of the Rigs in the future.

“ISM Code” means the International Management Code for the Safe Operation of Ships and for Pollution Prevention.

“ISPS Code” means the International Ship and Port Facility Security (ISPS) Code as adopted by the International Maritime Organization’s (IMO) Diplomatic Conference of December 2002.

“Lenders” means:

(a)	any Original Lender; and

(b)	any New Lender, which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“LIBOR” means, in relation to a Loan:

(a)	The applicable interest settlement rate for the relevant period as displayed on Reuters screen page Libor 01; or

(b)

(if Reuters screen page referred to in (a) is not available for the Interest Period of that Loan or other sum) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of 11.00 a.m. (London time) on the second Business Day prior to the relevant Interest Period for the offering of deposits in USD and for a period comparable to the Interest Period for that Loan or other sum, and if any such rate is below zero, LIBOR will be deemed to be zero.

“Loan(s)” means the aggregate of the CEXIM Facility Loans and the Commercial Facility Loans outstanding under this Agreement from time to time or a loan made or to be made under the Facility.

“Losses” means any costs, expenses (including, but not limited to, legal fees), payments, charges, losses, demands, liabilities, taxes (including VAT), claims, actions, proceedings, penalties, fines, damages, judgments, orders or other sanctions.

“Management Agreement” means (if applicable or required) the management services agreement(s) relating to the management of the Rigs to be entered into with a company (being a wholly owned Subsidiary of the Seadrill Entity or the Parent) to perform management services in respect of the Rigs.

“Market Value” means the fair market value of each of the Rigs, being the average of valuations of the Rig obtained from two (2) of the Approved Brokers (elected by the Parent),

with or without physical inspection of the Rig (as the Agent may require) on the basis of a sale for prompt delivery for cash at arm’s length on normal commercial terms as between a willing buyer and a willing seller, on an “as is, where is” basis, free of any existing contract of employment and/or similar arrangement.

“Material Adverse Effect” means a material adverse effect on:

(a)	the financial condition, assets, business or operation of any Obligor or the Group as a whole; or

(b)	the ability of any of the Obligors or the Group as a whole to perform any of their obligations under the Finance Documents; or

(c)

the validity or enforceability of, or the effectiveness or ranking of any security granted or purporting to be granted pursuant to any of the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

“Material Subsidiary” shall mean any Subsidiary of the Parent:

(a)	owning a drilling unit; or

(b)	which holds a charter contract for a drilling unit; or

(c)	which is a Holding Company for any of the above.

“Minimum Group Liquidity” means, as at any date, the Group Cash.

“Minimum Non-TLB SDLP Obligor Group Liquidity” means, as at any date, the Non-TLB SDLP Obligor Group Cash.

“Mortgages” means each of the first priority mortgages to be executed by each of the Rig Owners against each of the respective Rigs in a Ship Registry in favour of the Security Agent (on behalf of the Finance Parties) as security for the Obligors’ obligations under the Finance Documents, in form and substance satisfactory to the Agent (on behalf of the Finance Parties) and the Security Agent.

“New Lender” has the meaning set out in Clause 26 (Changes to the Parties).

“Non-TLB SDLP Obligor Group” means each member of the Group that is an “Obligor” under (and as each such term is defined in) each of the SDLP Facility Agreements.

“Non-TLB SDLP Obligor Group Cash” means the aggregate amount of:

(a)	cash in hand legally and beneficially owned by a member of the Non-TLB SDLP Obligor Group; and

(b)

all other cash legally and beneficially owned by a member of the Non-TLB SDLP Obligor Group and which are deposited with (i) a Lender in respect of the Commercial Facility, (ii) any other deposit taking institution having a credit rating of at least A from Standard & Poor’s Ratings Group or the equivalent with any other principal credit rating agency in the United States of America or Europe or (iii) any other bank or financial institution approved by the Agent which in each case:

(i)	is free from any Security Interest, other than pursuant to the SDLP Security Documents;

(ii)	is otherwise at the free and unrestricted disposal of the relevant member of the Non-TLB SDLP Obligor Group by which it is owned; and

(iii)

in the case of cash deposits legally and beneficially owned by a member of the Non-TLB SDLP Obligor Group other than the Borrowers, is (in the opinion of the Agent, upon such documents and evidence as the Agent may require the Borrowers to provide in order to form the basis of such opinion) capable or, upon the occurrence of an Event of Default under this Agreement, would become capable of being paid without restriction to the Borrowers within five (5) Business Days of its request or demand therefore by way of a dividend, by way of an equity injection, by way of an intercompany loan in accordance with Clause 23.15(b)(ii) (Restrictions on Indebtedness) or by way of a repayment of principal (or the payment of interest thereon) in respect of an intercompany loan from the relevant Borrower to that member of the Non-TLB SDLP Obligor Group.

“Obligors” means each Borrower and each Guarantor and an “Obligor” means any of them.

“Omnibus Agreement” means the Omnibus Agreement dated on or about 24 October 2012 between Seadrill Limited, Seadrill Member, the Parent, Seadrill Operating GP LLC, Seadrill Operating LP and Seadrill Capricorn Holdings LLC.

“Operating Agreement” means the first amended and restated operating agreement of the Parent, entered into by Seadrill Member and Seadrill Limited, as amended from time to time in accordance with this Agreement.

“Original Financial Statements” means in relation to (a) the Parent, the audited consolidated financial statements for the financial year ending on 31 December 2016, (b) the Rig Owners and the other Guarantors, the audited consolidated financial statements for the financial year ending on 31 December 2016 and the unaudited unconsolidated financial statements for the financial year ending on 31 December 2016 (to the extent applicable).

“Original TLB Agreement” means the TLB Agreement in force as of the date of this Agreement.

“Party” means a party to this Agreement (including its successors and permitted transferees).

“Permitted Encumbrances” means in respect of any Rig owned by any of the Rig Owners:

(a)	liens for current crews’ wages and salvage;

(b)	any ship repairer’s or outfitter’s possessory lien arising by operation of law and not exceeding USD 5,000,000;

(c)	any other liens incurred in the ordinary course of operating such Rig not exceeding USD 5,000,000; and

(d)	security created pursuant to the Security Documents and, subject to the Intercreditor Agreement, the Continuing Telesto Security Documents.

“Polaris Facility Agreement” means the USD 420,000,000 Term Loan and Revolving Credit Facilities Agreement originally dated 28 December 2012 as amended pursuant to amendment agreements dated 28 February 2014, 31 October 2014, 29 December 2014, 19 June 2015 and as further amended or amended and restated between, among others, Seadrill Polaris Ltd as borrower, the Parent as parent, DNB Bank ASA and Nordea Bank AB, London Branch as bookrunners and DNB Bank ASA as agent.

“Quarter Date” means each of 31 March, 30 June, 30 September and 31 December.

“Quiet Enjoyment Letter” means a letter agreement between the Agent (on behalf of the Finance Parties) and the relevant end-user of a Rig, to be entered into, if it is required by the relevant end-user pursuant to the relevant drilling contract, regulating the enforcement of a Mortgage on terms acceptable to the Agent (on behalf of the Finance Parties).

“Quotation Day” means the day occurring two (2) Business Days prior to the commencement of an Interest Period, unless market practice differs, in which case the Quotation Day for USD will be determined by the Agent in accordance with market practice (and if quotations would normally be given by leading banks in the market on more than one day, the Quotation Day will be the last of those days).

“Receiver” means a receiver or a receiver and manager or an administrative receiver appointed in relation to the whole or any part of any Charged Property under any relevant Security Document.

“Reference Banks” means the London offices of Citibank, N.A., HSBC Bank plc and Nordea Bank AB (publ), filial i Norge (formerly known as Nordea Bank Norge ASA) or such other banks as appointed by the Agent in consultation with the Parent.

“Required Lenders” means:

(a)

if there are no Loans outstanding, a Lender or Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Commitments immediately prior to the reduction); or

(b)

at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than 66 2/3% of the Loans then outstanding provided that the outstanding Loans shall be measured in respect of both the Lender’s part in the CEXIM Facility Loans outstanding and the CEXIM Facility Commitment available (to the extent applicable), as well as the Lender’s part in the Commercial Facility Loans outstanding and the Lender’s Commercial Facility Commitment available (to the extent applicable), provided always, that in the case of (a) and (b) above, the Required Lenders shall always include either (i) the sole Lender in respect of the Commercial Facility if there is only one (1) such Lender or (ii) at any other time, at least two (2) Lenders for the Commercial Facility.

“Restricted Party” means a person that:

(a)	is listed on any Sanctions List;

(b)	is domiciled, registered as located or has its main place of business in, or is incorporated under the laws of, a Sanctioned Country; and

(c)	is directly or indirectly owned more than 50 per cent by or controlled by a person referred to in (a) and/or (b) above.

“Rig” means each of the collateral rigs listed in Schedule 2 (Borrowers, Guarantors and Collateral Rigs) each of which is owned by the respective Rig Owner as set out therein.

“Rig 1” means the Rig described as such in Schedule 2 (Borrowers, Guarantors and Collateral Rigs).

“Rig 2” means the Rig described as such in Schedule 2 (Borrowers, Guarantors and Collateral Rigs).

“Rig Advance” means, in respect of a Rig, each borrowing of a proportion of the Total Commitments by a Borrower or (as the context may require) the outstanding principal amount of such borrowing relating to that Rig.

“Rig Owner” means each company named as owner of a Rig pursuant to Schedule 2 (Borrowers, Guarantors and Collateral Rigs).

“Sanctioned Country” means:

(a)	as of 28 December 2012[1], Iran, Sudan, Cuba, North-Korea, Syria and Burma (Myanmar); and

(b)	any country or territory to the extent that it is or becomes the subject of Sanctions similar to those in force as of 28 December 2012 against any of the countries referred to in (a) above.

“Sanctions” means the economic sanctions laws and/or regulations imposed by any Sanctions Authority with respect to any country or person.

“Sanctions Authority” means the Norwegian State, the United Nations, the European Union, the United Kingdom, the United States of America and any authority acting on behalf of any of them in connection with Sanctions.

“Sanctions List” means any list of persons or entities subject to Sanctions published in connection with Sanctions by or on behalf of any Sanctions Authority.

“SDLP Facilities” means:

(a)	the Facility;

(b)	the “Facility” or “Facilities” under (and as such term is defined in) the Polaris Facility Agreement; and

(c)	the “Facility” or “Facilities” under (and as such terms are defined in) the West Vela Facility Agreement.

“SDLP Facility Agreements” means each of:

(a)	this Agreement

(b)	the Polaris Facility Agreement; and

(c)	the West Vela Facility Agreement.

“SDLP Finance Parties” has the meaning given to that term in the Intercreditor Agreement.

“SDLP Security Documents” means each of:

(a)	the Security Documents;

(b)	the “Security Documents” under (and as such term is defined in) the Polaris Facility Agreement; and

(c)	the “Security Documents” under (and as such term is defined in) the West Vela Facility Agreement.

“SDLP Secured Obligations” has the meaning given to that term in the Intercreditor Agreement.

“SDRL Restructuring Completion Date” has the meaning given to that term in the Intercreditor Agreement.

[1]

Note : To reflect the commercial deal that the sanctions language herein shall match the West Polaris facility agreement sanctions wording, therefore the reference point is to the date of the West Polaris facility agreement.

“Seadrill Entity” means Seadrill Limited, any successor of Seadrill Limited or any entity in each case to which all or substantially all of Seadrill Limited’s assets are directly or indirectly transferred in connection with the restructuring of Seadrill Limited (whereafter Seadrill Limited shall no longer constitute a Seadrill Entity).

“Seadrill Ghana” means Seadrill Ghana Operations Limited, of Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda, with registration number 45056.

“Seadrill Member” means Seadrill Member LLC, a limited liability company, being a wholly (directly or indirectly) owned Subsidiary of the Seadrill Entity, incorporated under the laws of the Republic of the Marshall Islands with registration number 962165.

“Seadrill Operating” means Seadrill Partners Operating LLC, a limited liability company formed under the laws of the Republic of the Marshall Islands with registration number 962381 and whose registered address is situated at Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, Marshall Islands MH96960.

“Second Ranking Security Documents” means the security documents listed in Schedule 9 (Second Ranking Security Documents).

“Secured Obligations” has the meaning given to such term in Clause 19.1(a) (Security).

“Security Documents” means:

(a)	the First Ranking Security Documents; and

(b)	the Second Ranking Security Documents.

“Security Interest” means any mortgage, charge (whether fixed or floating), encumbrance, pledge, lien, assignment by way of security, finance lease, sale and repurchase or sale and leaseback arrangement, sale of receivables on a recourse basis or other security interest or any other agreement or arrangement having the effect of conferring security.

“Security Period” means the period commencing on the date of this Agreement and ending the date on which the Agent notifies each Borrower and the other Finance Parties that:

(a)	all amounts which have become due for payment by the Borrowers or any other Obligor under the Finance Documents have been paid;

(b)	no amount is owing or has accrued (without yet having become due for payment) against any Obligor under any of the Finance Documents;

(c)	no Borrower has any future or contingent liability under any provision of this Agreement and the other Finance Documents;

(d)

the Agent and the Required Lenders do not consider that there is a significant risk that any payment or transaction under a Finance Document would be set aside, or would have to be reversed or adjusted, in any present or possible future proceeding relating to a Finance Document or any asset covered (or previously covered) by a Security Interest created by a Finance Document; and

(e)	there are no Commitments in force.

“Selection Notice” means a notice substantially in the form set out in Schedule 8 (Selection Notice) given in accordance with Clause 10 (Interest Periods).

“Share Charges” means the first priority share charges over all the shares of each of the Rig Owners and the Intra-Group Charterers (other than Seadrill Partners B.V.) from the Parent or Seadrill Operating (as applicable) collateral to this Agreement as security for the Obligors’

obligations under the Finance Documents in the form and substance satisfactory to the Security Agent.

“Ship Registry” means the ship registry of Panama and such other ship registry as approved by the Agent (acting on the instructions of the Required Lenders) and the Security Agent.

“Subordination Undertaking” means the undertaking(s) in favour of the Agent for the subordination, in point of payment and priority, of any intercompany loans made to any Obligor (other than the Parent) in accordance with Clause 23.15(b)(ii) (Restrictions on Indebtedness) to the liabilities and obligations under the Finance Documents.

“Subsidiary” means an entity from time to time of which a person:

(a)	has direct or indirect control; or

(b)	owns directly or indirectly more than fifty per cent (50%) (votes and/or capital).

For the purpose of paragraph (a), an entity shall be treated as being controlled by a person if that person is able to direct its affairs and/or control the composition of its board of directors or equivalent body.

“Supra Majority Lenders” has the meaning given to that term in the Intercreditor Agreement.

“Tax on Overall Net Income” means a Tax imposed on a Finance Party by the jurisdiction under the laws of which it is incorporated, or in which it is located or treated as resident for tax purposes, on:

(a)	the net income, profits or gains of that Finance Party worldwide; or

(b)	such of the net income, profits or gains of that Finance Party as are considered to arise in or relate to or are taxable in that jurisdiction.

“Taxes” means all present and future taxes, levies, imposts, duties, charges, fees, deductions and withholdings, and any restrictions and or conditions resulting in a charge together with interest thereon and penalties in respect thereof and “tax” and “taxation” shall be construed accordingly.

“Telesto Facility Agreement” means the USD 440,000,000 Secured Credit Facility Agreement originally dated 4 December 2012 (as amended from time to time) and as amended and restated on or about the date of this Agreement relating to the West Telesto rig between, among others, Seadrill Telesto Ltd as borrower and Citibank, N.A., London Branch as agent.

“Third Parties Act” means the Contracts (Rights of Third Parties) Act 1999.

“TLB Agreement” means the USD 1,900,000,000 credit agreement dated 21 February 2014 (as amended and restated on 26 June 2014) between, amongst others, Seadrill Operating LP, Seadrill Capricorn Holdings LLC and Seadrill Partners Finco LLC as revolving borrowers, the lenders named therein and Deutsche Bank AG New York Branch as administrative agent and collateral agent (as amended from time to time).

“TLB RCF” means the USD 100,000,000 revolving credit facility under the TLB Agreement.

“Total Commitments” means the aggregate of the CEXIM Facility Commitment and the Commercial Facility Commitment, being USD 109,175,000 as at the date of this Agreement as that amount may be reduced, cancelled or terminated in accordance with this Agreement.

“Total Loss” means, in relation to any of the Rigs:

(a)	the actual, constructive, compromised, agreed, arranged or other total loss of such Rig; and/or

(b)

any hijacking, piracy, theft, condemnation, capture, seizure, destruction, abandonment, arrest, expropriation, confiscation, requisition or acquisition of such Rig, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a governmental or official authority (excluding a requisition for hire for a fixed period not exceeding one (1) year without any right to extension) unless it is within one (1) month from the Total Loss Date redelivered to the full control of the relevant Borrower or any of the Guarantors.

“Total Loss Date” means:

(a)	in the case of an actual total loss of any of the Rigs, the date on which it occurred or, if that is unknown, the date when such Rig was last heard of;

(b)

in the case of a constructive, compromised, agreed or arranged total loss of any of the Rigs, the earlier of: (i) the date on which a notice of abandonment is given to the insurers (provided a claim for total loss is admitted by such insurers) or, if such insurers do not forthwith admit such a claim, at the date at which either a total loss is subsequently admitted by the insurers or a total loss is subsequently adjudged by a competent court of law or arbitration panel to have occurred or, if earlier, the date falling six (6) months after notice of abandonment of such Rig was given to the insurers; and (ii) the date of compromise, arrangement or agreement made by or on behalf of the relevant Borrower or the Parent with the relevant Rig’s insurers in which the insurers agree to treat such Rig as a total loss; or

(c)	in the case of any other type of total loss, on the date (or the most likely date) on which it appears to the Agent that the event constituting the total loss occurred.

“Transfer Certificate” means a certificate substantially in the form as set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed between the Agent and the Parent. “Transfer Date” means, in respect of a Transfer (as defined in Clause 26.2 (Assignments and Transfers by the Lenders)) the later of:

(a)	the proposed Transfer Date as set out in the Transfer Certificate relating to the Transfer; and

(b)	the date on which the Agent executes the Transfer Certificate.

“Trust Property” means, collectively:

(a)	all moneys duly received by the Security Agent under or in respect of the Finance Documents;

(b)	any portion of the balance on any Earnings Account held by or charged to the Security Agent at any time;

(c)

the Security Interests, guarantees, security, powers and rights given to the Security Agent under and pursuant to the Finance Documents including, without limitation, the covenants given to the Security Agent in respect of all obligations of any Obligor;

(d)

all assets paid or transferred to or vested in the Security Agent or its agent or received or recovered by the Security Agent or its agent in connection with any of the Finance Documents whether from any Obligor or any other person; and

(e)

all or any part of any rights, benefits, interests and other assets at any time representing or deriving from any of the above, including all income and other sums at any time received or receivable by the Security Agent or its agent in respect of the same (or any part thereof).

“Unpaid Sum” means any sum due and payable but unpaid by any Borrower under the Finance Documents.

“US” means the United States of America.

“US Bankruptcy Code” means Title 11 of The United States Code (entitled “Bankruptcy”), as amended from time to time and as now or hereafter in effect, or any successor thereto.

“US Tax Obligor” means:

(a)	a Borrower which is resident for tax purposes in the US; or

(b)	an Obligor some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.

“USD” means the lawful currency of the United States of America.

“Utilisation” means utilisation of a Loan.

“Utilisation Date” means the date on which a Utilisation is made.

“VAT” means value added tax.

“Vencedor Loan Agreement” means the USD 115,226,338 loan agreement dated 28 September 2012 between, Seadrill Vencedor Ltd as borrower and Seadrill Limited as lender (as amended from time to time).

“West Vela Facility Agreement” means the USD 483,333,333.34 senior secured credit facility agreement originally dated 20 March 2013 (as amended from time to time) and as amended and restated on or about the date of this Agreement relating to the West Vela rig between, among others, Seadrill Vela Hungary Kft. as borrower and ING Bank N.V. as agent.

“Yard” means, in relation to each Rig, the yard named in Schedule 2 (Borrowers, Guarantors and Collateral Rigs) as the builder of such Rig.

13.2	Construction

In this Agreement, unless the context otherwise requires:

(a)	clause and Schedule headings are for ease of reference only;

(b)	words denoting the singular number shall include the plural and vice versa;

(c)	references to clauses and Schedules are references, respectively, to the clauses and Schedules of this Agreement;

(d)	a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement;

(e)	references to a provision of law is a reference to that provision as it may be amended or re-enacted, and to any regulations made by the appropriate authority pursuant to such law;

(f)

the “Agent”, the “Security Agent”, a “Bookrunner”, a “Mandated Lead Arranger”, any “Finance Party”, any “Lender”, any “Obligor”, any “Party”, or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees and, in the case of the Agent and the Security Agent, any person for the time being appointed as Agent or Security Agent (as the case may be) in accordance with the Finance Documents;

(g)	a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(h)

references to “control” means the power to appoint a majority of the board of directors or to direct the management and policies of an entity, whether through the ownership of voting capital, by contract or otherwise;

(i)	references to “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(j)	reference to a “month” is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month save that:

(i)

if any such numerically corresponding day is not a Business Day, such period shall end on the immediately succeeding Business Day to occur in that next succeeding calendar month or, if none, it shall end on the immediately preceding Business Day; and

(ii)	if there is no numerically corresponding day in that next succeeding calendar month, that period shall end on the last Business Day in that next succeeding calendar month,

(and references to “months” shall be construed accordingly);

(k)	“USD” and “dollars” denotes the lawful currency of the United States of America;

(l)

references to a “person” shall include any individual, firm, partnership, joint venture, company, corporation, trust, fund, body, corporate, unincorporated body of persons, or any state or any agency of a state or association (whether or not having separate legal personality); and

(m)	a Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been remedied or waived.

13.3	Third Party Rights

Unless expressly provided to the contrary in a Finance Document for the benefit of a Finance Party or another person who benefits from any indemnity under any Finance Document, a person who is not a party to a Finance Document has no right under the Third Parties Act to enforce or enjoy the benefit of any term of the relevant Finance Document.

14.	The Facility

14.1	Facility

(a)	Subject to the terms of this Agreement, the Lenders make available to the Borrowers a USD secured credit facility for Utilisations in the aggregate principal amount of up to the Total Commitments:

(i)	a term loan facility involving two (2) advances of Loans in an aggregate amount equal to the CEXIM Facility Commitment; and

(ii)	a term loan facility involving two (2) advances of Loans in an aggregate amount equal to the Commercial Facility Commitment.

(b)

Subject to satisfaction of the conditions precedent set out in Schedule 3 (Conditions Precedent), with effect on and from the Effective Time, the Lenders shall be deemed to have advanced Loans in the following amounts:

(i)	USD 38,692,500 to Seadrill T-15 Ltd. under the CEXIM Facility;

(ii)	USD 16,582,500 to Seadrill T-15 Ltd. under the Commercial Facility;

(iii)	USD 37,730,000 to Seadrill T-16 Ltd. under the CEXIM Facility; and

(iv)	USD 16,170,000 to Seadrill T-16 Ltd. under the Commercial Facility,

in each case in accordance with the terms of the Framework Agreement.

14.2	Finance Parties’ Rights and Obligations

(a)

The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Finance Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)

The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from any of the Obligors shall be a separate and independent debt. A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

14.3	Borrowers’ Rights and Obligations

(a)	The obligations of each Borrower under this Agreement are joint and several. Failure by a Borrower to perform its obligations under this Agreement shall constitute a failure by all of the Borrowers.

(b)	Each Borrower irrevocably and unconditionally jointly and severally with each other Borrower:

(i)	agrees that it is responsible for the performance of the obligations of each other Borrower under this Agreement;

(ii)	acknowledges and agrees that it is a principal and original debtor in respect of all amounts due from the Borrowers under this Agreement; and

(iii)

agrees with each Finance Party that, if any obligation of another Borrower under this Agreement is or becomes unenforceable, invalid or illegal for any reason it will, as an independent and primary obligation, indemnify that

Finance Party immediately on demand against any and all Losses it incurs as a result of another Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by that other Borrower under this Agreement. The amount payable under this indemnity shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

(c)

The obligations of each Borrower under the Finance Documents shall continue until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably and unconditionally paid or discharged in full, regardless of any intermediate payment or discharge in whole or in part.

(d)

If any discharge, release or arrangement (whether in respect of the obligations of a Borrower or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Borrowers under this Agreement will continue or be reinstated as if the discharge, release or arrangement had not occurred.

(e)

The obligations of each Borrower under the Finance Documents shall not be affected by an act, omission, matter or thing which, but for this clause (whether or not known to it or any Finance Party), would reduce, release or prejudice any of its obligations under the Finance Documents including:

(i)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(ii)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any other Obligor;

(iii)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(iv)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(v)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document or any other document or security;

(vi)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(vii)	any insolvency or similar proceedings.

(f)

Each Borrower waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Borrower under any Finance Document. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

(g)

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably and unconditionally paid or discharged in full, each Finance Party (or any trustee or agent on its behalf) may:

(i)

refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Borrower will be entitled to the benefit of the same; and

(ii)	hold in an interest-bearing suspense account any money received from any Borrower or on account of any Borrower’s liability under any Finance Document.

(h)

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs (on such terms as it may require), no Borrower shall exercise any rights (including rights of set-off) which it may have by reason of performance by it of its obligations under the Finance Documents:

(i)	to be indemnified by another Obligor;

(ii)	to claim any contribution from any other Obligor or any guarantor of any Obligor’s obligations under the Finance Documents; and/or

(iii)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

14.4	Parent’s Authority

(a)	Each Obligor (other than the Parent), by its execution of this Agreement, irrevocably authorises the Parent to act on its behalf as its agent in relation to the Finance Documents and authorises:

(i)

the Parent, on its behalf, to supply all information concerning itself, its financial condition and otherwise to the Finance Parties as contemplated under this Agreement and to give all notices and instruction to be given by such Obligor under the Finance Documents, to execute, on its behalf, any Finance Document and to enter into any agreement and amendment in connection with the Finance Documents (however fundamental and notwithstanding any increase in obligations of or other effect on an Obligor) including confirmation of guarantee obligations in connection with any amendment or consent in relation to the Facility, without further reference to or the consent of such Obligor and each Obligor to be obliged to confirm such authority in writing upon the request of the Agent; and

(ii)

each Finance Party to give any notice, demand or other communication to be given to or served on such Obligor pursuant to the Finance Documents to the Parent on its behalf, and in each such case such Obligor will be bound thereby (and shall be deemed to have given/received notice thereof) as though such Obligor itself had been given such notice and instructions, executed such agreement or received any such notice, demand or other communication.

(b)

Every act, omission, agreement, undertaking, waiver, notice or other communication given or made by the Parent under this Agreement, or in connection with this Agreement (whether or not known to any Obligor) shall be binding for all purposes on all other Obligors as if the other Obligors had expressly made, given or concurred with the same. In the event of any conflict between any notice or other communication of the Parent and any other Obligor, the choice of the Parent shall prevail.

15.	Purpose

15.1	Purpose

The Borrowers shall apply all amounts utilised by them hereunder towards partially financing the remaining capital expenditure related to the Rig to which the relevant Utilisation relates.

15.2	Monitoring

Without prejudice to the obligations of the Borrowers under this Clause 3 (Purpose), no Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

16.	Conditions Precedent

16.1	Conditions Precedent for the First Utilisation Date

(a)

The Parent shall ensure that, on or before the First Utilisation Date, the Agent, or its duly authorised representative, has received all of the documents and other evidence listed in Schedule 3 (Conditions Precedent) in form and substance satisfactory to the Agent.

(b)

The CEXIM Facility and the Commercial Facility shall be deemed to be utilised in full with effect on and from the Effective Time in accordance with Clause 2.1(b) and the terms of the Framework Agreement.

16.2	Further Conditions Precedent

The Parent shall ensure that on the First Utilisation Date:

(a)	no Default is continuing or would result from the proposed Utilisation; and

(b)	the representations and warranties contained in Clause 20 (Representations and Warranties) deemed to be repeated on those dates are true and correct in all material respects.

16.3	Waiver of Conditions Precedent

The conditions specified in this Clause 4 (Conditions Precedent) are solely for the benefit of the Finance Parties and may be waived on their behalf in whole or in part and with or without conditions by the Agent (acting on the instructions of the Required Lenders unless it is a non-material matter of administrative or technical character where the Agent may act in its sole discretion), save for conditions which are comprised by Clause 34.4(c) (Exceptions) which will be subject to consent from all the Lenders. The Finance Parties shall be notified by the Agent of a waiver granted pursuant to this clause.

17.	Intentionally Omitted

18.	Repayment and Reductions

18.1	Scheduled Repayments

(a)

Each Borrower shall repay the Rig Advances made to it by consecutive quarterly repayments in the amounts as set out in Schedule 6 (Indicative Repayments/Reductions) and the first repayment shall occur three months after the Utilisation Date in respect of such Rig Advances. The repayments received by the Agent in respect of the Rig Advances shall be applied against each Rig Advance on a pro rata basis as between each Facility.

(b)

On or around the Utilisation Date relating to the Rig Advances in respect of a Rig, the Agent shall (if deemed necessary by the Agent) provide to the Lenders and each Borrower a repayment and reduction schedule (a “Repayment Schedule”) for the relevant Rig Advances setting out the repayment dates and the amount of each instalment for such Rig. Each Repayment Schedule shall be binding on the Borrowers and the Lenders.

18.2	Other Scheduled Repayments

(a)	Without prejudice to Clause 6.1 (Scheduled Repayments), each Borrower shall repay the relevant Facilities:

(i)

at the Effective Time, in an amount equal to the proportionate share of USD 100,000,000 that relates to the amount of principal deemed to be utilised under the Facilities with effect on and from the Effective Time in accordance with Clause 2.1(b) and the terms of the Framework Agreement as a proportion of the amount of principal outstanding under the SDLP Facilities on such date;

(ii)

on the date falling six (6) months after the Effective Time, in an amount equal to the proportionate share of USD 25,000,000 that relates to the amount of principal outstanding under the Facilities as a proportion of the amount of principal outstanding under the SDLP Facilities on such date; and

(iii)

on the date falling twelve (12) months after the Effective Time, in an amount equal to the proportionate share of USD 25,000,000 that relates to the amount of principal outstanding under the Facilities as a proportion of the amount of principal outstanding under the SDLP Facilities on such date.

(b)

Any repayment under this Clause 6.2 shall be applied towards the CEXIM Facility Loan and the Commercial Facility Loan and shall reduce the amount under the CEXIM Facility and the Commercial Facility in the following proportions:

(i)	CEXIM Facility, 70%; and

(ii)	Commercial Facility, 30%,

and shall reduce the amount to be repaid on the Final Maturity Date in respect of each facility in a corresponding amount.

(c)

Following a repayment made under this Clause 6.2 the Commercial Facility Commitment and the CEXIM Facility Commitment (as appropriate) shall be cancelled and reduced in a corresponding amount to any such repayment.

(d)

Upon any such scheduled repayment under this Clause 6.2 the Agent shall, if applicable, replace Schedule 6 (Indicative Repayments/Reductions) with an amended and new repayment and reduction schedule reflecting the correct scheduled amounts and provide a copy to each Borrower and the Lenders thereof.

18.3	Final Repayment of each Rig Advance

On the Final Maturity Date each Borrower shall repay all applicable sums then outstanding in its capacity as Borrower under this Agreement and the other Finance Documents in full at such date (if any).

19.	Voluntary Prepayment and Cancellation

19.1	Voluntary Prepayment

Subject to Clause 7.3(f) (Application) below, a Borrower may, by giving the Agent not less than three (3) Business Days prior written notice, prepay the whole or any part of any Rig Advance (but if in part, in a minimum amount of USD 1,000,000 and in integral multiples of USD 1,000,000 (or such lesser amount as consented to by the Agent)). Each and any prepayment shall relate to one Rig Advance only.

19.2	Voluntary Cancellation

A Borrower may, by giving the Agent not less than three (3) Business Days prior written notice, permanently reduce, cancel or terminate all or part of the unutilised portions of the CEXIM Facility Commitment and Commercial Facility Commitment (but if in part, in a minimum amount of USD 1,000,000 and in integral multiples of USD 1,000,000), provided that any cancellation shall be made on a pro rata basis as between the CEXIM Facility and the Commercial Facility).

19.3	Terms and Conditions for Prepayments and Cancellation

(a)	Irrevocable Notice

No Borrower shall prepay or cancel all or part of the Loans except as expressly provided in this Agreement or in accordance with the terms of the Intercreditor Agreement.

Any notice of prepayment or cancellation by a Borrower under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date upon which the prepayment or cancellation is to be made and the amount of the prepayment or cancellation.

(b)	Additional Payments

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)	Time of Prepayment and Cancellation

No Borrower shall repay or prepay all or any part of any Rig Advance made to it or cancel all or any part of the CEXIM Facility Commitment or the Commercial Facility Commitment except at the times and in the manner expressly provided for in this Agreement.

(d)	No Reinstatement

No amount of the Commitments cancelled nor any amount of any Rig Advance prepaid under this Agreement may subsequently be reinstated. No Borrower may utilise any part of the Facility which has been cancelled.

(e)	Forwarding of Notice of Prepayment and Cancellation

If the Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to the Lenders.

(f)	Application

Any voluntary cancellation and prepayment made pursuant to this Clause 7 shall, in respect of the relevant Rig Advance, be applied pro rata against the CEXIM Facility Loan outstanding and Commercial Facility Loan outstanding in respect of such Rig Advance and against cancellation of the Commitment pro rata on each of the scheduled repayments as set out in Schedule 6 (Indicative Repayments/Reductions) (as amended or replaced from time to time).

(g)	Amended Repayment and Reduction Schedule

Upon any such prepayment or cancellation the Agent shall, if applicable, replace Schedule 6 (Indicative Repayments/Reductions) with an amended and new repayment and reduction schedule reflecting the correct scheduled amounts and provide a copy to each Borrower and the Lenders thereof.

20.	Mandatory Reduction, Prepayment and Cancellation

20.1	Total Loss or Sale

(a)

If any of the Rigs are sold or otherwise disposed of in whole or in part, or suffers a Total Loss, on the Disposal Reduction Date, the Loan(s) shall be prepaid with an amount equal to the Disposal Reduction Amount and otherwise in accordance with Clause 8.7 (Terms and Conditions for Prepayments/Reductions and Cancellation). For the purpose of this Clause 8.1 the following definition shall apply:

“Disposal Reduction Amount” means the amount equal to the Loans outstanding plus the Available Commitments multiplied with such proportion as the Market Value of such Rig bears to the aggregate of the Market Values of all the Rigs immediately prior to its Total Loss or completion of its sale or disposal at the date of the Total Loss or completion of the sale or disposal of such Rig;

“Disposal Reduction Date” means, in relation to a Rig:

(i)

where such Rig has become a Total Loss, the date which is the earlier of the date the disposal reduction amount is available and ninety (90) days after such Rig became a Total Loss or such later date as may be agreed in writing by the Agent (acting on the instructions of the Lenders); or

(ii)	where such Rig is sold or otherwise disposed of, the date upon which the sale or disposal of such Rig is completed.

20.2	Illegality and Lender’s Financial Requirements

If it becomes unlawful under any law, regulation, treaty or directive (whether or not having the force of law) in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in the Loan:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)

the Agent shall promptly notify each Borrower (specifying the obligations the performance of which is thereby rendered unlawful and the law giving rise to the same and/or the Lenders’ financial status) upon receipt of notification in accordance with paragraph (a) above;

(c)	upon the Agent notifying each Borrower, the Commitment of that Lender will be immediately reduced to zero and cancelled; and

(d)

the applicable Borrower shall repay that Lender’s participation in the Loans on the last day of the Interest Period occurring after the Agent has notified the applicable Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

20.3	Sanctions

Upon the occurrence of any Obligor or any Subsidiary of any Obligor being in breach of Sanctions (including non-compliance with Clause 23.2(b) (Compliance with Laws) and Clause 23.28 (Sanctions)) or becoming a Restricted Party, and such event remains un-remedied (if capable of being remedied), the Total Commitments shall be automatically cancelled, and all Loans and other amounts outstanding under the Finance Documents shall become due and payable with ten (10) Business Days’ prior written notice from the Agent.

20.4	Minimum Market Value

(a)

Subject to sub-paragraph (b) below, upon a non-compliance with Clause 24.1 (Minimum Market Value), the Facility shall be repaid or reduced (as applicable) in accordance with Clause 8.7 (Terms and Conditions for Prepayments/Reductions and Cancellation) on the date falling 60 days after such breach by an amount equal to the amount which is required for the Borrowers to become compliant with Clause 24.1 (Minimum Market Value) again.

(b)

The application of sub-paragraph (a) above has been waived by the Finance Parties up until the Final Maturity Date and the provisions of sub-paragraph (a) above are therefore suspended until the Final Maturity Date.

20.5	Change of Control

(a)	If:

(i)

(A)	any of Seadrill T-15 Ltd, Seadrill T-16 Ltd or Seadrill International Limited ceases to be a one hundred per cent (100%) owned Subsidiary of Seadrill Operating; or

(B)	any of Seadrill Operating or Seadrill Partners B.V. ceases to be a one hundred per cent (100%) owned Subsidiary of the Parent; or

(C)	the Seadrill Entity ceases to own (directly or indirectly) one hundred per cent (100%) of the interests (capital and voting rights) of Seadrill Member,

unless in each case a prior written consent from the Lenders has been given;

(ii)

any person, other than the Seadrill Entity, or group of persons acting in concert, obtains more than fifty per cent (50%) of the voting rights or share capital or otherwise control the appointment of members of the board of directors of the Parent, unless the new controlling shareholder(s) is/are acceptable to the Lenders; or

(iii)

Hemen Holding Limited (and/or one or more companies controlled more than fifty per cent (50%) by the John Fredriksen Family) ceases to own a minimum of twenty per cent (20%) or more of the voting rights or share capital or otherwise control the appointment of members of the board of directors of the Seadrill Entity, unless a prior written consent from the Lenders has been given, the Total Commitment shall be automatically cancelled and all Loans and other amounts outstanding under the Finance Documents shall be prepaid within sixty (60) days thereafter.

(b)

To the extent that any change of control provision relating to Hemen Holding Limited’s minimum ownership in the voting rights or share capital or its ability to otherwise control of the appointment of members of the board of directors of the Seadrill Entity contained in the Telesto Facility Agreement is amended, waived, deleted or no longer in effect on the SDRL Restructuring Completion Date, with effect from the SDRL Restructuring Completion Date, this Clause 8.4 shall be deemed to be automatically amended to reflect such amended, waived, deleted or no longer in effect provision.

(c)	For the purpose of this Clause 8.5 the following definition shall apply:

“John Fredriksen Family” shall mean John Fredriksen, his direct lineal descendants, the personal estate of any of the aforementioned persons and any trust created for the benefit of one or more of the aforementioned persons and their estates.

20.6	Charter Contract Termination

(a)

If any Charter Contract in respect of a Rig is terminated (for whatever reason) or ceases to be in force (except as a result of it being a Total Loss) and no Replacement Charter is awarded within one hundred and eighty (180) days of such termination etc., on the one hundred and eightieth (180th) day after such termination etc, the Loan shall be prepaid with an amount equal to the Charter Contract Reduction Amount and otherwise in accordance with Clause 8.7 (Terms and Conditions for Prepayments/Reductions and Cancellation). If any Charter Contract in force at this date of this Agreement expires through effluxion of time or if a Replacement Charter is entered into pursuant to this Clause 8.6, the relevant Borrower shall provide the Agent with a replacement Schedule 2 (Borrowers, Guarantors and Collateral Rigs) (a “Replacement Schedule”) as soon as practicable, which Replacement Schedule shall, when initiated by the Rig Owners, the Parent and the Agent, shall replace the Schedule 2 (Borrowers, Guarantors and Collateral Rigs) then scheduled to this Agreement.

(b)	For the purpose of this Clause 8.6 the following definitions shall apply:

“Charter Contract Reduction Amount” means the amount equal to the Loans outstanding plus the Available Commitments multiplied with such proportion as the

Market Value of such Rig bears to the aggregate of the Market Values of all the Rigs immediately prior to the relevant termination, cancellation, rescinding or frustration.

“Replacement Charter” means a drilling contract with a duration exceeding six (6) months including an operating rate of minimum USD 85,000 per day in respect of a Rig.

20.7	Terms and Conditions for Prepayments/Reductions and Cancellation

(a)	Application

(i)

Any mandatory prepayments and/or reductions and/or cancellations (as the case may be) shall be applied pro rata against the CEXIM Facility Loan outstanding and the Commercial Facility Loan outstanding and pro rata on each of the scheduled repayments as set out in Schedule 6 (Indicative Repayments/Reductions) other than in respect of a prepayment pursuant to Clause 8.2 (Illegality and Lender’s Financial Requirements).

(ii)

Upon any such reduction, the Agent shall, if applicable, replace Schedule 6 (Indicative Repayments/Reductions) with an amended and new repayment and reduction schedule reflecting the correct scheduled amounts and provide a copy to each Borrower and the Lenders thereof.

(b)	Additional Payments

Upon any reduction of the Commitments under this Clause 8, the applicable Borrower shall repay the Loans outstanding by an amount sufficient to ensure that the total aggregate amount of the outstanding Loans shall constitute no more than the amount of the Commitment(s) of all the Lenders following the relevant reduction (less any amounts remaining to be drawn), such repayment to be made no later than on the day that the relevant reduction becomes effective. Any such prepayments shall be applied pro rata between the Lenders.

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)	No Reinstatement

No amount of the Commitments cancelled or repaid under this Clause 8 may subsequently be reinstated. No Borrower may utilise any part of the Facility which has been cancelled or any of the Facility which has been prepaid under this Clause 8.

(d)	Forwarding of Notice of Prepayment and Cancellation

If the Agent receives a notice under this Clause 8 it shall promptly forward a copy of that notice to the Lenders and the Borrowers (if applicable).

(e)	Amended Repayment and Reduction Schedule

Upon any mandatory prepayments and/or reductions and/or cancellations the Agent shall, if applicable, replace Schedule 6 (Indicative Repayments/Reductions) with an amended and new repayment and reduction schedule reflecting the correct scheduled amounts and provide a copy to each Borrower and the Lenders thereof.

21.	Interest

21.1	Calculation of Interest

The rate of interest for the Loan for each Interest Period is the percentage rate per annum which is the aggregate of:

(a)	the Applicable Margin; and

(b)	LIBOR.

21.2	Payment of Interest

Each Borrower shall pay accrued interest on each Loan provided to it on each Interest Payment Date, however, if the Interest Period is longer than six (6) months, on the date falling at six (6) monthly intervals after the first day of the Interest Period.

21.3	Default Interest

If an Obligor fails to pay any amount payable by it under the Finance Documents on its due date, interest shall accrue on the overdue amount from the due date and up to the date of actual payment (both before and after judgment) at a rate determined by the Agent to be two per cent (2.00%) higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 9.3 shall be immediately payable by the Obligors on demand by the Agent. Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

21.4	Notification of Rates of Interest

The Agent shall promptly notify the Lenders and the Borrowers of the determination of a rate of interest under this Agreement.

22.	Interest Periods

22.1	Selection of Interest Periods

(a)	The first Interest Period for each Loan shall begin as at the Effective Time and shall expire on19 September 2017.

(b)	The applicable Borrower may select an Interest Period (subject to sub-paragraph (a) above and paragraph (e) below) for a Loan in a Selection Notice.

(c)	Each Selection Notice is irrevocable and must be received by the Agent not later than 10:00 am (London time) three (3) Business Days before the commencement of that Interest Period.

(d)	If a Borrower fails to deliver a Selection Notice to the Agent in accordance with paragraph (c) above, the relevant Interest Period will be three (3) months.

(e)	The applicable Borrower may select an Interest Period of three (3) or six (6) months.

(f)	An Interest Period for a Loan shall not extend beyond the Final Maturity Date, but shall be shortened so that it ends on the Final Maturity Date.

(g)

An Interest Period for the maturing part of a Loan shall not extend beyond the first subsequent scheduled repayment date after the Utilisation Date of such Loan, but shall be shortened so that it ends on such scheduled repayment date.

(h)

Each Interest Period for a Loan shall start on the relevant Utilisation Date or (if already made) on the last day of its preceding Interest Period. The first Interest Period of a Loan shall be shortened so as to be aligned with the next occurring Interest Period of the other Loans.

22.2	Non-Business Day

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

22.3	Notification of Interest Periods

The Agent will notify the Borrowers and the Lenders of the Interest Periods determined in accordance with this Clause 10.

23.	Changes to the Calculation of Interest

23.1	Market Disruption

(a)

If a Market Disruption Event occurs in relation to the Loan for any Interest Period, then the rate of interest on each Lender’s share of the Loan for the Interest Period shall be the rate per annum which is the sum of:

(i)	the Applicable Margin; and

(ii)

the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in the Loan from whatever source it may reasonably select.

(b)	In this Agreement, “Market Disruption Event” means:

(i)	at or about 11:00 am (London time) on the Quotation Day for the relevant Interest Period LIBOR is not available; or

(ii)	before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from:

(A)	a Lender or Lenders (whose participations exceed fifty per cent (50%) of the Loan); or

(B)	a Lender or Lenders in respect of the Commercial Facility (whose participations in the Commercial Facility exceed fifty per cent (50%) of the Commercial Facility Loan),

that the cost to it or them of obtaining matching deposits in the London interbank market would be in excess of LIBOR.

23.2	Alternative Basis of Interest or Funding

If a Market Disruption Event occurs and the Agent or the Parent so require, the Agent and the Parent shall enter into negotiations (for a period of not more than thirty (30) days) with a view to agreeing a substitute basis for determining the rate of interest instead of LIBOR. Any alternative basis agreed pursuant to this Clause 11.2 shall, with the prior consent of all the Lenders and the Parent, be binding on all Parties.

23.3	Break Costs

(a)

A Borrower shall, within three (3) Business Days of demand by a Finance Party, pay to that Finance Party its Break Cost attributable to all or any part of the Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for the Loan or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Cost for any Interest Period in which they accrue.

24.	Fees

The Borrowers shall pay such fees as set out in the Fee Letters.

25.	Tax Gross-Up and Indemnities

25.1	Taxes

(a)	No Withholding

All payments by the Obligors under the Finance Documents shall be made free and clear of and without deduction or withholding for or on account of any Tax or any other governmental or public payment imposed by the laws of any jurisdiction from which or through which such payment is made, unless a Tax deduction or withholding is required by law.

(b)	Tax Gross-Up

(i)

The relevant Obligor shall promptly upon becoming aware that it must make a Tax deduction or withholding (or that there is any change in the rate or the basis of a Tax deduction or withholding) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Parent.

(ii)	If a Tax deduction or withholding is required by law to be made by an Obligor:

(A)

the amount of the payment due from the Obligor shall be increased to an amount which (after making any Tax deduction or withholding) leaves an amount equal to the payment which would have been due if no Tax deduction or withholding had been required; and

(B)	that Obligor shall make that Tax deduction or withholding within the time allowed and in the minimum amount required by law.

(iii)

Within thirty (30) days of making either a Tax deduction or withholding or any payment required in connection with that Tax deduction or withholding, the Obligor shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax deduction or withholding has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

25.2	Tax Indemnity

The applicable Borrower shall (within three (3) Business Days of demand by the Agent) pay to the Agent for the account of the relevant Finance Party an amount equal to the loss, liability or cost which a Finance Party determines will be or has been (directly or indirectly) suffered for or on account of any Tax by such Finance Party in respect of a Finance Document, save for any Tax on Overall Net Income assessed on a Finance Party or to the extent such loss, liability or cost is:

(a)	compensated under Clause 13.1(b) (Tax Gross-Up); or

(b)	relates to a FATCA Deduction required to be made by a Party.

25.3	VAT

All amounts set out, or expressed to be payable under a Finance Document by any Party to a Finance Document shall be deemed to be exclusive of any VAT. If VAT is chargeable, the applicable Borrower shall pay to the Agent for the account of such Finance Party (in addition to the amount required pursuant to the Finance Documents) an amount equal to such VAT.

25.4	FATCA Deduction

(a)

Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)

Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Company and the Agent and the Agent shall notify the other Finance Parties.

25.5	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten (10) Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)

supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA;

(iii)

supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)

If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)

Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)

If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

26.	Increased Costs

26.1	Increased Costs

(a)

The applicable Borrower shall, upon demand from the Agent, pay for the account of a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its affiliates which comes as a result of the introduction of or any change in (or in the interpretation, administration or application of) any law, regulation or treaty or any directive of any monetary authority (whether or not having the force of law) (including, but not limited to any laws and regulations implementing new or modified capital adequacy requirements), compliance with any law or regulation made after the date of this Agreement in relation to any Loan provided to it.

(b)	In this Agreement, the term “Increased Costs” means:

(i)	a reduction in the rate of return from the Facility or on a Finance Party’s (or its affiliate’s) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its affiliates to the extent that it is attributable to that Finance Party having entered into its Commitments or funding or performing its obligations under any Finance Document.

(c)

A Finance Party intending to make a claim pursuant to this Clause 14.1 shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Parent. Each Finance Party shall as soon as practicable after a demand by the Agent, provide a confirmation showing the amount of its Increased Costs.

26.2	Exceptions

Clause 14.1 does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax deduction or withholding required by law to be made by a Borrower;

(b)	attributable to a FATCA Deduction required to be made by a Party;

(c)	compensated for by Clause 13.1(b) (Tax Gross-Up) or Clause 13.2 (Tax Indemnity); or

(d)	attributable to gross negligence or the wilful misconduct by the relevant Finance Party or its affiliates of any law or regulation.

27.	Other Indemnities

27.1	Currency Indemnity

(a)

If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgement or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against a Borrower or any other Obligor; or

(ii)	obtaining or enforcing an order, judgement or award in relation to any litigation or arbitration proceedings,

the applicable Borrower shall as an independent obligation, within three (3) Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each of the Obligors waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

27.2	Other Indemnities

Each Borrower shall within three (3) Business Days of demand, indemnify each Finance Party against any documented costs, loss or liability incurred by that Finance Party as a result of:

(a)	the occurrence of any Event of Default;

(b)	any Environmental Claim;

(c)

a failure by an Obligor to pay any amount due under the Finance Documents on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 29 (Sharing among the Finance Parties);

(d)

the funding, or making arrangements to fund, its participation in the Loan requested by the applicable Borrower but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Lender alone); or

(e)	a Loan (or part thereof) not being prepaid in accordance with a notice of prepayment given by the applicable Borrower.

27.3	Indemnity to the Agent, the Security Agent, Mandated Lead Arrangers and Bookrunners

Each Borrower shall promptly on demand indemnify the Agent, Security Agent, the Mandated Lead Arrangers, the Bookrunners and any Lenders against any and all documented Losses incurred by the Agent, Security Agent, the Mandated Lead Arrangers, the Bookrunners or any Lenders (acting properly) as a result of:

(a)	without prejudice to Clause 27.9 as applied by Clause 27.22 to the Security Agent, investigating any event which it reasonably believes is a possible Event of Default; or

(b)	acting or verifying any notice, request or instruction which it reasonably believes to be genuine, correct or appropriately authorised; or

(c)

any action taken by the Agent or the Security Agent or any of their representatives, agents or contractors in connection with any powers conferred by any Security Document to remedy any breach of any Obligor’s obligations under the Finance Documents; or

(d)	making a demand under Clause 18 (Guarantee and Indemnity) or enforcing any security under a Security Document.

28.	Mitigation by the Lenders

28.1	Mitigation

Without in any way limiting the obligations of the Borrowers hereunder, each Finance Party shall, in consultation with the Parent, take all reasonable steps for a period of fifteen (15) Business Days to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of:

(a)	Clause 8.2 (Illegality and Lender’s Financial Requirements);

(b)	Clause 13 (Tax Gross-Up and Indemnities); and

(c)	Clause 14 (Increased Costs),

including (but not limited to) transferring its rights and obligations under the Finance Documents to another affiliate.

A Finance Party is not obliged to take any steps under this Clause 16.1 if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

28.2	Replacement of a Lender

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under Clause 13 (Tax Gross-Up and Indemnities); or

(ii)	any Lender claims indemnification from a Borrower under Clause 14 (Increased Costs),

the Parent may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in each Loan or give the Agent notice of its intention to replace that Lender in accordance with paragraph (d) below.

(b)	On receipt of a notice referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)

On the last day of each Interest Period which ends after the Parent has given notice under paragraph (a) above (or, if earlier, the date specified by the Parent in that notice), the applicable Borrower shall repay that Lender’s participation in each Loan.

(d)

The Parent may, in the circumstances set out in paragraph (a) above, on ten (10) Business Days’ prior consultation with the Agent and the relevant Lender, replace that Lender by requiring that Lender to transfer (and, to the extent permitted by law, that Lender shall transfer) pursuant to Clause 26 (Changes to the Parties) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity selected by the Parent which confirms its willingness to assume and does not assume all the obligations of the transferring Lender in accordance with Clause 26 (Changes to the Parties) for a purchase price in cash or other cash payment payable at the time of the transfer equal to the aggregate of:

(i)	the outstanding principal amount of such Lenders’ participation in each Loan;

(ii)	all accrued interest owing to such Lender;

(iii)

the Break Costs which would have been payable to such Lender pursuant to Clause 11.3 (Break Costs) had the applicable Borrower prepaid in full that Lender’s participation in the Loan on the date of the transfer; and

(iv)	all other amounts payable to that Lender under the Finance Documents on the date of the transfer.

(e)	The replacement of a Lender pursuant to paragraph (d) above shall be subject to the following conditions:

(i)	neither the Borrowers nor the Parent shall have any right to replace the Agent;

(ii)	neither the Agent nor the Lender shall have any obligation to find a replacement Lender; and

(iii)	in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents.

28.3	Indemnity

The Borrowers shall indemnify each Finance Party for all documented costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clauses 16.1 (Mitigation) and 16.2 (Replacement of a Lender).

29.	Costs and Expenses

29.1	Transaction Expenses

The Borrowers shall promptly on demand pay to the Agent or the Security Agent, as the case may be, the amount of all documented costs and expenses (including legal fees) properly incurred by any of the Lenders and the Security Agent in connection with the negotiation, preparation, printing, perfection, execution, registration and syndication of:

(a)	this Agreement and any other documents referred to in this Agreement; and

(b)	any other Finance Documents executed after the date of this Agreement.

29.2	Amendment and Enforcement Costs, Etc.

The Borrowers shall, within three (3) Business Days of demand, reimburse the Agent, the Security Agent or another Finance Party for the amount of all costs and expenses (including legal fees) incurred by it in connection with:

(a)	the granting of any release, waiver or consent under the Finance Documents;

(b)	any amendment or variation of any of the Finance Documents; and

(c)	the preservation, protection, enforcement or maintenance of, or attempt to preserve or enforce, any of the rights of the Finance Parties under the Finance Documents.

30.	Guarantee and Indemnity

30.1	Guarantee and Indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)

guarantees to the Security Agent (as trustee for the Finance Parties) and the other Finance Parties punctual performance by each other Obligor of all such Obligor’s obligations under the Finance Documents;

(b)

undertakes with the Security Agent (as trustee for the Finance Parties) and the other Finance Parties that whenever another Obligor does not pay any amount when due under or in connection with any Finance Document, it shall immediately on demand pay that amount as if it was the principal obligor; and

(c)

agrees with the Security Agent (as trustee for the Finance Parties) and the other Finance Parties that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by that Obligor under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 18.1 if the amount claimed had been recoverable on the basis of a guarantee.

30.2	Continuing Guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

30.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 18 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

30.4	Waiver of Defences

The obligations of each Guarantor under this Clause 18 will not be affected by an act, omission, matter or thing (whether or not known to it or any Finance Party) which, but for this clause, would reduce, release or prejudice any of its obligations under this Clause 18 including (without limitation):

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any other Obligor;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)

any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

30.5	Immediate Recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 18.

This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

30.6	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 18.

30.7	Deferral of Guarantors’ Rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 18:

(a)	to be indemnified by another Obligor;

(b)	to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

(c)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)

to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which the Guarantors has given a guarantee, undertaking or indemnity under this Clause 18;

(e)	to exercise any right of set-off against any other Obligor; and/or

(f)	to claim or prove as a creditor of any other Obligor in competition with any Finance Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it will promptly pay an equal amount to the Agent for application in accordance with Clause 30 (Payment Mechanics). This only applies until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full.

30.8	Additional Security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

30.9	Maximum Liability

Notwithstanding anything to the contrary contained in this Agreement or any of the Finance Documents including this Clause 18, the total and aggregate liability of each Guarantor hereunder shall be limited to USD 125,551,250 (maximum outstanding sums owed under the Finance Documents), plus any interest and costs.

31.	Security

31.1	First Ranking Security

(a)

The Obligors’ obligations and liabilities under the Finance Documents, including (without limitation) each Borrower’s obligation to repay the Facility together with all unpaid interest, default interest, commissions, charges, expenses and any other derived liability whatsoever of the Obligors towards the Finance Parties in connection with the Finance Documents (“Secured Obligations”), shall throughout the Security Period, be secured by the First Ranking Security Documents (in the case of the Mortgages (including deeds of covenant), subject to contractually agreed Quiet Enjoyment Letters (where relevant under a drilling contract with a third party).

(b)

Each of the Obligors undertakes to ensure that the above First Ranking Security Documents are duly executed by the parties thereto in favour of the Security Agent (on behalf of the Finance Parties) in form and substance satisfactory to the Agent (on behalf of the Finance Parties) in accordance with Clause 4 (Conditions Precedent), legally valid and in full force and effect with first priority, and to execute or procure the execution of such further documentation (in form and substance satisfactory to the Agent (on behalf of the Finance Parties)) as the Agent may reasonably require in order for the relevant Finance Parties to maintain the security position envisaged under this Clause 19.1.

31.2	Second Ranking Security Documents

(a)	The relevant Obligors shall enter into and grant the Second Ranking Security Documents in favour of the Common Security Agent as security for the SDLP Facilities.

(b)

Each relevant Obligor undertakes to ensure that the Second Ranking Security Documents are duly executed by the parties thereto in favour of the Common Security Agent in a form and substance satisfactory to the Common Security Agent (on behalf of the SDLP Finance Parties) legally valid and in full force and effect with second priority, and to execute or procure the execution of such further documentation as the Common Security Agent may reasonably require in order for the Common Security Agent to maintain the security position envisaged under this Clause 19.2.

31.3	Further Assurance

(a)

Each Obligor shall promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Agent may reasonably specify (and in such form as the Agent may reasonably require):

(i)

to perfect the Security Interests created or intended to be created by that Obligor under or evidenced by the Security Documents (which may include the execution of a mortgage, charge, assignment or other security over all or any of the assets which are, or are intended to be, the subject of the Security Documents) or for the exercise of any rights, powers and remedies of the Security Agent provided by or pursuant to the Finance Documents or by law;

(ii)

to confer on the Security Agent Security Interests over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security Interest intended to be conferred by or pursuant to the Security Documents; and/or

(iii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Security Documents.

(b)

Each Obligor shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security Interest conferred or intended to be conferred on the Security Agent by or pursuant to the Finance Documents.

32.	Representations and Warranties

Each of the Obligors represents and warrants to each Finance Party as follows:

32.1	Status

(a)

Each Obligor is a limited liability company, duly incorporated (in the case of the Obligors other than the Parent and Seadrill Operating), formed (in the case of the Parent and Seadrill Operating), organised and validly existing under the laws of the jurisdiction of their incorporation or formation, in each case as applicable, as set out in Schedule 7 (Corporate Structure) and registration and have the power to own their assets and carry on their business as they are currently being conducted.

(b)	None of the Parent or Seadrill Operating are physically present in the Republic of the Marshall Islands or doing business within the geographic boundaries of the Republic of the Marshall Islands.

32.2	Binding Obligations

(a)

Subject to (b) below, the Finance Documents to which any Obligors are a party constitute legal, valid, binding and enforceable obligations, and each Security Document creates the security interests which that Security Document purports to create and those security interests are, or will be, legal, valid, binding and enforceable securities with the priority designated therein, and no registration, filing, payment of tax or fees or other formalities are necessary or desired to render the Finance Documents enforceable in accordance with their terms against the Obligors, save for the registration of the Mortgages with the relevant Ship Registry (and the registration of the relevant Security Documents (if any) with the relevant Company Register of the Obligors which shall be completed within the applicable time limit in each relevant jurisdiction).

(b)

Finance Documents which according to this Agreement are not deemed to be delivered until the First Utilisation Date or subsequent Utilisation Date, will be in compliance with (a) above from the First Utilisation Date or subsequent Utilisation Date respectively.

32.3	No Conflict with other Obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents to which it is a party do not and will not conflict with:

(a)	any law or regulation or any order or decree of any judicial or official agency or court;

(b)	any constitutional documents of such Obligor; or

(c)	the Charter Contracts or any agreement or document to which it is a party or by which it is bound.

32.4	Power and Authority

It has the power to enter into, perform and deliver, and has taken all necessary corporate actions to authorise its entry into and delivery of, performance, validity and enforceability of the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

32.5	Authorisations and Consents

All authorisations, approvals, consents and other matters, official or otherwise, required (i) in connection with the entering into, performance, validity and enforceability of the Finance Documents and the transactions contemplated hereby and thereby and (ii) for it to carry on its business as currently being conducted have been obtained or effected and are in full force and effect.

32.6	Taxes

It has complied with all taxation laws in all jurisdictions where it is subject to taxation and has paid all Taxes and other amounts due to governments and other public bodies. No claims are being asserted against it with respect to any Taxes or other payments due to public or governmental bodies save as disclosed to the Agent pursuant to Clause 23.4 (Taxation). It is not required to make any withholdings or deductions for or on account of Tax from any payment it may make under any of the Finance Documents.

32.7	No Default

No Event of Default, Default or any prepayment event pursuant to Clause 8 (Mandatory Reduction, Prepayment and Cancellation) is existing or might reasonably be expected to result from the making of the Utilisation or the entry into and performance of or any transaction contemplated by any of the Finance Documents. No other event or circumstance is outstanding which (in the reasonable opinion of the Agent or the Required Lenders) constitutes a default or (with the expiry of a grace period, giving of notice or the making of any determination or the fulfilment of any other applicable conditions or any combination of the foregoing) might constitute a default under any Charter Contracts, other agreement or instrument which is binding on it or any of its Subsidiaries (if any) or to which its (or any of its Subsidiaries’ (if any)) assets are subject and which has or might have a Material Adverse Effect.

32.8	No Misleading Information

Any factual information, documents, exhibits or reports relating to the Obligors and their respective Subsidiaries and which have been furnished to the Finance Parties by or on behalf of the Obligors are complete and correct in all material respects and do not contain any misstatement of fact or omit to state a fact making such information, exhibits or reports misleading in any material respect or no omission to disclose any off-balance sheet liabilities or other information, documents or agreements which if disclosed could reasonably be expected to affect the decision of a Finance Party to enter into a Finance Document.

32.9	Original Financial Statements

(a)	Complete and Correct

The Original Financial Statements and the financial information most recently delivered to the Agent or the Lenders pursuant to Clause 21 (Information Undertakings), save as disclosed to an Exchange, fairly and accurately represent the assets, liabilities and the financial condition of the Obligors and their respective Subsidiaries as at the time that they were prepared and have been prepared in accordance with Accounting Principles consistently applied.

(b)	No Undisclosed Liabilities

As of the later of date of the Original Financial Statements and the financial information most recently delivered to the Agent or the Lenders pursuant to Clause 21 (Information Undertakings), none of the Obligors or any of its Subsidiaries had any material liabilities, direct or indirect, actual or contingent, and there is no material, unrealised or anticipated losses from any unfavourable commitments not disclosed by or reserved against in the Original Financial Statements, the most recent delivered financial information or in the notes thereto (save as disclosed to an Exchange).

(c)	No Material Change

Since the later of the date of the Original Financial Statements and the financial information most recently delivered to the Agent or the Lenders pursuant to Clause 21 (Information Undertakings), there has been no material adverse change in the business, operations, assets or condition (financial or otherwise) of any Obligor or its Subsidiaries which might have a Material Adverse Effect.

32.10	Pari Passu Ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations preferred by mandatory law applying to companies generally.

32.11	No Proceedings Pending or Threatened

No litigation, judgment, order, injunction, restraint, arbitration or administrative proceedings (private or public) of or before any court, arbitral body or agency, which if adversely determined, might reasonably be expected to have a Material Adverse Effect, have been started or are pending or (to the best of its knowledge and belief) have been threatened against it.

32.12	No Existing Security Interest

Save as described in Clause 19 (Security), as from the First Utilisation Date, no Security Interest (other than pursuant to the Security Documents and Permitted Encumbrances) exists over all or any of the present or future revenues or assets of any Obligor relating to assets which are or will become the subject of the Security Documents and all of the Obligors’ rights, title and interest are freely assignable and chargeable in the manner contemplated by the Security Documents.

32.13	No Immunity

(a)

The execution and delivery by it of each Finance Document to which it is a party constitute, and its exercise of its rights and performance of its obligations under each Finance Document will constitute, private and commercial acts performed for private and commercial purposes, and it will not (except for bankruptcy or any similar proceedings) be entitled to claim for itself or any or all of its assets immunity from suit, execution, attachment or other legal process in any proceedings taken in relation to any Finance Document.

(b)

None of the assets or membership interests of Seadrill Operating or the Parent are owned or held by the government of the Republic of the Marshall Islands or any agency or instrumentality of each such government or republic.

32.14	No Winding-Up

It has not taken any corporate action nor have any other steps been taken or legal proceedings been started or threatened against it for its reorganisation, winding-up, dissolution or administration or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or any or all of its assets.

32.15	No Breach of Laws

(a)

It has not (and none of its Subsidiaries has) breached any law or regulation which breach (in the opinion of the Agent or the Required Lenders) has or is reasonably likely to have a Material Adverse Effect.

(b)

No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against any member of the Group which have or are reasonably likely to have a Material Adverse Effect.

32.16	Environmental Laws

(a)

Each Obligor is in compliance with Clause 23.3 (Environmental Compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which (in the opinion of the Agent or the Required Lenders) has or is reasonably likely to have a Material Adverse Effect.

(b)

No Environmental Claim and no other event or circumstances is outstanding which (with the expiry of a grace period, giving of notice or the making of any determination or the fulfilment of any other applicable conditions or any combination of the foregoing) might constitute an Environmental Claim has been commenced or is pending (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against any member of the Group where that claim has or is reasonably likely, if determined against that member of the Group, which (in the opinion of the Agent or the Required Lenders) have or are reasonably likely to have a Material Adverse Effect.

32.17	Ownership

(a)

The Parent owns (directly or indirectly) 100% of the shares and the ownership interests in each of the Rig Owners and the Intra-Group Charterers as described in Schedule 7 (Corporate Structure) hereto.

(b)	Seadrill Operating owns (directly or indirectly) 100% of the shares and the ownership interests in each of Seadrill T-15 Ltd., Seadrill T-16 Ltd. and Seadrill International Limited.

(c)	The Parent owns (directly or indirectly) 100% of the shares and the ownership interests in each of Seadrill Operating and Seadrill Partners B.V.

(d)	The Seadrill Entity owns (directly or indirectly) one hundred per cent (100%) of the shares and ownership interests in Seadrill Member.

32.18	The Rigs

Each of the Rigs is:

(a)

in the absolute ownership of the relevant Rig Owner described in Schedule 2 (Borrowers, Guarantors and Collateral Rigs) hereto free and clear of all encumbrances (other than current crew wages, the relevant Mortgage and any

Permitted Encumbrance) and, the respective Rig Owner will be the sole, legal and beneficial owner of such Rig;

(b)	registered in the name of the relevant Rig Owner as described in Schedule 2 (Borrowers, Guarantors and Collateral Rigs) with a Ship Registry;

(c)	operationally seaworthy in every way and fit for service; and

(d)	classed with a classification society acceptable to the Required Lenders, free of all overdue requirements and recommendations.

32.19	No Money Laundering

It is acting for its own account in relation to the Facility and in relation to the performance and the discharge of its obligations and liabilities under the Finance Documents and the transactions and other arrangements effected or contemplated by the Finance Documents to which an Obligor is a party, and the foregoing will not involve or lead to contravention of any law or regulation relating to terrorist financing or money laundering (as defined in Article 1 of the Directive (2015/849/EC of the European Parliament and of the Council of 26 October 2005 on the prevention of money laundering and terrorist financing (amending Regulation (EU) No 648/2012 of the European Parliament and the Council and Commission Directive 2006/70/EC, as amended from time to time))) applicable to it.

32.20	Corrupt Practices

It has observed, and to the best of its knowledge and belief, parties acting on its behalf have observed in the course of acting for it, all applicable laws and regulations relating to bribery or corrupt practices.

32.21	Sanctions

No Obligor, nor any Subsidiary of any Obligor, nor any of their joint ventures, nor any of their respective directors, officers, employees, agents or representatives:

(a)	has breached any Sanctions;

(b)	is a Restricted Party; or

(c)	has received notice of or is aware of any claim, action, suit, proceeding or investigation against it with respect to Sanctions.

32.22	Material Adverse Effect

No event or circumstance has occurred which has had, or could reasonably be expected to have, a Material Adverse Effect.

32.23	Repetition

The representations and warranties set out in this Clause 19 are deemed to be made by each of the Obligors on the date of this Agreement and (except for the representations and warranties in Clause 20.21 (Sanctions)) shall be deemed to be repeated:

(a)	on each Utilisation Date;

(b)	on the first day of each Interest Period; and

(c)

in each Compliance Certificate forwarded to the Agent pursuant to Clause 21.2 (Compliance Certificate) (or, if no such Compliance Certificate is forwarded, on each day such certificate should have been forwarded to the Agent at the latest).

33.	Information Undertakings

The Parent gives the undertakings set out in this Clause 21 to each Finance Party and such undertakings shall remain in force throughout the Security Period.

33.1	Financial Statements

The Parent shall supply to the Agent in sufficient copies for all of the Lenders:

(a)	as soon as the same become available, but in any event within one hundred and eighty (180) days after the end of each of the Obligors’ financial year respectively;

(i)	the Parent’s audited consolidated financial statements; and

(ii)	each of the Rig Owner’s and the remaining Guarantor’s audited (to the extent applicable) unconsolidated accounts for that financial year;

(b)	as soon as the same become available, but in any event within seventy (70) days after each relevant Quarter Date, the Parent’s consolidated unaudited financial statements for that financial quarter;

(c)

as soon as the same become available, but in any event no later than 70 days after 30 June and 31 December each calendar year copies of the Group’s Cash Flow Projections for the following three (3) calendar years after such dates; and

(d)	any other financial information as the Agent or any of the Lenders may from time to time reasonably request.

33.2	Compliance Certificate

The Parent shall supply to the Agent, with each set of financial statements delivered pursuant to Clause 21.1 (Financial Statements), a Compliance Certificate signed by an authorised officer of the Parent setting out (in reasonable detail) inter alia computations as to compliance with Clause 22 (Financial Covenants) as at the date at which those financial statements were drawn up together with any relevant supporting documentation enabling the Lenders to determine and monitor the Parent’s compliance with Clause 22 (Financial Covenants), Clause 24.1 (Minimum Market Value) and Clause 24.2 (Insurances) together with confirmation that the Rigs are either employed on the contracts described in Schedule 2 (Borrowers, Guarantors and Collateral Rigs) hereto or, in the circumstances set out in Clause 8.6 (Charter Contract Termination), are employed in contract with a counterparty and on terms satisfactory to the Required Lenders.

For the avoidance of doubt, information in respect of Clause 24.1(a) (Minimum Market Value) is to be provided in accordance with this Clause notwithstanding that the covenant in Clause 24.1(a) (Minimum Market Value) has been suspended.

33.3	Requirements as to Financial Statements

The Parent shall procure that each set of financial statements delivered pursuant to Clause 21.1 (Financial Statements) consist of balance sheets, profit and loss statements and cash flow analysis and is prepared using Accounting Principles, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for each of the Obligors, as the case may be, unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in Accounting Principles, the accounting practices or reference periods and its Auditors deliver to the Agent:

(a)

a description of any change necessary for those financial statements to reflect Accounting Principles, accounting practices and reference periods upon which the Original Financial Statements were prepared; and

(b)

sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 22 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

33.4	Information—Miscellaneous

The Parent shall notify the Agent and/or supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)

all documents dispatched by the Parent (and by each of the Obligors, to the extent requested by the Agent) to its shareholders, or to or from its creditors generally at the same time as they are dispatched;

(b)	promptly upon becoming aware of them, the details of:

(i)

any breach of material contracts (including rig building contracts and charter contracts) or any material litigation, judgment, order, injunction, restraint, arbitration or administrative proceedings which is current, threatened, alleged or pending against any of the Obligors or any member of the Group; and

(ii)	any changes to the senior management of (A) the Parent or (B) any member of the Group where the change of senior management concerned is of material significance to the Group as a whole;

(c)

immediately such further information regarding the business, properties, assets and operations (financial or otherwise) of the Obligors and its Subsidiaries as any Finance Party (through the Agent) may reasonably request;

(d)	all filings with or reports forwarded to any Exchange; and

(e)	such updates of forecasts as the Agent may reasonably request.

33.5	Notification of Default

The Parent shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

33.6	Notification of Environmental Claims

The Parent shall inform the Agent in writing as soon as reasonably practicable upon becoming aware of the same:

(a)

if any material Environmental Claim has been commenced or (to the best of the Obligors’ knowledge and belief) is threatened against any of the Obligors, any of the Intra-Group Charterers or any of the Rigs; and

(b)

of any incident, event, fact or circumstances which will or are reasonably likely to result in any material Environmental Claim being commenced or threatened against any of the Obligors, any of the Intra-Group Charterers or any of the Rigs.

33.7	“Know your Customer” Checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of an Obligor after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent, the Security Agent or any Lender (or, in the case of any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent or the Security Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of any prospective new Lender, on behalf of any prospective new Lender) in order for the Agent, the Security Agent, such Lender or, in the case of any prospective new Lender, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)

Each Lender shall promptly upon the request of the Agent or the Security Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent or the Security Agent (for itself) in order for the Agent or the Security Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

34.	Financial Covenants

The financial covenants in this Clause 22 are granted in favour of each Finance Party by the Parent and such financial covenants shall remain in force throughout the Security Period.

34.1	Combined Senior Secured Net Leverage Ratios

Each Obligor shall comply with the covenants set out in Schedule 10 (Combined Senior Secured Net Leverage Ratios).

34.2	Minimum Liquidity

The Parent will procure that:

(a)	the Minimum Group Liquidity will not fall below USD 150,000,000; and

(b)	the Minimum Non-TLB SDLP Obligor Group Liquidity will not fall below USD 25,000,000 stepping up to USD 50,000,000 upon the earlier to occur of:

(i)

a final, non-appealable judgment of an English court being given, or a binding settlement being reached, in respect of the USD 277,000,000 West Leo litigation with Tullow plc in favour of Seadrill Ghana and, in either case, receipt by Seadrill Ghana of the full amount of (in the case of such final, non-appealable judgment) any amount awarded or (in the case of such settlement) any settlement amount agreed to be paid to Seadrill Ghana; and

(ii)	31 December 2018,

provided that no breach of this covenant under either paragraph (a) or paragraph (b) will occur if any non-compliance with this clause has been remedied or waived within five (5) Business Days of such breach.

34.3	Financial Testing

Except as set forth in Schedule 10 (Combined Senior Secured Net Leverage Ratio), the financial covenants set out in this Clause 22 shall be calculated in accordance with Accounting Principles applicable to the Original Financial Statements and tested by reference to the latest financial statements (whether audited or unaudited) and each Compliance Certificate provided under this Clause 22, and presented to the Agent in satisfactory form and substance.

35.	General Undertakings

Each Obligor gives the undertakings set out in this Clause 23 to each Finance Party and such undertakings shall remain in force throughout the Security Period.

35.1	Authorisations Etc.

Each of the Obligors shall promptly:

(a)	obtain, comply and do all that is necessary to maintain in full force and effect; and

(b)

supply certified copies to the Agent (if so requested) of, any authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

35.2	Compliance with Laws and Sanctions

(a)

Each of the Obligors shall, and shall procure that each member of the Group will, comply, in all respects with all laws and regulations and constitutional documents to which it and the relevant Rigs may be subject, where failure to do so, in the opinion of the Agent or the Required Lenders, has or is reasonably likely to have a Material Adverse Effect.

(b)

Each of the Obligors shall, and shall procure that each member of the Group will, comply in all respects with Sanctions, including, but not limited to, laws, regulations and executive orders relating to the U.S. economic embargoes of countries, entities or individuals as administered by the Treasury Department, Office of Foreign Assets Control, and in the event of non-compliance, the Borrowers shall prepay in accordance with Clause 8.3 (Sanctions).

35.3	Environmental Compliance

Each Obligor shall (and shall ensure that each member of the Group will):

(a)	comply with all Environmental Law;

(b)	obtain, maintain and ensure compliance with all requisite Environmental Approvals; and

(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so, (in the opinion of the Agent or the Required Lenders) has or is reasonably likely to have a Material Adverse Effect.

35.4	Taxation

(a)

Each Obligor shall (and the Parent shall ensure that each member of the Group will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith;

(ii)

adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Agent under Clause 21.1 (Financial Statements); and

(iii)	such payments can be lawfully withheld and failure to pay such Taxes does not (in the opinion of the Agent or the Required Lenders) have or is not likely to have a Material Adverse Effect.

(b)	None of the Obligors may change its residence for Tax purposes.

35.5	Pari Passu Ranking

Each of the Obligors shall ensure that its obligations under the Finance Documents do and will rank at least pari passu with all its other present and future unsecured and unsubordinated obligations, except for those obligations which are preferred by mandatory law applying to companies generally in the jurisdictions of their incorporation or in the jurisdiction in the ports of calls.

35.6	Title

Each Rig Owner shall (or will as of the time of delivery of a Rig, as the case may be), and the Parent shall procure that all Intra-Group Charterers will (to the extent applicable), hold full legal title to and own the entire beneficial interest in the Rigs, the Insurances and their Earnings, free of any Security Interest and other interests and rights of every kind, except for those created by the Finance Documents or as permitted under Clause 23.7 (Negative Pledge).

35.7	Negative Pledge

(a)

None of the Rig Owners shall create or permit to subsist any Security Interest save for Permitted Encumbrances over any of its present or future undertakings, property, assets, rights or revenues (whether secured by the Security Documents or not).

(b)

None of the Intra-Group Charterers shall create or permit to subsist any Security Interest save for Permitted Encumbrances over any of its present or future undertakings, property, assets, rights or revenues that are subject to any Security Interest by the Security Documents.

35.8	Change of Business

Except with the prior written consent of the Required Lenders, the Obligors will not, and shall procure that no other member of the Group will, cease to carry on or make any change in all or any part of its business and activities as conducted as of the date hereof, or carry on any other business, except for similar related business as presently conducted. The Parent will not change the place of its jurisdiction or its organisation without the prior written consent of the Required Lenders.

35.9	Finance Documents

The Obligors shall perform all of their obligations under the Finance Documents at all times in the manner and upon the terms set out therein.

35.10	Undertaking to Procure Subordination of Additional Debt

(a)

Subject to Clause 23.7 (Negative Pledge), the Obligors undertake to procure (in terms acceptable to the Required Lenders) the subordination, in point of payment and priority, of any Financial Indebtedness attributable to any Rig Owners to any debt created pursuant to this Agreement.

(b)

Any subordination and associated ranking created pursuant to the terms of the Intercreditor Agreement, the Subordination Undertaking and any related finance document shall be deemed acceptable and satisfactory to the Required Lenders in respect of the subject matter thereof.

35.11	Mergers and Demergers

Except with the prior written consent of the Required Lenders, the Obligors will not (i) enter into any merger or consolidation with any other company unless with another Group member and each Obligor will survive as a separate legal entity remaining bound in all respects by its obligations and liabilities under the Finance Documents, (ii) demerge itself into any two or more companies or (iii) undertake any other form of corporate restructuring.

35.12	Financial Year

Except with the prior written consent of the Required Lenders, the Obligors will not, and shall procure that no other member of the Group will, alter its financial year end (currently 31 December as of the date of this Agreement).

35.13	Bank Accounts

(a)

It shall pay and credit all its Earnings (excluding service income for manning, services and procurement etc. held with separate third party contractors for the purpose of optimising the fiscal structure of the drilling operations) to the Earnings Accounts and maintain all its Earnings Accounts with the Account Bank pursuant to the Account Bank Agreement, unless otherwise agreed to by the Security Agent (on behalf of all Lenders) and subject to satisfactory security arrangements being entered into in favour of the Finance Parties.

(b)

It shall procure that the Earnings which derive from the Charter Rates are paid to the Earnings Accounts as soon as possible after the receipt by such Intra-Group Charterer of the Charter Rate or any other rate or hire for the relevant Rig.

35.14	Dividends of the Parent and Rig Owners

(a)	The Parent may

(i)	pay dividends (or make any other distributions to its shareholders),

(ii)	buy-back its own common stock and/or

(iii)	make new material investments in any company, shares, common stock or enter into any kind of new forward contracts (including total return swaps),

only to the extent that:

(A)	no Default is continuing or would result from the proposed transaction, and

(B)	after giving effect to such transaction, the Parent and its Subsidiaries are in compliance with the Financial Covenants set out in Clause 22 (Financial Covenants) of this Agreement.

(b)	The Rig Owners may pay dividends (or make any other distributions to its shareholders), only to the extent that:

(A)	no Default is continuing or would result from the proposed transaction, and

(B)	after giving effect to such transaction, the Parent and its Subsidiaries are in compliance with the Financial Covenants set out in Clause 22 (Financial Covenants) of this Agreement.

35.15	Restrictions on Indebtedness

(a)	None of the Rig Owners shall incur, create or permit to subsist any Financial Indebtedness other than as incurred under the Finance Documents.

(b)	The restrictions in paragraph (a) above do not apply to;

(i)	Hedging

Indebtedness incurred under any interest rate or foreign exchange agreement entered into in the ordinary course of business and which are not of a speculative nature and which is subordinated in point of payment and priority to any debt created pursuant to this Agreement;

(ii)	Intercompany Loans

Loans and advances made to the Rig Owners by members of the Group on the conditions that the Loans are subordinated pursuant to the Subordination Undertaking and unsecured in form and substance satisfactory to the Agent;

(iii)	Required Lenders

Financial Indebtedness consented to by the Required Lenders.

(c)

To the extent that there are at any time loans between members of the Group, which are or may affect the ability of the Borrowers or the Guarantors in fulfilling its or their obligations to the Finance Parties under this Agreement, such loans will be subordinated to the rights of the Finance Parties under the Finance Documents.

35.16	Transactions with Affiliates

Each Obligor shall (and shall procure that each Subsidiary will) procure that all transactions entered into with an Affiliate are made on market terms and otherwise on arm’s length terms.

35.17	Disposals

Subject to Clause 8 (Mandatory Reduction, Prepayment and Cancellation), no Obligor shall:

(a)

enter into a single transaction or series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease, transfer, or otherwise dispose of any Rig or other asset being the subject of a Security Interest pursuant to the Security Documents or the whole or a substantial part of its other assets; or

(b)

enter into a single transaction or series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease, transfer, or otherwise dispose of its assets other than made on market value and arm’s length terms, without the prior written consent of the Required Lenders.

35.18	Financial Support

None of the Rig Owners shall provide, procure, create or permit to subsist any Financial Support (including contingent support) other than:

(a)	Financial Support permitted pursuant to the Finance Documents;

(b)	Financial Support consented to by the Required Lenders; or

(c)	the issuance of performance guarantees to any ultimate charterer of a Rig.

35.19	Centre of Main Interest

None of the Obligors shall change its centre of main interest or establishment to another jurisdiction without obtaining the prior written consent from the Required Lenders.

35.20	Assignment of Contracts

If an Event of Default has occurred and is continuing the Obligors will, upon the Agent’s request, use their best endeavours to have assigned or transferred the rights and obligations under contracts pertaining to the Rigs (with members of the Group as well as ultimate charterers) or any of them to one or several parties nominated by the Agent (which may include assigning such rights to the Security Agent).

35.21	Sale or Total Loss of a Rig

Subject to Clause 23.17 (Disposals), the Obligors will ensure that a Rig is not sold in whole or in part without prior written notice to the Agent, and in the event of such sale or in the event of a Total Loss, make such prepayment as provided for in Clause 8.1 (Total Loss or Sale) and comply with Clause 24.13 (Total Loss).

35.22	Investment Restrictions

(a)

Subject to Clause 23.14(a)(ii) and (iii) (Dividends of the Parent and Borrowers) and subject to paragraph (b) below, neither the Parent nor its Subsidiaries (other than the Rig Owners) shall make any investments and acquisitions unless:

(i)

after giving effect to any such investment, the Parent and its Subsidiaries are in pro forma (“pro forma” meaning that the calculation of the financial covenants shall take into account any effect of the investment or acquisition made) compliance (evidenced by adjusted financial calculations taking into account any effect of the investment or acquisition made) with the financial covenants set out in Clause 22 (Financial Covenants) of this Agreement; and

(ii)	no Default is continuing or would result from the proposed investment and acquisition.

(b)	None of the Rig Owners shall make any further investments or acquisitions, except for any capital expenditure or investments related to ordinary upgrade or maintenance work of the Rigs.

35.23	Ownership

(a)

(i)	The Parent shall keep one hundred per cent (100%) ownership (capital and voting rights) in each of the Rig Owners and the Intra-Group Charterers either directly or indirectly.

(ii)

Seadrill Operating shall keep one hundred per cent (100%) ownership (capital and voting rights) in each of Seadrill T-15 Ltd., Seadrill T-16 Ltd. and Seadrill International Limited either directly or indirectly.

(iii)	The Parent shall keep one hundred per cent (100%) ownership (capital and voting rights) in each of Seadrill Operating and Seadrill Partners B.V. either directly or indirectly.

(b)	Immediately upon a change to the ownership structure as set out in Schedule 7 (Corporate Structure), the Parent shall advise the Lenders of such change.

35.24	Corrupt Practices

Each Obligor shall act in compliance with all applicable laws and regulations relating to bribery and corrupt practices and shall use all reasonable endeavours to procure that any person acting on its behalf acts in such manner in the course of acting for it.

35.25	Use of proceeds

No proceeds of a Loan shall be made available, directly or indirectly, to or for the benefit of a Restricted Party nor shall they be otherwise, directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions.

35.26	Operating Agreement and Seadrill Member

(a)

The Borrowers shall procure that none of the material terms, in the opinion of the Agent or the Required Lenders, of the Operating Agreement are amended, terminated, or waived without the prior written consent of the Agent (on behalf of the Required Lenders).

(b)

The Borrowers shall procure that Seadrill Member shall continue to be the Seadrill Member. Amendments solely related to the issuance of additional Membership Interests (as defined in the Operating Agreement), provided that Seadrill Member’s pre-emptive right applies to these Membership Interests, shall not be regarded as a material amendment.

35.27	Extension of TLB RCF

The Parent shall use reasonable endeavours to obtain consent from the lenders of the TLB RCF to extend its maturity date so that the Final Maturity Date under this Agreement falls prior to that of the TLB RCF.

35.28	Sanctions

Each Obligor shall ensure that none of their, nor any of their Subsidiaries’, respective directors, officers, employees, agents or representatives or any other persons acting on any of their behalf, is a person listed on any Sanctions List and in the event of non-compliance, the Borrower shall prepay in accordance with Clause 8.3 (Sanctions).

36.	Rig Covenants

The Obligors give the undertakings set out in this Clause 24 to each Finance Party and such undertakings shall remain in force throughout the Security Period.

36.1	Minimum Market Value

(a)

Subject to sub-paragraph (b), the Obligors will procure that the Market Value of all the Rigs (taken in aggregate) is at least one hundred and thirty five per cent (135%) of the sum of the Loans outstanding from, and tested first time with reference to the period ending on 31 December 2017 and up until the Final Maturity Date.

(b)

The application of sub-paragraph (a) above has been waived by the Finance Parties until the Final Maturity Date and the provisions of sub-paragraph (a) above are therefore suspended until the Final Maturity Date. For the avoidance of doubt, Clause 8.3 (Minimum Market Value) will not apply whilst the covenant in Clause 24.1 is suspended.

36.2	Market Valuation of the Rigs

(a)	The Parent shall (at its own expense):

(i)

arrange for the Market Value of each of the Rigs to be determined and valued, in order for the same to be communicated to the Agent (but not for the purpose of determining any compliance with Clause 24.1 (Minimum Market Value)) at the same time as each Compliance Certificate is delivered to the Agent pursuant to Clause 21.2 (Compliance Certificate) for the financial quarters ending 30 June and 31 December each year; and

(ii)	if an Event of Default has occurred and is continuing, upon the Agent’s request, arrange for the Market Value of each of the Rigs to be determined.

(b)

For the avoidance of doubt, there shall be no requirement for the Parent to provide the Market Value of each of the Rigs in any Compliance Certificate delivered to the Agent in respect of any testing period after the date of this Agreement.

36.3	Insurance

(a)

Each Obligor shall maintain or ensure that each of the Rigs is insured against such risks, including the following risks, Hull and Machinery, Protection & Indemnity (including an adequate club cover for pollution liability as normally adopted by the industry for similar rigs), Hull Interest and/or Freight Interest and War Risk (including piracy, terrorism and confiscation) insurances, in such amounts and currencies, on such terms (always applying the terms of the Nordic Marine Insurance Plan of 2013, version 2016 (as amended from time to time)) and with such insurers and placed through insurance brokers as the Agent shall approve as appropriate for an internationally reputable major drilling contractor. The Parent shall seek the approval of the Agent in writing, on behalf of the Lenders, prior to placing any insurances through any captive vehicle.

(b)

The insured value of each of the Rigs shall at all times be at least equal to or higher than the Market Value of each of the Rigs. The aggregate insured value of the Rigs, shall at all times be at least equal to the higher of the Market Values of the Rigs and one hundred and twenty per cent (120%) of the Total Commitments.

(c)

The value of the Hull and Machinery insurance shall cover at least eighty per cent (80%) of the Market Value of each of the Rigs and the aggregate insured values in the hull and machinery insurances of the Rigs, shall at all times be at least equal to the Total Commitments.

(d)

Each Obligor shall procure that the Security Agent (on behalf of the Finance Parties) is noted as first priority mortgagee and sole loss payee in the insurance contracts, together with the confirmation from the underwriters to the Security Agent that the notice of assignment with regards to the Insurances and the loss payable clauses (with a monetary threshold of USD 25,000,000) are noted in the insurance contracts and that standard letters of undertaking confirming this are executed by the insurers, always provided that the evidence thereof is in form and substance satisfactory to the Security Agent (on behalf of the Finance Parties). The Parent shall provide the Finance Parties with details of terms and conditions of the insurances and break down of insurers.

(e)

Not later than seven (7) days prior to the expiry date of the relevant Insurances, the Parent shall procure the delivery to the Agent of a certificate from the insurance broker(s) or the Insurers, confirming that the Insurances referred to in paragraph (a) have been renewed and taken out in respect of the Rigs with insurance values as required by paragraph (b), that such Insurances are in full force and effect and that the Agent (on behalf of the Finance Parties) have been noted as first priority mortgagee by the relevant insurers.

(f)	The Agent may effect:

(i)

at the Lenders’ expense and for the exclusive benefit of the Security Agent and the Lenders mortgagees’ interest insurance and/or, subject to Clause 24.3(f)(ii) below, at the Lenders’ expense and for the exclusive benefit of the Security Agent and the Lenders, mortgagees’ additional perils and pollution insurance on such terms as the Agent may approve; and

(ii)

at the Borrowers’ expense and for the exclusive benefit of the Lenders and the Security Agent when any of the Rigs is or may be located in an Area (as defined therein), insurance policies such as mortgagees’ additional perils and pollution insurance on such terms as the Agent may approve. The Parent will notify the Agent in writing prior to any Rig entering an Area (as defined herein). The term “Area” will mean the territorial waters of the United States of America or the Exclusive Economic Zone (as defined in the US Oil Pollution Act, 1990) or the territorial waters of any other jurisdiction having (in the Agent’s reasonable opinion) similar or comparable pollution or environmental protection legislation specified from time to time by the Agent to the Parent.

(g)

If any of the Insurances referred to in paragraph (a) form part of a fleet cover, the Parent shall procure that the insurers shall undertake to the Security Agent that they shall neither set-off against any claims in respect of any of the Rigs any premiums due in respect of other rigs under such fleet cover or any premiums due for other insurances, nor cancel this Insurance for reason of non-payment of premiums for other rigs under such fleet cover or of premiums for such other insurances, and shall undertake to issue a separate policy in respect of each of the Rigs if and when so requested by the Security Agent.

(h)

The Parent shall procure that the Rigs always are employed in conformity with the terms of the instruments of Insurances (including any warranties expressed or implied therein) and comply with such requirements as to extra premium or otherwise as the insurers may prescribe.

(i)	No Obligor will make any material change to the Insurances described under paragraphs (a) and (b) above without the prior written consent of the Agent (on behalf of the Lenders).

(j)

Each of the Insurances shall be reviewed, at the cost of the relevant Borrower, by the Lender’s insurance advisor on an annual basis and on each date on which the Insurances are due for renewal if so required by the Agent.

36.4	Alteration to the Rigs

Each Obligor shall ensure that no Rig is materially altered except as necessary in the ordinary course of business and upon prior written notice to the Agent, and then only if and to the extent such alteration is carried out in accordance with the terms of the contractual obligations pertaining to the said Rig existing at the date of this Agreement.

36.5	Conditions of the Rigs

Each Obligor shall ensure that the Rigs are maintained and preserved in good working order and repair and operated in accordance with good internationally recognised standards, complying with the ISM Code and the ISPS Code (to the extent applicable, and if not applicable, to conduct its affairs in accordance with prudent industry practices) and all other marine safety and other regulations and requirements from time to time applicable to vessels registered in the relevant Ship Registry under the relevant flag and applicable to vessels trading in any jurisdiction in which the Rigs may operate from time to time.

36.6	Trading, Classification and Repairs

The Obligors shall keep or shall procure that:

(a)	the Rigs are kept in a good, safe and efficient condition and state of repair consistent with prudent ownership and management practice;

(b)

that the Rigs maintain their class at the highest level with Det Norske Veritas, Lloyd’s Register, American Bureau of Shipping or another classification society approved by the Required Lenders, free of any overdue recommendations and qualifications;

(c)

they comply with the laws, regulations (statutory or otherwise), constitutional documents and international conventions applicable to the classification society, the Ship Registry, the Obligors (ownership, operation, management and business) and to the Rigs in any jurisdiction in which any of the Rigs or the Obligors may operate from time to time;

(d)

none of the Rigs enter the territorial waters (twelve (12) mile limit) of the United States of America unless (i) it is an emergency situation, (ii) if no Event of Default has occurred and is continuing, upon obtaining the prior written consent from the Agent, or (iii) if an Event of Default has occurred and is continuing, upon obtaining the prior written consent of the Lenders; and

(e)	they provide the Agent of evidence of such compliance upon request from the Agent.

36.7	Notification of Certain Events

The Parent shall immediately notify the Agent of:

(a)	any accident to any of the Rigs involving repairs where the costs will or are likely to exceed USD 25,000,000 (or the equivalent amount in any other currency);

(b)	any requirement or recommendation made by any insurer or classification society or by any competent authority which is not, or cannot be, immediately complied with;

(c)	any exercise or purported exercise of any capture, seizure, arrest or lien on any of the assets secured by the Security Documents; and

(d)	any occurrence as a result of which any of the Rigs has become or is, by the passing of time or otherwise, likely to become a Total Loss.

36.8	Operation of the Rigs

Each Obligor shall comply, and procure that any charterer and manager complies in all material respects with all Environmental Laws and all other laws or regulations relating to the Rigs, their ownership, operation and management or to the business of the Obligor and shall not employ any of the Rigs nor allow their employment:

(a)	in any manner contrary to law or regulation in any relevant jurisdiction; and

(b)

in the event of hostilities in any part of the world (whether war is declared or not), in any zone which is declared a war zone by any government or by the war risk insurers of any of the Rigs unless the Parent has (at its expense) effected any special, additional or modified insurance cover which shall be necessary or customary for good shipowners trading Rigs within the territorial waters of such country at such time and has provided evidence of such cover to the Agent.

36.9	ISM Code, ISPS Code Etc.

Each Borrower shall comply and shall procure that a charter and/or manager comply with the ISM Code, ISPS Code, Marpol and any other international maritime safety regulation relevant to the operation and maintenance of its relevant Rig and provide copies of certificates evidencing such compliance to the Agent upon written request thereof.

36.10	Inspections and Class Records

(a)

The Obligors shall permit, and shall procure that any charterers and/or managers permit, one person appointed by the Agent to inspect upon the Agent giving prior written notice each of the Rigs once a year, as long as such inspection does not interfere with the operation of the Rigs. Such inspection shall be for the account of the Lenders unless an Event of Default has occurred and is continuing, in which case it shall be for the account of the relevant Borrower.

(b)

The Parent shall instruct the classification society to send to the Agent, following a written request from the Agent, copies of all class records held by the classification society in relation to the Rigs.

36.11	Surveys

The Parent shall submit to or cause the Rigs to be submitted to such periodic or other surveys as may be required for classification purposes and to ensure full compliance with regulations of the Ship Registry of the Rigs and if consented to by the Agent pursuant to Clause 24.14 (Ship Registry, Name and Flag) such parallel Ship Registry of the Rig.

36.12	Arrest

The Obligors shall promptly pay and discharge:

(a)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against any of the Security Interests each Security Document creates or purports to create;

(b)	all tolls, taxes, dues, fines, penalties and other amounts charged in respect of any of the Security Interests each Security Document creates or purports to create; and

(c)	all other outgoings whatsoever in respect of any of the Security Interests each Security Document creates or purports to create,

and forthwith upon receiving a notice of arrest of any of the Rigs, or their detention in exercise or purported exercise of any lien or claim, the Parent shall procure its release by providing bail or providing the provision of security or otherwise as the circumstances may require.

36.13	Total Loss

In the event that any of the Rigs shall suffer a Total Loss, the Obligors shall, within a period of ninety (90) days after the Total Loss Date, obtain and present to the Agent, a written confirmation from the relevant insurers that the claim relating to the Total Loss has been accepted in full, and the insurance proceeds shall be paid to the Agent for application in accordance with Clause 8.1 (Total Loss or Sale).

36.14	Ship Registry, Name and Flag

Each Borrower shall, in respect of its relevant Rig:

(a)	procure that its Rig is registered in the name of the respective Rig Owner as described in Schedule 2 (Borrowers, Guarantors and Collateral Rigs) hereto in the relevant Ship Registry; and

(b)

not change the Ship Registry, name or flag of any of its Rig or parallel register its Rig in any Ship Registry without the prior written consent of the Required Lenders (such consent not to be unreasonably withheld or delayed). If such change would be to a Ship Registry, flag, or parallel register which is not generally recognised by the oil industry, then such change is subject to the prior written consent of all of the Lenders.

The Agent may determine whether a register or flag is “generally recognised”, upon consultation with the Lenders, and the Agent may pursuant to Clause 27.7 (Rights and Discretions of the Agent), rely upon the advice of experts and/or advisors appointed by it to make such determination.

36.15	Management

A company (being a wholly owned Subsidiary of the Seadrill Entity or the Parent) shall perform management services in respect of the Rigs, and no material change or any adverse change (having an adverse effect on the Finance Parties rights and/or obligations under the Finance Documents) shall be made to such existing management arrangements without the prior written consent of the Agent (such consent not to be unreasonably withheld or delayed).

37.	Events of Default

(a)	Subject to paragraph (b) below, each of the events or circumstances set out in this Clause 25 is an Event of Default (except for Clause 25.18 (Acceleration) and Clause 25.19 (Automatic Acceleration)).

(b)

Notwithstanding anything to the contrary herein or any other Finance Document, no Default or Event of Default shall arise, directly or indirectly, as a result of, or otherwise in connection with any Seadrill Entity and/or any of its Subsidiaries (for the avoidance of doubt excluding any member of the Group) taking any action (or otherwise being subject to a proceeding) described in Clauses 25.3 (Other Obligations) (other than arising as a result of breach of Clauses 20.17(d) (Ownership) and 23.25 (Operating Agreement and Seadrill Member)), 25.5 (Cross Default), 25.6 (Insolvency), 25.7 (Insolvency Proceedings) and 25.8 (Creditor’s Process), including as a result of any indebtedness accelerating or otherwise not being paid in connection therewith.

37.1	Non-Payment

Any of the Obligors does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by administrative or technical error affecting the transfer of funds despite timely payment instructions by the Obligor; and

(b)	payment is made within three (3) Business Days of its due date.

37.2	Financial Covenants, Change of Business and Insurance

Any requirement in Clause 22 (Financial Covenants), Clause 23.8 (Change of Business) and Clause 24.2 (Insurance) is not satisfied.

37.3	Other Obligations

(a)

Any of the Obligors does not comply with any provision of the Finance Documents (other than those referred to in Clause 25.1 (Non-Payment) and Clause 25.2 (Financial Covenants, Change of Business and Insurance)); and

(b)

No Event of Default under (a) above will occur if the failure to comply is (in the reasonable opinion of the Agent) capable of remedy and is remedied within thirty (30) calendar days of the earlier of the Agent giving notice to the Parent or the relevant Obligor becoming aware of the failure to comply.

37.4	Misrepresentations

Any representation, warranty or statement made or deemed to be made by any of the Obligors in the Finance Documents or any other document delivered by or on behalf of the Obligors under or in connection with any of the Finance Documents is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

37.5	Cross Default

(a)	Any Financial Indebtedness of any Obligor or any member of the Group (including under the TLB Agreement) is not paid when due nor within any originally applicable grace period;

(b)

any Financial Indebtedness of any Obligor or any member of the Group (including under the TLB Agreement) is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described);

(c)

any commitment for any Financial Indebtedness of any Obligor or any member of the Group (including under the TLB Agreement) is cancelled or suspended by a creditor of any Obligor as a result of an event of default (however described); or

(d)

any creditor of any Obligor or any member of the Group is entitled to declare any Financial Indebtedness of any Obligor or any member of the Group (including under the TLB Agreement) due and payable prior to its specified maturity as a result of an event of default (however described), in circumstances where the aggregate amount of all such Financial Indebtedness referred to in all or any of sub-clauses (a) to (d) is USD 25,000,000 (or its equivalent in other currencies) or more.

37.6	Insolvency

(a)	Any of the Obligors or any other Material Subsidiary is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of any of the Obligors or any other Material Subsidiary is less than its liabilities (taking into account contingent and prospective liabilities).

(c)	A moratorium is declared in respect of any indebtedness of any of the Obligors or any other Material Subsidiary.

37.7	Insolvency Proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)

the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme or arrangement or otherwise) of any Obligor or any other Material Subsidiary;

(b)	a composition, compromise, assignment or arrangement with any creditor of any Obligor or any other Material Subsidiary;

(c)	the appointment of a liquidator, receiver, administrative receiver, administrator or other similar officer in respect of any Obligor or any other Material Subsidiary; or

(d)	enforcement of any Security Interest over any assets of any Obligor or any other Material Subsidiary.

37.8	Creditor’s Process

Any maritime lien or other lien (not being a Permitted Encumbrance), expropriation, injunction restraint, arrest attachment, sequestration, distress or execution affects any asset secured by the Security Documents or undertakings, property, assets, rights or revenues (not secured by the Security Documents) of any Obligor and is not discharged within thirty (30) days after the Obligor becomes aware of the same unless the Finance Parties have been provided with additional security in such form and substance and for such amounts as the Finance Parties may require.

37.9	Unlawfulness and Invalidity

It is or becomes unlawful or impossible for any Obligor and/or any of the parties to any of the Security Documents to perform any of their respective obligations under the Finance Documents or for the Agent or Security Agent to exercise any right or power vested to it under the Finance Documents.

37.10	Amendment or Termination of the Management Agreement or Omnibus Agreement

Any material amendment to, termination of, or expiry of the Omnibus Agreement or the Management Agreement occurs which would result in a material adverse effect on the operations, business, properties or financial condition of the Group taken as a whole.

37.11	Cessation of Business

Any Obligor (whether by one or a series of transactions) suspends, changes or ceases to carry on (or threatens to suspend, change or cease to carry on) all or a material part of its business.

37.12	Stock Exchange Listing

The Parent no longer is listed on an Exchange.

37.13	Material Adverse Change

Any event or condition or circumstance or series of events or conditions or circumstances occur which, in the reasonable opinion of the Required Lenders has had or could reasonably be expected to have a Material Adverse Effect.

37.14	Authorisation and Consents

Any authorisation, licence, consent, permission or approval required in connection with the entering into, validity, enforcement, completion or performance of any of the Finance Documents or any transactions contemplated thereby is revoked, terminated or modified or otherwise cease to be in full force and effect.

37.15	Loss of Property

Any part of an Obligor’s or its Subsidiaries’ property is destroyed, abandoned, seized, appropriated or forfeited or the authority or ability of any member of the Group to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any member of the Group or any of its assets which in the opinion of the Agent or the Required Lenders has or could reasonably be expected to have, if adversely determined, a Material Adverse Effect.

37.16	Litigation

There is current, pending or threatened any claims, litigation, arbitration or administrative proceedings against any Obligor which in the opinion of the Agent or the Required Lenders has or could reasonably be expected to have, if adversely determined, a Material Adverse Effect.

37.17	Failure to Comply with Final Judgment

Any of the Obligors fails within five (5) Business Days after becoming obliged to do so to comply with or pay any sum in an amount exceeding USD 25,000,000 (or the equivalent in any other currencies) due from it under any final judgment or any final order (being one against which there is no right of appeal or if a right of appeal exists the time limit for making such appeal has expired and no appeal has been dismissed) made or given by any court of competent jurisdiction, provided, however, that such event shall not be deemed to constitute an Event of Default if the Obligor is entitled to insurance cover for the whole of such sum and the relevant insurers have confirmed liability and undertaken to make payment of the whole of such sum in writing to the person(s) entitled to payment and it is likely (in the reasonable opinion of the Required Lenders) that the insurers will be able to make such payment within thirty (30) days.

37.18	Acceleration

Upon the occurrence of an Event of Default which is continuing, the Agent may, and shall if so directed by the Required Lenders (and in the case of (e) below, the Supra Majority Lenders), by written notice to the Borrowers:

(a)	cancel the Total Commitments whereupon they shall immediately be cancelled; and/or

(b)

declare that all or part of any Loan together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents, be either immediately due and payable and/or payable upon demand, whereupon they shall become either immediately due and payable or payable on demand; and/or

(c)	declare that no withdrawals be made from any Earnings Account; and/or

(d)	direct the Security Agent to start enforcement in respect of the Security Interests established by the First Ranking Security Documents; and/or

(e)

subject to the terms of the Intercreditor Agreement, direct the Common Security Agent to start enforcement in respect of the Security Interests established by the Second Ranking Security Documents; and/or

(f)

take any other action, with or without notice to the Parent and/or the Borrower, exercise or direct the Security Agent to exercise any other right or pursue any other remedy conferred upon the Agent, the Security Agent or the other Finance Parties by any of the Finance Documents or by any applicable law or regulation or otherwise as a consequence of such Event of Default.

37.19	Automatic Acceleration

Notwithstanding Clause 25.18 (Acceleration), if any Obligor or any other Material Subsidiary commences a voluntary case concerning itself under the US Bankruptcy Code, or an involuntary case is commenced under the US Bankruptcy Code against any Obligor and the petition is not controverted within 10 days, or is not dismissed within 45 days after commencement of the case, or a custodian (as defined in the US Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any Obligor, or any order of relief or other order approving any such case or proceeding is entered, the Facilities shall cease to be available to such Obligor and all obligations of such Obligor under Clause 18 (Guarantee and Indemnity) or any other provision of this Agreement or any other Finance Document to which such Obligor is a party shall become immediately due and payable, in each case automatically and without any further action by any Party.

38.	Changes to the Parties

38.1	Assignment by the Obligors

None of the Obligors may assign or transfer or assume any part of, or any interest in, its rights and/or obligations under the Finance Documents without the consent of all Lenders.

38.2	Assignments and Transfers by the Lenders

A Lender (the “Existing Lender”) may, at any time assign, transfer or have assumed its rights or obligations under the Finance Documents (a “Transfer”) to:

(a)	another Existing Lender or an Affiliate of an Existing Lender (without the prior written consent of the Parent);

(b)	a central bank or federal reserve (without the prior written consent of the Parent);

(c)

another bank or financial institution (together with such institutions as mentioned in paragraphs (a) and (b) above, each regarded a “New Lender”), subject to the prior consent of the Parent and the Agent (such consent not to be unreasonably withheld or delayed and which shall be deemed to have been given fifteen (15) Business Days after being sought unless expressly refused within that period); or

(d)	regardless of paragraph (c) above, to a New Lender (as defined above in paragraph (c)) if an Event of Default has occurred and is continuing,

in a minimum transfer amount of USD 12,500,000, unless such Existing Lender’s Commitment and participation in the Loan (if any) is less than USD 12,500,000, in which case such Existing Lender’s minimum transfer amount is the whole amount of its Commitment and participation in the Loan (if any).

38.3	Assignment or Transfer Fee

Unless the Agent otherwise agrees, the New Lender shall, on the date upon which an assignment or transfer takes place pay to the Agent (for its own account) a fee of USD 3,000.

38.4	Conditions of Assignment

An assignment will only be effective:

(a)

on receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the Borrowers and the other Finance Parties as it would have been under if it was an Original Lender;

(b)

on the New Lender entering into any documentation required for it to accede as a party to any Security Document to which the Existing Lender is a party in its capacity as a Lender and, in relation to such Security Documents, completing any filing, registration or notice requirements;

(c)

if an assignment takes effect after there has been a Utilisation, the assignment of an Existing Lender’s participation in the Utilisations (if any) under the Facility shall take effect in respect of the same fraction of each such Utilisation;

(d)

on the performance by the Agent of all “know your customer” or other checks relating to any person that it is required to carry out in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Lender and the New Lender;

(e)	if that Existing Lender assigns equal fractions of its Commitment and participation in the Loan and each Utilisation (if any) under the relevant Facility; and

(f)

if such assignment is accepted by the Parent and the New Lender confirms to the Borrowers and the Agent that, at the time of the assignment, it has no knowledge of any circumstance which may lead to such New Lender making any claims in respect of Clauses 13 (Tax Gross-Up and Indemnities) and/or 14 (Increased Costs).

Each New Lender, by executing the relevant Transfer Certificate, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with the Finance Documents on or prior to the date on which the assignment becomes effective in accordance with the Finance Documents and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

38.5	Limitation of Responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor or any other person of its obligations under the Finance Documents or any other documents;

(iv)	the application of any Basel II Regulation or Basel III Regulation to the transactions contemplated by the Finance Documents; or

(v)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)	has made (and shall continue to make) its own independent investigation and assessment of:

(A)	the financial condition and affairs of the Obligors and their related entities in connection with its participation in this Agreement; and

(B)	the application of any Basel II Regulation or Basel III Regulation to the transactions contemplated by the Finance Documents,

and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Finance Document;

(ii)	will continue to make its own independent appraisal of the application of any Basel II Regulation or Basel III Regulation to the transactions contemplated by the Finance Documents; and

(iii)

will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-assignment from a New Lender of any of the rights assigned under this Clause 26 (Changes to the Parties); or

(ii)

support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or by reason of the application of any Basel II Regulation to the transactions contemplated by the Finance Documents or otherwise.

38.6	Procedure for Transfer

(a)

Subject to the conditions set out in Clause 26.4 (Conditions of Assignment) an assignment may be effected in accordance with paragraph (b) below when (i) the Agent executes an otherwise duly completed Transfer Certificate and (ii) the Agent executes any document required under Clause 26.4 (Conditions of Assignment) which it may be necessary for it to execute in each case delivered to it by the Existing Lender and the New Lender duly executed by them and, in the case of any such other document, any other relevant person. The Agent shall, as soon as reasonably practicable after receipt by it of a Transfer Certificate and any such other document each duly completed, appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate and such other document.

(b)	The Obligors and the other Finance Parties irrevocably authorise the Agent to execute any Transfer Certificate on their behalf without any consultations with them.

(c)	On the Transfer Date:

(i)

to the extent that in the Transfer Certificate the Existing Lender seeks to be released from its obligations under the Finance Documents, the Existing Lender shall be released from further obligations towards the Obligors and the other Finance Parties under the Finance Documents and the rights of the Obligors and the other Finance Parties against the Existing Lender under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”) (but the obligations owed by the Obligors under the Finance Documents shall not be released);

(ii)

the New Lender shall assume obligations towards each of the Obligors who are a Party and/or the Obligors and the other Finance Parties shall acquire rights against the New Lender which differ from the Discharged Rights and Obligations only insofar as the New Lender has assumed and/or the Obligors and the other Finance Parties have acquired the same in place of the Existing Lender;

(iii)

the other Finance Parties and the New Lender shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Existing Lender and the other Finance Parties shall each be released from further obligations to each other under the Finance Documents;

(iv)	the New Lender shall become a Party to the Finance Documents as a “Lender” for the purposes of all the Finance Documents; and

38.7	Interest

If the Agent has notified the Lenders that it is able to distribute interest payment on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 26.6 (Procedure for Transfer) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(a)

any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six months, on the next of the dates which falls at six (6) monthly intervals after the first day of that Interest Period); and

(b)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(i)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(ii)

the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 26.7 have been payable to it on that date, but after deduction of the Accrued Amounts

38.8	Copy of Transfer Certificate to Parent

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate and any other document required under Clause 26.4 (Conditions of Assignment), send a copy of that Transfer Certificate and such documents to the Parent.

38.9	Security over Lenders’ Rights

In addition to the other rights provided to Lenders under this Clause 26, each Lender may without consulting with or obtaining consent from an Obligor, at any time charge, assign or otherwise create a Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security Interest to secure obligations to a federal reserve or central bank; and

(b)

in the case of any Lender which is a fund, any charge, assignment or other Security Interest granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security Interest shall:

(i)

release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security Interest for the Lender as a party to any of the Finance Documents; or

(ii)

require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

38.10	Further Assurances

Each of the Obligors undertakes to procure that in relation to any Transfer, each of the Obligors shall (at its own cost) at the request of the Agent execute such documents as may in the discretion of the Agent be necessary to ensure that the New Lender attains the benefit of the Finance Documents.

38.11	Disclosure of Information

Any Lender may disclose:

(a)	to any of its affiliates, branches, subsidiaries, its parent company, head office or regional office (together the “Permitted Parties”) and a potential assignee;

(b)

to whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any of the Obligors;

(c)	to auditors or professional advisers or service providers employed in the normal course of a Permitted Party’s business who are under a duty of confidentiality to the Permitted Parties;

(d)	to any rating agency, insurer or insurance broker of, or direct or indirect provider of credit protection to any Permitted Party; and

(e)	to whom, to the extent that, information is required to be disclosed by any applicable law,

such information about the Obligors and the Finance Documents as that Lender shall consider appropriate, provided that such disclosure shall, except if an Event of Default has occurred or is occurring, be subject to the prior written approval by the Parent if such potential assignee is not an affiliate of any of the Lenders.

39.	Roles of Agent, Security Agent, Mandated Lead Arrangers and Bookrunners

For the purposes of this Clause 27 only, a reference to a “Finance Document” or the “Finance Documents” means a Finance Document other than a Second Ranking Security Document or the Finance Documents other than the Second Ranking Security Documents, as applicable.

39.1	Appointment of the Agent

(a)	Each other Finance Party (other than the Security Agent) appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)	Each such other Finance Party authorises the Agent:

(i)

to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions; and

(ii)	to execute each of the Security Documents and all other documents that may be approved by the Required Lenders for execution by it.

39.2	Instructions to Agent

(a)	The Agent shall:

(i)

unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)	in all other cases, the Required Lenders; and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.

(b)

The Agent shall be entitled (but not obliged) to request instructions, or clarification of any instruction, from the Required Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent may refrain from acting unless and until it receives those instructions or that clarification.

(c)

Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Required Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties except for the Security Agent.

(d)

The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(e)	In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

(f)

The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document. This Clause (f) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Security Documents.

39.3	Duties of the Agent

(a)	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent (in its capacity as Agent) for that Party by any other Party.

(c)	Without prejudice to Clause 26.8 (Copy of Transfer Certificate to Parent), paragraph (b) above shall not apply to any Transfer Certificate.

(d)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)

If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)

If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or a Bookrunner or Mandated Lead Arranger or the Security Agent for their own account) under this Agreement it shall promptly notify the other Finance Parties.

(g)	The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

39.4	Role of the Bookrunners or Mandated Lead Arrangers

Except as specifically provided in the Finance Documents, no Bookrunner or Mandated Lead Arranger has obligations of any kind to any other Party under or in connection with any Finance Document or the transactions contemplated by the Finance Documents.

39.5	No Fiduciary Duties

(a)	Nothing in this Agreement constitutes the Agent or any Mandated Lead Arranger or Bookrunner as a trustee or fiduciary of any other person.

(b)

None of the Agent, the Security Agent or any Bookrunner or Mandated Lead Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account or have any obligations to the other Finance Parties beyond those expressly stated in the Finance Documents.

39.6	Business with the Group

The Agent, the Security Agent, any Bookrunner and any Mandated Lead Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Obligor or member of the Group or their Affiliates.

39.7	Rights and Discretions of the Agent

(a)	The Agent may

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Required Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the other Finance Parties) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 25.1 (Non-Payment));

(ii)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and

(iii)	any notice or request made by the Parent (other than a Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)

The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts in the conduct of its obligations and responsibilities under the Finance Documents.

(d)

Without prejudice to the generality of Clause 27.7(c) or (e), the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be desirable.

(e)

The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party and whether or not liability thereunder is limited by reference to monetary cap or otherwise) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Agent may act in relation to the Finance Documents through its officers, employees and agents and the Agent shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part, of any such person,

unless such error or such loss was directly caused by the Agent’s gross negligence or wilful misconduct.

(g)	Unless a Finance Document expressly provides otherwise, the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(h)

Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor any Bookrunner nor any Mandated Lead Arranger is obliged to do or omit to do anything if it would or might in its opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality. The Agent, each Bookrunner and each Mandated Lead Arranger may do anything which in its opinion, is necessary or desirable to comply with any law or regulation of any jurisdiction.

(i)

Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

(j)

Neither the Agent nor any Bookrunner nor any Mandated Lead Arranger shall be obliged to request any certificate, opinion or other information under Clause 21 (Information Undertakings) unless so required in writing by a Lender, in which case the Agent shall promptly make the appropriate request of the Parent if such request would be in accordance with the terms of this Agreement.

39.8	Responsibility for Documentation and other Matters

None of the Agent or any Bookrunner or any Mandated Lead Arranger is responsible or liable for:

(a)

the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, any Bookrunner or any Mandated Lead Arranger, an Obligor or any other person given in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or of any representations in any Finance Document or of any copy of any document delivered under any Finance Document;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any Charter Contract or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or any Charter Contract;

(c)	the application of any Basel II Regulation or Basel III Regulation to the transactions contemplated by the Finance Documents;

(d)

any loss to the Trust Property arising in consequence of the failure, depreciation or loss of any Charged Property or any investments made or retained in good faith or by reason of any other matter or thing;

(e)	accounting to any person for any sum or the profit element of any sum received by it for its own account;

(f)	the failure of any Obligor or any other party to perform its obligations under any Finance Document or any Charter Contract or the financial condition of any such person;

(g)	ascertaining whether all deeds and documents which should have been deposited with it (or the Security Agent) under or pursuant to any of the Security Documents have been so deposited;

(h)	investigating or making any enquiry into the title of any Obligor to any of the Charged Property or any of its other property or assets;

(i)	failing to register any of the Security Documents with any applicable registrar of companies or any other public office;

(j)	failing to register any of the Security Documents in accordance with the provisions of the documents of title of any Obligor to any of the Charged Property;

(k)

failing to take or require any Obligor to take any steps to render any of the Security Documents effective as regards property or assets outside England or Wales or to secure the creation of any ancillary charge under the laws of the jurisdiction concerned;

(l)

(unless it is the same entity as the Security Agent) the Security Agent and/or any other beneficiary of a Security Document failing to perform or discharge any of its duties or obligations under the Security Documents; or

(m)

any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by any applicable law or regulation relating to insider dealing or otherwise.

39.9	No Duty to Monitor

The Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

39.10	Exclusion of Liability

(a)

Without limiting Clause 27.10(b) (and without prejudice to any other provision of the Finance Documents excluding or limiting the liability of the Agent) the Agent will not be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:

(i)

any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Charged Property, unless directly caused by its gross negligence or wilful default or fraud. For the avoidance of doubt and not withstanding anything contained in the

Finance Documents, the Security Agent shall not in any event be liable for any indirect or consequential loss (including, without limitation, loss of profit, business or goodwill) regardless of whether it was informed of the likelihood of such loss and irrespective of whether any such claim is made for breach of contract, in tort or otherwise;

(ii)

exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Charged Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Charged Property; or

(iii)	without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)

No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this clause subject to Clause 1.3 (Third Party Rights) and the provisions of the Third Parties Act.

(c)

The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Agent, any Bookrunner or any Mandated Lead Arranger to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender,

on behalf of any Lender and each Lender confirms to the Agent and each Bookrunner and each Mandated Lead Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or any Bookrunner or any Mandated Lead Arranger.

(e)	Without prejudice to any provision of any Finance Document excluding or limiting the Agent’s liability, any liability of the Agent arising under or in connection with any Finance Document or the Charged Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

39.11	Lenders’ Indemnity to the Agent

(a)

Each Lender shall (in proportion (if no part of the Loan is then outstanding) to its share of the Total Commitments or (at any other time) to its participation in the Loan) indemnify the Agent, within three Business Days of demand, against any Losses (otherwise than by reason of the Agent’s gross negligence or wilful default) incurred by the Agent in acting as such under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document or out of the Trust Property) including the costs of any person engaged in accordance with Clause 27.7(c) (Rights and Discretions of the Agent) and any Receiver in acting as its agent under the Finance Documents and any Losses incurred by the Agent prior to its replacement pursuant to Clause 27.13 (Replacement of the Agent). The indemnities contained in this Clause 27.11 shall survive the termination or discharge of this Agreement.

(b)	Subject to paragraph (c) below, the Borrowers shall immediately on demand reimburse any Lender for any payment that Lender makes to the Agent pursuant to paragraph (a).

(c)	Paragraph (b) shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Agent to an Obligor.

39.12	Resignation of the Agent

(a)

The Agent may resign without giving any reason therefor and, after consultation with the Parent, appoint one of its Affiliates as successor by giving notice to the Lenders, the Security Agent and the Parent.

(b)

Alternatively the Agent may resign without giving any reason therefor by giving thirty (30) days’ notice to the other Finance Parties and the Parent, in which case the Required Lenders (after consultation with the Parent) may appoint a successor Agent.

(c)

If the Required Lenders have not appointed a successor Agent in accordance with paragraph (b) above within twenty (20) days after notice of resignation was given, the retiring Agent (after consultation with the Parent) may appoint a successor Agent.

(d)

If the Agent wishes to resign because it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph (c) above, the Agent may (if it concludes that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 27 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent’s normal fee rates and those amendments will bind the Parties.

(e)

The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(f)	The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(g)

The appointment of the successor Agent shall take effect on the date specified in the notice from the Required Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 15.3 (Indemnity to the Agent, Security Agent and Mandated Lead Arrangers) and this Clause 27 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)

The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three (3) months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)

the Agent fails to respond to a request under Clause 13.5 (FATCA Information) and the Parent or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)

the information supplied by the Agent pursuant to Clause 13.5 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Parent and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date,

and (in each case) the Parent or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Parent or that Lender, by notice to the Agent, requires it to resign.

39.13	Replacement of the Agent

(a)	After consultation with the Parent, the Required Lenders may, by giving thirty (30) days’ notice to the Agent replace the Agent by appointing a successor Agent.

(b)

The retiring Agent shall make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(c)

The appointment of the successor Agent shall take effect on the date specified in the notice from the Required Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) above) but shall remain entitled to the benefit of Clause 15.3 (Indemnity to the Agent, the Security Agent and

Mandated Lead Arrangers) and this Clause 27 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d)	Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

39.14	Confidentiality

(a)

In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its department, division or team directly responsible for the management of the Finance Documents which shall be treated as a separate entity from any other of its divisions, departments or teams.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

(c)

Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent, any Bookrunner nor any Mandated Lead Arranger is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

39.15	Relationship with the Lenders

(a)

The Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five (5) Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)	Each Lender shall supply the Agent with any information that the Agent may reasonably specify as being necessary or desirable to enable the Agent to perform its functions as Agent.

(c)	Each Lender shall deal with the Security Agent exclusively through the Agent and shall not deal directly with the Security Agent.

39.16	Credit Appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to each other Finance Party that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each Obligor and other member of the Group;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, each Charter Contract and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or any Charter Contract;

(c)	the application of any Basel II Regulation or Basel III Regulation to the transactions contemplated by the Finance Documents;

(d)

whether any Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Charged Property;

(e)

the adequacy, accuracy and/or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document or any Charter Contract, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or any Charter Contract; and

(f)

the right or title of any person in or to, or the value or sufficiency of, any part of the Charged Property, the priority of the Security Documents or the existence of any Security Interest affecting the Charged Property.

39.17	Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Parent) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

39.18	Deduction from Amounts Payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

39.19	Reliance and Engagement Letters

Each Finance Party confirms that each of the Bookrunners, Mandated Lead Arrangers, the Security Agent and the Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Bookrunners, the Mandated Lead Arrangers, the Security Agent or the Agent) the terms of any reliance letter or engagement letters relating to any reports, opinions or letters provided by accountants or other professional advisers in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those reports, opinions or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

39.20	Common Parties

Although the Agent and the Security Agent may from time to time be the same entity, that entity will have entered into the Finance Documents (to which it is party) in its separate capacities as agent for the Finance Parties and (as appropriate) security agent and trustee for the Finance Parties. Where any Finance Document provides for the Agent or Security Agent to communicate with or provide instructions to the other, while they are the same entity, such communication or instructions will not be necessary.

39.21	Security Agent

(a)

Each other Finance Party appoints the Security Agent to act as its agent and (to the extent permitted under any applicable law) trustee under and in connection with the Security Documents and confirms that the Security Agent shall have a lien on the Security Documents and the proceeds of the enforcement of those Security Documents for all moneys payable to the beneficiaries of those Security Documents.

(b)	Each other Finance Party authorises the Security Agent:

(i)

to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions; and

(ii)	to execute each of the Security Documents and all other documents that may be approved by the Agent and/or the Required Lenders for execution by it.

(c)

The Security Agent accepts its appointment under Clause 27.21 (Security Agent) as trustee of the Trust Property with effect from the date of this Agreement and declares that it holds the Trust Property on trust for itself, the other Finance Parties (for so long as they are Finance Parties) on and subject to the terms set out in Clauses 27.21—27.34 (inclusive) and the Security Documents to which it is a party.

39.22	Application of Certain Clauses to Security Agent

(a)

Clauses 27.3(a) (Duties of Agent), 27.7 (Rights and Discretions of the Agent), 27.8 (Responsibility for Documentation and other Matters), Clauses 27.9 (No Duty to Monitor), 27.10 (Exclusion of Liability), 27.11 (Lenders’ Indemnity to the Agent), 27.12 (Resignation of the Agent), 27.14 (Confidentiality), 27.15 (Relationship with the Lenders), 27.16 (Credit Appraisal by the Lenders) and 27.18 (Deduction from Amounts Payable by the Agent) shall each extend so as to apply to the Security Agent in its capacity as such and for that purpose each reference to the “Agent” in these clauses shall extend to include in addition a reference to the “Security Agent” in its capacity as such and, in Clause 27.7 (Rights and Discretions of the Agent), references to the Lenders and a group of Lenders shall refer to the Agent.

(b)	In addition:

(i)	Clause 27.10 (Exclusion of Liability) shall, for the purposes of its application to the Security Agent pursuant to paragraph (a) above, have the following additional sub-clauses:

(A)

any losses to any person or any liability arising as a result of taking or refraining from taking any action in relation to any of the Finance Documents or otherwise whether in accordance with an instruction from an Agent or otherwise unless directly caused by its gross negligence or wilful misconduct;

(B)

the exercise of, or the failure to exercise (or the failure to consider the exercise or non-exercise of), any judgment, discretion or power given to it by or in connection with any of the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, the Finance Documents or the Security Interests; or

(C)	any shortfall which arises on the enforcement or realisation of the Security Interests;

(ii)	Clause 27.12 (Resignation of the Agent) shall, for the purposes of its application to the Security Agent pursuant to paragraph (a) above, have the following additional sub-clause:

At any time after the appointment of a successor, the retiring Security Agent shall do and execute all acts, deeds and documents reasonably required by its successor to transfer to it (or its nominee, as it may direct) any property, assets and rights previously vested in the retiring Security Agent pursuant to the Security Documents and which shall not have vested in its successor by operation of law; and

(iii)

Clause 27.14 (Confidentiality) shall, for the purposes of its application to the Security Agent pursuant to paragraph (a) above, be read and construed as to refer to “its agency and trust department” instead of “its department, division or team directly responsible for the management of the Finance Documents”.

39.23	Instructions to Security Agent

(a)	The Security Agent shall:

(i)

unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by the Agent; and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.

(b)

The Security Agent shall be entitled (but not obliged) to request instructions, or clarification of any instruction, from the Agent as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Security Agent may refrain from acting unless and until it receives those instructions or that clarification.

(c)

Unless a contrary indication appears in a Finance Document, any instructions given to the Security Agent by the Agent shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)

The Security Agent may refrain from acting in accordance with any instructions of the Agent until it has received any indemnification and/or security and/or pre-funding and/or insurance that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(e)	In the absence of instructions, the Security Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

(f)

The Security Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (f) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Security Documents.

39.24	Security Agent’s Actions

Without prejudice to the provisions of Clause 27.23 (Instructions to Security Agent) the Security Agent may (but shall not be obliged to), in the absence of any instructions to the contrary, take such action in the exercise of any of its powers and duties under the Finance Documents as it considers in its discretion to be appropriate.

39.25	Application following an Event of Default

(a)	Following an Event of Default all moneys received by the Agent or the Security Agent shall be applied in the following order:

(i)

firstly, in respect of all costs and expenses whatsoever incurred by the Security Agent in connection with or pursuant to the performance of its functions under the Finance Documents, including the costs of realising and enforcing the Security Documents;

(ii)	secondly, in respect of all costs and expenses whatsoever incurred by the Agent;

(iii)

thirdly, in or towards satisfaction of all prior claims (being any claims, liabilities or debts owed which in any such case have been evidenced to the Finance Parties and take priority over any moneys received in respect of the Security Interests constituted by the Security Documents) secured on the Finance Parties’ secured assets;

(iv)

fourthly, in or towards payment pro rata of all sums owed to the Finance Parties under the Finance Documents (in the case of distributions by the Security Agent, it shall pay such sums to the Agent for distribution to the Finance Parties); and

(v)	fifthly, the balance (if any) to each Borrower or to its order.

(b)

The Security Agent and the Agent shall make each application as soon as is practicable after the relevant moneys are received by, or otherwise become available to, it save that (without prejudice to any other provision contained in any of the Security Documents) the Security Agent (acting on the instructions of the Agent) or any receiver or administrator may credit any moneys received by it to a suspense account for so long and in such manner as the Security Agent), or such receiver or administrator may from time to time determine with a view to preserving the rights of the Finance Parties or any of them to prove for the whole of their respective claims against the Borrowers or any other person liable.

(c)

The Security Agent and the Agent shall obtain a good discharge in respect of the amounts expressed to be due to the other Finance Parties as referred to in this Clause 27.25 by paying such amounts to the Agent for distribution in accordance with Clause 30 (Payment Mechanics).

39.26	Partial Payments

If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of the Obligor under the Finance Documents in the following order:

(a)	firstly, in or towards payment of any unpaid fees, costs and expenses of the Security Agent under the Finance Documents;

(b)	secondly, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent under the Finance Documents;

(c)	thirdly, in or towards payment pro rata of any accrued interest (including default interest), fee or commissions due but unpaid under this Agreement;

(d)	fourthly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(e)	fifthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

39.27	Powers and Duties of the Security Agent as Trustee of the Security

In its capacity as trustee in relation to the Trust Property, the Security Agent:

(a)

shall, without prejudice to any of the powers, discretions and immunities conferred upon trustees by law (and to the extent not inconsistent with the provisions of this Agreement or any of the Security Documents), have all the same powers and discretions as a natural person acting as the beneficial owner of such property and/or as are conferred upon the Security Agent by this Agreement and/or any Security Document but so that the Security Agent may only exercise such powers and discretions to the extent that it is authorised to do so by the provisions of this Agreement of a natural person;

(b)

shall (subject to Clause 27.25 (Application following an Event of Default)) be entitled (in its own name or in the names of nominees) to invest moneys from time to time forming part of the Trust Property or otherwise held by it as a consequence of any enforcement of the security constituted by any Finance Document which, in the reasonable opinion of the Security Agent, it would not be practicable to distribute immediately, by placing the same on deposit in the name or under the control of the Security Agent as the Security Agent may think fit without being under any duty to diversify the same and the Security Agent shall not be responsible for any loss due to interest rate or exchange rate fluctuations except for any loss arising from the Security Agent’s gross negligence or wilful default if the Security Agent places it in an account held with itself or through a subsidiary of the Security Agent, the Security Agent shall only be liable to account for the standard amount of interest that would have been payable by it on such a deposit to an independent customer;

(c)

may, in the conduct of its obligations under and in respect of the Security Documents, instead of acting personally, employ and pay any agent (whether being a lawyer or any other person) to transact or concur in transacting any business and to do or concur in doing any acts required to be done by the Security Agent (including the receipt and payment of money) and on the basis that (i) any such agent engaged in any profession or business shall be entitled to be paid all usual professional and other charges for business transacted and acts done by him or any partner or employee of his or her in connection with such employment and (ii) the Security Agent shall not be bound to supervise, or be responsible for any loss incurred by reason of any act or omission of, any such agent if the Security Agent shall have exercised reasonable care in the selection of such agent;

(d)

may place all deeds and other documents relating to the Trust Property which are from time to time deposited with it pursuant to the Security Documents in any safe deposit, safe or receptacle selected by the Security Agent or with any firm of solicitors or company whose business includes undertaking the safe custody of documents selected by the Security Agent and may make any such arrangements as it thinks fit for allowing Obligors access to, or its solicitors or auditors possession of, such documents when necessary or convenient and the Security Agent shall not be responsible for any loss incurred in connection with any such deposit, access or possession if it has exercised reasonable care in the selection of a safe deposit, safe, receptacle or firm of solicitors or company;

(e)

may, unless and to the extent the express provisions of any Security Document provide otherwise, do any act or thing in the exercise of any of its duties under the Finance Documents which in its absolute discretion (in the absence of any instructions of the Agent as to the doing of such act or thing) it deems advisable for the protection and benefit of all the Finance Parties; and

(f)

may, unless the express provisions of any such Security Document provide otherwise, if authorised by the Agent, amend or vary the terms of or waive breaches of or defaults under, or otherwise excuse performance of any provision of, or grant consents under any of the Security Documents to which it is a party, any such amendment, variation, waiver or consent so authorised to be binding on all the parties hereto and that Security Agent to be under no liability whatsoever in respect thereof.

(g)

shall not be bound to disclose to any other person (including but not limited to any Finance Party) (i) any confidential information or (ii) any other information if disclosure would, or might in its reasonable opinion, constitute a breach of any law or be a breach of fiduciary duty; and

(h)	shall not have or be deemed to have any relationship of trust or agency with, any Obligor.

The rights, powers and discretions conferred upon the Security Agent by this Agreement shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by general law or otherwise.

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent allowed by law, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

39.28	Insurance by Security Agent

Where the Security Agent is named on any insurance policy (including the Insurances) as an insured party and/or loss payee, the Security Agent shall not be responsible for any loss which may be suffered by reason of, directly or indirectly, its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless an Agent shall have requested it to do so in writing and the Security Agent shall have failed to do so within 14 days after receipt of that request. The Security Agent shall have no obligation to, or any liability for any failure to, insure any of the Charged Property.

39.29	Custodians and Nominees

The Security Agent may (to the extent legally permitted) appoint and pay any person to act as a custodian or nominee on any terms in relation to any assets of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

39.30	Acceptance of Title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any of the Obligors have to any of the Charged Property and shall not be liable for or bound to require any debtor to remedy any defect in its right or title.

39.31	Refrain from Illegality

Notwithstanding anything to the contrary expressed or implied in the Finance Documents, the Security Agent may refrain from doing anything which in its opinion will or may be contrary to any relevant law, directive or regulation of any applicable jurisdiction and the Security Agent may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

39.32	All Enforcement Action through the Security Agent

(a)

None of the other Finance Parties shall have any independent power to enforce any of those Security Documents which are executed in favour of the Security Agent only or to exercise any rights, discretions or powers or to grant any consents or releases under or pursuant to such Security Documents or otherwise have direct recourse to the security and/or guarantees constituted by such Security Documents except through the Security Agent.

(b)

None of the other Finance Parties shall have any independent power to enforce any of those Security Documents which are executed in their favour or to exercise any rights, discretions or powers or to grant any consents or releases under or pursuant to such Security Documents or otherwise have direct recourse to the security and/or guarantees constituted by such Security Documents except through the Security Agent. If any Finance Party (other than the Security Agent) is a party to any Security Document it shall promptly upon being requested by the Agent to do so grant a power of attorney or other sufficient authority to the Security Agent to enable the Security Agent to exercise any rights, discretions or powers or to grant any consents or releases under such Security Document.

39.33	Co-Operation to Achieve Agreed Priorities of Application

The other Finance Parties shall co-operate with each other and with the Security Agent and any receiver or administrator under the Security Documents in realising the property and assets subject to the Security Documents and in ensuring that the net proceeds realised under the Security Documents after deduction of the expenses of realisation are applied in accordance with Clause 27.25 (Application following an Event of Default).

39.34	Indemnity from Trust Property

In respect of all liabilities, costs or expenses for which the Obligors are liable under this Agreement, the Security Agent and each Affiliate of the Security Agent and each officer or employee of the Security Agent or its Affiliate (each a “Relevant Person”) shall be entitled to be indemnified out of the Trust Property in respect of all liabilities, damages, costs, claims, charges or expenses whatsoever properly incurred or suffered by such Relevant Person:

(a)

in the execution or exercise or bona fide purported execution or exercise of the trusts, rights, powers, authorities, discretions and duties created or conferred by or pursuant to the Finance Documents;

(b)	as a result of any breach by an Obligor of any of its obligations under any Finance Document;

(c)	in respect of any Environmental Claim made or asserted against a Relevant Person which would not have arisen if the Finance Documents had not been executed; and

(d)	in respect of any matter or thing done or omitted in any way in accordance with the terms of the Finance Documents relating to the Trust Property or the provisions of any of the Finance Documents.

The rights conferred by this Clause 27.34 are without prejudice to any right to indemnity by law given to trustees generally and to any provision of the Finance Documents entitling the Security Agent or any other person to an indemnity in respect of, and/or reimbursement of, any liabilities, costs or expenses incurred or suffered by it in connection with any of the Finance Documents or the performance of any duties under any of the Finance Documents. Nothing contained in this Clause 27.34 shall entitle the Security Agent or any other person to be indemnified in respect of any liabilities, damages, costs, claims, charges or expenses to the extent that the same arise from such person’s own gross negligence or wilful default.

39.35	Finance Parties to Provide Information

The other Finance Parties shall provide the Security Agent with such written information as it may reasonably require for the purposes of carrying out its duties and obligations under the Security Documents and, in particular, with such necessary directions in writing so as to enable the Security Agent to make the calculations and applications contemplated by Clause 27.25(a) (Application following an Event of Default) above and to apply amounts received under, and the proceeds of realisation of, the Security Documents as contemplated by the Security Documents, Clause 27.26 (Partial Payments) and Clause 27.25(a) (Application following an Event of Default).

39.36	No Reliance on Security Agent

It is understood and agreed by each Finance Party (other than the Security Agent) that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of each Obligor and, accordingly, the Security Agent shall not have any liability or responsibility for and each other Finance Party warrants to the Security Agent that it has not relied and will not hereafter rely on the Security Agent:

(a)

to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided to it by any Obligor or any other person in connection with any of the Finance Documents or the transactions therein contemplated (whether or not such information has been or is hereafter circulated to such Finance Party by the Security Agent);

(b)

to check or enquire on its behalf into the adequacy, accuracy or completeness of any communication delivered to it under any of the Finance Documents, any legal or other opinions, reports, valuations, certificates, appraisals or other documents delivered or made or required to be delivered or made at any time in connection with any of the Finance Documents, any security to be constituted thereby or any other report or other document, statement or information circulated, delivered or made, whether orally or otherwise and whether before, on or after the date of this Agreement;

(c)

to check or enquire on its behalf into the due execution, delivery, validity, legality, perfection, adequacy, suitability, performance, enforceability or admissibility in evidence of any of the Finance Documents or any other document referred to in paragraph (b) above or of any guarantee, indemnity or security given or created thereby or any obligations imposed thereby or assumed thereunder;

(d)

to check or enquire on its behalf into the ownership, value, existence or sufficiency of any property the subject of any of the Security Document, the priority of any of the Security Interests or the registration thereof, the right or title of any person in or to any property comprised therein or the existence of any encumbrance affecting the same; or

(e)	to assess or keep under review on its behalf the identity, financial condition, creditworthiness, condition, affairs, status or nature of any Obligor.

39.37	Release to Facilitate Enforcement and Realisation

Each Finance Party acknowledges that pursuant to any enforcement action by the Security Agent (or a Receiver) carried out on the instructions of the Agent it may be desirable for the purpose of such enforcement and/or maximising the realisation of the Charged Property being enforced against, that any rights or claims of or by the Security Agent (for the benefit of the Finance Parties) and/or any Finance Parties against any Obligor and/or any Security Interest over any assets of any Obligor (in each case) as contained in or created by any Finance Document, other than such rights or claims or security being enforced, be released in order to facilitate such enforcement action and/or realisation and, notwithstanding any other provision of the Finance Documents, each Finance Party hereby irrevocably authorises the Security Agent (acting on the instructions of the Agent) to grant any such releases to the extent necessary to fully effect such enforcement action and realisation including, without limitation, to the extent necessary for such purposes to execute release documents in the name of and on behalf of the Finance Parties. Where the relevant enforcement is by way of disposal of shares in an Obligor, the requisite release shall include releases of all claims (including under guarantees) of the Finance Parties and/or the Security Agent against such Obligor and of all Security Interests over the assets of such Obligor.

39.38	Undertaking to Pay

Each Obligor which is a Party undertakes with the Security Agent on behalf of the Finance Parties that it will, on demand by the Security Agent, pay to the Security Agent all money from time to time owing, and discharge all other obligations from time to time incurred, by it under or in connection with the Finance Documents.

39.39	Additional Trustees

The Security Agent shall have power by notice in writing to the other Finance Parties and the Parent to appoint any person, unless an Event of Default has occurred and is continuing, approved by the Parent (such approval not to be unreasonably withheld or delayed) either to act as separate trustee or as co-trustee jointly with the Security Agent:

(a)	if the Security Agent reasonably considers such appointment to be in the best interests of the Finance Parties;

(b)	for the purpose of conforming with any legal requirement, restriction or condition in any jurisdiction in which any particular act is to be performed; or

(c)	for the purpose of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction against any person of a judgment already obtained,

and any person so appointed shall (subject to the provisions of this Agreement) have such rights (including as to reasonable remuneration), powers, duties and obligations as shall be conferred or imposed by the instrument of appointment. The Security Agent shall have power to remove any person so appointed. At the request of the Security Agent, the other parties to this Agreement shall forthwith execute all such documents and do all such things as may be required to perfect such appointment or removal and each such party irrevocably authorises the Security Agent in its name and on its behalf to do the same. Such a person shall accede to this Agreement as a Security Agent to the extent necessary to carry out their role on terms satisfactory to the Security Agent and (subject always to the provisions of this Agreement) have such trusts, powers, authorities, liabilities and discretions (not exceeding those conferred on the Security Agent by this Agreement and the other Finance Documents) and such duties and obligations as shall be conferred or imposed by the instrument of appointment (being no less onerous than would have applied to the Security Agent but for the appointment). The Security Agent shall not be bound to supervise, or be responsible for any loss incurred by reason of any act or omission of, any such person if the Security Agent shall have exercised reasonable care in the selection of such person.

39.40	Non-Recognition of Trust

It is agreed by all the parties to this Agreement that:

(a)

in relation to any jurisdiction the courts of which would not recognise or give effect to the trusts expressed to be constituted by this Clause 27, the relationship of the Security Agent and the other Finance Parties shall be construed as one of principal and agent, but to the extent permissible under the laws of such jurisdiction, all the other provisions of this Agreement shall have full force and effect between the parties to this Agreement; and

(b)

the provisions of this Clause 27 insofar as they relate to the Security Agent in its capacity as trustee for the Finance Parties and the relationship between themselves and the Security Agent as their trustee may be amended by agreement between the other Finance Parties and the Security Agent. The Security Agent may amend all documents necessary to effect the alteration of the relationship between the Security Agent and the other Finance Parties and each such other party irrevocably authorises the Security Agent in its name and on its behalf to execute all documents necessary to effect such amendments.

39.41	Release of Security

If the Agent determines that the Security Period has expired, then the Security Agent shall, with the approval of all the other Finance Parties, release, without recourse or warranty, all of the security then held by it, whereupon the Security Agent, the other Finance Parties and all Obligors shall be released from their obligations hereunder (save for those which arose prior to such winding up).

40.	Conduct of Business by the Finance Parties

40.1	Finance Parties Tax Affairs

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

40.2	Finance Parties Acting Together

Notwithstanding Clause 2.1 (Finance Parties’ Rights and Obligations), if the Agent makes a declaration under Clause 25.18 (Acceleration) the Agent shall, in the names of all the Finance Parties (other than the Security Agent), take such action on behalf of the Finance Parties and conduct such negotiations with the Parent and any members of the Group and generally administer the Facility in accordance with the wishes of the Required Lenders. All the Finance Parties shall be bound by the provisions of this Clause 28.2 and no Finance Party shall be entitled to take action independently against any Obligor or any of its assets without the prior consent of the Required Lenders.

This clause shall not override Clause 27 (Roles of Agent, Security Agent, Mandated Lead Arrangers and Bookrunners) as it applies to the Security Agent.

40.3	Required Lenders

(a)

Where any Finance Document provides for any matter to be determined by reference to the opinion of, or to be subject to the consent, approval or request of, the Required Lenders or for any action to be taken on the instructions of the Required Lenders (a “majority decision”), such majority decision shall (as between the Lenders) only be regarded as having been validly given or issued by the Required Lenders if all the Lenders shall have received prior notice of the matter on which such majority decision is required and the relevant majority of Lenders shall have given or issued such majority decision. However (as between any Obligor and the Finance Parties) the relevant Obligor shall be entitled (and bound) to assume that such notice shall have been duly received by each Lender and that the relevant majority shall have been obtained to constitute Required Lenders when notified to this effect by the Agent whether or not this is the case.

(b)

If, within ten (10) Business Days of the Agent despatching to each Lender a notice requesting instructions (or confirmation of instructions) from the Lenders or the agreement of the Lenders to any amendment, modification, waiver, variation or excuse of performance for the purposes of, or in relation to, any of the Finance Documents, the Agent has not received a reply specifically giving or confirming or refusing to give or confirm the relevant instructions or, as the case may be, approving or refusing to approve the proposed amendment, modification, waiver, variation or excuse of performance, then (irrespective of whether such Lender responds at a later date) the Agent shall treat any Lender which has not so responded as having indicated a desire to be bound by the wishes of 662/3% of those Lenders (measured in terms of the total Commitments of those Lenders) which have so responded.

(c)	For the purposes of paragraph (b) above, any Lender which notifies the Agent of a wish or intention to abstain on any particular issue shall be treated as if it had not responded.

(d)	paragraph (b) and (c) above shall not apply in relation to those matters referred to in, or the subject of, Clause 29.5 (Exceptions).

40.4	Conflicts

(a)

Each Borrower acknowledges that any Bookrunner or Mandated Lead Arranger and its parent undertaking, subsidiary undertakings and fellow subsidiary undertakings (together an “Arranger Group”) may be providing debt finance, equity capital or other services (including financial advisory services) to other persons with which a Borrower may have conflicting interests in respect of the Facility or otherwise.

(b)

No member of an Arranger Group shall use confidential information gained from any Obligor by virtue of the Facility or its relationships with any Obligor in connection with their performance of services for other persons. This shall not, however, affect any obligations that any member of an Arranger Group has as Agent in respect of the Finance Documents. Each Obligor also acknowledges that no member of an

Arranger Group has any obligation to use or furnish to any Obligor information obtained from other persons for their benefit.

(c)	The terms parent undertaking, subsidiary undertaking and fellow subsidiary undertaking when used in this clause have the meaning given to them in sections 1161 and 1162 of the Companies Act 2006.

41.	Sharing among the Finance Parties

41.1	Payments to Finance Parties

If a Finance Party (other than the Security Agent in respect of its fees, costs and expenses received for its own account) (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 30 (Payment Mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

(b)

the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 30 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)

the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 27.26 (Partial Payments).

41.2	Redistribution of Payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 27.26 (Partial Payments) towards the obligations of that Obligor to the Sharing Finance Parties.

41.3	Recovering Finance Party’s Rights

On a distribution by the Agent under Clause 29.2 (Redistribution of Payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

41.4	Reversal of Redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)

each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the Redistributed Amount); and

(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

41.5	Exceptions

(a)

This Clause 29 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this clause, have a valid and enforceable claim against the relevant Obligor.

(b)

A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings;

(ii)	the taking legal or arbitration proceedings was in accordance with the terms of this Agreement; and

(iii)

that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

42.	Payment Mechanics

42.1	Payments to the Agent

(a)

On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency and with such bank as the Agent, in each case, specifies.

42.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 30.3 (Distributions to an Obligor) and Clause 30.4 (Clawback and Pre-Funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency.

42.3	Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 31 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

42.4	Clawback and Pre-Funding

(a)	Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)

Unless paragraph (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

(c)

If the Agent is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower:

(i)	that Borrower shall on demand refund it to the Agent; and

(ii)

the Lender by whom those funds should have been made available or, if that Lender fails to do so, that Borrower, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

42.5	No Set-Off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

42.6	Business Days

(a)

Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

42.7	Currency of Account

(a)	Subject to paragraphs (b) and (c) (inclusive) below, dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	A repayment of all or part of the Loan or an Unpaid Sum and each payment of interest shall be made in dollars on its due date.

(c)

Each payment in respect of the amount of any costs, expenses or Taxes or other losses shall be made in dollars and, if they were incurred in a currency other than dollars, the amount payable under the Finance Documents shall be the equivalent in dollars of the relevant amount in such other currency on the date on which it was incurred.

(d)

All moneys received or held by the Security Agent or by a Receiver under a Security Document in a currency other than dollars may be sold for dollars and the Obligor which executed that Security Document shall indemnify the Security Agent against the full cost in relation to the sale. Neither the Security Agent nor such Receiver will have any liability to that Obligor in respect of any loss resulting from any fluctuation in exchange rates after the sale.

43.	Set-Off

A Finance Party may, to the extent permitted by applicable law, set off any matured obligation due from any Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any credit balance on any account that Obligor has with that Finance Party or against any other obligations owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

44.	Notices

44.1	Communication in Writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by telefax or letter. Any such notice or communication addressed as provided in Clause 32.2 (Addresses) will be deemed to be given or made as follows:

(a)	if by letter, when delivered at the address of the relevant Party; or

(b)	if by telefax, when received,

however, a notice given in accordance with the above but received on a day which is not a Business Day or after 16:00 hours in the place of receipt will only be deemed to be given at 9:00 hours on the next Business Day in that place.

44.2	Addresses

Any communication or document to be made under or in connection with the Finance Documents shall be made or delivered to the address and telefax number of each Party and marked for the attention of the department or persons set out below and, in case of any New Lender, to the address notified to the Agent:

If to the Agent:	Citibank Europe plc, UK Branch
Loans Agency
5th Floor, Citigroup Centre
25 Canada Square
London E14 5LB
Attn: Loans Agency
Telefax No: +44 20 7492 3980

If to the Security Agent:	Citibank, N.A., London branch
13th Floor, Citigroup Centre
Canada Square
Canary Wharf
London E14 5LB
Attn: Agency & Trust
Telefax No: +44 20 7500 5877

If to the Parent (on behalf	Seadrill Partners LLC
of itself, the Borrowers	Trust Company Complex
and the Guarantors):	Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands,
MH96960
Attn: John Roche
Email: John.Roche@seadrill.com

With copy to: 13th Floor, One America Square 17 Crosswall London EC3N 2LB Attn: John Roche Email: John.Roche@seadrill.com or any substitute address and/or telefax number and/or marked for such other attention as the Party may notify to the Agent (or the Agent may notify the other Parties if a change is made by the Agent) by not less than five (5) Business Days’ prior notice.

44.3	Communication with the Obligors

All communication from or to any of the Obligors shall be sent through the Agent, and any communication or document made or delivered to the Parent in accordance with this Clause 32.3 will be deemed to have been made or delivered to each of the Obligors.

44.4	Language

Communication to be given by one Party to another under the Finance Documents shall be given in the English language or, if not in English and if so required by the Agent, be accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.

44.5	Electronic Communication

(a)

Any communication to be made between the Agent, the Security Agent, a Lender and an Obligor under or in connection with the Finance Documents (except notices to be sent to the Security Agent) may be made by electronic mail or other electronic means, if the Agent, the Security Agent, the relevant Lender and the relevant Obligor (as the case may be):

(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	notify each other of any change to their address or any other such information supplied by them.

(b)

Any electronic communication made between the Agent, a Lender and an Obligor will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender or an Obligor to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

45.	Calculations

All sums falling due by way of interest, fees and commissions under the Finance Documents accrue from day-to-day and shall be calculated on the basis of the actual number of days elapsed and a calendar year of 360 days. The calculations made by the Agent of any interest rate or any amount payable pursuant to this Agreement shall be conclusive and binding upon each Borrower in the absence of any manifest error.

46.	Miscellaneous

46.1	Conflict with Intercreditor Agreement

If there is any inconsistency between any term of the Intercreditor Agreement and any term of this Agreement, the Intercreditor Agreement shall prevail.

46.2	Partial Invalidity

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provisions under any law of any other jurisdiction will in any way be affected or impaired.

46.3	Remedies and Waivers

No failure to exercise, nor any delay in exercising on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

46.4	Amendments and Waivers

(a)	Intercreditor Agreement

This Clause 34.4 is subject to the terms of the Intercreditor Agreement.

(b)	Required Consents

(i)

Subject to Clause 34.4(c), any term of the Finance Documents may be amended or waived only with the written consent of the Required Lenders, the Obligors and any such amendment will be binding on all Parties.

(ii)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 34.4.

(c)	Exceptions

(i)	Subject to paragraph (ii) below, an amendment to or waiver that has the effect of changing or which relates to any of the following:

(A)	the definition of “Required Lenders”;

(B)	an extension of the date of any payment of any amount under the Finance Documents;

(C)	a reduction in the Applicable Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(D)	an increase in or extension of any Lenders’ Commitment;

(E)	a term of the Finance Documents which expressly requires the consent of all the Lenders;

(F)	a proposed substitution or replacement of any of the Obligors;

(G)	Clause 2.1 (Finance Parties’ Rights and Obligations);

(H)	a release of any Guarantors, any Guarantees provided by the Guarantors pursuant to this Agreement, the Guarantee Obligations or any Security Interest under any First Ranking Security Document; or

(I)	this Clause 34.4,

shall not be made without the prior written consent of all the Lenders.

(ii)	An amendment or waiver that has the effect of changing or which relates to the Intercreditor Agreement shall be made in accordance with the terms of the Intercreditor Agreement.

(iii)

Each Borrower shall (at its own cost) have the right, in the absence of a Default or Event of Default to replace any Lender that refuses to consent to certain amendments or waivers of this Agreement which expressly require the consent of such Lender and which have been approved by the Required Lenders, with a New Lender (as defined in Clause 26.2 (Assignments and Transfers by the Lenders).

(iv)

If any Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any of the terms of any Finance Document (other than an amendment or waiver referred to in paragraphs (A) and (I) above) or other vote of Lenders under the terms of this Agreement within fifteen (15) Business Days (unless the Parent and the Agent agree to a longer time period in relation to any request) of that request being made, its Commitment and/or participation shall not be included for the purpose of calculating the Total Commitments or participations under the relevant Facility when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments and/or participations has been obtained to approve that request.

(v)

An amendment or waiver which relates to the rights or obligations of the Agent or the Security Agent may not be effected without the written consent of the Agent or the Security Agent, as the case may be.

46.5	Disclosure of Information and Confidentiality

Each of the Finance Parties may disclose to each other or to their professional advisers any kind of information which the Finance Parties have acquired under or in connection with any Finance Document. The Parties are obliged to keep confidential all information in respect of the terms and conditions of this Agreement. This confidentiality obligation shall not apply to any information which:

(a)	is publicised by a Party as required by applicable laws and regulations;

(b)	has entered the public domain or is publicly known, provided that such information is not made publicly known by the receiving Party of such information;

(c)	was or becomes, as the Party is able to demonstrate by supporting documents, available to such Party on a non-confidential basis prior to the disclosure thereof; or

(d)	in the case of the Security Agent, is disclosed to agents, delegates and other appointees in the course of the performance of its functions under the Finance Documents.

46.6	Process Agent

Each Obligor hereby irrevocably appoints Frontline Corporate Services Ltd. as its agent for the service of process and/or any other writ, notice, order or judgment in respect of this Agreement and/or the matters arising herefrom.

46.7	Conflict

In case of conflict between the Security Documents and this Agreement, the provisions of this Agreement shall prevail, provided however that this will not in any way be interpreted or applied to prejudice the legality, validity or enforceability of any Security Document.

46.8	Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

47.	Governing Law and Enforcement

(a)	This Agreement and any non-contractual obligations connected with it are governed by English law.

(b)

Without prejudice to sub-paragraph (a) above and sub-paragraph (c) below, Schedule 10 (Combined Senior Secured Net Leverage Ratios) and any non-contractual obligations arising out of or in connection with it will be interpreted in accordance with the laws of the State of New York; and

(c)

Without prejudice to sub-paragraphs (a) and (b) above, the term “material adverse effect” in Clause 25.10 (Amendment or Termination of the Management Agreement or Omnibus Agreement) will be interpreted in accordance with the laws of the State of Delaware.

48.	Enforcement

48.1	Jurisdiction of English Courts

(a)

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement or any non-contractual obligations connected with it (including a dispute regarding the existence, validity or termination of this Agreement) (a Dispute).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)

This Clause 36 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

48.2	Service of Process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor which is a Party:

(a)

irrevocably appoints the person named in Clause 34.6 (Process Agent) as that Obligor’s English process agent as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document;

(b)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned; and

(c)

if any person appointed as process agent for an Obligor is unable for any reason to act as agent for service of process, that Obligor must immediately (and in any event within ten days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

* * *

Signatories

The Borrowers

Seadrill T-15 Ltd.

By:	/s/ Georgina E. Sousa
Name:	Georgina E. Sousa
Title:	Director

Seadrill T-16 Ltd.

By:	/s/ Georgina E. Sousa
Name:	Georgina E. Sousa
Title:	Director

The Guarantors

Seadrill Partners LLC

By:	/s/ John T. Roche
Name:	John T. Roche
Title:	CFO

Seadrill T-15 Ltd.

By:	/s/ Georgina E. Sousa
Name:	Georgina E. Sousa
Title:	Director

Seadrill T-16 Ltd.

By:	/s/ Georgina E. Sousa
Name:	Georgina E. Sousa
Title:	Director

Seadrill International Limited

By:	/s/ JONAS YTRELAND
Name:	JONAS YTRELAND
Title:	AUTHORISED SIGNATORY

Seadrill Partners B.V.

By:	/s/ JONAS YTRELAND
Name:	JONAS YTRELAND
Title:	ATTORNEY

Seadrill Partners Operating LLC

By:	/s/ Georgina E. Sousa
Name:	Georgina E. Sousa
Title:	Director

The Finance Parties

Citibank, N.A., London Branch

as Lender, Mandated Lead Arranger and Bookrunner

By:	/s/ Jonathan Beasley
Name:	Jonathan Beasley
Title:	Director

The Export-Import Bank of China

as Lender, Mandated Lead Arranger and Bookrunner

By:	/s/ Liu Ya
Name:	Liu Ya
Title:	General Manager, Transport Finance Dept. The Export-Import Bank of China

Nordea Bank AB, London Branch

as Lender

By:	/s/ David Andrews	/s/ KEVIN CONNORS
Name:	David Andrews	KEVIN CONNORS
Title:	Head of Cash Management and Banking Service	GENERAL MANAGER

Danske Bank A/S, Norwegian Branch

as Lender

By:	/s/ Rolf Erik Linge	/s/ Oivind Haraldsen
Name:	Rolf Erik Linge	Oivind Haraldsen
Title:	Managing Director	Head of Shipping

Norddeutsche Landesbank Girozentrale

as Lender

By:	/s/ Blomberg	/s/ Blerman
Name:	Blomberg	Blerman
Title:	Director	Director

Bank of America, National Association

as Lender

By:	/s/ Elizabeth Gregan
Name:	Elizabeth Gregan
Title:	Authorised Signatory

Scotiabank Europe plc

as Lender

By:	/s/ RICHARD WASH	/s/ Steve Dobson
Name:	RICHARD WASH	Steve Dobson
Title:	DIRECTOR	Managing Director

Citibank Europe plc, UK Branch

as Agent

By:	/s/ Jane Styles
Name:	Jane Styles
Title:	Senior Vice President

Citibank, N.A., London Branch

as Security Agent

By:	/s/ Chris Wilson
Name:	Chris Wilson
Title:	Director

Citibank, N.A., London Branch

as Account Bank

By:	/s/ JONATHAN BEASLEY
Name:	JONATHAN BEASLEY
Title:	DIRECTOR

Schedule 2

Lenders and Commitments

Lenders:	Contact details:	Commitments in USD
The Export-Import Bank	No. 30	CEXIM Facility:	76,422,500
of China as Lender,	Fuxingmen Nei Street
Mandated Lead Arranger	Xicheng District
and Bookrunner	Beijing
P.R. China

Attn: Mr. Li Lingkai/Mr. Wu
Hongliang
Fax: +86 10 8357 8428/29

Citibank, N.A., London	Citibank, N.A. London	Commercial Facility:	5,458,750
Branch as Lender,	c/o Citibank International Plc
Mandated Lead Arranger	Poland Branch Loans
and Bookrunner	Operations Department
8 Chalubinskiego Str.
8th Floor, Warsaw 00-613
Poland

Attn: Anzhela Halayko
Fax: +44-20-7942 7512

Nordea Bank AB, London	Essendropsgate 7, 0368 Oslo,	Commercial Facility:	5,458,750
Branch	Norway

Attn: Helge Leikvang / Arne
Berglund
Telephone: +47 93 68 39 97 /
+47 41 44 20 67
Email:helge.leikvang@nordea.com /
arne.berglund@nordea.com

Danske Bank A/S,	Danske Bank A/S	Commercial Facility:	5,458,750
Norwegian Branch	2-12 Holmens Kanal, DK
1092 Copenhagen K.
Telephone : + 45 45 14 63 59
Fax: + 45 45 12 87 22
Email:loanmanshi@danskebank.dk

Endre Storløkken / Vilde
Krogsrud
Bryggetorget 4, 0250 Oslo,
Norway
Telephone: +47 85 40 70 71
Email:
Endre.storlokken@danskebank.com
vilde.krogsrud@danskebank.com

Lenders:	Contact details:	Commitments in USD
Norddeutsche Landesbank	Friedrichswall 10	Commercial Facility:	5,458,750
Girozentrale	30159 Hannover

	Attn: Christine Biermann/
	Stephan Somitsch
	Telephone: +49 511 361
	4649/ +49 511 361 2319
	Fax: +49 511 361 4785
	Email:
	Christine.biermann@nordlb.de/
	Stephan.somitsch@nordlb.de

Bank of America, National	2 King Edward Street, MLFC	Commercial Facility:	5,458,750
Association	Main, London EC1A 1HQ
	United Kingdom

	Attn: Adrienne Nel
	Telephone: +44 207 996
	9350
	Fax:+44 207 996 3131
	Email:
	Adrienne.nel@baml.com

Scotibank Europe plc	201 Bishopsgate. 6th Floor,	Commercial Facility:	5,458,750
	EC2M 3NS, London

	Attn: Richard Walsh
	Telephone: +44 207 8265751
	Email:
	richard.walsh@scotiabank.com
		Total Commitments: USD	109,175,000

Aggregate Facility Allocation (In USD):

CEXIM Facility	Commercial Facility	Total Commitment
76,422,500	32,752,500	109,175,000

Schedule 3

Borrowers, Guarantors and Collateral Rigs

Rig:	Average FMV:	Borrowers, Rig Owners and Guarantors:	Intra-Group Charterer and Guarantor	Charter Contract:	Duration of Charter Contract:	Charter Rate (per day):	Yard:
Rig 1 (t.b.n “T-15”)	MUSD 127,500,000	Seadrill T-15 Ltd, Bermuda	Seadrill International Limited, Hong Kong and Seadrill Partners B.V.	Chevron Thailand Exploration & Production	5 years	Minimum 115,000	Cosco Nantong

Rig 2 (t.b.n “T-16”)	MUSD 127,500,000	Seadrill T-16 Ltd, Bermuda	Seadrill International Limited, Hong Kong and Seadrill Partners B.V.	Chevron Thailand Exploration & Production	5 years	Minimum 115,499	Cosco Nantong

Schedule 4

Conditions Precedent

1.	Corporate Authorisation

1.1	In respect of each Obligor:

(a)	Company certificate (or similar);

(b)	Articles of Association, Memorandum of Incorporation and By-laws;

(c)	Updated Good Standing Certificate (or similar);

(d)	Resolutions passed at a board meeting of the relevant Obligor:

(i)	evidencing the approval of the terms of, and the transactions contemplated by, the Finance Documents to which it is a party; and

(ii)

evidencing the authorisation of its appropriate officer or officers or other representatives to execute the Finance Documents and any other documents necessary for the transactions contemplated by the Finance Documents, on its behalf; and

(iii)	attaching certified true copies of valid proof of identity and specimen signatures in respect of the persons signing on behalf of the relevant Obligor; and

(iv)	authorising the Parent to act as its agent in connection with the Finance Documents.

(e)	Power of Attorney (notarised and legalised if requested by the Agent); and

(f)	Directors Certificate, including, but not limited to confirmations on solvency both before and after the incurrence of the indebtedness under the Finance Documents.

2.	Authorisations

Evidence that all approvals, authorisations and consents required by any government or other authorities for the Obligors and if applicable its subsidiaries to enter into and perform their obligations under any of the Finance Documents shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which, in the opinion of the Agent, restrains, prevents or imposes materially adverse conditions upon the Obligors to enter into and perform their obligations under the Finance Documents.

3.	Finance Documents

Subject to the evidence being delivered pursuant to this Schedule 3 below, each of the Finance Documents, duly signed by all the relevant parties thereto together with evidence that the security created thereunder is legally perfected with first priority in accordance with the terms of each of the Finance Documents and applicable laws including, but not limited to;

(a)	the Agreement;

(b)	the Security Documents other than the Escrow Account Pledge;

(c)	the Fee Letters;

(d)	the Framework Agreement;

(e)	the Intercreditor Agreement; and

(f)	a Subordination Undertaking duly executed by Seadrill Operating, Seadrill International Limited and the other parties to it.

4.	Legal Opinions

(a)	Agreed form of legal opinion from Appleby (Bermuda) Limited relating to Bermuda law issues with confirmation that the execution copy will follow as soon as possible thereafter.

(b)	Agreed form of legal opinion from White & Case LLP relating to English law issues with confirmation that the execution copy will follow as soon as possible thereafter.

(c)	Agreed form of legal opinion from Arias Fabrega & Fabrega relating to Panama law with confirmation that the execution copy will follow as soon as possible thereafter.

(d)	Agreed form of legal opinion from Stephenson Harwood relating to Hong Kong law issues with confirmation that the execution copy will follow as soon as possible thereafter.

(e)	Agreed form of legal opinion from Holland & Knight relating to Marshall Islands law issues with confirmation that the execution copy will follow as soon as possible thereafter.

(f)	Agreed form of legal opinion from De Brauw Blackstone Westbroek N.V. relating to Dutch law issues with confirmation that the execution copy will follow as soon as possible thereafter.

(g)	Agreed form of legal opinion from Advokatfirmaet BA-HR DA to the Lenders relating to Norwegian law issues with confirmation that the execution copy will follow as soon as possible thereafter.

(h)

Any such other favourable legal opinions in form and substance satisfactory to the Agent (on behalf of all the Finance Parties) and the Security Agent from lawyers appointed by the Agent on matters concerning all relevant jurisdictions.

All legal opinions to be in form and substance satisfactory to the Agent (on behalf of all the Finance Parties) and the Security Agent.

5.	Miscellaneous

(a)	Evidence that all fees, costs and expenses referred to in Finance Documents as payable on or prior to the First Utilisation Date, have or will be paid on the applicable due date.

(b)	An acceptance letter from the Process Agent.

(c)	The Original Financial Statements.

(d)	Cash Flow Projections.

(e)	Evidence of ownership of the Obligors corporate and capital structure of the Group (assuming the assumption of the Facility herein).

(f)	“Know your customer” documents required by the Lenders.

(g)

In respect of each Obligor which is incorporated in Bermuda, a copy of such Obligor’s exemption from imposition of tax until 31 March 2035 issued by the Bermudan Ministry of Finance in favour of such Obligor.

(h)	Any other documents as reasonably requested by the Agent.

Schedule 5

Form of Compliance Certificate

To:	Citibank Europe plc, UK Branch, as Agent

From:	Seadrill Partners LLC

Date:	[•] [To be delivered no later than hundred and eighty (180)/seventy (70) days after each reporting date]

Seadrill T-15 Ltd. and Seadrill T-16 Ltd. – USD [109,175,000] Secured Credit Facility

Agreement dated [•] 2017 (the “Agreement”)

We refer to the Agreement. Terms defined in the Agreement shall have the same meaning when used in this Compliance Certificate.

We confirm that as at [•] [insert relevant reporting date]:

1.	Minimum Liquidity

The Minimum Group Liquidity was [•] while the Minimum Group Liquidity required is USD 150,000,000.

The Minimum Non-TLB SDLP Obligor Group Liquidity was [•] while the Minimum Non-TLB SDLP Obligor Group Liquidity required is [USD 25,000,000]/ [USD 50,000,000].

2.	Combined Senior Secured Net Leverage Ratios

[•].

3.	Insurance

We confirm that each of the Rigs is insured against such risks and in such amounts as set out in Appendix 1 hereto.

4.	Fleet Report

We confirm that each of the Rigs is employed in accordance with Appendix 2 hereto.

5.	No Default

We confirm that, as of the date hereof (i) each of the representations and warranties set out in Clause 20 (Representations and Warranties) of the Agreement is true and correct, and (ii) no event or circumstances has occurred and is continuing which constitute or may constitute a Default and/or an Event of Default.

Yours sincerely

for and on behalf of

Seadrill Partners LLC

By:
Name:
Title:	[authorised officer]

Appendix 1

[●]

Rig	Hull & Machinery	Freight Interest	Hull Interest	P&I	War Risk
	Insurer: Amount:	Insurer: Amount:	Insurer: Amount:	Insurer: Amount:	Insurer: Amount:

Appendix 2

[•]

Schedule 6

Form of Transfer Certificate

To:	Citibank Europe plc, UK Branch, as Agent

From:	[•] (the “Existing Lender” and [•] (the “New Lender”)

Date:	[•]

Seadrill T-15 Ltd. And Seadrill T-16 Ltd. – USD [109,175,000] Senior Secured Credit Facility Agreement dated [•] 2017 (the “Agreement”)

on [•] 2017 (The “Agreement”)

1.

We refer to the Agreement. This certificate shall take effect as a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.	We refer to Clause 26.4 (Conditions of Assignment):

(a)

The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment(s) and participations in the Loan under the Agreement as specified in the Schedule.

(b)

The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment(s) and participations in the Loan under the Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

(d)	The proposed Transfer Date is [•].

(e)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 32.2 (Addresses) are set out in the Schedule.

3.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in sub-clause 26.5(c) of Clause 26.5 (Limitation of Responsibility of Existing Lenders).

4.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

5.	This Transfer Certificate and any non-contractual obligations connected with it are governed by English law.

6.	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

Note: The execution of this Transfer Certificate may not assign a proportionate share of the Existing Lender’s interest in the Security Documents in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect an assignment of such a share in the Security Documents in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

The Schedule

Rights to be assigned and obligations to be released and undertaken

I	Existing Lender:	[•]

II	New Lender:	[•]

III	Total Commitments of Existing Lender:	USD [•]

IV	Aggregate amount transferred:	USD [•]

V	Total Commitments of New Lender:	USD [•]

VI	Transfer Date:	[•]

Administrative Details / Payment Instructions of New Lender

Notices to New Lender:

[•]

[•]

Att:	[•]

Telefax no:	+ [•]

[Insert relevant office address, telefax number and attention details for notices and payments to the New Lender.]

Account details of New Lender: [Insert relevant account details of the New Lender.]

[Existing Lender]

By:

[New Lender]

By:

This certificate is accepted as a Transfer Certificate for the purposes of the Agreement by the Agent, and the Transfer Date is confirmed as [•].

Signature of this Transfer Certificate by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party.

Citibank Europe plc, UK Branch

By:

Name:

Title:

Schedule 7

Indicative Repayments/Reductions

Repayments	Date	Instalments	Other Scheduled Repayments	Principal Outstanding
0	19 June 2017	9,925,000	—	109,175,000
1	On the date of the Framework Agreement	—	15,836,298.07	93,338,701.93
2	19 September 2017	4,962,500	—	88,376,201.93
3	15 December2017	4,962,500	—	83,413,701.93
4	19 March 2018	4,962,500	3,852,233.72	74,598,968.21
5	19 June 2018	4,962,500		69,636,468.21
6	19 September 2018	4,962,500	3,717,756.29	60,956,211.92
7	19 December2018	4,962,500	—	55,993,711.92
8	19 March 2019	4,962,500	—	51,031,211.92
9	19 June 2019	4,962,500	—	46,068,711.92
10	19 September 2019	4,962,500	—	41,106,211.92
11	19 December 2019	4,962,500	—	36,143,711.92
12	19 March 2020	4,962,500	—	31,181,211.92
13	19 June 2020	4,962,500	26,218,711.92	0

Schedule 8

Corporate Structure

Schedule 9

Form of Selection Notice

Selection Notice

From:	[the Borrower]

To:	Citibank Europe plc, UK Branch

Dated:	[•]

Dear Sirs

USD [109,175,000] Secured Credit Facility Agreement dated [•] 2017 (the “Agreement”)

1.	We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.	We request that the next Interest Period for the Loan be [•] months.

3.	This Selection Notice is irrevocable.

Yours sincerely

for and on behalf of

Seadrill T-15 Ltd.] / [Seadrill T-16 Ltd.]

By:

Name:

Title: [authorised officer of the Borrower]

Schedule 10

Second Ranking Security Documents

1.

Mortgage over Rig 1 by Seadrill T-15 Ltd. in favour of the Common Security Agent (as defined in the SDLP Intercreditor Agreement) securing the claims of the lenders arising under the SDLP Facilities (as defined in the SDLP Intercreditor Agreement).

2.	Mortgage over Rig 2 by Seadrill T-16 Ltd. in favour of the Common Security Agent securing the claims of the lenders arising under the SDLP Facilities.

3.	Charge over the earnings account granted by Seadrill T-15 Ltd. in favour of the Common Security Agent securing the claims of the lenders arising under the SDLP Facilities.

4.	Charge over the earnings account granted by Seadrill T-16 Ltd. in favour of the Common Security Agent securing the claims of the lenders arising under the SDLP Facilities.

5.	Charge over the earnings account granted by Seadrill International Ltd. in favour of the Common Security Agent securing the claims of the lenders arising under the SDLP Facilities.

6.	Charge over the earnings account granted by Seadrill Partners B.V. in favour of the Common Security Agent securing the claims of the lenders arising under the SDLP Facilities.

7.

General assignment agreement (relating to insurances and earnings of Rig 1) granted by Seadrill T-15 Ltd. in favour of the Common Security Agent securing the claims of the lenders arising under the SDLP Facilities.

8.

General assignment agreement (relating to insurances and earnings of Rig 2) granted by Seadrill T-16 Ltd. in favour of the Common Security Agent securing the claims of the lenders arising under the SDLP Facilities.

9.

General assignment of interests in charter documents and earnings from the charter granted by Seadrill T-15 Ltd., Seadrill Partners B.V. and Seadrill International Limited in favour of the Common Security Agent securing the claims of the lenders arising under the SDLP Facilities.

10.

General assignment of interests in charter documents and earnings from the charter granted by Seadrill T-16 Ltd., Seadrill Partners B.V. and Seadrill International Limited in favour of the Common Security Agent securing the claims of the lenders arising under the SDLP Facilities.

11.

Mortgage over the West Polaris Rig (as defined in the SDLP Intercreditor Agreement) by Seadrill Polaris Ltd. in favour of the Common Security Agent securing the claims of the lenders arising under the SDLP Facilities.

12.	Charge over the earnings account granted by Seadrill Polaris Ltd. in favour of the Common Security Agent securing the claims of the lenders arising under the SDLP Facilities.

13.

Assignment agreement (relating to insurances and earnings of West Polaris Rig) granted by Seadrill Polaris Ltd. in favour of the Common Security Agent securing the claims of the lenders arising under the SDLP Facilities.

14.

Mortgage over the West Vela Rig (as defined in the SDLP Intercreditor Agreement) by Seadrill Vela Hungary Kft. in favour of the Common Security Agent securing the claims of the lenders arising under the SDLP Facilities.

15.	Assignment of earning and charterparty granted by Seadrill Vela Hungary Kft. in favour of the Common Security Agent securing the claims of the lenders arising under the SDLP Facilities.

2

16.	Assignment of earnings account granted by Seadrill Vela Hungary Kft in favour of the Common Security Agent securing the claims of the lenders arising under the SDLP Facilities.

17.	Assignment of insurance proceeds granted by Seadrill Vela Hungary Kft in favour of the Common Security Agent securing the claims of the lenders arising under the SDLP Facilities.

18.	The Escrow Account Pledge.

19.	All or any security documents as may be entered into from time to time in favour of the Common Security Agent, all to be in form and substance satisfactory to the Common Security Agent.

3

Schedule 11

Combined Senior Secured Net Leverage Ratios

Part 1

Combined Senior Secured Net Leverage Ratio Covenant

1.

The Parent will procure that the TLB Rigs Combined Senior Secured Net Leverage Ratio will not exceed 5.00: 1.00 as of the last day of any fiscal quarter (commencing with the fiscal quarter ending 30 June 2017).

2.	The Parent will procure that the Non-TLB Rigs Combined Senior Secured Net Leverage Ratio will not exceed as of the last day of any fiscal quarter ending on a date:

(d)	from and including the date of this Agreement until and including 30 June 2019, 3.50:1.00; and

(e)	from and including 1 July 2019 until the Final Maturity Date, 3.00: 1.00.

4

Part 2

Certain Definitions

Any capitalised terms used in this Part 2 of this Schedule 10 that are not otherwise defined in this Part 2 of this Schedule 10 (including, without limitation, the term “Original Effective Date”) shall have the respective meanings given to them in Clause 1.01 (Defined Terms) of the Original TLB Agreement or Clause 1.1 (Definitions) of this Agreement, as the case may be. The definitions set forth in this Schedule 10 shall be used only for the purposes of calculating ratios set forth in Clause 22.1 (Combined Senior Secured Net Leverage Ratio – TLB Covenant) and not for any other purpose under this Agreement. Terms defined only in Clause 1.1 (Definitions) shall be construed and interpreted when they are used in this Schedule 10 (and only for this purpose) in accordance with the law of the State of New York. This Schedule 10 and the rights and obligations of the parties under this Schedule 10 and Clause 22.1 of this Agreement shall be interpreted and construed in accordance with the law of the State of New York.

Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP; provided that, if any Borrower notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change in GAAP (including any conversion of the Borrowers’ accounting to IFRS) occurring after the Original Effective Date or in the application thereof on the operation of such provision (or if the Administrative Agent notifies any Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Borrower or any of its Subsidiaries at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. The words “include,” “includes” and “including” as used herein shall be deemed to be followed by the phrase, “without limitation”. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Unless otherwise expressly provided herein, (a) references to formation documents, governing documents, agreements and other contractual instruments shall be deemed to include all subsequent refinancings, replacements, amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any law, statute or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law, statute or regulation.

“Administrative Agent” shall mean:

(I)	with respect to the TLB Rigs Combined Senior Secured Net Leverage Ratio, the Administrative Agent under (and as defined in) the Original TLB Agreement; and

(II)	with respect to the Non-TLB Rigs Combined Senior Secured Net Leverage Ratio, the Agent under (and as defined in) this Agreement.

5

“Affiliate” shall mean, with respect to any specified Person any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling”, “controlled” have meanings correlative to the foregoing.

“Asset Sale” shall mean:

(I)

any sale, lease, conveyance or other disposition, whether in a single transaction or a series of related transactions, of property or assets of a Borrower or any of the Guarantors, including any disposition by means of a merger, consolidation or similar transaction;

(II)

the issuance or sale of Equity Interests in any of the Guarantors, other than statutory or directors qualifying shares and/or other Equity Interests that are required to be held by any Persons other than a Borrower or another Guarantor under applicable law or regulation (including local content regulations or requirements), whether in a single transaction or a series of related transactions; and

(III)	an Involuntary Transfer.

Notwithstanding the preceding, the following items will be deemed not to be an Asset Sale:

(I)	any single transaction or series of related transactions that involves assets having a Fair Market Value or that results in generating Net Proceeds, in either case, of less than $50,000,000;

(II)	a transfer of Equity Interests or other assets between or among the Borrowers and the Guarantors or between or among any of them;

(III)	an issuance of Equity Interests by a Guarantor to a Borrower or to another Guarantor;

(IV)

the sale, lease or other disposition of products, services or accounts receivable or any charter, pool agreement, drilling contract or lease of a Vessel and any related assets, in each case in the ordinary course of business and any sale or conveyance or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

(V)	the sale or other disposition of cash or Cash Equivalents, hedging contracts or other financial instruments;

(VI)	licenses and sublicenses by a Borrower or any of the Guarantors of software or intellectual property in the ordinary course of business;

(VII)	a Restricted Payment (as defined in the Original TLB Agreement) that does not violate Section 7.15 of the Original TLB Agreement or a Permitted Investment;

(VIII)

the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Borrowers and the Guarantors taken as a whole or in a manner governed by Section 7.14 of the Original TLB Agreement or any disposition that constitutes a Change of Control;

(IX)

the creation or perfection of any Lien permitted pursuant to the Original TLB Agreement, and any disposition of assets constituting Collateral resulting from foreclosure under any such Lien by the Collateral Agent under (and as defined in) the Original TLB Agreement, or any disposition of assets not constituting Collateral resulting from foreclosure under any such Lien;

(X)	any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims;

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(XI)

the sale, lease, conveyance or other disposition of any Equity Interests in, or properties or assets of, (i) any Subsidiary of any Borrower that is not a Guarantor or (ii) any other Person in which a Borrower has an Equity Interest that is not a Guarantor; and

(XII)	the sale, lease, conveyance or other disposition of any Collateral Vessel for which a Borrower or a Guarantor has substituted a Replacement Vessel (as defined in the Original TLB Agreement).

“Attributable Indebtedness” in respect of a Sale and Lease-Back Transaction shall mean, at the time of determination, the present value (discounted according to GAAP at the cost of indebtedness implied in the lease; provided that if such discount rate cannot be determined in accordance with GAAP, the present value shall be discounted at the interest rate agreed to between the Administrative Agent and the Borrowers or, if issued, the rate borne by any senior notes or other long-term fixed rate Indebtedness of the Borrowers issued to refinance the Term Loans, in each case compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended); provided, however, that if such Sale and Lease- Back Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligation.”

“Beneficial Owner” shall have the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.

“Borrowers” shall mean:

(I)	with respect to the TLB Rigs Combined Senior Secured Net Leverage Ratio, the Borrowers under (and as defined in) the Original TLB Agreement; and

(II)	with respect to the Non-TLB Rigs Combined Senior Secured Net Leverage Ratio, the Borrower(s) under (and as defined in) the SDLP Facility Agreements.

“Capital Stock” shall mean (1) in the case of a corporation, corporate stock, (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock or share capital, (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Capitalized Lease Obligation” shall mean, with respect to any Person, any obligation of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed), which obligation is required to be classified and accounted for as a capitalized lease obligation under GAAP, and, for purposes of this Agreement, the amount of such obligation at any date will be the capitalized amount thereof at such date, determined in accordance with GAAP and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents” shall mean any of the following:

(I)

direct obligations (or certificates representing an interest in such obligations) issued by, or unconditionally guaranteed by, the government of a member state of the Pre-Expansion European Union, the United States of America, Norway or Canada (including, in each case, any agency or instrumentality thereof), as the case may be, the payment of which is backed by

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the full faith and credit of the relevant member state of the Pre-Expansion European Union or the United States of America, Norway or Canada, as the case may be, and which are not callable or redeemable at the issuer’s option; provided that such country (or agency or instrumentality) has a longterm government debt rating of “A1” or higher by Moody’s or A+ or higher by S&P or the equivalent rating category of another internationally recognized rating agency as of the date of investment;

(II)

overnight bank deposits, time deposit accounts, certificates of deposit, bankers’ acceptances and money market deposits with maturities (and similar instruments) of 12 months or less from the date of acquisition issued by a bank or trust company which is organized under, or authorized to operate as a bank or trust company under, the laws of a member state of the Pre-Expansion European Union or of the United States of America or any state thereof, Norway or Canada; provided that such bank or trust company has capital, surplus and undivided profits aggregating in excess of $200,000,000 (or the foreign currency equivalent thereof as of the date of such investment) and whose long-term debt is rated “A1” or higher by Moody’s or A+ or higher by S&P or the equivalent rating category of another internationally recognized rating agency as of the date of investment;

(III)

repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above;

(IV)	commercial paper having one of the two highest ratings obtainable from Moody’s or S&P as of the date of investment and, in each case, maturing within one year after the date of acquisition; and

(V)	money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (d) of this definition.

“Change of Control” shall mean the occurrence of any of the following:

(I)

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of amalgamation, merger or consolidation and other than operating leases arising as a result of a drilling contract or vessel employment contract entered into in the ordinary course of business and prevailing industry standards), in one or a series of related transactions, of all or substantially all of the properties or assets of the Borrowers and the Guarantors taken as a whole to any “person” (as that term is used in Section 13(d) of the U.S. Securities Exchange Act of 1934, as amended), other than to one or more Qualifying Holders;

(II)	a Borrower is liquidated or dissolved or adopts a plan relating to the liquidation or dissolution of such Borrower;

(III)

the consummation of any transaction or any series of transactions (including any merger, consolidation or other business combination), the result of which is that any “person”, other than one or more Qualifying Holders, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting stock of Seadrill Operating GP LLC or Seadrill Capricorn Holdings LLC, measured by voting power rather than number of shares, units or other equity securities;

(IV)	Seadrill Operating GP LLC ceases to be the sole general partner of Seadrill Operating LP; or

(V)	Seadrill Partners Finco LLC ceasing to be a wholly owned subsidiary of Seadrill Operating LP.

“Collateral” shall mean all rights, assets and property, whether now owned or hereafter acquired, upon which a Lien or Mortgage securing the Secured Obligations is granted or purported to be granted under any Collateral Agreement. Collateral shall not include Excluded Property.

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“Collateral Agent” shall mean:

(I)	with respect to the TLB Rigs Combined Senior Secured Net Leverage Ratio, the Collateral Agent under (and as defined in) the Original TLB Agreement; and

(II)	with respect to the Non-TLB Rigs Combined Senior Secured Net Leverage Ratio, the Security Agents under (and as defined in) the SDLP Facility Agreements.

“Collateral Agreements” shall mean:

(I)	with respect to the TLB Rigs Combined Senior Secured Net Leverage Ratio, the Collateral Agreements under (and as defined in) the Original TLB Agreement; and

(II)	with respect to the Non-TLB Rigs Combined Senior Secured Net Leverage Ratio, the Security Documents under (and as defined in) the SDLP Facility Agreements.

“Collateral Vessels” shall mean:

(I)	with respect to the TLB Rigs Combined Senior Secured Net Leverage Ratio, the Collateral Vessels under (and as defined in) the Original TLB Agreement; and

(II)	with respect to the Non-TLB Rigs Combined Senior Secured Net Leverage Ratio, the Rigs/Drilling Units/Drillships under (and as defined in) the SDLP Facility Agreements.

“Collateral Vessel Contract” shall mean any charterparty, pool agreement or drilling contract in respect of any Collateral Vessel or other contract for use of any Collateral Vessel.

“Combined EBITDA” shall mean, with respect to any period, Combined Net Income attributable to the Collateral Vessels for such period plus, without duplication:

(I)

provision for taxes based on income or profits of the Loan Parties for such period, to the extent that such provision for taxes was deducted in computing such Combined Net Income attributable to the Collateral Vessels; plus

(II)	the combined interest expense of the Loan Parties to the extent that such combined interest expenses were deducted in computing such Combined Net Income attributable to the Collateral Vessels; plus

(III)

depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of the Loan Parties for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Combined Net Income attributable to the Collateral Vessels;

minus

non-cash items increasing such Combined Net Income attributable to the Collateral Vessels for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a combined basis and determined in accordance with GAAP.

In the event that any Loan Party acquires a Collateral Vessel or a Collateral Vessel-owning entity with historical earnings before interest expenses, taxes, depreciation and amortization (for purposes of its usage in this definition only, “EBITDA”) available for such Collateral Vessel’s previous ownership, such historical EBITDA shall be included for purposes of calculating Combined EBITDA and, if necessary, be annualized to represent twelve (12) months of historical EBITDA. In the event that any Loan Party acquires a Collateral Vessel or a Collateral Vessel-owning entity without historical EBITDA available for such Collateral Vessel’s previous ownership, the Borrowers shall be entitled to

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base a twelve (12) month historical EBITDA calculation for such Collateral Vessel on future projected EBITDA only subject to such Collateral Vessel having (i) a firm charter contract in place at the time of delivery of such Collateral Vessel with a duration of a minimum of 12 months and (ii) a firm charter contract in place at the time of such EBITDA calculation, provided that the Borrowers provide the Administrative Agent with a detailed calculation of the future projected EBITDA for such Collateral Vessel. Furthermore, it is agreed that Combined EBITDA shall include any realized gains and/or losses in respect of the disposal of Collateral Vessels or the disposal of Equity Interests in Collateral Vessel-owning entities. With respect to the TLB Rigs Combined Senior Secured Net Leverage Ratio, the Combined EBITDA calculated hereunder for the applicable fiscal quarter (and any subsequent period that includes such fiscal quarter) for which a Cure Right (under and as defined in the Original TLB Agreement) has been exercised shall be increased by an amount equal to the Cure Amount (as defined in the Original TLB Agreement) actually received by the Borrowers (under and as defined in the Original TLB Agreement); provided that (x) there shall be no pro forma reduction in Combined Senior Secured Indebtedness with any portion of the Cure Amount (as defined in the Original TLB Agreement) (directly or through netting) for determining compliance with the TLB Rigs Combined Senior Secured Net Leverage Ratio for the fiscal quarter immediately prior to the fiscal quarter in which such Cure Right (under and as defined in the Original TLB Agreement) was exercised and (y) no portion of the Cure Amount has previously been (and is not simultaneously being) applied to anything other than to exercise the Cure Right (under and as defined in the Original TLB Agreement). The parties hereby acknowledge that the immediately preceding sentence may not be relied on for purposes of calculating any financial ratios other than the TLB Rigs Combined Senior Secured Net Leverage Ratio and shall not result in any adjustment to any amounts (including any ratio-based conditions or any baskets with respect to the covenants contained herein), other than the amount of Combined EBITDA referred to in the immediately preceding sentence. If after giving effect to the foregoing adjustment for the Cure Right, the Parent is in compliance with Clause 22.1 (Combined Senior Secured Net Leverage Ratio – TLB Covenant), the Parent shall be deemed to have satisfied the requirements of Clause 22.1 (Combined Senior Secured Net Leverage Ratio – TLB Covenant) as of the relevant date of determination with the same effect as though there had been no failure to comply on such date and the applicable breach or default of such Clause 22.1 that had occurred shall be deemed cured for purposes of the Agreement.

“Combined Net Income” shall mean, with respect to any period, the aggregate of the Net Income of the Loan Parties for such period attributable to the Collateral Vessels and determined on a combined basis in accordance with GAAP; provided that:

(I)	the cumulative effect of a change in accounting principles will be excluded;

(II)	non-cash gains and losses due solely to fluctuations in currency values will be excluded;

(III)

in the case of a successor to the referenced Person by consolidation or merger or as a transferee of the referenced Person’s assets, any earnings (or losses) of the successor corporation prior to such consolidation, merger or transfer of assets will be excluded;

(IV)	the effects resulting from the application of purchase accounting in relation to any acquisition that is consummated after the Original Effective Date will be excluded;

(V)	any unrealized gain (or loss) in respect of Hedging Obligations will be excluded;

(VI)	non-cash charges or expenses with respect to the grant of stock options, restricted stock or other equity compensation awards will be excluded;

(VII)	goodwill write-downs or other non-cash impairments of assets, or restructuring charges or severance costs associated with acquisitions or dispositions will be excluded; and

(VIII)	drydock, shipyard stay and special survey expenses (other than Drydock, Shipyard Stay and Special Survey Amortization Expense for the applicable period) will be excluded.

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“Combined Senior Secured Indebtedness” shall mean, with respect to the Borrowers and the Guarantors as of any date of determination, the total outstanding principal amount of Indebtedness (other than undrawn letters of credit and similar instruments, Hedging Obligations and Capitalized Lease Obligations) of the Borrowers and the Guarantors that is secured by a Lien on any asset of any Borrower or Guarantor that constitutes Collateral and that is not subordinated in right of payment to the Loan Document Obligations.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Drydock, Shipyard Stay and Special Survey Amortization Expense” shall mean, for any period, the amortized amount of all drydock, shipyard stay and special survey expenses in respect of Collateral Vessels of the Borrowers and the Guarantors for such period. Drydock, Shipyard Stay and Special Amortization Expense with respect to any Collateral Vessel of the Borrowers or any Guarantor will be amortized over a period commencing with the fiscal quarter in which any such expense is incurred and ending with the fiscal quarter in which the next drydock, shipyard stay or special survey, as applicable, with respect to such Collateral Vessel is scheduled to occur.

“Equity Interests” shall mean, with respect to any Person, any and all shares, interests, partnership interests (whether general or limited), participations, rights in or other equivalents (however designated) of such Person’s equity, any other interest or participation that confers the right to receive a share of the profits and losses, or distributions of assets of, such Person and any rights (other than debt securities convertible into or exchangeable for Capital Stock), warrants or options exchangeable for or convertible into or to acquire such Capital Stock, whether now outstanding or issued after the Original Effective Date.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission.

“Excluded Property” shall mean the following, whether now owned or at any time hereafter acquired by any Borrower or any Guarantor or in which any Borrower or any Guarantor now has or at any time in the future may acquire any right, title or interest and whether now existing or hereafter coming into existence: (i) all leasehold real property, all fee simple real property and all other real property; (ii) all Collateral Vessel Contracts; (iii) all equipment and inventory; (iv) any general intangibles, governmental approvals or other rights arising under any contracts, instruments, permits, licenses or other documents if (but only to the extent that) the grant of a security interest therein would constitute a breach of a valid and enforceable restriction on the granting of a security interest therein or assignment thereof in favor of a third party (other than (A) to the extent that any such restriction or prohibition would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions), if applicable, or any other applicable law (including the US Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally) or principles of equity, (B) to the extent that the other party has consented to the granting of a security interest therein or assignment thereof pursuant to the terms hereof or pursuant to a grant or assignment for security purposes generally or (C) proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding any such prohibition); (v) all deposit accounts other than the Earnings Accounts; (vi) cash and Cash Equivalents securing letters of credit, bank guarantees or similar instruments to the extent any Lien thereon constitutes a Permitted Lien; (vii) any Capital Stock of a Subsidiary that is not a Guarantor; (viii) any Vessel (other than a Collateral Vessel) and the Related Assets for such Vessel (other than the Capital Stock of any Guarantor that also owns a Collateral Vessel); and (ix) any and all proceeds of any of the Excluded Property to the extent constituting Excluded Property described in clauses (i) through (viii) above (other than proceeds of a Collateral Vessel Contract assigned pursuant to an assignment of Earnings made between each Collateral Vessel-owning entity and the Collateral Agent).

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“Excluded Swap Guarantor” shall mean any Borrower or Guarantor all or a portion of whose Loan Guarantee of, or grant of a security interest to secure, any Swap Obligation (or any Loan Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

“Excluded Swap Obligations” shall mean, with respect to any Borrower or Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Loan Guarantee of such Borrower or Guarantor of, or the grant by such Borrower or Guarantor of a security interest to secure, such Swap Obligation (or any Loan Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Loan Guarantee or security interest is or becomes illegal.

“Fair Market Value” shall mean the value that would be paid by an informed and willing buyer to an unaffiliated, informed and willing seller in a transaction not involving distress or necessity of either party, as determined in good faith by the Board of Directors of a Borrower (unless otherwise provided in the Original TLB Agreement).

“GAAP” shall mean (i) from the Original Effective Date and until such time, if any, as the Borrowers convert their accounting to IFRS, generally accepted accounting principles in the United States as in effect from time to time and (ii) thereafter, IFRS; provided, however, that when the term GAAP is used in this Schedule with reference to a financial measure or other calculation that is to be made on a consolidated basis under, or in accordance with, GAAP, each Guarantor (by virtue of a Borrower owning at least a majority of the class of Voting Stock (without regard to any limitation on voting power applicable to a holder thereof) or other class of voting equity ownership interest which class is entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions) of such Guarantor) shall be deemed a part of the consolidated group of companies in connection with any determination of such financial measure or calculation and solely in respect of the TLB Rigs Combined Senior Secured Net Leverage Ratio, GAAP as in effect from time to time shall be applied.

“Guarantors” shall mean:

(I)	with respect to the TLB Rigs Combined Senior Secured Net Leverage Ratio, the Guarantors under (and as defined in) the Original TLB Agreement; and

(II)	with respect to the Non-TLB Rigs Combined Senior Secured Net Leverage Ratio, the Guarantors under (and as defined in) the SDLP Facility Agreements.

“Hedging Obligations” shall mean, with respect to any specified Person, the obligations of such Person under:

(I)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(II)	other agreements or arrangements designed to manage interest rates or interest rate risk; and

(III)	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices (including prices of bunkers or lubricants) or freight rates.

Notwithstanding the foregoing, in the case of any Excluded Swap Guarantor, “Hedging Obligations” shall not include any Excluded Swap Obligations of such Excluded Swap Guarantor.

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“Indebtedness” shall mean, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether recourse is to all or a portion of the assets of such Person and whether or not contingent:

(I)	in respect of borrowed money;

(II)	evidenced by bonds, notes, debentures or similar instruments;

(III)

in respect of all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (solely to the extent such letters of credit, bankers’ acceptances or other similar instruments have been drawn), other than such reimbursement obligations that relate to trade payables or other obligations that are not themselves Indebtedness, in each case, that were entered into in the ordinary course of business of such Person to the extent such reimbursement obligations are satisfied within 10 Business Days following payment on the letter of credit, bankers’ acceptance or similar instrument;

(IV)	representing Capitalized Lease Obligations of such Person;

(V)	representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed;

(VI)	representing Hedging Obligations of such Person; or

(VII)

representing Attributable Indebtedness, if and to the extent any of the preceding items (other than letters of credit, Attributable Indebtedness, and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.

“Investment” shall mean, with respect to any Person, any direct or indirect advance, loan or other extension of credit (including guarantees but excluding bank deposits, accounts receivable, trade credit, advances to customers or suppliers, commission, travel and similar advances to officers and employees, in each case, made in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Equity Interests, bonds, notes, debentures or other securities or evidences of Indebtedness issued or owned by, any other Person and all other items, in each case that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the relevant Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. In addition, the portion (proportionate to the equity interest in such Guarantor) of the Fair Market Value of the net assets of any Guarantor at the time that such Guarantor is designated no longer to be a Guarantor will be deemed to be an “Investment” that such Borrower made in such Subsidiary at such time. The portion (proportionate to the Borrowers’ equity interest in such Guarantor) of the Fair Market Value of the net assets of any Subsidiary at the time that such Subsidiary is designated a Guarantor will be considered a reduction in outstanding Investments. “Investments” excludes extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

“Involuntary Transfer” shall mean, with respect to any property or asset of any Borrower or any Guarantor, (a) any damage to such property or asset that results in an insurance settlement with respect thereto on the basis of a total loss or a constructive or compromised total loss, (b) the confiscation, condemnation, requisition, appropriation or similar taking regarding such asset by any government or instrumentality or agency thereof, including by deed in lieu of condemnation, or (c)

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foreclosure or other enforcement of a Lien or the exercise by a holder of a Lien of any rights with respect to it.

“Lender Creditors” shall mean:

(I)	with respect to the TLB Rigs Combined Senior Secured Net Leverage Ratio, the Lender Creditors under (and as defined in) the Original TLB Agreement; and

(II)	with respect to the Non-TLB Rigs Combined Senior Secured Net Leverage Ratio, the Lenders under (and as defined in) the SDLP Facility Agreements.

“Lien” shall mean with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in such asset and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction.

“Loan Document Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants, duties and indebtedness (including all principal, premium, interest, penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees and other liabilities or amounts payable or arising thereunder (including all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Loan Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)) of each Loan Party to the Lender Creditors and Other Creditors, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred under, arising out of, or in connection with the Loan Documents to which such Loan Party is a party and the due performance and compliance by such Loan Party with all of the terms, conditions and agreements contained in the Loan Documents.

“Loan Documents” shall mean:

(I)	with respect to the TLB Rigs Combined Senior Secured Net Leverage Ratio, the Loan Documents under (and as defined in) the Original TLB Agreement; and

(II)	with respect to the Non-TLB Rigs Combined Senior Secured Net Leverage Ratio, the Finance Documents under (and as defined in) the SDLP Facility Agreements.

“Loan Guarantee” shall mean:

(I)	with respect to the TLB Rigs Combined Senior Secured Net Leverage Ratio, the Loan Guarantee under (and as defined in) the Original TLB Agreement; and

(II)	with respect to the Non-TLB Rigs Combined Senior Secured Net Leverage Ratio, the guarantees provided by the Borrowers and the Guarantors under (and as defined in) the SDLP Facility Agreements.

“Loan Parties” shall mean:

(I)	with respect to the TLB Rigs Combined Senior Secured Net Leverage Ratio, the Loan Parties under (and as defined in) the Original TLB Agreement; and

(II)	with respect to the Non-TLB Rigs Combined Senior Secured Net Leverage Ratio, the Borrowers and each Guarantor under (and as defined in) the SDLP Facility Agreements.

“Local Content Subsidiary” shall mean any Subsidiary of any Borrower that is a party to a Collateral Vessel Contract or otherwise holds the right to receive Earnings attributable to a Collateral Vessel or any Related Assets with respect to such Collateral Vessel for the purpose of satisfying any local content law, regulation or requirement or similar law, regulation or requirement.

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“Moody’s” shall mean Moody’s Investors Service, Inc. and its successors.

“Mortgage” shall mean each Ship Mortgage (as defined in the Original TLB Agreement) or Mortgage, each other mortgage, deed of trust, deed to secure debt and any other document or instrument under which any Lien on property owned or leased by any Borrower or any Guarantor is granted to secure the Secured Obligations or under which rights or remedies with respect to any such Liens are governed, as the same may be amended, supplemented or modified from time to time.

“Net Income” shall mean, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however: (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any Asset Sale or other asset dispositions (other than in the ordinary course of business) or (b) the disposition of any securities by such Person or any of its Subsidiaries that are Guarantors or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries that are Guarantors; and (2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

“Net Proceeds” shall mean the aggregate cash proceeds and Cash Equivalents received by any Borrower or any Guarantor in respect of any Asset Sale (including any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including legal, accounting and investment banking fees, sales commissions, relocation expenses created, incurred, issued, assumed, guaranteed or otherwise became liable, contingently or otherwise, as a result of such Asset Sale, and taxes paid or payable as a result of such Asset Sale after taking into account any available tax credits or deductions and any tax-sharing arrangements, and (2) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

Net Tangible Assets” shall mean, as of any date, total assets, less goodwill and other intangible assets and liabilities, in each case as shown in the most recent consolidating financial information of the Borrowers and the Guarantors prepared in accordance with GAAP for which internal consolidating financial information is available immediately preceding the date on which any calculation of Net Tangible Assets is being made.

“Non-TLB Rigs” shall mean the rigs listed under the heading “SDLP Rigs” in Part 3 of this Schedule 10.

“Non-TLB Rigs Combined Senior Secured Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (1) (a) Combined Senior Secured Indebtedness minus (b) the amount of Unrestricted Cash of the Loan Parties, in each case as of the date of determination to (2) Combined EBITDA for the most recently ended four full fiscal quarters.

“Original Effective Date” shall mean February 21, 2014.

“Other Creditors” shall mean each of GIEK, KEXIM and K-Sure as defined under the SDLP Facility Agreements.

“Permitted Business” shall mean (a) any businesses, services or activities engaged in by any Borrower or any Guarantor on the Original Effective Date and (b) any businesses, services and activities engaged in by any Borrower or any Guarantor that are related, complementary, incidental, ancillary or similar to any of the foregoing referred to in clause (a) of this definition or are extensions or developments of any thereof.

“Permitted Investments” shall mean any of the following:

(I)	Investments in a Borrower or a Guarantor (including the Designated Intercompany Loan (as defined in the Original TLB Agreement));

(II)	Investments in cash or Cash Equivalents;

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(III)	Investments by a Borrower or a Guarantor in a Person, if as a result of such Investment:

(i)	such Person becomes a Guarantor; or

(ii)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, a Borrower and a Guarantor;

(IV)	Investments in Loans and any other Indebtedness of a Borrower or a Guarantor;

(V)

Investments existing on the Original Effective Date and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the Original Effective Date; provided that the amount of any such Investment may be increased (i) as required by the terms of such Investment as in existence on the Original Effective Date or (ii) as otherwise permitted under the Original TLB Agreement;

(VI)

Investments acquired after the Original Effective Date as a result of the acquisition by a Borrower and a Guarantor of another Person, including by way of a merger, amalgamation or consolidation with or into a Borrower and a Guarantor in a transaction that is not prohibited by Section 7.14 of the Original TLB Agreement after the Original Effective Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(VII)	Investments in Hedging Obligations permitted under Section 7.16(b)(viii) of the Original TLB Agreement;

(VIII)	any Investments received in compromise or resolution of litigation, arbitration or other disputes;

(IX)	Investments in receivables owing to a Borrower or a Guarantor created or acquired in the ordinary course of business;

(X)

any Investment to the extent made using as consideration Equity Interests of a Borrower (other than Disqualified Equity Interests (as defined in the Original TLB Agreement)); provided that the net proceeds of such sale have been excluded from, and shall not have been included in, the calculation of the amount determined under Section 7.15(b)(iii)(A) of the Original TLB Agreement;

(XI)

Investments of a Borrower or a Guarantor that constitute Indebtedness incurred in connection with a transaction where (x) such Indebtedness is borrowed from a bank or trust company, having a combined capital and surplus and undivided profits of not less than $500,000,000, whose debt has a rating immediately prior to the time such transaction is entered into of at least A or the equivalent thereof by S&P and A2 or the equivalent thereof by Moody’s and (y) a substantially concurrent Investment is made by such Borrower or such Guarantor in the form of cash deposited with the lender of such Indebtedness, or a Subsidiary or Affiliate thereof, in amount equal to such Indebtedness;

(XII)	any guarantee of Indebtedness permitted to be incurred by Section 7.16 of the Original TLB Agreement;

(XIII)	[Reserved];

(XIV)

other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (n) that are at the time outstanding not to exceed the greater of (x) $125,000,000 and (y) 4.0% of Net

16

Tangible Assets; provided, that if an Investment is made pursuant to this clause in a Person that is not a Guarantor and such Person subsequently becomes a Guarantor or is subsequently designated a Guarantor pursuant to Section 7.19 of the Original TLB Agreement, such Investment, if applicable, shall thereafter be deemed to have been made pursuant to (c) of the definition of “Permitted Investments” and not this clause;

(XV)

(i) stock, obligations or securities received in satisfaction of judgments, foreclosure of liens or settlement of debts and (ii) any Investments received in compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(XVI)	any Investments received in connection with an Asset Sale pursuant to Section 7.22 of the Original TLB Agreement or any other disposition of assets permitted under the Original TLB

Agreement;

(XVII)	any Investments referred to in, and permitted by, Section 7.12(b)(ix) of the Original TLB Agreement; and

(XVIII)	any Investment constituting a Permitted Lien.

“Permitted Liens” shall mean the following types of Liens:

(I)	Liens existing on the Original Effective Date;

(II)	Liens on any property or assets of a Guarantor granted in favor of any Borrower or any Guarantor;

(III)	Liens on any of any Borrower’s or any Guarantor’s property or assets securing the Secured Obligations;

(IV)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Borrower or any Guarantor in the ordinary course of business;

(V)

statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen, employees, pension plan, administrators or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith or Liens arising solely by virtue of any statutory or common law provisions relating to attorney’s liens or bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depositary institution;

(VI)

Liens for taxes, assessments, government charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

(VII)

Liens incurred or deposits made to secure the performance of tenders, bids or trade or government contracts, or to secure leases, statutory or regulatory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business (other than obligations for the payment of money);

(VIII)

zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights-of-way, utilities, sewers, electrical lines, telephone lines, telegraph wires, restrictions, encroachments and other similar charges, encumbrances or title defects and incurred in the ordinary course of business that do not in the aggregate materially interfere with in any material respect the ordinary conduct of the business of the Borrowers and the Guarantors on the properties subject thereto, taken as a whole;

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(IX)

Liens arising by reason of any judgment, decree or order of any court so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(X)

Liens on property or assets of, or on shares of Equity Interests or on Indebtedness of, any Person existing at the time such Person becomes a Guarantor; provided that such Liens (i) do not extend to or cover any property or assets of any Borrower or any Guarantor other than the property or assets of, or shares of Equity Interests or on Indebtedness of, such acquired Guarantor and (ii) were not created in connection with or in contemplation of such acquisition, merger or consolidation;

(XI)

Liens on property or assets existing at the time such property or assets are acquired, including any acquisition by means of a merger with or into or consolidation with, any Borrower or any Guarantor; provided that such Liens (i) do not extend to or cover any property or assets of any Borrower or any Guarantor other than (A) the property or assets acquired or (B) the property or assets of the Person merged with or into or consolidated with a Borrower or a Guarantor and (ii) were not in connection with or in contemplation of such acquisition, merger or consolidation;

(XII)	Liens securing any Borrower’s or any Guarantor’s Hedging Obligations permitted under Section 7.16(b)(viii) of the Original TLB Agreement;

(XIII)

Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or other insurance (including unemployment insurance) or deposits to secure public or statutory obligations of any Borrower or any Guarantor or deposits of cash or government bonds to secure performance, bid, surety or appeal bonds and completion bonds and guarantees to which any Borrower or any Guarantor is a party, or deposits as security for contested import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(XIV)	Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(XV)	Liens incurred in connection with a cash management program established in the ordinary course of business;

(XVI)

Liens on (i) any Capital Stock of a Subsidiary that is not a Guarantor and that is owned by a Borrower or a Guarantor securing Indebtedness or other obligations of such Subsidiary or securing Indebtedness of any Borrower or any Guarantor permitted to be incurred pursuant to Sections 7.16(a), 7.16(b)(ix), 7.16(b)(x) or 7.16(b)(xvii) of the Original TLB Agreement and (ii) any property or assets of any Vessel Owner or on the earnings, bank accounts or insurance contracts and rights thereunder and any related proceeds of any Guarantor that has entered into a bareboat charter agreement with one or more Collateral Vessel-owning entities in respect of one or more Vessels (excluding, for the avoidance of doubt any assignment or pledge of any charter contract and, in each case, excluding any Collateral), in each case securing Indebtedness of any Borrower or any Guarantor permitted to be incurred pursuant to Sections 7.16(b)(ix), 7.16(b)(x) or 7.16(b) (xvii) of the Original TLB Agreement;

(XVII)

Liens incurred to secure Permitted Refinancing Indebtedness permitted to be incurred under the Original TLB Agreement or this Agreement, as applicable; provided that the new Lien shall be limited to all or part of the same property and assets that secured the original Lien (plus improvements and accessions to such property and assets and proceeds or distributions thereof);

(XVIII)	Liens on specific items of inventory or other goods (and the proceeds thereof) of any Borrower or any Guarantor securing such Person’s obligations in respect of bankers’

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acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(XIX)

Liens incurred in the ordinary course of business of any Borrower or any Guarantor arising from Vessel chartering, drydocking, maintenance, the furnishing of supplies and bunkers to Vessels, repairs and improvements to Vessels, crews’ wages and maritime Liens (other than in respect of Indebtedness);

(XX)	leases, licenses, subleases and sublicenses of assets in the ordinary course of business;

(XXI)

Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(XXII)	Liens securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities;

(XXIII)

pledges of goods, the related documents of title and/or other related documents arising or created in the ordinary course of any Borrower’s or any Guarantor’s business or operations as Liens only for Indebtedness to a bank or financial institution directly relating to the goods or documents on or over which the pledge exists; (XXIV) Liens over cash paid into an escrow account pursuant to any purchase price retention arrangement as part of any permitted disposal by any Borrower or any Guarantor on condition that the cash paid into such escrow account in relation to a disposal does not represent more than 15% of the net cash proceeds of such disposal;

(XXIV)	limited recourse Liens in respect of the ownership interests in, or assets owned by, any joint ventures which are not Guarantors securing obligations of such joint ventures;

(XXV)	[Reserved];

(XXVI)	Liens for salvage; and

(XXVII)

 any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (bb); provided that any such extension, renewal or replacement shall be no more restrictive in any material respect than the Lien so extended, renewed or replaced and shall not extend in any material respect to any additional property or assets.

“Permitted Refinancing Indebtedness” shall mean any renewals, extensions, substitutions, refinancings or replacements of any Indebtedness of a Borrower or a Guarantor or pursuant to this definition, including any successive refinancings, so long as:

(I)

such Indebtedness is in an aggregate principal amount (or if incurred with original issue discount, an aggregate issue price) not in excess of the sum of (i) the aggregate principal amount (or if incurred with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced and (ii) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such refinancing;

(II)	the Weighted Average Life to Maturity of such Indebtedness is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced;

(III)	the Stated Maturity of such Indebtedness is no earlier than the Stated Maturity of the Indebtedness being refinanced;

(IV)	the new Indebtedness is not senior in right of payment to the Indebtedness that is being refinanced;

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(V)

if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is expressly, contractually, subordinated in right of payment to the Loans, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Loans on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, exchanged, defeased or discharged; and

(VI)	such Indebtedness is unsecured if the Indebtedness being refinanced is unsecured;

(VII)

provided that Permitted Refinancing Indebtedness will not include Indebtedness of a Borrower or any Guarantor that refinances Indebtedness of a Subsidiary of a Borrower or a Guarantor that is not a Guarantor.

“Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Pre-Expansion European Union” shall mean the European Union as of January 1, 2004, including the countries of Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain, Sweden and the United Kingdom, but not including any country which became or becomes a member of the European Union after January 1, 2004.

“Qualifying Holder” shall mean Seadrill Limited, Seadrill Partners LLC and their respective Affiliates.

“Related Assets” shall mean, with respect to any Vessel, (i) any insurance policies and contracts from time to time in force with respect to such Vessel, (ii) the Capital Stock of any Guarantor owning such Vessel and related assets, (iii) any requisition compensation payable in respect of any compulsory acquisition of such Vessel, (iv) any Earnings (other than Earnings payable to a Local Content Subsidiary) derived from the use or operation of such Vessel and/or any account to which such Earnings are deposited (with Earnings, when used in this clause (iv) with respect to any Vessel that is not a Collateral Vessel, meaning earnings of the type described in the definition “Earnings” with respect to such Vessel), (v) any charters, operating leases, Vessel purchase options and related agreements with respect to such Vessel entered into and any security or guarantee in respect of the charterer’s or lessee’s obligations under such charter, lease, Vessel purchase option or agreement, (vi) any cash collateral account established with respect to such Vessel pursuant to the financing arrangement with respect thereto, (vii) any building, conversion or repair contracts relating to such Vessel and any security or guarantee in respect of the builder’s obligations under such contract and (viii) any security interest in, or agreement or assignment relating to, any of the foregoing or any mortgage in respect of such Vessel and any asset reasonably related, ancillary or complementary thereto; provided that Related Assets shall not include Excluded Property.

“Sale and Lease-Back Transaction” shall mean any arrangement with any Person providing for the leasing by the Borrowers or any of the Guarantors of any real or tangible personal property, which property has been or is to be sold or transferred by the Borrowers or such Guarantor to such Person in contemplation of such leasing.

“Secured Obligations” shall mean the Loan Document Obligations.

“Stated Maturity” shall mean, when used with respect to any note or any installment of interest thereon, the date specified in such note as the fixed date on which the principal of such note or any installment thereof or such installment of interest, respectively, is due and payable, and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness or any installment thereof, or any installment of interest thereon, is due and payable.

“Swap Obligations” shall mean, with respect to the Borrowers or any Guarantor, an obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of § 1a(47) of the Commodity Exchange Act.

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“Term Loans” shall mean:

(I)	with respect to the TLB Rigs Combined Senior Secured Net Leverage Ratio, the Term Loans under (and as defined in) the Original TLB Agreement; and

(II)	with respect to the Non-TLB Rigs Combined Senior Secured Net Leverage Ratio, the Loans under (and as defined in) the SDLP Facility Agreements.

“TLB Rigs” shall mean the rigs listed under the heading “TLB Rigs” in Part 3 of this Schedule 10.

“TLB Rigs Combined Senior Secured Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (1) (a) Combined Senior Secured Indebtedness minus (b) the amount of Unrestricted Cash of the Loan Parties, in each case as of the date of determination to (2) Combined EBITDA for the most recently ended four full fiscal quarters.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

“Unrestricted Cash” shall mean, with respect to any Person, as of any date of determination, cash and Cash Equivalents owned by such Person that, in each case, are not controlled by or subject to any Lien in favor of any creditor, other than Liens permitted under clause (c) of the definition of “Permitted Liens”.

“Vessel” shall mean one or more shipping or drilling vessels or drilling rigs, whose primary purpose is the maritime transportation of cargo or the exploration and production drilling for crude oil or hydrocarbons, or which are otherwise engaged, used or useful in a Permitted Business, in each case together with all related spares, equipment and any additions or improvements; provided that for the purposes of any provision related to the acquisition or disposition of a Vessel, such acquisition or disposition may be conducted through the transfer of all of the Capital Stock of any special purpose entity that owns a Vessel as described above.

“Vessel Owner” shall mean:

(I)	with respect to the TLB Rigs Combined Senior Secured Net Leverage Ratio, the Vessel Owners under (and as defined in) the Original TLB Agreement; and

(II)	with respect to the Non-TLB Rigs Combined Senior Secured Net Leverage Ratio, the Rig Owners under (and as defined in) the SDLP Facility Agreements.

“Voting Stock” of any specified Person as of any date shall mean the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors (or persons performing similar functions) of such Person; provided that with respect to a limited partnership or other entity which does not have directly a board of directors, Voting Stock means such Capital Stock of the general partner of such limited partnership or other business entity with the ultimate authority to manage the business and operations of such Person.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (2) the then outstanding principal amount of such Indebtedness.

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Part 3

SDLP RIGS

Name	Registered Owner	Official Number	Jurisdiction of Registration	Flag
T-15	Seadrill T-15 Ltd	44774-13	Panama	Panama
T-16	Seadrill T-16 Ltd	44978-13	Panama	Panama
West Polaris	Seadrill Polaris Ltd	34863-09-B	Panama	Panama
West Vela	Seadrill Vela Hungary Kft	45080-13	Panama	Panama

TLB RIGS

Name	Registered Owner	Official Number	Jurisdiction of Registration	Flag
West Capella	Seadrill Deepwater Drillship Ltd.	34764-09	Panama	Panama
West Leo	Seadrill Leo Ltd.	8001359	Bahamas	Bahamas
West Aquarius	Seadrill China Operations Ltd.	34821-09-A	Panama	Panama
West Sirius	Seadrill Hungary Kft.	34111-08-A	Panama	Panama
West Capricorn	Seabras Rig Holdco Kft.	44053-12	Panama	Panama
West Auriga	Seadrill Auriga Hungary Kft.	44881-13	Panama	Panama

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Schedule 2

Form of Telesto Facility Agreement

Secured Credit Facility Agreement

USD 440,000,000

originally dated 4 December 2012, as previously amended by supplemental letters dated 30 April 2013, 16 May 2013, 18 October 2013, 18 September 2014 and 16 October 2014 respectively, a consent letter dated 18 June 2015 and waiver and approval letters dated 28 April 2016 and 28 March 2017 respectively as further amended and restated on or about the date of the Framework Agreement between

Seadrill Limited

as Borrower

Seadrill Telesto Ltd. and others named herein

as Guarantors

The Export-Import Bank of China and Citibank, N.A., London Branch

as Bookrunners and Mandated Lead Arrangers

The Banks and Financial Institutions Named Herein

as Lenders

Citibank Europe plc, UK Branch

as Agent

Citibank, N.A., London Branch

as Security Agent

and

Citibank, N.A., London Branch

as Account Bank

3

(i)

		Page

36. Enforcement		93

Schedule 1	Lenders and Commitments	95

Schedule 2	Borrower, Guarantors and Collateral Rig	97

Schedule 3	Conditions Precedent	98

Part 1	(Conditions Precedent to the First Utilisation Date)	98

Part 2	(Conditions Precedent to any Utilisation (including the first Utilisation))	100

Part 3	(Conditions Subsequent to each Utilisation Date)	103

Schedule 4	Form of Utilisation Request	104

Schedule 5	Form of Compliance Certificate	105

Schedule 6	Form of Transfer Certificate	111

Schedule 7	Indicative Repayments/Reductions	114

Schedule 8	Corporate Structure	115

Schedule 9	Form of Selection Notice	1

(ii)

This Secured Credit Facility Agreement was originally made on 4 December 2012 and previously amended by supplemental letters dated 30 April 2013, 16 May 2013, 18 October 2013, 18 September 2014 and 16 October 2014 respectively, a consent letter dated 18 June 2015 and waiver and approval letters dated 28 April 2016 and 28 March 2017 respectively as further amended and restated on or about the date of the Framework Agreement

Between:

(1)	Seadrill Limited, of Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda, registration number 36832, as borrower (the “Borrower”);

(2)

The Companies listed as the Rig Owner and Intra-Group Charterers in Schedule 2 (Borrower, Guarantors and Collateral Rig) hereto as joint and several guarantors (the Rig Owner and Intra-Group Charterers each a “Guarantor”, together the “Guarantors”) all being wholly owned (directly or indirectly) subsidiaries of the Borrower;

(3)	The Banks and Financial Institutions listed in Schedule 1 (Lenders and Commitments), as original lenders (together, the “Lenders”);

(4)	Citibank Europe plc, UK Branch of 25 Canada Square, London, E14 5LB, as facility agent (the “Agent”);

(5)	Citibank, N.A., London Branch of 25 Canada Square, London, E14 5LB, as security agent (the “Security Agent”);

(6)	Citibank, N.A., London Branch of 25 Canada Square, London, E14 5LB, as account bank (the “Account Bank”);

(7)	The Export-Import Bank of China and Citibank, N.A., London Branch whose addresses are listed in Schedule 1 (Lenders and Commitments) as mandated lead arrangers (the “Mandated Lead Arrangers”); and

(8)	The Banks and Financial Institutions listed in Schedule 1 (Lenders and Commitments) as bookrunners (the “Bookrunners”).

It is agreed as follows:

49.	Definitions and Interpretation

49.1	Definitions

In this Agreement, unless the context otherwise requires:

“Account Bank Agreement” means any account bank agreement entered into or to be entered into between the Rig Owner, the Intra-Group Charterers (if any) and the Account Bank in respect of any Earnings Account.

“Account Security” means each assignment agreement and/or account security deed, collateral to this Agreement for the provision of a Security Interest in the Earnings Accounts to be made between the relevant Obligors and the Security Agent (on behalf of the Finance Parties) as security for the Obligors’ obligations under the Finance Documents, in form and substance satisfactory to the Finance Parties.

“Accounting Principles” means generally accepted accounting principles in the United States of America for the Parent and in the jurisdiction of incorporation of such other Obligors and Subsidiaries of the Parent.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Agreement” means this secured credit facility agreement, as it may be amended, supplemented and varied from time to time, including its Schedules and any Transfer Certificate.

“Applicable Margin” means the aggregate of:

(a)	3.25 per cent per annum; and

(b)	from and including 1 July 2015 until the Reinstated Leverage Ratio Covenant Date, the Step-up Margin (if applicable).

“Approved Brokers” means the ship broker/consultancy firms Clarksons Platou, Fearnleys and ODS Petrodata or such other reputable and independent consultancy or ship broker firm approved by the Agent (acting upon the instructions of the Required Lenders), such consent not to be unreasonably withheld or delayed.

“Auditors” means reputable and internationally recognised accountancy firms acceptable to the Required Lenders such as PricewaterhouseCoopers, Deloitte Touche Tohmatsu, Ernst & Young and KPMG or such other firm approved in advance by the Required Lenders (such approval not to be unreasonably withheld or delayed).

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Availability Period” means the period from and including the date of this Agreement to and including the earlier of:

(a)	the Delivery Date of the Rig; and

(b)	the Termination Date,

or such later date as may be approved by the Lenders.

“Available Commitment” means a Lender’s Commitment less:

(a)	the amount of its participation in any outstanding Loans; and

(b)	in relation to any proposed Loan the amount of its participation in the Loan that is due to be made on or before the proposed Utilisation Date.

“Base Case Model” means the financial model and statements including profit and loss, balance sheet and cash flow projections reflecting the forecasted consolidated financial conditions of the Group for at least five (5) years following the date of this Agreement, prepared and approved by an authorised officer of the Parent, each in form and substance satisfactory to the Finance Parties addressed to, and/or capable of being relied upon by the Finance Parties.

“Basel II Accord” means the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 as updated prior to, and in the form existing on, the date of this Agreement, excluding any amendment thereto arising out of the Basel III Accord.

“Basel II Approach” means, in relation to any Finance Party, either the Standardised Approach or the relevant Internal Ratings Based Approach (each as defined in the Basel II Accord) adopted by that Finance Party (or any of its Affiliates) for the purposes of implementing or complying with the Basel II Accord.

“Basel II Regulation” means:

(a)	any law or regulation implementing the Basel II Accord; or

2

(b)	any Basel II Approach adopted by a Finance Party or any of its Affiliates.

“Basel III Accord” means, together:

(a)

the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(b)

the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement—Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(c)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

“Basel III Regulation” means any law or regulation implementing the Basel III Accord save and to the extent that it re-enacts a Basel II Regulation.

“Break Costs” means the amount (if any) by which:

(a)

the interest (subject to Clause 11.3 (Break Costs) excluding the Applicable Margin) which a Lender should have received for the period from the date of receipt of all or part of its participation in the Loan or Unpaid Sum to the last day of the current Interest Period in respect of the Loan or Unpaid Sum, had the principal amount or Unpaid Sum been paid on the last day of that Interest Period; exceeds

(b)

the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the relevant interbank market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period, as further described in Clause 11.3 (Break Costs).

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for business in Oslo, Beijing, New York and London (or any other relevant place of payment under Clause 30 (Payment Mechanics)).

“Cash” means

(a)	cash in hand legally and beneficially owned by a member of the Group; and

(b)

cash deposits legally and beneficially owned by a member of the Group and which are deposited with (i) a Lender in respect of the Commercial Facility, (ii) any other deposit taking institution having a rating of at least A from Standard & Poor’s Ratings Group or the equivalent with any other principal credit rating agency in the United States of America or Europe or (iii) any other bank or financial institution approved by the Agent which in each case:

(i)	is free from any Security Interest, other than pursuant to the Security Documents;

(ii)	is otherwise at the free and unrestricted disposal of the relevant member of the Group by which it is owned; and

3

(iii)

in the case of cash in hand or cash deposits held by a member of the Group other than the Parent, is (in the opinion of the Agent, upon such documents and evidence as the Agent may require the Parent to provide in order to form the basis of such opinion) capable or, upon the occurrence of an Event of Default under this Agreement, would become capable of being paid without restriction to the Parent within five (5) Business Days of its request or demand therefore either by way of a dividend or by way of a repayment of principal (or the payment of interest thereon) in respect of an intercompany loan from the Parent to that Subsidiary.

“Cash Distributions from Investments” means aggregate cash received by the Parent, by way of dividends, in respect of its ownership interests in companies which the Parent does not control, but over which it exerts significant influence, as set out in the Compliance Certificate. For the purposes of this definition the terms “control” and “significant influence” shall have the meanings attributed to such terms under US GAAP.

“Cash Equivalent” means at any time:

(a)

any investment in marketable debt obligations issued or guaranteed by (i) a government or (ii) an instrumentality or agency of a government and in respect of (i) and (ii) having a credit rating of either A-l or higher by Standard & Poor’s Rating Group Services or the equivalent with any other principal credit rating agency in the United States of America or Europe, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

(b)	commercial paper (debt obligations) not convertible or exchangeable to any other security:

(i)	for which a recognised trading market exists;

(ii)	issued by an issuer incorporated in the United States of America, the United Kingdom, and Norway;

(iii)	which matures within one year after the relevant date of calculation; and

(iv)

which has a credit rating of at least A-l or higher by Standard & Poor’s Rating Group Services or the equivalent with any other principal credit rating agency in the United States of America or Europe;

(c)

any investment in money market funds which (i) have a credit rating of either A-l or higher by Standard & Poor’s Rating Group Services or the equivalent with any other principal credit rating agency in the United States of America or Europe, (ii) which invest substantially all their assets in securities of the types described in paragraphs (a) to (b) above and (iii) can be turned into cash on not more than 5 days’ notice; or

(d)	any other debt security approved by the Agent (on behalf of the Required Lenders),

in each case, to which any member of the Group is alone (or together with other members of the Group) beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security Interest.

“Cash Flow Projections” means,

(a)	the Base Case Model in agreed form to be delivered by the Parent to the Agent pursuant to Part 1 of Schedule 3 (Conditions Precedent to the First Utilisation Date); and

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(b)	any cash flow projections based on the Base Case Model delivered by the Parent to the Agent pursuant to and for such period as described in Clause 21.1 (Financial Statements), in form and substance satisfactory to the Agent.

“CEXIM Facility” means the Facility made available under this Agreement as described in Clause 2.1(a) (Facility).

“CEXIM Facility Commitment” means USD 308,000,000, as that amount may be reduced, cancelled or terminated in accordance with this Agreement.

“CEXIM Facility Loan” means the principal amount of the CEXIM Facility for the time being outstanding under this Agreement.

“Charged Property” means all of the assets of the Obligors which from time to time are, or are expressed or intended to be, the subject of the Security Documents.

“Charter Contract” means the charter contract for the Rig listed in Schedule 2 (Borrower, Guarantors and Collateral Rig) and entered into between an Obligor and an oil company satisfactory to the Lenders and any renewal, extension or replacement of such charter contract.

“Charter Rates” means the rates identified as Charter Rates in Schedule 2 (Borrower, Guarantors and Collateral Rig).

“Code” means the US Internal Revenue Code of 1986.

“Commercial Facility” means the Facility made available under this Agreement as described in Clause 2.1(b) (Facility).

“Commercial Facility Loan” means the principal amount of the Commercial Facility for the time being outstanding under this Agreement.

“Commercial Facility Commitment” means USD 132,000,000, as that amount may be reduced, cancelled or terminated in accordance with this Agreement.

“Commitment(s)” means:

(a)

in relation to a Lender the amount set opposite its name under the heading “Commitments” in Schedule 1 (Lenders and Commitments) and the amount of any other Commitment transferred to it pursuant to Clause 26.2 (Assignments and Transfers by the Lenders); and

(b)	in relation to any New Lender, the amount of any Commitment transferred to it pursuant to Clause 26.2 (Assignments and Transfers by the Lenders),

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Common Security Agent” means ING Bank N.V. as Security Agent for the SDLP Finance Parties.

“Compliance Certificate” means a certificate substantially in the form as set out in Schedule 5 (Form of Compliance Certificate) and delivered pursuant to Clause 21.2 (Compliance Certificate).

“Current Assets” means, on any date, the aggregate value of the assets of the Group (on a consolidated basis), which are treated as current assets in accordance with Accounting Principles but excluding USD 150,000,000 and for the purpose of calculating the Current Ratio, up to twenty per cent (20%) of shares in listed companies owned twenty per cent (20%)

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or more by any members of the Group shall also be treated as Current Assets based on the average market price during the calendar month prior to any determination of Current Assets.

“Current Liabilities” means, on any date, the aggregate amount of all liabilities of the Parent which are treated as current liabilities in accordance with Accounting Principles, but excluding the current portion of the Group’s (on a consolidated basis) long term debt.

“Current Ratio” means the ratio of Current Assets to Current Liabilities.

“Default” means an Event of Default or any event or circumstance specified in Clause 25 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Delivery” means, in relation to the Rig, the delivery and acceptance of the Rig by the Rig Owner under the building contract between the Rig Owner and the Yard.

“Delivery Date” means, in relation to the Rig, the date on which its Delivery actually occurs.

“Earnings” means all moneys whatsoever which are now, or later become, payable (actually or contingently) to any Obligor and which arise out of the use of or operation of the Rig, including (but not limited to):

(a)

all freight, hire and passage moneys payable to an Obligor, including (without limitation) payments of any nature under any charter or agreement for the employment, use, possession, management and/or operation of the Rig;

(b)	any claim under any guarantees related to freight and hire payable to an Obligor as a consequence of the operation of the Rig;

(c)

compensation payable to an Obligor in the event of any requisition (whether for title or otherwise), confiscation or compulsory acquisition of the Rig or for the use of any of the Rig by any government authority or other competent authority;

(d)	remuneration for salvage, towage and other services performed by the Rig payable to an Obligor;

(e)	demurrage and retention money receivable by an Obligor in relation to the Rig;

(f)	all moneys which are at any time payable under the Insurances in respect of loss of earnings;

(g)

if and whenever the Rig is employed on terms whereby any moneys falling within paragraph (a) to (f) above are pooled or shared with any other person, the net receipts of the relevant pooling or sharing arrangement; and

(h)	any other money whatsoever due or to become due to an Obligor from third parties in relation to the Rig, or otherwise.

“Earnings Accounts” means the bank accounts of each of the Obligors from time to time each of which shall be held with the Security Agent or any of the Security Agent’s corresponding banks (or, if applicable law require that the bank account in question be maintained by another bank, then with such other bank as acceptable to the Security Agent) and to which all the Earnings and any proceeds of the Insurances shall be paid.

“EBITDA” means (i) the earnings before interest expenses, taxes, depreciation and amortization of the Group on a consolidated basis and (ii) the Cash Distributions from Investments, each for the previous period of twelve (12) months as such term is defined in accordance with Accounting Principles consistently applied. However, in the event the Parent

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or a member of the Group acquires rigs or rig owning entities with historical EBITDA available for the rigs’ previous ownership, such EBITDA shall be included for covenant purposes in this Agreement, and if necessary, be annualized to represent a twelve (12) months historical EBITDA. In the event the Parent or a member of the Group acquires rigs or rig owning companies without historical EBITDA available, the Parent is entitled to base a twelve (12) month historical EBITDA calculation on future projected EBITDA only subject to any such new rig having (i) a firm charter contract in place at the time of delivery of the rig with a duration of minimum twelve (12) months and (ii) a firm charter contract in place at the time of such EBITDA calculation, provided the Parent provides the Agent with a detailed calculation of the future projected EBITDA. Further, it is agreed that EBITDA shall include any realized gains and/or losses in respect of the disposal of rigs or the disposal of shares in rig owning companies.

“Eligible Contract Price” means USD 216,000,000.

“Environmental Approval” means any permit, licence, consent, approval and other authorisations and the filing of any notification, report or assessment required under any Environmental Law for the operation of the Rig and for the operation of the business of any member of the Group.

“Environmental Claim” means any claim, proceeding or investigation by any party in respect of any Environmental Law or Environmental Approval.

“Environmental Law” means any applicable law or regulation which relates to:

(a)	the pollution or protection of the environment;

(b)	harm to or the protection of human health;

(c)	the conditions of the workplace; or

(d)	any emission or substance capable of causing harm to any living organism or the environment.

“Equity” means, on any date, the Group’s (on a consolidated basis) nominal book value of equity treated as equity in accordance with Accounting Principles.

“Equity Ratio” means the ratio of Equity to Total Assets.

“Event of Default” means any event or circumstance specified as such in Clause 25 (Events of Default) (except for Clause 25.17 (Acceleration) and Clause 25.18 (Automatic Acceleration)).

“Exchange” means the Oslo Stock Exchange or the New York Stock Exchange.

“Facility” means the secured credit facility, divided into the CEXIM Facility and the Commercial Facility, made available under this Agreement.

“Facility Office” means:

(a)

in respect of a Lender, the office or offices notified by that Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office through which it will perform its obligations under this Agreement; and

(b)	in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes.

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“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)

in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the US), 1 January 2019; or

(c)	in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2019,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Fee Letters” means any letters entered into by reference to this Agreement in relation to any fees.

“Final Maturity Date” means, in respect of each Rig Advance, the earlier of:

(a)	the 5th anniversary of the Final Utilisation Date;

(b)	the 6th anniversary of the First Utilisation Date; and

(c)	15 December 2017.

“Final Utilisation Date” means the date, being on or before the Termination Date, on which the final Utilisation under this Agreement actually occurs.

“Finance Documents” means this Agreement, the Framework Agreement, the Intercreditor Agreement (however only up until the “SDRL Restructuring Completion Date” (as such term is defined in the Intercreditor Agreement)), any Compliance Certificate, any Fee Letters, any Utilisation Request, the Security Documents, and any other document (whether creating a Security Interest or not) which is executed at any time by any of the Obligors as security for, or to establish any form of subordination to the Finance Parties under this Agreement or any of the other documents referred to herein or therein and any such other document designated as a “Finance Document” by the Agent and the Parent.

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“Finance Lease” means a lease or charter party which would be classified as a finance lease in accordance with the Accounting Principles of the Parent or any other transaction which is required to be classified and accounted for as a liability or asset on the face of the Group’s consolidated balance sheet in accordance with Accounting Principles.

“Finance Party” means each of the Agent, the Security Agent, the Mandated Lead Arrangers, the Bookrunners, the Account Bank and the Lenders.

“Financial Indebtedness” means any of the following (whether or not the same are required to be classified and accounted for as a liability on the face of the Group’s consolidated balance sheet in accordance with Accounting Principles):

(a)	moneys borrowed and debit balances at banks or other financial institutions;

(b)	any acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);

(c)	any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of Finance Leases;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)

any derivative transaction (and, when calculating the value of that transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that transaction, that amount) shall be taken into account);

(g)

any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of an underlying liability of any entity which is not a member of the Group which liability would fall within one of the other paragraphs of this definition;

(h)

any amount raised by the issue of redeemable shares which are redeemable (other than at the option of the issuer) before the Final Maturity Date or are otherwise classified as borrowings under the Accounting Principles;

(i)

any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than thirty (30) days after the date of supply;

(j)

any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under the Accounting Principles; and

(k)	the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (j) above,

but shall not include any borrowings or other such liabilities owed by any member of the Group to another member of the Group as permitted pursuant to the terms of this Agreement.

“Financial Support” means loans, guarantees, credits, indemnities or other form of financial support.

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“First Utilisation Date” means the date on which the first Utilisation under this Agreement actually occurs.

“Framework Agreement” means the China ECA Facility Framework Agreement dated August 2017 in respect of a USD 440,000,000 Secured Credit Facility Agreement originally dated 4 December 2012 between, among others, Seadrill Limited as original borrower, Seadrill Telesto Ltd. and others as guarantors and Citibank Europe plc, UK Branch as agent.

“General Assignments” means, in respect of the Rig, each assignment agreement, collateral to this Agreement for (a) the first priority assignment of the Insurances and Earnings to be made between the Rig Owner and the Security Agent (on behalf of the Finance Parties) and (b) the first priority assignment of the Insurances, Earnings and each relevant intra-group charter to be made between the Rig Owner, each Intra-Group Charterer (as the case may be) and the Security Agent (on behalf of the Finance Parties) each as security for the Obligors’ obligations under the Finance Documents, each in form and substance satisfactory to the Finance Parties.

“Guarantee(s)” means the guarantee(s) and indemnity(ies) provided by the Guarantors pursuant to Clause 18 (Guarantee and Indemnity).

“Guarantee Obligations” means the obligations of each Guarantor pursuant to Clause 18 (Guarantee and Indemnity).

“Group” means the Parent and its Subsidiaries from time to time.

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“Insurance Report” means an insurance report in respect of the Insurances confirming that such Insurances are placed with such insurers, insurance companies and/or clubs in such amounts, against such risks and in such form as acceptable to the Agent (acting on the instructions from the Finance Parties) and comply with the requirements under Clause 24.2 (Insurance) prepared by Aon Benfield, or such other reputable insurance advisor approved by the Agent, and dated on or about the date of this Agreement and addressed to, and capable of being relied upon by, the Finance Parties.

“Insurances” means all the insurance policies and contracts of insurance including (without limitation) those entered into in order to comply with the terms of Clause 24.2 (Insurance) which are from time to time in place or taken out or entered into by or for the benefit of the Obligors (whether in the sole name of the Obligors or in the joint names of the Obligors and any other person) in respect of the Rig or otherwise in connection with the Rig and all benefits thereunder (including claims of whatsoever nature and return of premiums). “Intercreditor Agreement” means the intercreditor agreement dated on or about the date of the Framework Agreement and entered into between, inter alios, the Obligors and the Common Security Agent.

“Interest Cover Ratio” means the ratio of the Group’s consolidated EBITDA to interest expenses for the previous period of twelve (12) months.

“Interest Payment Date” means the last day of each Interest Period.

“Interest Period” means, in relation to a Loan, each of the successive periods determined in accordance with Clause 10.1 (Selection of Interest Periods), and, in relation to an Unpaid Sum, each period determined in accordance with Clause 9.3 (Default Interest).

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“Intra-Group Charterer” means each Subsidiary named as Intra-Group Charterer pursuant to Schedule 2 (Borrower, Guarantors and Collateral Rig) as well as any other Subsidiary which enters into a Charter Contract for the hiring of the Rig in the future.

“ISM Code” means the International Management Code for the Safe Operation of Ships and for Pollution Prevention.

“ISPS Code” means the International Ship and Port Facility Security (ISPS) Code as adopted by the International Maritime Organization’s (IMO) Diplomatic Conference of December 2002.

“Lenders” means the financial institutions listed in Schedule 1 (Lenders and Commitments), and any New Lender, which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“Leverage Ratio” means the Net Funded Debt divided by EBITDA.

“LIBOR” means, in relation to a Loan:

(a)	The applicable interest settlement rate for the relevant period as displayed on Reuters screen page Libor 01; or

(b)

(if Reuters screen page referred to in (a) is not available for the Interest Period of that Loan or other sum) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of 11.00 a.m. (London time) on the second Business Day prior to the relevant Interest Period for the offering of deposits in USD and for a period comparable to the Interest Period for that Loan or other sum, and if any such rate is below zero, LIBOR will be deemed to be zero.

“Loan(s)” means the aggregate of the CEXIM Facility Loans and the Commercial Facility Loans outstanding under this Agreement from time to time or a loan made or to be made under the Facility.

“Losses” means any costs, expenses (including, but not limited to, legal fees), payments, charges, losses, demands, liabilities, taxes (including VAT), claims, actions, proceedings, penalties, fines, damages, judgments, orders or other sanctions.

“Market Value” means the fair market value of the Rig, being the average of valuations of the Rig obtained from two (2) of the Approved Brokers (elected by the Parent), with or without physical inspection of the Rig (as the Agent may require) on the basis of a sale for prompt delivery for cash at arm’s length on normal commercial terms as between a willing buyer and a willing seller, on an “as is, where is” basis, free of any existing contract of employment and/or similar arrangement.

“Material Adverse Effect” means a material adverse effect on:

(a)	the financial condition, assets, business or operation of any Obligor or the Group as a whole; or

(b)	the ability of any of the Obligors or the Group as a whole to perform any of their obligations under the Finance Documents; or

(c)

the validity or enforceability of, or the effectiveness or ranking of any security granted or purporting to be granted pursuant to any of the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

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“Material Subsidiary” shall mean any Subsidiary of the Parent:

(a)	owning a drilling unit; or

(b)	which holds a charter contract for a drilling unit; or

(c)	which is a Holding Company for any of the above.

“Minimum Liquidity” means, as at any date, the aggregate amount of the Group’s (consolidated) Cash, excluding the aggregate amount utilised by any member of the Group on or after 14 March 2016 under any credit facility of any member of the Group.

“Minority Holding Group” means:

(a)	Seadrill Partners LLC;

(b)	Archer Limited;

(c)	Seamex Ltd.;

(d)	Seabras Sapura Participacoes Limitida;

(e)	Seabras Sapura Holding GmbH;

(f)	Camburi Drilling BV;

(g)	Itaunas Drilling BV;

(h)	Sahy Drilling BV; and

(i)	Sapurakencana Petroleum Berhad, and each of their Subsidiaries from time to time.

“Net Funded Debt” means on a consolidated basis for the Group all interest-bearing debt less Cash and Cash Equivalents but excluding USD 150,000,000.

“New Lender” has the meaning set out in Clause 26 (Changes to the Parties).

“Non-Telesto Security Documents” means:

(a)	the mortgage dated 18 December 2012 (as amended on or about the date of the Framework Agreement) granted by Seadrill T-15 Ltd. against the Rig “T-15” in favour of the Security Agent;

(b)	the charge over earnings account dated 18 December 2012 granted by Seadrill T-15 Ltd. in favour of the Security Agent;

(c)	the owner’s assignment of earnings and insurances dated 18 December 2012 granted by Seadrill T-15 Ltd. in favour of the Security Agent;

(d)

the general assignment of interests in insurances, charter documents and earnings dated 15 June 2017 granted by Seadrill T-15 Ltd., Seadrill Partners B.V. and Seadrill International Ltd. in favour of the Security Agent;

(e)	the mortgage dated 25 April 2013 (as amended on or around the date of the Framework Agreement) granted by Seadrill T-16 Ltd. against the Rig “T-16” in favour of the Security Agent;

(f)	the charge over earnings account dated 18 December 2012 granted by Seadrill T-16 Ltd. in favour of the Security Agent;

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(g)	the charge over earnings account dated 18 December 2012 granted by Seadrill International Ltd. in favour of the Security Agent;

(h)	the owner’s assignment of earnings and insurances dated 25 April 2013 granted by Seadrill T-16 Ltd. in favour of the Security Agent;

(i)

the general assignment of interests in insurances, charter documents and earnings dated 15 June 2017 granted by Seadrill T-16 Ltd., Seadrill Partners B.V. and Seadrill International Ltd. in favour of the Security Agent; and

(j)	the charge over earnings accounts dated 15 June 2017 granted by Seadrill Partners B.V. in favour of the Security Agent.

“Obligors” means the Borrower and the Guarantors and an Obligor means any of them. “Original Financial Statements” means in relation to (a) the Parent, the audited consolidated financial statements for the financial year ending on 31 December 2011, (b) the Rig Owner and the other Guarantors, the audited consolidated financial statements for the financial year ending on 31 December 2011 and the unaudited unconsolidated financial statements for the financial year ending on 31 December 2011 (to the extent applicable).

“Parent” means Seadrill Limited, of Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda, registration number 36832.

“Party” means a party to this Agreement (including its successors and permitted transferees). “Permitted Encumbrances” means in respect of the Rig owned by the Rig Owner:

(a)	liens for current crews’ wages and salvage;

(b)	any ship repairer’s or outfitter’s possessory lien arising by operation of law and not exceeding USD 5,000,000;

(c)	any other liens incurred in the ordinary course of operating the Rig not exceeding USD 5,000,000; and

(d)	any lien created pursuant to the Security Documents.

“Quarter Date” means each of 31 March, 30 June, 30 September and 31 December. “Quarterly Accounts” means the Obligors’ consolidated and unconsolidated financial statements for the relevant financial quarter to be delivered pursuant to Clause 21.1 (Financial Statements).

“Quotation Day” means the day occurring two (2) Business Days prior to the commencement of an Interest Period, unless market practice differs, in which case the Quotation Day for USD will be determined by the Agent in accordance with market practice (and if quotations would normally be given by leading banks in the market on more than one day, the Quotation Day will be the last of those days).

“Receiver” means a receiver or a receiver and manager or an administrative receiver appointed in relation to the whole or any part of any Charged Property under any relevant Security Document.

“Reference Banks” means the London offices of Citibank, N.A. and Nordea Bank AB (publ), filial i Norge (formerly known as Nordea Bank Norge ASA) or such other banks as appointed by the Agent in consultation with the Parent.

“Reinstated Leverage Ratio Covenant Date” has the meaning given to that term in Clause 22.2 (Leverage Ratio).

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“Required Lenders” means:

(a)

if there are no Loans outstanding, a Lender or Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Commitments immediately prior to the reduction); or

(b)

at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than 66 2/3% of the Loans then outstanding provided that the outstanding Loans shall be measured in respect of both the Lender’s part in the CEXIM Facility Loans outstanding and the CEXIM Lender’s Facility Commitment available (to the extent applicable), as well as the Lender’s part in the Commercial Facility Loans outstanding and the Lender’s Commercial Facility Commitment available (to the extent applicable), provided always, that in the case of (a) and (b) above, the Required Lenders shall always include either (i) the sole Lender in respect of the Commercial Facility if there is only one (1) such Lender or (ii) at any other time, at least two (2) Lenders for the Commercial Facility.

“Restricted Party” means a person that:

(a)	is listed on any Sanctions List;

(b)	is domiciled, registered as located or has its main place of business in, or is incorporated under the laws of, a Sanctioned Country; and

(c)	is directly or indirectly owned more than 50 per cent by or controlled by a person referred to in (a) and/or (b) above.

“Rig” means the Rig described as such in Schedule 2 (Borrower, Guarantors and Collateral Rig).

“Rig Advance” means, in respect of the Rig, each borrowing of a proportion of the Total Commitments by the Borrower or (as the context may require) the outstanding principal amount of such borrowing relating to the Rig.

“Rig Owner” means the company named as owner of the Rig pursuant to Schedule 2 (Borrower, Guarantors and Collateral Rig).

“Sanctioned Country” means:

(a)	as of 28 December 2012[2], Iran, Sudan, Cuba, North-Korea, Syria and Burma (Myanmar); and

(b)	any country or territory to the extent that it is or becomes the subject of Sanctions similar to those in force as of 28 December 2012 against any of the countries referred to in (a) above.

[2]

Note : To reflect the commercial deal that the sanctions language herein shall match the West Polaris facility agreement sanctions wording, therefore the reference point is to the date of the West Polaris facility agreement.

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“Sanctions” means the economic sanctions laws and/or regulations imposed by any Sanctions Authority with respect to any country or person.

“Sanctions Authority” means the Norwegian State, the United Nations, the European Union, the United Kingdom, the United States of America and any authority acting on behalf of any of them in connection with Sanctions.

“Sanctions List” means any list of persons or entities subject to Sanctions published in connection with Sanctions by or on behalf of any Sanctions Authority.

“SDLP Finance Parties” has the meaning given to such term in the Intercreditor Agreement.

“Security Documents” means:

(a)	the Telesto Mortgage;

(b)	the Account Security;

(c)	the General Assignments;

(d)	the Share Charge;

(e)	subject to the terms of the Intercreditor Agreement, the Non-Telesto Security Documents; and

(f)

all or any security documents as may be entered into from time to time pursuant to Clause 19 (Security), all to be in form and substance satisfactory to the Agent (on behalf of all of the Lenders) and the Security Agent.

“Security Interest” means any mortgage, charge (whether fixed or floating), encumbrance, pledge, lien, assignment by way of security, finance lease, sale and repurchase or sale and leaseback arrangement, sale of receivables on a recourse basis or other security interest or any other agreement or arrangement having the effect of conferring security.

“Security Period” means the period commencing on the date of this Agreement and ending the date on which the Agent notifies the Borrower and the other Finance Parties that:

(a)	all amounts which have become due for payment by the Borrower or any other Obligor under the Finance Documents have been paid;

(b)	no amount is owing by or has accrued (without yet having become due for payment) against any Obligor under any of the Finance Documents;

(c)	the Borrower has no future or contingent liability under any provision of this Agreement and the other Finance Documents;

(d)

the Agent and the Required Lenders do not consider that there is a significant risk that any payment or transaction under a Finance Document would be set aside, or would have to be reversed or adjusted, in any present or possible future proceeding relating to a Finance Document or any asset covered (or previously covered) by a Security Interest created by a Finance Document; and

(e)	there are no Commitments in force.

“Selection Notice” means a notice substantially in the form set out in Schedule 9 (Selection Notice) given in accordance with Clause 10 (Interest Periods).

“Share Charge” means the first priority share charge over all the shares of the Rig Owner from the Parent collateral to this Agreement as security for the Obligors’ obligations under the Finance Documents in the form and substance satisfactory to the Security Agent.

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“Ship Registry” means the ship registry of Panama and such other ship registry as approved by the Agent (acting on the instructions of the Required Lenders) and the Security Agent.

“Step-up Margin” means:

(a)	if the Leverage Ratio is from and including 4.50:1 up to and including 4.99:1, 0.125 per cent per annum;

(b)	if the Leverage Ratio is from and including 5.00:1 up to and including 5.49:1, 0.250 per cent per annum;

(c)	if the Leverage Ratio is from and including 5.50:1 up to and including 5.99:1, 0.750 per cent per annum; and

(d)	if the Leverage Ratio is equal to or in excess of 6.00:1, 1.500 per cent per annum,

the Leverage Ratio to be based on the Compliance Certificate latest delivered pursuant to Clause 21.2 (Compliance Certificate), and to be calculated to two decimals rounded up or down as appropriate. The Step-up Margin shall take effect from and including the day following the last day of the testing period to which the Compliance Certificate latest delivered relates.

“Subsidiary” means an entity from time to time of which a person:

(a)	has direct or indirect control; or

(b)	owns directly or indirectly more than fifty per cent (50%) (votes and/or capital),

provided that, for the avoidance of doubt, no member of a Minority Holding Group shall be a Subsidiary.

For the purpose of paragraph (a), an entity shall be treated as being controlled by a person if that person is able to direct its affairs and/or control the composition of its board of directors or equivalent body.

“Tax on Overall Net Income” means a Tax imposed on a Finance Party by the jurisdiction under the laws of which it is incorporated, or in which it is located or treated as resident for tax purposes, on:

(a)	the net income, profits or gains of that Finance Party worldwide; or

(b)	such of the net income, profits or gains of that Finance Party as are considered to arise in or relate to or are taxable in that jurisdiction.

“Taxes” means all present and future taxes, levies, imposts, duties, charges, fees, deductions and withholdings, and any restrictions and or conditions resulting in a charge together with interest thereon and penalties in respect thereof and “tax” and “taxation” shall be construed accordingly.

“Telesto Mortgage” means the first priority mortgage dated 23 September 2013 (and as amended on or about the date of the Framework Agreement) executed by the Rig Owner against the Rig in a Ship Registry in favour of the Security Agent (on behalf of the Finance Parties) as security for the Obligors’ obligations under the Finance Documents, in form and substance satisfactory to the Agent (on behalf of the Finance Parties) and the Security Agent.

“Termination Date” means the date falling 180 days from 31 January 2013.

“Total Assets” means, on any date, the Group’s (on a consolidated basis) book value of assets which are treated as assets in accordance with Accounting Principles.

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“Total Commitments” means the aggregate of the CEXIM Facility Commitment and the Commercial Facility Commitment, being USD 440,000,000 as at the date of this Agreement as that amount may be reduced, cancelled or terminated in accordance with this Agreement.

“Total Loss” means, in relation to the Rig:

(a)	the actual, constructive, compromised, agreed, arranged or other total loss of the Rig; and/or

(b)

any hijacking, piracy, theft, condemnation, capture, seizure, destruction, abandonment, arrest, expropriation, confiscation, requisition or acquisition of the Rig, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a governmental or official authority (excluding a requisition for hire for a fixed period not exceeding one (1) year without any right to extension) unless it is within one (1) month from the Total Loss Date redelivered to the full control of the Borrower or any of the Guarantors.

“Total Loss Date” means:

(a)	in the case of an actual total loss of the Rig, the date on which it occurred or, if that is unknown, the date when the Rig was last heard of;

(b)

in the case of a constructive, compromised, agreed or arranged total loss of the Rig, the earlier of: (i) the date on which a notice of abandonment is given to the insurers (provided a claim for total loss is admitted by such insurers) or, if such insurers do not forthwith admit such a claim, at the date at which either a total loss is subsequently admitted by the insurers or a total loss is subsequently adjudged by a competent court of law or arbitration panel to have occurred or, if earlier, the date falling six (6) months after notice of abandonment of the Rig was given to the insurers; and (ii) the date of compromise, arrangement or agreement made by or on behalf of the Borrower or Parent with the Rig’s insurers in which the insurers agree to treat the Rig as a total loss; or

(c)	in the case of any other type of total loss, on the date (or the most likely date) on which it appears to the Agent that the event constituting the total loss occurred.

“Transfer Certificate” means a certificate substantially in the form as set out in Schedule 6 (Form of Transfer Certificate) or any other form agreed between the Agent and the Parent.

“Transfer Date” means, in respect of a Transfer (as defined in Clause 26.2 (Assignments and Transfers by the Lenders)) the later of:

(a)	the proposed Transfer Date as set out in the Transfer Certificate relating to the Transfer; and

(b)	the date on which the Agent executes the Transfer Certificate.

“Trust Property” means, collectively:

(a)	all moneys duly received by the Security Agent under or in respect of the Finance Documents;

(b)	any portion of the balance on any Earnings Account held by or charged to the Security Agent at any time;

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(c)

the Security Interests, guarantees, security, powers and rights given to the Security Agent under and pursuant to the Finance Documents including, without limitation, the covenants given to the Security Agent in respect of all obligations of any Obligor;

(d)

all assets paid or transferred to or vested in the Security Agent or its agent or received or recovered by the Security Agent or its agent in connection with any of the Finance Documents whether from any Obligor or any other person; and

(e)

all or any part of any rights, benefits, interests and other assets at any time representing or deriving from any of the above, including all income and other sums at any time received or receivable by the Security Agent or its agent in respect of the same (or any part thereof).

“Unpaid Sum” means any sum due and payable but unpaid by the Borrower under the Finance Documents.

“US” means the United States of America.

“US Bankruptcy Code” means Title 11 of The United States Code (entitled “Bankruptcy”), as amended from time to time and as now or hereafter in effect, or any successor thereto.

“US Tax Obligor” means:

(a)	a Borrower which is resident for tax purposes in the US; or

(b)	an Obligor some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.

“USD” means the lawful currency of the United States of America.

“Utilisation” means utilisation of a Loan.

“Utilisation Date” means the date on which a Utilisation is made.

“Utilisation Request” means a notice substantially in the relevant form set out in Schedule 4 (Form of Utilisation Request).

“VAT” means value added tax.

“Yard” means, in relation to the Rig, the yard named in Schedule 2 (Borrower, Guarantors and Collateral Rig) as the builder of the Rig.

49.2	Construction

In this Agreement, unless the context otherwise requires:

(a)	clause and Schedule headings are for ease of reference only;

(b)	words denoting the singular number shall include the plural and vice versa;

(c)	references to clauses and Schedules are references, respectively, to the clauses and Schedules of this Agreement;

(d)	a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement;

(e)	references to a provision of law is a reference to that provision as it may be amended or re-enacted, and to any regulations made by the appropriate authority pursuant to such law;

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(f)

the “Agent”, the “Security Agent”, a “Bookrunner”, a “Mandated Lead Arranger”, any “Finance Party”, any “Lender”, any “Obligor”, any “Party”, or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees and, in the case of the Agent and the Security Agent, any person for the time being appointed as Agent or Security Agent (as the case may be) in accordance with the Finance Documents;

(g)	a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(h)

references to “control” means the power to appoint a majority of the board of directors or to direct the management and policies of an entity, whether through the ownership of voting capital, by contract or otherwise;

(i)	references to “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(j)	reference to a “month” is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month save that:

(i)

if any such numerically corresponding day is not a Business Day, such period shall end on the immediately succeeding Business Day to occur in that next succeeding calendar month or, if none, it shall end on the immediately preceding Business Day; and

(ii)	if there is no numerically corresponding day in that next succeeding calendar month, that period shall end on the last Business Day in that next succeeding calendar month,

(and references to “months” shall be construed accordingly);

(k)	“USD” and “dollars” denotes the lawful currency of the United States of America;

(l)

references to a “person” shall include any individual, firm, partnership, joint venture, company, corporation, trust, fund, body, corporate, unincorporated body of persons, or any state or any agency of a state or association (whether or not having separate legal personality); and

(m)	a Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been remedied or waived.

49.3	Third Party Rights

Unless expressly provided to the contrary in a Finance Document for the benefit of a Finance Party or another person who benefits from any indemnity under any Finance Document, a person who is not a party to a Finance Document has no right under the Contracts (Rights of Third Parties) Act 1999 (the Third Parties Act) to enforce or enjoy the benefit of any term of the relevant Finance Document.

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50.	The Facility

50.1	Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrower, during the applicable Availability Period, a USD secured credit facility for Utilisations in the aggregate principal amount of up to the Total Commitments:

(a)	a term loan facility involving the advance of a single Loan in an amount of not more than the CEXIM Facility Commitment (the “CEXIM Facility Commitment”); and

(b)	a term loan facility involving the advance of a single Loan in an amount of not more than the Commercial Facility Commitment (the “Commercial Facility Commitment”).

50.2	Finance Parties’ Rights and Obligations

(a)

The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Finance Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)

The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from any of the Obligors shall be a separate and independent debt. A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

50.3	Borrower’s Rights and Obligations

(a)

The obligations of the Borrower under the Finance Documents shall continue until all amounts which may be or become payable by the Borrower under or in connection with the Finance Documents have been irrevocably and unconditionally paid or discharged in full, regardless of any intermediate payment or discharge in whole or in part.

(b)

If any discharge, release or arrangement (whether in respect of the obligations of the Borrower or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Borrower under this Agreement will continue or be reinstated as if the discharge, release or arrangement had not occurred.

(c)

The obligations of the Borrower under the Finance Documents shall not be affected by an act, omission, matter or thing which, but for this clause (whether or not known to it or any Finance Party), would reduce, release or prejudice any of its obligations under the Finance Documents including:

(i)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(ii)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any other Obligor;

(iii)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or

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non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(iv)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(v)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document or any other document or security;

(vi)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(vii)	any insolvency or similar proceedings.

(d)

The Borrower waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Borrower under any Finance Document. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

(e)

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably and unconditionally paid or discharged in full, each Finance Party (or any trustee or agent on its behalf) may:

(i)

refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Borrower will not be entitled to the benefit of the same; and

(ii)	hold in an interest-bearing suspense account any money received from the Borrower or on account of the Borrower’s liability under any Finance Document.

(f)

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs (on such terms as it may require), the Borrower shall not exercise any rights (including rights of set-off) which it may have by reason of performance by it of its obligations under the Finance Documents:

(i)	to be indemnified by another Obligor;

(ii)	to claim any contribution from any other Obligor or any guarantor of any Obligor’s obligations under the Finance Documents; and/or

(iii)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

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50.4	Parent’s Authority

(a)	Each Obligor (other than the Parent), by its execution of this Agreement, irrevocably authorises the Parent to act on its behalf as its agent in relation to the Finance Documents and authorises:

(i)

the Parent, on its behalf, to supply all information concerning itself, its financial condition and otherwise to the Finance Parties as contemplated under this Agreement and to give all notices and instruction to be given by such Obligor under the Finance Documents, to execute, on its behalf, any Finance Document and to enter into any agreement and amendment in connection with the Finance Documents (however fundamental and notwithstanding any increase in obligations of or other effect on an Obligor) including confirmation of guarantee obligations in connection with any amendment or consent in relation to the Facility, without further reference to or the consent of such Obligor and each Obligor to be obliged to confirm such authority in writing upon the request of the Agent; and

(ii)

each Finance Party to give any notice, demand or other communication to be given to or served on such Obligor pursuant to the Finance Documents to the Parent on its behalf, and in each such case such Obligor will be bound thereby (and shall be deemed to have given/received notice thereof) as though such Obligor itself had been given such notice and instructions, executed such agreement or received any such notice, demand or other communication.

(b)

Every act, omission, agreement, undertaking, waiver, notice or other communication given or made by the Parent under this Agreement, or in connection with this Agreement (whether or not known to any Obligor) shall be binding for all purposes on all other Obligors as if the other Obligors had expressly made, given or concurred with the same. In the event of any conflict between any notice or other communication of the Parent and any other Obligor, the choice of the Parent shall prevail.

51.	Purpose

51.1	Purpose

The Borrower shall apply all amounts utilised by it hereunder towards partially financing the remaining capital expenditure related to the Rig to which the relevant Utilisation relates.

51.2	Monitoring

Without prejudice to the obligations of the Borrower under this Clause 3 (Purpose), no Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

52.	Conditions Precedent

52.1	Conditions Precedent for the First Utilisation Date

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ Participation) if on or before the First Utilisation Date, the Agent, or its duly authorised representative, has received all of the documents and other evidence listed in Part 1 of Schedule 3 (Conditions Precedent to the First Utilisation Date) in form and substance satisfactory to the Agent.

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52.2	Conditions Precedent for any Utilisation (including the First Utilisation)

For any Utilisation (including the first Utilisation), the Lenders will only be obliged to comply with Clause 5.4 (Lenders’ Participation) if on or before the proposed Utilisation Date the Agent, or its duly authorised representative, has received all of the documents and evidence listed in Part 2 of Schedule 3 (Conditions Precedent to any Utilisation (including the First Utilisation)) in form and substance satisfactory to the Agent.

52.3	Further Conditions Precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ Participation) if on the date of a Utilisation Request and on the proposed Utilisation Date:

(a)	no Default is continuing or would result from the proposed Utilisation; and

(b)	the representations and warranties contained in Clause 20 (Representations and Warranties) deemed to be repeated on those dates are true and correct in all material respects.

52.4	Conditions Subsequent

It shall be a condition subsequent to the Lenders continuing to make the Loans and Commitments available that within the relevant timeline as specified in Part 3 of Schedule 3 (Conditions Subsequent to each Utilisation Date) the Agent has received originals or certified copies of all of the documents and other evidence listed in Part 3 of Schedule 3 (Conditions Subsequent to each Utilisation Date) in form and substance satisfactory to the Agent (acting on the instructions from the Required Lenders).

52.5	Waiver of Conditions Precedent and Conditions Subsequent

The conditions specified in this Clause 4 (Conditions Precedent) are solely for the benefit of the Finance Parties and may be waived on their behalf in whole or in part and with or without conditions by the Agent (acting on the instructions of the Required Lenders unless it is a non-material matter of administrative or technical character where the Agent may act in its sole discretion), save for conditions which are comprised by Clause 34.4(b) (Exceptions) which will be subject to consent from all the Lenders. The Finance Parties shall be notified by the Agent of a waiver granted pursuant to this clause.

53.	Utilisation

53.1	Delivery of a Utilisation Request

The Borrower may utilise the Facility by delivering to the Agent a duly completed Utilisation Request no later than 10:00 am (London time) three (3) Business Days prior to the proposed Utilisation Date.

53.2	Completion of a Utilisation Request

A Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(a)	it specifies the amount of the proposed Rig Advance under the CEXIM Facility and the Commercial Facility;

(b)	the proposed Utilisation Date is a Business Day within the applicable Availability Period;

(c)	the amount of the proposed Rig Advance under the CEXIM Facility and the Commercial Facility is in a minimum amount of USD 1,000,000 and which (together

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with the Loans outstanding) is not more than is available pursuant to Clause 2.1 (Facility) and which complies with Clause 5.3 (Availability);

(d)	the currency specified is USD; and

(e)	the proposed Interest Period complies with Clause 10 (Interest Periods).

53.3	Availability

(a)	Any amount of the Total Commitments not utilised by the expiry of the applicable Availability Period shall automatically be cancelled at close of business in London on such date.

(b)	Only one Utilisation may be made under the CEXIM Facility. No CEXIM Facility Loan may subsequently be re-borrowed once repaid.

(c)	Only one Utilisation may be made under the Commercial Facility. No Commercial Facility Loan may subsequently be re-borrowed once repaid.

(d)	Each Utilisation under the Agreement must be made between the CEXIM Facility and the Commercial Facility in the following proportions:

(i)	CEXIM Facility, 70%; and

(ii)	Commercial Facility, 30%,

and no Utilisation can be made under the Agreement in respect of the CEXIM Facility only or the Commercial Facility only or in different proportions to that stated under this Clause 5.3(d).

(e)	The Utilisation must not exceed the lower of (i) USD121,000,000 and (ii) fifty-six point one per cent (56.1%) of the Eligible Contract Price.

(f)	The Loan shall not exceed the lesser of (i) the Total Commitments and (ii) sixty-six point four per cent (66.4%) of the Eligible Contract Price for the Rig.

53.4	Lenders’ Participation

Upon receipt of a Utilisation Request, the Agent shall notify each Lender of the details of the requested Loan and the amount of each Lender’s participation in the relevant Loan. If the conditions set out in this Agreement have been met, each Lender shall no later than 10:00 am (London time) on the relevant Utilisation Date make available to the Agent for the account of the Borrower an amount equal to its participation in the Loan to be advanced pursuant to the relevant Utilisation Request.

54.	Repayment and Reductions

54.1	Scheduled Repayments

(a)

The Borrower shall repay the Rig Advances by consecutive semi-annual repayments in the amounts as set out, on an indicative basis, in Schedule 7 (Indicative Repayments/Reductions) and the first repayment shall occur six months after the Utilisation Date in respect of such Rig Advances. The repayments received by the Agent in respect of the Rig Advances shall be applied against each Rig Advance on a pro rata basis as between each Facility.

(b)

On or around the Utilisation Date relating to the Rig Advances in respect of the Rig, the Agent shall (if deemed necessary by the Agent) provide to the Lenders and the Borrower a repayment and reduction schedule (a “Repayment Schedule”) for the

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relevant Rig Advances setting out the repayment dates and the amount of each instalment for the Rig. Each Repayment Schedule shall be binding on the Borrower and the Lenders.

54.2	Final Repayment of each Rig Advance

On the Final Maturity Date the Borrower shall repay all sums then outstanding under this Agreement and the other Finance Documents in full at such date (if any).

55.	Voluntary Prepayment and Cancellation

55.1	Voluntary Prepayment

Subject to Clause 7.3(f) (Application) below, the Borrower may, by giving the Agent not less than three (3) Business Days prior written notice, prepay the whole or any part of any Rig Advance (but if in part, in a minimum amount of USD 1,000,000 and in integral multiples of USD 1,000,000 (or such lesser amount as consented to by the Agent)). Each and any prepayment shall relate to one Rig Advance only.

55.2	Voluntary Cancellation

The Borrower may, by giving the Agent not less than three (3) Business Days prior written notice, permanently reduce, cancel or terminate all or part of the unutilised portions of the CEXIM Facility Commitment and Commercial Facility Commitment (but if in part, in a minimum amount of USD 1,000,000 and in integral multiples of USD 1,000,000), provided that any cancellation shall be made on a pro rata basis as between the CEXIM Facility and the Commercial Facility).

55.3	Terms and Conditions for Prepayments and Cancellation

(a)	Irrevocable Notice

The Borrower may not prepay or cancel all or part of the Loans except as expressly provided in this Agreement or in accordance with the terms of the Intercreditor Agreement.

Any notice of prepayment or cancellation by the Borrower under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date upon which the prepayment or cancellation is to be made and the amount of the prepayment or cancellation.

(b)	Additional Payments

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)	Time of Prepayment and Cancellation

The Borrower shall not repay or prepay all or any part of any Rig Advance or cancel all or any part of the CEXIM Facility Commitment or the Commercial Facility Commitment except at the times and in the manner expressly provided for in this Agreement.

(d)	No Reinstatement

No amount of the Commitments cancelled nor any amount of any Rig Advance prepaid under this Agreement may subsequently be reinstated. The Borrower may not utilise any part of the Facility which has been cancelled.

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(e)	Forwarding of Notice of Prepayment and Cancellation

If the Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to the Lenders.

(f)	Application

Any voluntary cancellation and prepayment made pursuant to this Clause 7 shall, in respect of the relevant Rig Advance, be applied pro rata against the CEXIM Facility Loan outstanding and Commercial Facility Loan outstanding in respect of such Rig Advance and against cancellation of the Commitment pro rata on each of the scheduled repayments as set out in Schedule 7 (Indicative Repayments/Reductions) (as amended or replaced from time to time).

(g)	Amended Repayment and Reduction Schedule

Upon any such prepayment or cancellation the Agent shall, if applicable, replace Schedule 7 (Indicative Repayments/Reductions) with an amended and new repayment and reduction schedule reflecting the correct scheduled amounts and provide a copy to the Borrower and the Lenders thereof.

(h)	Step-up Margin

In the event of any prepayment of the Loan prior to any applicable Step-up Margin being paid, the Borrower shall provide to the Agent such information as the Agent requires in order to calculate the Step-up Margin which will be payable in respect of the amount prepaid and the amount so calculated, which shall be conclusive and binding upon the Borrower in the absence of any manifest error, shall be paid together with the amount prepaid and therefore such amount shall be deducted from the Step-up Margin payment on the relevant Interest Payment Date for the financial quarter in which the prepayment occurred.

56.	Mandatory Reduction, Prepayment and Cancellation

56.1	Total Loss or Sale

(a)

If the Rig is sold or otherwise disposed of in whole or in part, or suffers a Total Loss, on the Disposal Reduction Date, the Loan(s) shall be prepaid with an amount equal to the Disposal Reduction Amount and otherwise in accordance with Clause 8.7 (Terms and Conditions for Prepayments/Reductions and Cancellation). For the purpose of this Clause 8.1 the following definition shall apply:

“Disposal Reduction Amount” means the amount equal to the Loans outstanding plus the Available Commitments immediately prior to its Total Loss or completion of its sale or disposal at the date of the Total Loss or completion of the sale or disposal of the Rig;

“Disposal Reduction Date” means, in relation to the Rig:

(i)

where the Rig has become a Total Loss, the date which is the earlier of the date the disposal reduction amount is available and ninety (90) days after the Rig became a Total Loss or such later date as may be agreed in writing by the Agent (acting on the instructions of the Lenders); or

(ii)	where the Rig is sold or otherwise disposed of, the date upon which the sale or disposal of the Rig is completed.

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56.2	Illegality and Lender’s Financial Requirements

If it becomes unlawful under any law, regulation, treaty or directive (whether or not having the force of law) in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in the Loan:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)

the Agent shall promptly notify the Borrower (specifying the obligations the performance of which is thereby rendered unlawful and the law giving rise to the same and/or the Lenders’ financial status) upon receipt of notification in accordance with paragraph (a) above;

(c)	upon the Agent notifying the Borrower, the Commitment of that Lender will be immediately reduced to zero and cancelled; and

(d)

the Borrower shall repay that Lender’s participation in the Loans on the last day of the Interest Period occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

56.3	Sanctions

Upon the occurrence of any Obligor or any Subsidiary of any Obligor being in breach of Sanctions (including non-compliance with Clause 23.2(b) (Compliance with Laws) and Clause 23.26 (Sanctions)) or becoming a Restricted Party, and such event remains un-remedied (if capable of being remedied), the Total Commitments shall be automatically cancelled, and all Loans and other amounts outstanding under the Finance Documents shall become due and payable with ten (10) Business Days’ prior written notice from the Agent.

56.4	Minimum Market Value

Upon a non-compliance of Clause 24.1 (Minimum Market Value), the Facility shall be repaid or reduced (as applicable) in accordance with Clause 8.7 (Terms and Conditions for Prepayments/Reductions and Cancellation) on the date falling 60 days after such breach by an amount equal to the amount which is required for the Borrower to become compliant with Clause 24.1 (Minimum Market Value) again.

56.5	Change of Control

If:

(a)	any of the Obligors (other than the Parent itself) ceases to be a one hundred per cent (100%) owned Subsidiary of the Parent, unless a prior written consent from the Lenders has been given;

(b)

any person, other than Hemen Holding Limited (or a company controlled more than fifty per cent (50%) by the John Fredriksen Family), or group of persons acting in concert, obtains more than fifty per cent (50%) of the voting rights or share capital or otherwise control the appointment of members of the board of directors of the Parent, unless the new controlling shareholder(s) is/are acceptable to the Lenders; or

(c)

Hemen Holding Limited (and/or one or more companies controlled more than fifty per cent (50%) by the John Fredriksen Family) ceases to own a minimum of twenty per cent (20%) or more of the voting rights or share capital or otherwise control the appointment of members of the board of directors of the Parent, unless a prior written consent from the Lenders has been given;

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the Total Commitment shall be automatically cancelled and all Loans and other amounts outstanding under the Finance Documents shall be prepaid within sixty (60) days thereafter.

For the purpose of this Clause 8.5 the following definitions shall apply:

“John Fredriksen Family” shall mean John Fredriksen, his direct lineal descendants, the personal estate of any of the aforementioned persons and any trust created for the benefit of one or more of the aforementioned persons and their estates.

56.6	Charter Contract Termination

(a)

If any Charter Contract in respect of the Rig is terminated (for whatever reason) or ceases to be in force (except as a result of it being a Total Loss) and no Replacement Charter is awarded within one hundred and eighty (180) days of such termination etc., on the one hundred and eightieth (180th) day after such termination etc, the Loan shall be prepaid with an amount equal to the Charter Contract Reduction Amount and otherwise in accordance with Clause 8.7 (Terms and Conditions for Prepayments/Reductions and Cancellation). If any Charter Contract in force at this date of this Agreement expires through effluxion of time or if a Replacement Charter is entered into pursuant to this Clause 8.6, the Borrower shall provide the Agent with a replacement Schedule 2 (Borrower, Guarantors and Collateral Rig) (a “Replacement Schedule”) as soon as practicable, which Replacement Schedule shall, when initiated by the Rig Owner, the Parent and the Agent, shall replace the Schedule 2 (Borrower, Guarantors and Collateral Rig) then scheduled to this Agreement.

(b)	For the purpose of this Clause 8.6 the following definitions shall apply:

“Charter Contract Reduction Amount” means the amount equal to the Loans outstanding plus the Available Commitments immediately prior to the relevant termination, cancellation, rescinding or frustration.

“Replacement Charter” means a drilling contract with a duration exceeding six (6) months including an operating rate of minimum USD 100,000 per day.

56.7	Terms and Conditions for Prepayments/Reductions and Cancellation

(a)	Application

(i)

Any mandatory prepayments and/or reductions and/or cancellations (as the case may be) shall be applied pro rata against the CEXIM Facility Loan outstanding and the Commercial Facility Loan outstanding and pro rata on each of the scheduled repayments as set out in Schedule 7 (Indicative Repayments/Reductions) other than in respect of a prepayment pursuant to Clause 8.2 (Illegality and Lender’s Financial Requirements).

(ii)

Upon any such reduction, the Agent shall, if applicable, replace Schedule 7 (Indicative Repayments/Reductions) with an amended and new repayment and reduction schedule reflecting the correct scheduled amounts and provide a copy to the Borrower and the Lenders thereof.

(b)	Additional Payments

Upon any reduction of the Commitments under this Clause 8, the Borrower shall repay the Loans outstanding by an amount sufficient to ensure that the total aggregate amount of the outstanding Loans shall constitute no more than the amount of the Commitment(s) of all the Lenders following the relevant reduction (less any amounts remaining to be drawn), such repayment to be made no later than on the day that the

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relevant reduction becomes effective. Any such prepayments shall be applied pro rata between the Lenders.

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)	No Reinstatement

No amount of the Commitments cancelled or repaid under this Clause 8 may subsequently be reinstated. The Borrower may not utilise any part of the Facility which has been cancelled or any of the Facility which has been prepaid under this Clause 8.

(d)	Forwarding of Notice of Prepayment and Cancellation

If the Agent receives a notice under this Clause 8 it shall promptly forward a copy of that notice to the Lenders and the Borrower (if applicable).

57.	Interest

57.1	Calculation of Interest

The rate of interest for the Loan for each Interest Period is the percentage rate per annum which is the aggregate of:

(a)	the Applicable Margin; and

(b)	LIBOR.

57.2	Payment of Interest

The Borrower shall pay accrued interest on each Loan on each Interest Payment Date, however, if the Interest Period is longer than six (6) months, on the date falling at six (6) monthly intervals after the first day of the Interest Period.

57.3	Default Interest

If an Obligor fails to pay any amount payable by it under the Finance Documents on its due date, interest shall accrue on the overdue amount from the due date and up to the date of actual payment (both before and after judgment) at a rate determined by the Agent to be two per cent (2.00%) higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 9.3 shall be immediately payable by the Obligors on demand by the Agent. Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

57.4	Notification of Rates of Interest

The Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.

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58.	Interest Periods

58.1	Selection of Interest Periods

(a)	The Borrower may select an Interest Period (subject to sub-paragraph (d) below) for a Loan in a Utilisation Request or (if a Loan has already been made) in a Selection Notice.

(b)	Each Selection Notice is irrevocable and must be received by the Agent not later than 10:00 am (London time) three (3) Business Days before the commencement of that Interest Period.

(c)	If the Borrower fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will be three (3) months.

(d)	The Borrower may select an Interest Period of three (3) or six (6) months.

(e)	An Interest Period for a Loan shall not extend beyond the Final Maturity Date, but shall be shortened so that it ends on the Final Maturity Date.

(f)

An Interest Period for the maturing part of a Loan shall not extend beyond the first subsequent scheduled repayment date after the Utilisation Date of such Loan, but shall be shortened so that it ends on such scheduled repayment date.

(g)

Each Interest Period for a Loan shall start on the relevant Utilisation Date or (if already made) on the last day of its preceding Interest Period. The first Interest Period of a Loan shall be shortened so as to be aligned with the next occurring Interest Period of the other Loans.

58.2	Non-Business Day

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

58.3	Notification of Interest Periods

The Agent will notify the Borrower and the Lenders of the Interest Periods determined in accordance with this Clause 10.

59.	Changes to the Calculation of Interest

59.1	Market Disruption

(a)

If a Market Disruption Event occurs in relation to the Loan for any Interest Period, then the rate of interest on each Lender’s share of the Loan for the Interest Period shall be the rate per annum which is the sum of:

(i)	the Margin; and

(ii)

the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in the Loan from whatever source it may reasonably select.

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(b)	In this Agreement, “Market Disruption Event” means:

(i)	at or about 11:00 am (London time) on the Quotation Day for the relevant Interest Period LIBOR is not available; or

(ii)	before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from:

(A)	a Lender or Lenders (whose participations exceed fifty per cent (50%) of the Loan); or

(B)	a Lender or Lenders in respect of the Commercial Facility (whose participations in the Commercial Facility exceed fifty per cent (50%) of the Commercial Facility Loan),

that the cost to it or them of obtaining matching deposits in the London interbank market would be in excess of LIBOR.

59.2	Alternative Basis of Interest or Funding

If a Market Disruption Event occurs and the Agent or the Parent so require, the Agent and the Parent shall enter into negotiations (for a period of not more than thirty (30) days) with a view to agreeing a substitute basis for determining the rate of interest instead of LIBOR. Any alternative basis agreed pursuant to this Clause 11.2 shall, with the prior consent of all the Lenders and the Parent, be binding on all Parties.

59.3	Break Costs

(a)

The Borrower shall, within three (3) Business Days of demand by a Finance Party, pay to that Finance Party its Break Cost attributable to all or any part of the Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for the Loan or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Cost for any Interest Period in which they accrue.

60.	Fees

60.1	Commitment Fees

The Borrower shall pay to the Agent (for distribution among the Lenders) a commitment fee of 40% of the Applicable Margin on the Lenders’ Available Commitment accruing from the date of this Agreement and up until and including the Termination Date relative to the final Rig Advance, payable quarterly in arrears on each Quarter Date and on the Termination Date or such other date upon which the Facility is terminated and/or cancelled in full. Any payment under this Clause 12.1 which is due to be made on a day which is not a Business Day shall be made on the next Business Day in the same month (if there is one) or the preceding Business Day (if there is not).

60.2	Other Fees

The Borrower shall pay such other fees as set out in the Fee Letters.

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61.	Tax Gross-Up and Indemnities

61.1	Taxes

(a)	No Withholding

All payments by the Obligors under the Finance Documents shall be made free and clear of and without deduction or withholding for or on account of any Tax or any other governmental or public payment imposed by the laws of any jurisdiction from which or through which such payment is made, unless a Tax deduction or withholding is required by law.

(b)	Tax Gross-Up

(i)

The relevant Obligor shall promptly upon becoming aware that it must make a Tax deduction or withholding (or that there is any change in the rate or the basis of a Tax deduction or withholding) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Parent.

(ii)	If a Tax deduction or withholding is required by law to be made by an Obligor:

(A)

the amount of the payment due from the Obligor shall be increased to an amount which (after making any Tax deduction or withholding) leaves an amount equal to the payment which would have been due if no Tax deduction or withholding had been required; and

(B)	that Obligor shall make that Tax deduction or withholding within the time allowed and in the minimum amount required by law.

(iii)

Within thirty (30) days of making either a Tax deduction or withholding or any payment required in connection with that Tax deduction or withholding, the Obligor shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax deduction or withholding has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

61.2	Tax Indemnity

The Borrower shall (within three (3) Business Days of demand by the Agent) pay to the Agent for the account of the relevant Finance Party an amount equal to the loss, liability or cost which a Finance Party determines will be or has been (directly or indirectly) suffered for or on account of any Tax by such Finance Party in respect of a Finance Document, save for any Tax on Overall Net Income assessed on a Finance Party or to the extent such loss, liability or cost is:

(a)	compensated under Clause 13.1(b) (Tax Gross-Up); or

(b)	relates to a FATCA Deduction required to be made by a Party.

61.3	VAT

All amounts set out, or expressed to be payable under a Finance Document by any Party to a Finance Document shall be deemed to be exclusive of any VAT. If VAT is chargeable, the Borrower shall pay to the Agent for the account of such Finance Party (in addition to the amount required pursuant to the Finance Documents) an amount equal to such VAT.

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61.4	FATCA Deduction

(a)

Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)

Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Company and the Agent and the Agent shall notify the other Finance Parties.

61.5	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten (10) Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)

supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA;

(iii)

supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)

If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)

Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)

If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

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62.	Increased Costs

62.1	Increased Costs

(a)

The Borrower shall, upon demand from the Agent, pay for the account of a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its affiliates which comes as a result of the introduction of or any change in (or in the interpretation, administration or application of) any law, regulation or treaty or any directive of any monetary authority (whether or not having the force of law) (including, but not limited to any laws and regulations implementing new or modified capital adequacy requirements), compliance with any law or regulation made after the date of this Agreement.

(b)	In this Agreement, the term “Increased Costs” means:

(i)	a reduction in the rate of return from the Facility or on a Finance Party’s (or its affiliate’s) overall capital;

(ii)	attributable to a FATCA Deduction required to be made by a Party;

(iii)	an additional or increased cost; or

(iv)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its affiliates to the extent that it is attributable to that Finance Party having entered into its Commitments or funding or performing its obligations under any Finance Document.

(c)

A Finance Party intending to make a claim pursuant to this Clause 14.1 shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Parent. Each Finance Party shall as soon as practicable after a demand by the Agent, provide a confirmation showing the amount of its Increased Costs.

62.2	Exceptions

Clause 14.1 does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax deduction or withholding required by law to be made by any Borrower;

(b)	compensated for by Clause 13.1(b) (Tax Gross-Up) or Clause 13.2 (Tax Indemnity); or

(c)	attributable to gross negligence or the wilful misconduct by the relevant Finance Party or its affiliates of any law or regulation.

63.	Other Indemnities

63.1	Currency Indemnity

(a)

If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgement or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against a Borrower or any other Obligor; or

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(ii)	obtaining or enforcing an order, judgement or award in relation to any litigation or arbitration proceedings,

the Borrower shall as an independent obligation, within three (3) Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each of the Obligors waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

63.2	Other Indemnities

The Borrower shall within three (3) Business Days of demand, indemnify each Finance Party against any documented costs, loss or liability incurred by that Finance Party as a result of:

(a)	the occurrence of any Event of Default;

(b)	any Environmental Claim;

(c)

a failure by an Obligor to pay any amount due under the Finance Documents on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 29 (Sharing among the Finance Parties);

(d)

the funding, or making arrangements to fund, its participation in the Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Lender alone); or

(e)	a Loan (or part thereof) not being prepaid in accordance with a notice of prepayment given by the Borrower.

63.3	Indemnity to the Agent, the Security Agent, Mandated Lead Arrangers and Bookrunners

The Borrower shall promptly on demand indemnify the Agent, Security Agent, the Mandated Lead Arrangers, the Bookrunners and any Lenders against any and all documented Losses incurred by the Agent, Security Agent, the Mandated Lead Arrangers, the Bookrunners or any Lenders (acting properly) as a result of:

(a)	without prejudice to Clause 27.9 as applied by Clause 27.22 to the Security Agent, investigating any event which it reasonably believes is a possible Event of Default; or

(b)	acting or verifying any notice, request or instruction which it reasonably believes to be genuine, correct or appropriately authorised; or

(c)

any action taken by the Agent or the Security Agent or any of their representatives, agents or contractors in connection with any powers conferred by any Security Document to remedy any breach of any Obligor’s obligations under the Finance Documents; or

(d)	making a demand under Clause 18 (Guarantee and Indemnity) or enforcing any security under a Security Document.

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64.	Mitigation by the Lenders

64.1	Mitigation

Without in any way limiting the obligations of the Borrower hereunder, each Finance Party shall, in consultation with the Parent, take all reasonable steps for a period of fifteen (15) Business Days to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of:

(a)	Clause 8.2 (Illegality and Lender’s Financial Requirements);

(b)	Clause 13 (Tax Gross-Up and Indemnities); and

(c)	Clause 14 (Increased Costs),

including (but not limited to) transferring its rights and obligations under the Finance Documents to another affiliate.

A Finance Party is not obliged to take any steps under this Clause 16.1 if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

64.2	Replacement of a Lender

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under Clause 13 (Tax Gross-Up and Indemnities); or

(ii)	any Lender claims indemnification from the Borrower under Clause 14 (Increased Costs),

the Parent may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in each Loan or give the Agent notice of its intention to replace that Lender in accordance with paragraph (d) below.

(b)	On receipt of a notice referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)

On the last day of each Interest Period which ends after the Parent has given notice under paragraph (a) above (or, if earlier, the date specified by the Parent in that notice), the Borrower shall repay that Lender’s participation in each Loan.

(d)

The Parent may, in the circumstances set out in paragraph (a) above, on ten (10) Business Days’ prior consultation with the Agent and the relevant Lender, replace that Lender by requiring that Lender to transfer (and, to the extent permitted by law, that Lender shall transfer) pursuant to Clause 26 (Changes to the Parties) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity selected by the Parent which confirms its willingness to assume and does not assume all the obligations of the transferring Lender in accordance with Clause 26 (Changes to the Parties) for a purchase price in cash or other cash payment payable at the time of the transfer equal to the aggregate of:

(i)	the outstanding principal amount of such Lenders’ participation in each Loan;

(ii)	all accrued interest owing to such Lender;

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(iii)

the Break Costs which would have been payable to such Lender pursuant to Clause 11.3 (Break Costs) had the Borrower prepaid in full that Lender’s participation in the Loan on the date of the transfer; and

(iv)	all other amounts payable to that Lender under the Finance Documents on the date of the transfer.

(e)	The replacement of a Lender pursuant to paragraph (d) above shall be subject to the following conditions:

(i)	neither the Borrower or the Parent shall have any right to replace the Agent;

(ii)	neither the Agent nor the Lender shall have any obligation to find a replacement Lender; and

(iii)	in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents.

64.3	Indemnity

The Borrower shall indemnify each Finance Party for all documented costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clauses 16.1 (Mitigation) and 16.2 (Replacement of a Lender).

65.	Costs and Expenses

65.1	Transaction Expenses

The Borrower shall promptly on demand pay to the Agent or the Security Agent, as the case may be, the amount of all documented costs and expenses (including legal fees) properly incurred by any of the Lenders and the Security Agent in connection with the negotiation, preparation, printing, perfection, execution, registration and syndication of:

(a)	this Agreement and any other documents referred to in this Agreement; and

(b)	any other Finance Documents executed after the date of this Agreement.

65.2	Amendment and Enforcement Costs, Etc.

The Borrower shall, within three (3) Business Days of demand, reimburse the Agent, the Security Agent or another Finance Party for the amount of all costs and expenses (including legal fees) incurred by it in connection with:

(a)	the granting of any release, waiver or consent under the Finance Documents;

(b)	any amendment or variation of any of the Finance Documents; and

(c)	the preservation, protection, enforcement or maintenance of, or attempt to preserve or enforce, any of the rights of the Finance Parties under the Finance Documents.

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66.	Guarantee and Indemnity

66.1	Guarantee and Indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)

guarantees to the Security Agent (as trustee for the Finance Parties) and the other Finance Parties punctual performance by each other Obligor of all such Obligor’s obligations under the Finance Documents;

(b)

undertakes with the Security Agent (as trustee for the Finance Parties) and the other Finance Parties that whenever another Obligor does not pay any amount when due under or in connection with any Finance Document, it shall immediately on demand pay that amount as if it was the principal obligor; and

(c)

agrees with the Security Agent (as trustee for the Finance Parties) and the other Finance Parties that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by that Obligor under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 18.1 if the amount claimed had been recoverable on the basis of a guarantee.

66.2	Continuing Guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

66.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 18 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

66.4	Waiver of Defences

The obligations of each Guarantor under this Clause 18 will not be affected by an act, omission, matter or thing (whether or not known to it or any Finance Party) which, but for this clause, would reduce, release or prejudice any of its obligations under this Clause 18 including (without limitation):

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any other Obligor;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

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(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)

any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

66.5	Immediate Recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 18. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

66.6	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 18.

66.7	Deferral of Guarantors’ Rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 18:

(a)	to be indemnified by another Obligor;

(b)	to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

(c)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)

to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which the Guarantors has given a guarantee, undertaking or indemnity under this Clause 18;

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(e)	to exercise any right of set-off against any other Obligor; and/or

(f)	to claim or prove as a creditor of any other Obligor in competition with any Finance Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it will promptly pay an equal amount to the Agent for application in accordance with Clause 30 (Payment Mechanics). This only applies until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full.

66.8	Additional Security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

66.9	Maximum Liability

Notwithstanding anything to the contrary contained in this Agreement or any of the Finance Documents including this Clause 18, the total and aggregate liability of each Guarantor hereunder shall be limited to USD 81,852,942 (maximum outstanding sums owed under the Finance Documents), plus any interest and costs.

67.	Security

67.1	Security

(a)

The Obligors’ obligations and liabilities under the Finance Documents, including (without limitation) the Borrower’s obligation to repay the Facility together with all unpaid interest, default interest, commissions, charges, expenses and any other derived liability whatsoever of the Obligors towards the Finance Parties in connection with the Finance Documents, shall, at any and all times until all amounts due to the Finance Parties hereunder have been paid and/or repaid in full, be secured by the Security Documents (including, without limitation, the Non-Telesto Security Documents, subject to the terms of the Intercreditor Agreement).

(b)

Each of the Obligors undertakes to ensure that the Security Documents are duly executed by the parties thereto in favour of the Security Agent (on behalf of the Finance Parties) on the date(s) required under this Agreement and are legally valid and in full force and effect on such dates.

(c)

Each Obligor shall promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Agent may reasonably specify (and in such form as the Agent may reasonably require):

(i)

to perfect the Security Interests created or intended to be created by that Obligor under or evidenced by the Security Documents (which may include the execution of a mortgage, charge, assignment or other security over all or any of the assets which are, or are intended to be, the subject of the Security Documents) or for the exercise of any rights, powers and remedies of the Security Agent provided by or pursuant to the Finance Documents or by law;

(ii)

to confer on the Security Agent Security Interests over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security Interest intended to be conferred by or pursuant to the Security Documents; and/or

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(iii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Security Documents.

(d)

Each Obligor shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security Interest conferred or intended to be conferred on the Security Agent by or pursuant to the Finance Documents.

68.	Representations and Warranties

Each of the Obligors represents and warrants to each Finance Party as follows:

68.1	Status

Each Obligor is a limited liability company, duly incorporated, organised and validly existing under the laws of the jurisdiction of their incorporation as set out in Schedule 8 (Corporate Structure) and registration and have the power to own their assets and carry on their business as they are currently being conducted.

68.2	Binding Obligations

(a)

Subject to (b) below, the Finance Documents to which any Obligors are a party constitute legal, valid, binding and enforceable obligations, and each Security Document creates the security interests which that Security Document purports to create and those security interests are, or will be, legal, valid, binding and enforceable securities with the priority designated therein, and no registration, filing, payment of tax or fees or other formalities are necessary or desired to render the Finance Documents enforceable in accordance with their terms against the Obligors, save for the registration of the Telesto Mortgage with the relevant Ship Registry (and the registration of the relevant Security Documents (if any) with the relevant Company Register of the Obligors which shall be completed within the applicable time limit in each relevant jurisdiction).

(b)

Finance Documents which according to this Agreement are not deemed to be delivered until the First Utilisation Date or subsequent Utilisation Date, will be in compliance with (a) above from the First Utilisation Date or subsequent Utilisation Date respectively.

68.3	No Conflict with other Obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents to which it is a party do not and will not conflict with:

(a)	any law or regulation or any order or decree of any judicial or official agency or court;

(b)	any constitutional documents of such Obligor; or

(c)	the Charter Contract or any agreement or document to which it is a party or by which it is bound.

68.4	Power and Authority

It has the power to enter into, perform and deliver, and has taken all necessary corporate actions to authorise its entry into and delivery of, performance, validity and enforceability of the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

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68.5	Authorisations and Consents

All authorisations, approvals, consents and other matters, official or otherwise, required (i) in connection with the entering into, performance, validity and enforceability of the Finance Documents and the transactions contemplated hereby and thereby and (ii) for it to carry on its business as currently being conducted have been obtained or effected and are in full force and effect.

68.6	Taxes

It has complied with all taxation laws in all jurisdictions where it is subject to taxation and has paid all Taxes and other amounts due to governments and other public bodies. No claims are being asserted against it with respect to any Taxes or other payments due to public or governmental bodies save as disclosed to the Agent pursuant to Clause 23.4 (Taxation). It is not required to make any withholdings or deductions for or on account of Tax from any payment it may make under any of the Finance Documents.

68.7	No Default

No Event of Default, Default or any prepayment event pursuant to Clause 8 (Mandatory Reduction, Prepayment and Cancellation) is existing or might reasonably be expected to result from the making of the Utilisation or the entry into and performance of or any transaction contemplated by any of the Finance Documents. No other event or circumstance is outstanding which (in the reasonable opinion of the Agent or the Required Lenders) constitutes a default or (with the expiry of a grace period, giving of notice or the making of any determination or the fulfilment of any other applicable conditions or any combination of the foregoing) might constitute a default under the Charter Contract, other agreement or instrument which is binding on it or any of its Subsidiaries (if any) or to which its (or any of its Subsidiaries’ (if any)) assets are subject and which has or might have a Material Adverse Effect.

68.8	No Misleading Information

Any factual information, documents, exhibits or reports relating to the Obligors and their respective Subsidiaries and which have been furnished to the Finance Parties by or on behalf of the Obligors are complete and correct in all material respects and do not contain any misstatement of fact or omit to state a fact making such information, exhibits or reports misleading in any material respect or no omission to disclose any off-balance sheet liabilities or other information, documents or agreements which if disclosed could reasonably be expected to affect the decision of a Finance Party to enter into a Finance Document.

68.9	Original Financial Statements

(a)	Complete and Correct

The Original Financial Statements and the financial information most recently delivered to the Agent or the Lenders pursuant to Clause 21 (Information Undertakings), save as disclosed to an Exchange, fairly and accurately represent the assets, liabilities and the financial condition of the Obligors and their respective Subsidiaries as at the time they were prepared and have been prepared in accordance with Accounting Principles consistently applied.

(b)	No Undisclosed Liabilities

As of the later of the date of the Original Financial Statements and the financial information most recently delivered to the Agent or the Lenders pursuant to Clause 21 (Information Undertakings), none of the Obligors or any of its Subsidiaries had any material liabilities, direct or indirect, actual or contingent, and there is no

42

material, unrealised or anticipated losses from any unfavourable commitments not disclosed by or reserved against in the Original Financial Statements, the most recent delivered financial information or in the notes thereto (save as disclosed to an Exchange).

(c)	No Material Change

Since the later of the date of the Original Financial Statements and the financial information most recently delivered to the Agent or the Lenders pursuant to Clause 21 (Information Undertakings), there has been no material adverse change in the business, operations, assets or condition (financial or otherwise) of any Obligor or its Subsidiaries which might have a Material Adverse Effect.

68.10	Pari Passu Ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations preferred by mandatory law applying to companies generally.

68.11	No Proceedings Pending or Threatened

No litigation, judgment, order, injunction, restraint, arbitration or administrative proceedings (private or public) of or before any court, arbitral body or agency, which if adversely determined, might reasonably be expected to have a Material Adverse Effect, have been started or are pending or (to the best of its knowledge and belief) have been threatened against it.

68.12	No Existing Security Interest

Save as described in Clause 19 (Security), as from the First Utilisation Date, no Security Interest exists over all or any of the present or future revenues or assets of any Obligor relating to assets which are or will become the subject of the Security Documents and all of the Obligors’ rights, title and interest are freely assignable and chargeable in the manner contemplated by the Security Documents.

68.13	No Immunity

The execution and delivery by it of each Finance Document to which it is a party constitute, and its exercise of its rights and performance of its obligations under each Finance Document will constitute, private and commercial acts performed for private and commercial purposes, and it will not (except for bankruptcy or any similar proceedings) be entitled to claim for itself or any or all of its assets immunity from suit, execution, attachment or other legal process in any proceedings taken in relation to any Finance Document.

68.14	No Winding-Up

It has not taken any corporate action nor have any other steps been taken or legal proceedings been started or threatened against it for its reorganisation, winding-up, dissolution or administration or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or any or all of its assets.

68.15	No Breach of Laws

(a)

It has not (and none of its Subsidiaries has) breached any law or regulation which breach (in the opinion of the Agent or the Required Lenders) has or is reasonably likely to have a Material Adverse Effect.

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(b)

No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against any member of the Group which have or are reasonably likely to have a Material Adverse Effect.

68.16	Environmental Laws

(a)

Each Obligor is in compliance with Clause 23.3 (Environmental Compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which (in the opinion of the Agent or the Required Lenders) has or is reasonably likely to have a Material Adverse Effect.

(b)

No Environmental Claim and no other event or circumstances is outstanding which (with the expiry of a grace period, giving of notice or the making of any determination or the fulfilment of any other applicable conditions or any combination of the foregoing) might constitute an Environmental Claim has been commenced or is pending (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against any member of the Group where that claim has or is reasonably likely, if determined against that member of the Group, which (in the opinion of the Agent or the Required Lenders) have or are reasonably likely to have a Material Adverse Effect.

68.17	Ownership

The Parent owns (directly or indirectly) 100% of the shares and the ownership interests in the Rig Owner and the Intra-Group Charterers as described in Schedule 8 (Corporate Structure) hereto.

68.18	The Rig

The Rig is:

(a)

in the absolute ownership of the Rig Owner described in Schedule 2 (Borrower, Guarantors and Collateral Rig) hereto free and clear of all encumbrances (other than current crew wages and the Telesto Mortgage) and, the Rig Owner will be the sole, legal and beneficial owner of the Rig;

(b)	registered in the name of the Rig Owner as described in Schedule 2 (Borrower, Guarantors and Collateral Rig) with a Ship Registry;

(c)	operationally seaworthy in every way and fit for service; and

(d)	classed with a classification society acceptable to the Required Lenders, free of all overdue requirements and recommendations.

68.19	No Money Laundering

It is acting for its own account in relation to the Facility and in relation to the performance and the discharge of its obligations and liabilities under the Finance Documents and the transactions and other arrangements effected or contemplated by the Finance Documents to which an Obligor is a party, and the foregoing will not involve or lead to contravention of any law or regulation relating to terrorist financing or money laundering (as defined in Article 1 of the Directive (2015/849/EC of the European Parliament and of the Council of 26 October 2005 on the prevention of money laundering and terrorist financing (amending Regulation (EU) No 648/2012 of the European Parliament and the Council and Commission Directive 2006/70/EC, as amended from time to time))) applicable to it.

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68.20	Corrupt Practices

It has observed, and to the best of its knowledge and belief, parties acting on its behalf have observed in the course of acting for it, all applicable laws and regulations relating to bribery or corrupt practices.

68.21	Sanctions

No Obligor, nor any Subsidiary of any Obligor, nor any of their joint ventures, nor any of their respective directors, officers, employees, agents or representatives:

(a)	has breached any Sanctions;

(b)	is a Restricted Party; or

(c)	has received notice of or is aware of any claim, action, suit, proceeding or investigation against it with respect to Sanctions.

68.22	Material Adverse Effect

No event or circumstance has occurred which has had, or could reasonably be expected to have, a Material Adverse Effect.

68.23	Repetition

The representations and warranties set out in this Clause 20 are deemed to be made by each of the Obligors on the date of this Agreement and (except for the representations and warranties in Clause 20.21 (Sanctions)) shall be deemed to be repeated:

(a)	on the date of a Utilisation Request;

(b)	on each Utilisation Date;

(c)	on the first day of each Interest Period; and

(d)

in each Compliance Certificate forwarded to the Agent pursuant to Clause 21.2 (Compliance Certificate) (or, if no such Compliance Certificate is forwarded, on each day such certificate should have been forwarded to the Agent at the latest).

69.	Information Undertakings

The Parent gives the undertakings set out in this Clause 21 to each Finance Party and such undertakings shall remain in force throughout the Security Period;

69.1	Financial Statements

The Parent shall supply to the Agent in sufficient copies for all of the Lenders:

(a)	as soon as the same become available, but in any event within one hundred and eighty (180) days after the end of each of the Obligors’ financial year respectively;

(i)	the Parent’s audited consolidated financial statements; and

(ii)	the Rig Owner’s and the remaining Guarantor’s audited (to the extent applicable) unconsolidated accounts for that financial year;

(b)	as soon as the same become available, but in any event within seventy (70) days after each relevant Quarter Date, the Parent’s consolidated unaudited financial statements for that financial quarter;

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(c)

as soon as the same become available, but in any event no later than 70 days after 30 June and 31 December each calendar year copies of the Group’s Cash Flow Projections for the following three (3) calendar years after such dates; and

(d)	any other financial information as the Agent or any of the Lenders may from time to time reasonably request.

69.2	Compliance Certificate

The Parent shall supply to the Agent, with each set of financial statements delivered pursuant to Clause 21.1 (Financial Statements), a Compliance Certificate signed by an authorised officer of the Parent setting out (in reasonable detail) inter alia computations as to compliance with Clause 22 (Financial Covenants) as at the date at which those financial statements were drawn up together with any relevant supporting documentation enabling the Lenders to determine and monitor the Parent’s compliance with Clause 22 (Financial Covenants), Clause 24.1 (Minimum Market Value) and Clause 24.2 (Insurances) together with confirmation that the Rig is employed on the contracts described in Schedule 2 (Borrower, Guarantors and Collateral Rig) hereto or, in the circumstances set out in Clause 8.6 (Charter Contract Termination), is employed in contract with a counterparty and on terms satisfactory to the Required Lenders.

69.3	Requirements as to Financial Statements

The Parent shall procure that each set of financial statements delivered pursuant to Clause 21.1 (Financial Statements) consist of balance sheets, profit and loss statements and cash flow analysis and is prepared using Accounting Principles, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for each of the Obligors, as the case may be, unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in Accounting Principles, the accounting practices or reference periods and its Auditors deliver to the Agent:

(a)

a description of any change necessary for those financial statements to reflect Accounting Principles, accounting practices and reference periods upon which the Original Financial Statements were prepared; and

(b)

sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 22 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

69.4	Information—Miscellaneous

The Parent shall notify the Agent and/or supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)

all documents dispatched by the Parent (and by each of the Obligors, to the extent requested by the Agent) to its shareholders, or to or from its creditors generally at the same time as they are dispatched;

(b)	promptly upon becoming aware of them, the details of:

(i)	any breach of material contracts (including rig building contracts and charter contracts) or any material litigation, judgment, order, injunction, restraint,

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arbitration or administrative proceedings which is current, threatened, alleged or pending against any of the Obligors or any member of the Group; and

(ii)	any changes to the senior management of (A) the Parent or (B) any member of the Group where the change of senior management concerned is of material significance to the Group as a whole;

(c)

immediately such further information regarding the business, properties, assets and operations (financial or otherwise) of the Obligors and its Subsidiaries as any Finance Party (through the Agent) may reasonably request;

(d)	all filings with or reports forwarded to any Exchange; and

(e)	such updates of forecasts as the Agent may reasonably request.

69.5	Notification of Default

The Parent shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

69.6	Notification of Environmental Claims

The Parent shall inform the Agent in writing as soon as reasonably practicable upon becoming aware of the same:

(a)

if any material Environmental Claim has been commenced or (to the best of the Obligors’ knowledge and belief) is threatened against any of the Obligors, any of the Intra-Group Charterers or the Rig; and

(b)

of any incident, event, fact or circumstances which will or are reasonably likely to result in any material Environmental Claim being commenced or threatened against any of the Obligors, any of the Intra-Group Charterers or the Rig.

69.7	“Know your Customer” Checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of an Obligor after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent, the Security Agent or any Lender (or, in the case of any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent or the Security Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of any prospective new Lender, on behalf of any prospective new Lender) in order for the Agent, the Security Agent, such Lender or, in the case of any prospective new Lender, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

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(b)

Each Lender shall promptly upon the request of the Agent or the Security Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent or the Security Agent (for itself) in order for the Agent or the Security Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

70.	Financial Covenants

The financial covenants in this Clause 22 are granted in favour of each Finance Party by the Parent and such financial covenants shall remain in force throughout the Security Period.

70.1	Minimum Liquidity

The Parent will procure that the Minimum Liquidity of the Group will not fall below USD 250,000,000.

70.2	Leverage Ratio

The Parent will procure that the Leverage Ratio of the Group will not exceed:

(a)	for the period from and including the financial quarter starting on 1 July 2015 until and including the financial quarter ending on 31 December 2016, 6.0:1;

(b)	for the period from and including the financial quarter starting on 1 January 2017 until and including the financial quarter ending on 30 September 2017, 6.5:1; and

(c)

for the period prior to 1 October 2015 and for the period from and including the earlier of (i) the financial quarter starting on 1 October 2017 and (ii) such earlier date on which the Parent (at its sole discretion) notifies the Agent of a reset of the Leverage Ratio covenant to 4.5:1 (the “Reinstated Leverage Ratio Covenant Date”) until the Final Maturity Date, 4.5:1.

70.3	Interest Cover Ratio

The Parent will procure that the Group’s Interest Cover Ratio shall be minimum 2.5:1 throughout the term of this Agreement.

70.4	Current Ratio

The Parent will procure that the Group’s Current Ratio is minimum 1:1 throughout the term of this Agreement.

70.5	Equity Ratio

The Parent will procure that the Group’s Equity Ratio shall not be less than 30 per cent throughout the term of this Agreement.

70.6	Financial Testing

The financial covenants set out in this Clause 22 shall be calculated in accordance with Accounting Principles and tested by reference to the latest financial statements (whether audited or unaudited) and each Compliance Certificate, and presented to the Agent in satisfactory form and substance.

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71.	General Undertakings

Each Obligor gives the undertakings set out in this Clause 23 to each Finance Party and such undertakings shall remain in force throughout the Security Period.

71.1	Authorisations Etc.

Each of the Obligors shall promptly:

(a)	obtain, comply and do all that is necessary to maintain in full force and effect; and

(b)

supply certified copies to the Agent (if so requested) of, any authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

71.2	Compliance with Laws and Sanctions

(a)

Each of the Obligors shall, and shall procure that each member of the Group will, comply, in all respects with all laws and regulations and constitutional documents to which it and the Rig may be subject, where failure to do so, in the opinion of the Agent or the Required Lenders, has or is reasonably likely to have a Material Adverse Effect.

(b)

Each of the Obligors shall, and shall procure that each member of the Group will, comply in all respects with Sanctions, including, but not limited to, laws, regulations and executive orders relating to the U.S. economic embargoes of countries, entities or individuals as administered by the Treasury Department, Office of Foreign Assets Control, and in the event of non-compliance, the Borrower shall prepay in accordance with Clause 8.3 (Sanctions).

71.3	Environmental Compliance

Each Obligor shall (and shall ensure that each member of the Group will):

(a)	comply with all Environmental Law;

(b)	obtain, maintain and ensure compliance with all requisite Environmental Approvals; and

(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so, (in the opinion of the Agent or the Required Lenders) has or is reasonably likely to have a Material Adverse Effect.

71.4	Taxation

(a)

Each Obligor shall (and the Parent shall ensure that each member of the Group will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith;

(ii)

adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Agent under Clause 21.1 (Financial Statements); and

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(iii)	such payments can be lawfully withheld and failure to pay such Taxes does not (in the opinion of the Agent or the Required Lenders) have or is not likely to have a Material Adverse Effect.

(b)	None of the Obligors may change its residence for Tax purposes.

71.5	Pari Passu Ranking

Each of the Obligors shall ensure that its obligations under the Finance Documents do and will rank at least pari passu with all its other present and future unsecured and unsubordinated obligations, except for those obligations which are preferred by mandatory law applying to companies generally in the jurisdictions of their incorporation or in the jurisdiction in the ports of calls.

71.6	Title

The Rig Owner shall, and the Parent shall procure that all Intra-Group Charterers will (to the extent applicable), hold full legal title to and own the entire beneficial interest in the Rig, the Insurances and their Earnings, free of any Security Interest and other interests and rights of every kind, except for those created by the Finance Documents and as set out in Clause 23.7 (Negative Pledge).

71.7	Negative Pledge

(a)

The Rig Owner shall not create or permit to subsist any Security Interest save for Permitted Encumbrances over any of its present or future undertakings, property, assets, rights or revenues (whether secured by the Security Documents or not).

(b)

None of the Intra-Group Charterers shall create or permit to subsist any Security Interest save for Permitted Encumbrances over any of its present or future undertakings, property, assets, rights or revenues that are subject to any Security Interest by the Security Documents.

71.8	Change of Business

Except with the prior written consent of the Required Lenders, the Obligors will not, and shall procure that no other member of the Group will, cease to carry on or make any change in all or any part of its business and activities as conducted as of the date hereof, or carry on any other business, except for similar related business as presently conducted. The Parent will not change the place of its jurisdiction or its organisation without the prior written consent of the Required Lenders.

71.9	Finance Documents

The Obligors shall perform all of their obligations under the Finance Documents at all times in the manner and upon the terms set out therein.

71.10	Undertaking to Procure Subordination of Additional Debt

(a)

Subject to Clause 23.7 (Negative Pledge), the Obligors undertake to procure (in terms acceptable to the Required Lenders) the subordination, in point of payment and priority, of any Financial Indebtedness attributable to the Rig Owner to any debt created pursuant to this Agreement.

(b)

Any subordination and associated ranking created pursuant to the terms of the Intercreditor Agreement and any related finance document shall be deemed acceptable and satisfactory to the Required Lenders in respect of the subject matter thereof.

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71.11	Mergers and Demergers

Except with the prior written consent of the Required Lenders, the Obligors will not (i) enter into any merger or consolidation with any other company unless with another Group member and each Obligor will survive as a separate legal entity remaining bound in all respects by its obligations and liabilities under the Finance Documents, (ii) demerge itself into any two or more companies or (iii) undertake any other form of corporate restructuring.

71.12	Financial Year

Except with the prior written consent of the Required Lenders, the Obligors will not, and shall procure that no other member of the Group will, alter its financial year end (currently 31 December as of the date of this Agreement).

71.13	Bank Accounts

(a)

It shall pay and credit all its Earnings (excluding service income for manning, services and procurement etc. held with separate third party contractors for the purpose of optimising the fiscal structure of the drilling operations) to the Earnings Accounts and maintain all its Earnings Accounts with the Account Bank pursuant to the Account Bank Agreement, unless otherwise agreed to by the Security Agent (on behalf of all Lenders) and subject to satisfactory security arrangements being entered into in favour of the Finance Parties.

(b)

It shall procure that the Earnings which derive from the Charter Rates are paid to the Earnings Accounts as soon as possible after the receipt by such Intra Group Charterer of the Charter Rate or any other rate or hire for the Rig.

71.14	Dividends of the Parent and Rig Owner

(a)	The Parent may

(i)	pay dividends (or make any other distributions to its shareholders),

(ii)	buy-back its own common stock and/or

(iii)	make new material investments in any company, shares, common stock or enter into any kind of new forward contracts (including total return swaps),

only to the extent that:

(A)	no Default is continuing or would result from the proposed transaction, and

(B)	after giving effect to such transaction, the Parent and its Subsidiaries are in compliance with the Financial Covenants set out in Clause 22 (Financial Covenants) of this Agreement.

(b)	The Rig Owner may pay dividends (or make any other distributions to its shareholders), only to the extent that:

(A)	no Default is continuing or would result from the proposed transaction, and

(B)	after giving effect to such transaction, the Parent and its Subsidiaries are in compliance with the Financial Covenants set out in Clause 22 (Financial Covenants) of this Agreement.

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71.15	Restrictions on Indebtedness

(a)	The Rig Owner shall not incur, create or permit to subsist any Financial Indebtedness other than as incurred under the Finance Documents.

(b)	The restrictions in paragraph (a) above do not apply to;

(i)	Hedging

Indebtedness incurred under any interest rate or foreign exchange agreement entered into in the ordinary course of business and which are not of a speculative nature and which is subordinated in point of payment and priority to any debt created pursuant to this Agreement;

(ii)	Intercompany Loans

Loans and advances made to the Rig Owner by members of the Group on the conditions that the Loans are subordinated and unsecured in form and substance satisfactory to the Agent;

(iii)	Required Lenders

Financial Indebtedness consented to by the Required Lenders.

(c)

To the extent that there are at any time loans between members of the Group, which are or may affect the ability of the Borrower or the Guarantors in fulfilling its or their obligations to the Finance Parties under this Agreement, such loans will be subordinated to the rights of the Finance Parties under the Finance Documents.

71.16	Transactions with Affiliates

Each Obligor shall (and shall procure that each Subsidiary will) procure that all transactions entered into with an Affiliate are made on market terms and otherwise on arm’s length terms.

71.17	Disposals

Subject to Clause 8 (Mandatory Reduction, Prepayment and Cancellation), no Obligor shall:

(a)

enter into a single transaction or series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease, transfer, or otherwise dispose of any Rig or other asset being the subject of a Security Interest pursuant to the Security Documents or the whole or a substantial part of its other assets; or

(b)

enter into a single transaction or series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease, transfer, or otherwise dispose of its assets other than made on market value and arm’s length terms, without the prior written consent of the Required Lenders.

71.18	Financial Support

The Rig Owner shall not provide, procure, create or permit to subsist any Financial Support (including contingent support) other than:

(a)	Financial Support permitted pursuant to the Finance Documents;

(b)	Financial Support consented to by the Required Lenders; or

(c)	the issuance of performance guarantees to any ultimate charterer of the Rig.

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71.19	Centre of Main Interest

None of the Obligors shall change its centre of main interest or establishment to another jurisdiction without obtaining the prior written consent from the Required Lenders.

71.20	Assignment of Contracts

If an Event of Default has occurred and is continuing the Obligors will, upon the Agent’s request, use their best endeavours to have assigned or transferred the rights and obligations under contracts pertaining to the Rig (with members of the Group as well as ultimate charterers) or any of them to one or several parties nominated by the Agent (which may include assigning such rights to the Security Agent).

71.21	Sale or Total Loss of the Rig

Subject to Clause 23.17 (Disposals), the Obligors will ensure that the Rig is not sold in whole or in part without prior written notice to the Agent, and in the event of such sale or in the event of a Total Loss, make such prepayment as provided for in Clause 8.1 (Total Loss or Sale) and comply with Clause 24.13 (Total Loss).

71.22	Investment Restrictions

(a)

Subject to Clause 23.14(a)(ii) and (iii) (Dividends of the Parent and Borrower) and subject to paragraph (b) below, neither the Parent nor its Subsidiaries (other than the Rig Owner) shall make any investments and acquisitions unless:

(i)

after giving effect to any such investment, the Parent and its Subsidiaries are in pro forma (“pro forma” meaning that the calculation of the financial covenants shall take into account any effect of the investment or acquisition made) compliance (evidenced by adjusted financial calculations taking into account any effect of the investment or acquisition made) with the financial covenants set out in Clause 22 (Financial Covenants) of this Agreement; and

(ii)	no Default is continuing or would result from the proposed investment and acquisition.

(b)	The Rig Owner shall not make any further investments or acquisitions, except for any capital expenditure or investments related to ordinary upgrade or maintenance work of the Rig.

71.23	Ownership

(a)	The Parent shall keep one hundred per cent (100%) ownership (capital and voting rights) in the Rig Owner and the Intra-Group Charterers either directly or indirectly.

(b)	Immediately upon a change to the ownership structure as set out in Schedule 8 (Corporate Structure), the Parent shall advise the Lenders of such change.

71.24	Corrupt Practices

Each Obligor shall act in compliance with all applicable laws and regulations relating to bribery and corrupt practices and shall use all reasonable endeavours to procure that any person acting on its behalf acts in such manner in the course of acting for it.

71.25	Use of proceeds

No proceeds of a Loan shall be made available, directly or indirectly, to or for the benefit of a Restricted Party nor shall they be otherwise, directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions.

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71.26	Sanctions

Each Obligor shall ensure that none of their, nor any of their Subsidiaries’, respective directors, officers, employees, agents or representatives or any other persons acting on any of their behalf, is a person listed on any Sanctions List and in the event of non-compliance, the Borrower shall prepay in accordance with Clause 8.3 (Sanctions).

72.	Rig Covenants

The Obligors give the undertakings set out in this Clause 24 to each Finance Party and such undertakings shall remain in force throughout the Security Period;

72.1	Minimum Market Value

The Obligors will procure that the Market Value of the Rig is at least one hundred and thirty five per cent (135%) of the sum of the Loans outstanding from, and tested first time with reference to the period ending, 30 September 2017 and up until the Final Maturity Date.

72.2	Market Valuation of the Rig

(a)	The Parent shall (at its own expense):

(i)	arrange for the Market Value of the Rig to be determined and valued:

(A)

until the Compliance Certificate in respect of the period ending 30 September 2017 is due to be delivered to the Agent, in order for the same to be communicated to the Agent (but not for the purpose of determining any compliance with Clause 24.1 (Minimum Market Value)) at the same time as each Compliance Certificate is delivered to the Agent pursuant to Clause 21.2 (Compliance Certificate) for the financial quarters ending 30 June and 31 December each year; and

(B)

once the Compliance Certificate in respect of the period ending 30 September 2017 is due to be delivered to the Agent, for the purposes of every Compliance Certificate to be delivered to the Agent pursuant to Clause 21.2 (Compliance Certificate) for the financial quarters ending 30 June and 31 December each year; and

(ii)	if an Event of Default has occurred and is continuing, upon the Agent’s request, arrange for the Market Value of the Rig to be determined.

(b)

For the avoidance of doubt, there shall be no requirement for the Parent to provide the Market Value of the Rig in any Compliance Certificate delivered to the Agent in respect of any testing period ending prior to 30 September 2017.

72.3	Insurance

(a)

Each Obligor shall maintain or ensure that the Rig is insured against such risks, including the following risks, Hull and Machinery, Protection & Indemnity (including an adequate club cover for pollution liability as normally adopted by the industry for similar rigs), Hull Interest and/or Freight Interest and War Risk (including piracy, terrorism and confiscation) insurances, in such amounts and currencies, on such terms (always applying the terms of the Nordic Marine Insurance Plan of 2013, version 2016 (as amended from time to time)) and with such insurers and placed through insurance brokers as the Agent shall approve as appropriate for an internationally reputable major drilling contractor. The Parent shall seek the approval of the Agent in writing, on behalf of the Lenders, prior to placing any insurances through any captive vehicle.

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(b)

The insurance value of the Rig shall at all times be at least equal to or higher than the Market Value of the Rig. The insurance value of the Rig, shall at all times be at least equal to the higher of the Market Value of the Rig and one hundred and twenty per cent (120%) of the Total Commitments.

(c)

The value of the Hull and Machinery insurance shall cover at least eighty per cent (80%) of the Market Value of the Rig and the insured value in the hull and machinery insurances of the Rig, shall at all times be at least equal to the Total Commitments.

(d)

Each Obligor shall procure that the Security Agent (on behalf of the Finance Parties) is noted as first priority mortgagee and sole loss payee in the insurance contracts, together with the confirmation from the underwriters to the Security Agent that the notice of assignment with regards to the Insurances and the loss payable clauses (with a monetary threshold of USD 25,000,000) are noted in the insurance contracts and that standard letters of undertaking confirming this are executed by the insurers, always provided that the evidence thereof is in form and substance satisfactory to the Security Agent (on behalf of the Finance Parties). The Parent shall provide the Finance Parties with details of terms and conditions of the insurances and break down of insurers.

(e)

Not later than seven (7) days prior to the expiry date of the relevant Insurances, the Parent shall procure the delivery to the Agent of a certificate from the insurance broker(s) or the Insurers, confirming that the Insurances referred to in paragraph (a) have been renewed and taken out in respect of the Rig with insurance values as required by paragraph (b), that such Insurances are in full force and effect and that the Agent (on behalf of the Finance Parties) have been noted as first priority mortgagee by the relevant insurers.

(f)	The Agent may effect:

(i)

at the Lenders’ expense and for the exclusive benefit of the Security Agent and the Lenders mortgagees’ interest insurance and/or, subject to Clause 24.3(f)(ii) below, at the Lenders’ expense and for the exclusive benefit of the Security Agent and the Lenders, mortgagees’ additional perils and pollution insurance on such terms as the Agent may approve; and

(ii)

at the Borrower’s expense and for the exclusive benefit of the Lenders and the Security Agent when the Rig is or may be located in an Area (as defined therein), insurance policies such as mortgagees’ additional perils and pollution insurance on such terms as the Agent may approve. The Parent will notify the Agent in writing prior to the Rig entering an Area (as defined herein). The term “Area” will mean the territorial waters of the United States of America or the Exclusive Economic Zone (as defined in the US Oil Pollution Act, 1990) or the territorial waters of any other jurisdiction having (in the Agent’s reasonable opinion) similar or comparable pollution or environmental protection legislation specified from time to time by the Agent to the Parent.

(g)

If any of the Insurances referred to in paragraph (a) form part of a fleet cover, the Parent shall procure that the insurers shall undertake to the Security Agent that they shall neither set-off against any claims in respect of the Rig any premiums due in respect of other rigs under such fleet cover or any premiums due for other insurances, nor cancel this Insurance for reason of non-payment of premiums for other rigs under such fleet cover or of premiums for such other insurances, and shall undertake to issue a separate policy in respect of the Rig if and when so requested by the Security Agent.

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(h)

The Parent shall procure that the Rig always is employed in conformity with the terms of the instruments of Insurances (including any warranties expressed or implied therein) and comply with such requirements as to extra premium or otherwise as the insurers may prescribe.

(i)	No Obligor will make any material change to the Insurances described under paragraphs (a) and (b) above without the prior written consent of the Agent (on behalf of the Lenders).

(j)

Each of the Insurances shall be reviewed, at the cost of the Borrower, by the Lender’s insurance advisor on an annual basis and on each date on which the Insurances are due for renewal if so required by the Agent.

72.4	Alteration to the Rig

Each Obligor shall ensure that the Rig is not materially altered except as necessary in the ordinary course of business and upon prior written notice to the Agent, and then only if and to the extent such alteration is carried out in accordance with the terms of the contractual obligations pertaining to the Rig existing at the date of this Agreement.

72.5	Conditions of the Rig

Each Obligor shall ensure that the Rig is maintained and preserved in good working order and repair and operated in accordance with good internationally recognized standards, complying with the ISM Code and the ISPS Code (to the extent applicable, and if not applicable, to conduct its affairs in accordance with prudent industry practices) and all other marine safety and other regulations and requirements from time to time applicable to vessels registered in the relevant Ship Registry under the relevant flag and applicable to vessels trading in any jurisdiction in which the Rig may operate from time to time.

72.6	Trading, Classification and Repairs

The Obligors shall keep or shall procure that:

(a)	the Rig is kept in a good, safe and efficient condition and state of repair consistent with prudent ownership and management practice;

(b)

that the Rig maintains its class at the highest level with Det Norske Veritas, Lloyd’s Register, American Bureau of Shipping or another classification society approved by the Required Lenders, free of any overdue recommendations and qualifications;

(c)

they comply with the laws, regulations (statutory or otherwise), constitutional documents and international conventions applicable to the classification society, the Ship Registry, the Obligors (ownership, operation, management and business) and to the Rig in any jurisdiction in which the Rig or the Obligors may operate from time to time;

(d)

the Rig does not enter the territorial waters (twelve (12) mile limit) of the United States of America unless (i) it is an emergency situation, (ii) if no Event of Default has occurred and is continuing, upon obtaining the prior written consent from the Agent, or (iii) if an Event of Default has occurred and is continuing, upon obtaining the prior written consent of the Lenders; and

(e)	they provide the Agent of evidence of such compliance upon request from the Agent.

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72.7	Notification of Certain Events

The Parent shall immediately notify the Agent of:

(a)	any accident to the Rig involving repairs where the costs will or are likely to exceed USD 25,000,000 (or the equivalent amount in any other currency);

(b)	any requirement or recommendation made by any insurer or classification society or by any competent authority which is not, or cannot be, immediately complied with;

(c)	any exercise or purported exercise of any capture, seizure, arrest or lien on any of the assets secured by the Security Documents;

(d)	any occurrence as a result of which the Rig has become or is, by the passing of time or otherwise, likely to become a Total Loss.

72.8	Operation of the Rig

Each Obligor shall comply, and procure that any charterer and manager complies in all material respects with all Environmental Laws and all other laws or regulations relating to the Rig, its ownership, operation and management or to the business of the Obligor and shall not employ the Rig nor allow its employment:

(a)	in any manner contrary to law or regulation in any relevant jurisdiction; and

(b)

in the event of hostilities in any part of the world (whether war is declared or not), in any zone which is declared a war zone by any government or by the war risk insurers of the Rig unless the Parent has (at its expense) effected any special, additional or modified insurance cover which shall be necessary or customary for good shipowners trading Rigs within the territorial waters of such country at such time and has provided evidence of such cover to the Agent.

72.9	ISM Code, ISPS Code Etc.

The Borrower shall comply and shall procure that a charter and/or manager comply with the ISM Code, ISPS Code, Marpol and any other international maritime safety regulation relevant to the operation and maintenance of the Rig and provides copies of certificates evidencing such compliance to the Agent upon written request thereof.

72.10	Inspections and Class Records

(a)

The Obligors shall permit, and shall procure that any charterers and/or managers permit, one person appointed by the Agent to inspect, upon the Agent giving prior written notice, the Rig once a year, as long as such inspection does not interfere with the operation of the Rig. Such inspection shall be for the account of the Lenders unless an Event of Default has occurred and is continuing, in which case it shall be for the account of the Borrower.

(b)

The Parent shall instruct the classification society to send to the Agent, following a written request from the Agent, copies of all class records held by the classification society in relation to the Rig.

72.11	Surveys

The Parent shall submit to or cause the Rig to be submitted to such periodic or other surveys as may be required for classification purposes and to ensure full compliance with regulations of the Ship Registry of the Rig and if consented to by the Agent pursuant to Clause 24.14 (Ship Registry, Name and Flag) such parallel Ship Registry of the Rig.

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72.12	Arrest

The Obligors shall promptly pay and discharge:

(a)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against any of the Security Interests each Security Document creates or purports to create;

(b)	all tolls, taxes, dues, fines, penalties and other amounts charged in respect of any of the Security Interests each Security Document creates or purports to create; and

(c)	all other outgoings whatsoever in respect of any of the Security Interests each Security Document creates or purports to create,

and forthwith upon receiving a notice of arrest of the Rig, or their detention in exercise or purported exercise of any lien or claim, the Parent shall procure its release by providing bail or providing the provision of security or otherwise as the circumstances may require.

72.13	Total Loss

In the event that the Rig shall suffer a Total Loss, the Obligors shall, within a period of ninety (90) days after the Total Loss Date, obtain and present to the Agent, a written confirmation from the relevant insurers that the claim relating to the Total Loss has been accepted in full, and the insurance proceeds shall be paid to the Agent for application in accordance with Clause 8.1 (Total Loss or Sale).

72.14	Ship Registry, Name and Flag

The Borrower shall:

(a)	procure that the Rig is registered in the name of the Rig Owner as described in Schedule 2 (Borrower, Guarantors and Collateral Rig) hereto in the Ship Registry; and

(b)

not change the Ship Registry, name or flag of the Rig or parallel register the Rig in any Ship Registry without the prior written consent of the Required Lenders (such consent not to be unreasonably withheld or delayed). If such change would be to a Ship Registry, flag, or parallel register which is not generally recognised by the oil industry, then such change is subject to the prior written consent of all of the Lenders.

The Agent may determine whether a register or flag is “generally recognised”, upon consultation with the Lenders, and the Agent may pursuant to Clause 27.7 (Rights and Discretions of the Agent), rely upon the advice of experts and/or advisors appointed by it to make such determination.

72.15	Management

A company (being a wholly owned Subsidiary of the Parent) shall perform management services in respect of the Rig, and no material change or any adverse change (having an adverse effect on the Finance Parties rights and/or obligations under the Finance Documents) shall be made to such management arrangements without the prior written consent of the Agent (not to be unreasonably withheld or delayed).

73.	Events of Default

Each of the events or circumstances set out in this Clause 25 is an Event of Default (except for Clause 25.17 (Acceleration) and Clause 25.18 (Automatic Acceleration)).

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73.1	Non-Payment

Any of the Obligors does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by administrative or technical error affecting the transfer of funds despite timely payment instructions by the Obligor; and

(b)	payment is made within three (3) Business Days of its due date.

73.2	Financial Covenants, Change of Business and Insurance

Any requirement in Clause 22 (Financial Covenants), Clause 23.8 (Change of Business) and Clause 24.2 (Insurance) is not satisfied.

73.3	Other Obligations

(a)

Any of the Obligors does not comply with any provision of the Finance Documents (other than those referred to in Clause 25.1 (Non-Payment) and Clause 25.2 (Financial Covenants, Change of Business and Insurance)); and

(b)

No Event of Default under (a) above will occur if the failure to comply is (in the reasonable opinion of the Agent) capable of remedy and is remedied within thirty (30) calendar days of the earlier of the Agent giving notice to the Parent or the relevant Obligor becoming aware of the failure to comply.

73.4	Misrepresentations

Any representation, warranty or statement made or deemed to be made by any of the Obligors in the Finance Documents or any other document delivered by or on behalf of the Obligors under or in connection with any of the Finance Documents is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

73.5	Cross Default

(a)	Any Financial Indebtedness of any Obligor or any member of the Group is not paid when due nor within any originally applicable grace period;

(b)

any Financial Indebtedness of any Obligor or any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described);

(c)

any commitment for any Financial Indebtedness of any Obligor or any member of the Group is cancelled or suspended by a creditor of any Obligor as a result of an event of default (however described); or

(d)

any creditor of any Obligor or any member of the Group is entitled to declare any Financial Indebtedness of any Obligor or any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described)

in circumstances where the aggregate amount of all such Financial Indebtedness referred to in all or any of sub-clauses (a) to (d) is USD 25,000,000 (or its equivalent in other currencies) or more.

73.6	Insolvency

(a)

Any of the Obligors or any other Material Subsidiary is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

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(b)	The value of the assets of any of the Obligors or any other Material Subsidiary is less than its liabilities (taking into account contingent and prospective liabilities).

(c)	A moratorium is declared in respect of any indebtedness of any of the Obligors or any other Material Subsidiary.

73.7	Insolvency Proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)

the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme or arrangement or otherwise) of any Obligor or any other Material Subsidiary;

(b)	a composition, compromise, assignment or arrangement with any creditor of any Obligor or any other Material Subsidiary;

(c)	the appointment of a liquidator, receiver, administrative receiver, administrator or other similar officer in respect of any Obligor or any other Material Subsidiary; or

(d)	enforcement of any Security Interest over any assets of any Obligor or any other Material Subsidiary.

73.8	Creditor’s Process

Any maritime lien or other lien (not being a Permitted Encumbrance), expropriation, injunction restraint, arrest attachment, sequestration, distress or execution affects any asset secured by the Security Documents or undertakings, property, assets, rights or revenues (not secured by the Security Documents) of any Obligor and is not discharged within thirty (30) days after the Obligor becomes aware of the same unless the Finance Parties have been provided with additional security in such form and substance and for such amounts as the Finance Parties may require.

73.9	Unlawfulness and Invalidity

It is or becomes unlawful or impossible for any Obligor and/or any of the parties to any of the Security Documents to perform any of their respective obligations under the Finance Documents or for the Agent or Security Agent to exercise any right or power vested to it under the Finance Documents.

73.10	Cessation of Business

Any Obligor (whether by one or a series of transactions) suspends, changes or ceases to carry on (or threatens to suspend, change or cease to carry on) all or a material part of its business.

73.11	Stock Exchange Listing

The Parent no longer is listed on an Exchange.

73.12	Material Adverse Change

Any event or condition or circumstance or series of events or conditions or circumstances occur which, in the reasonable opinion of the Required Lenders has had or could reasonably be expected to have a Material Adverse Effect.

73.13	Authorisation and Consents

Any authorisation, licence, consent, permission or approval required in connection with the entering into, validity, enforcement, completion or performance of any of the Finance

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Documents or any transactions contemplated thereby is revoked, terminated or modified or otherwise cease to be in full force and effect.

73.14	Loss of Property

Any part of an Obligor’s or its Subsidiaries’ property is destroyed, abandoned, seized, appropriated or forfeited or the authority or ability of any member of the Group to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any member of the Group or any of its assets which in the opinion of the Agent or the Required Lenders has or could reasonably be expected to have, if adversely determined, a Material Adverse Effect.

73.15	Litigation

There is current, pending or threatened any claims, litigation, arbitration or administrative proceedings against any Obligor which in the opinion of the Agent or the Required Lenders has or could reasonably be expected to have, if adversely determined, a Material Adverse Effect.

73.16	Failure to Comply with Final Judgment

Any of the Obligors fails within five (5) Business Days after becoming obliged to do so to comply with or pay any sum in an amount exceeding USD 25,000,000 (or the equivalent in any other currencies) due from it under any final judgment or any final order (being one against which there is no right of appeal or if a right of appeal exists the time limit for making such appeal has expired and no appeal has been dismissed) made or given by any court of competent jurisdiction, provided, however, that such event shall not be deemed to constitute an Event of Default if the Obligor is entitled to insurance cover for the whole of such sum and the relevant insurers have confirmed liability and undertaken to make payment of the whole of such sum in writing to the person(s) entitled to payment and it is likely (in the reasonable opinion of the Required Lenders) that the insurers will be able to make such payment within thirty (30) days.

73.17	Acceleration

Upon the occurrence of an Event of Default which is continuing, the Agent may, and shall if so directed by the Required Lenders, by written notice to the Parent:

(a)	cancel the Total Commitments whereupon they shall immediately be cancelled; and/or

(b)

declare that all or part of the Loan together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents, be either immediately due and payable and/or payable upon demand, whereupon they shall become either immediately due and payable or payable on demand; and/or

(c)	declare that no withdrawals be made from any Earnings Account; and/or

(d)	direct the Security Agent to start enforcement in respect of the Security Interests established by the Security Documents; and/or

(e)

take any other action, with or without notice to the Parent and/or the Borrower, exercise or direct the Security Agent to exercise any other right or pursue any other remedy conferred upon the Agent, the Security Agent or the other Finance Parties by any of the Finance Documents or by any applicable law or regulation or otherwise as a consequence of such Event of Default.

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73.18	Automatic Acceleration

Notwithstanding Clause 25.17 (Acceleration), if any Obligor or any other Material Subsidiary commences a voluntary case concerning itself under the US Bankruptcy Code, or an involuntary case is commenced under the US Bankruptcy Code against any Obligor and the petition is not controverted within 10 days, or is not dismissed within 45 days after commencement of the case, or a custodian (as defined in the US Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any Obligor, or any order of relief or other order approving any such case or proceeding is entered, the Facilities shall cease to be available to such Obligor and all obligations of such Obligor under Clause 18 (Guarantee and Indemnity) or any other provision of this Agreement or any other Finance Document to which such Obligor is a party shall become immediately due and payable, in each case automatically and without any further action by any Party.

74.	Changes to the Parties

74.1	Assignment by the Obligors

None of the Obligors may assign or transfer or assume any part of, or any interest in, its rights and/or obligations under the Finance Documents without the consent of all Lenders.

74.2	Assignments and Transfers by the Lenders

A Lender (the “Existing Lender”) may, at any time assign, transfer or have assumed its rights or obligations under the Finance Documents (a “Transfer”) to:

(a)	another Existing Lender or an Affiliate of an Existing Lender (without the prior written consent of the Parent);

(b)	a central bank or federal reserve (without the prior written consent of the Parent);

(c)

another bank or financial institution (together with such institutions as mentioned in paragraphs (a) and (b) above, each regarded a “New Lender”), subject to the prior consent of the Parent and the Agent (such consent not to be unreasonably withheld or delayed and which shall be deemed to have been given fifteen (15) Business Days after being sought unless expressly refused within that period); or

(d)	regardless of paragraph (c) above, to a New Lender (as defined above in paragraph (c)) if an Event of Default has occurred and is continuing,

in a minimum transfer amount of USD 12,500,000, unless such Existing Lender’s Commitment and participation in the Loan (if any) is less than USD 12,500,000, in which case such Existing Lender’s minimum transfer amount is the whole amount of its Commitment and participation in the Loan (if any).

74.3	Assignment or Transfer Fee

Unless the Agent otherwise agrees, the New Lender shall, on the date upon which an assignment or transfer takes place pay to the Agent (for its own account) a fee of USD 3,000.

74.4	Conditions of Assignment

An assignment will only be effective:

(a)

on receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the Borrower and the other Finance Parties as it would have been under if it was an Original Lender;

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(b)

on the New Lender entering into any documentation required for it to accede as a party to any Security Document to which the Existing Lender is a party in its capacity as a Lender and, in relation to such Security Documents, completing any filing, registration or notice requirements;

(c)

if an assignment takes effect after there has been a Utilisation, the assignment of an Existing Lender’s participation in the Utilisations (if any) under the Facility shall take effect in respect of the same fraction of each such Utilisation;

(d)

on the performance by the Agent of all “know your customer” or other checks relating to any person that it is required to carry out in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Lender and the New Lender;

(e)	if that Existing Lender assigns equal fractions of its Commitment and participation in the Loan and each Utilisation (if any) under the relevant Facility; and

(f)

if such assignment is accepted by the Parent and the New Lender confirms to the Borrower and the Agent that, at the time of the assignment, it has no knowledge of any circumstance which may lead to such New Lender making any claims in respect of Clauses 13 (Tax Gross-Up and Indemnities) and/or 14 (Increased Costs).

Each New Lender, by executing the relevant Transfer Certificate, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with the Finance Documents on or prior to the date on which the assignment becomes effective in accordance with the Finance Documents and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

74.5	Limitation of Responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor or any other person of its obligations under the Finance Documents or any other documents;

(iv)	the application of any Basel II Regulation or Basel III Regulation to the transactions contemplated by the Finance Documents; or

(v)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)	has made (and shall continue to make) its own independent investigation and assessment of:

(A)	the financial condition and affairs of the Obligors and their related entities in connection with its participation in this Agreement; and

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(B)	the application of any Basel II Regulation or Basel III Regulation to the transactions contemplated by the Finance Documents,

and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Finance Document;

(ii)	will continue to make its own independent appraisal of the application of any Basel II Regulation or Basel III Regulation to the transactions contemplated by the Finance Documents; and

(iii)

will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-assignment from a New Lender of any of the rights assigned under this Clause 26 (Changes to the Parties); or

(ii)

support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or by reason of the application of any Basel II Regulation to the transactions contemplated by the Finance Documents or otherwise.

74.6	Procedure for Transfer

(a)

Subject to the conditions set out in Clause 26.4 (Conditions of Assignment) an assignment may be effected in accordance with paragraph (b) below when (i) the Agent executes an otherwise duly completed Transfer Certificate and (ii) the Agent executes any document required under Clause 26.4 (Conditions of Assignment) which it may be necessary for it to execute in each case delivered to it by the Existing Lender and the New Lender duly executed by them and, in the case of any such other document, any other relevant person. The Agent shall, as soon as reasonably practicable after receipt by it of a Transfer Certificate and any such other document each duly completed, appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate and such other document.

(b)	The Obligors and the other Finance Parties irrevocably authorise the Agent to execute any Transfer Certificate on their behalf without any consultations with them.

(c)	On the Transfer Date:

(i)

to the extent that in the Transfer Certificate the Existing Lender seeks to be released from its obligations under the Finance Documents, the Existing Lender shall be released from further obligations towards the Obligors and the other Finance Parties under the Finance Documents and the rights of the Obligors and the other Finance Parties against the Existing Lender under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”) (but the obligations owed by the Obligors under the Finance Documents shall not be released);

(ii)

the New Lender shall assume obligations towards each of the Obligors who are a Party and/or the Obligors and the other Finance Parties shall acquire rights against the New Lender which differ from the Discharged Rights and Obligations only insofar as the New Lender has assumed and/or the Obligors

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and the other Finance Parties have acquired the same in place of the Existing Lender;

(iii)

the other Finance Parties and the New Lender shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Existing Lender and the other Finance Parties shall each be released from further obligations to each other under the Finance Documents;

(iv)	the New Lender shall become a Party to the Finance Documents as a “Lender” for the purposes of all the Finance Documents; and

74.7	Interest

If the Agent has notified the Lenders that it is able to distribute interest payment on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 26.6 (Procedure for Transfer) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(a)

any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six (6) monthly intervals after the first day of that Interest Period); and

(b)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(i)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(ii)

the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 26.7 have been payable to it on that date, but after deduction of the Accrued Amounts

74.8	Copy of Transfer Certificate to Parent

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate and any other document required under Clause 26.4 (Conditions of Assignment), send a copy of that Transfer Certificate and such documents to the Parent.

74.9	Security over Lenders’ Rights

In addition to the other rights provided to Lenders under this Clause 26, each Lender may without consulting with or obtaining consent from an Obligor, at any time charge, assign or otherwise create a Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security Interest to secure obligations to a federal reserve or central bank; and

(b)	in the case of any Lender which is a fund, any charge, assignment or other Security Interest granted to any holders (or trustee or representatives of holders) of obligations

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owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security Interest shall:

(i)

release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security Interest for the Lender as a party to any of the Finance Documents; or

(ii)

require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

74.10	Further Assurances

Each of the Obligors undertakes to procure that in relation to any Transfer, each of the Obligors shall (at its own cost) at the request of the Agent execute such documents as may in the discretion of the Agent be necessary to ensure that the New Lender attains the benefit of the Finance Documents.

74.11	Disclosure of Information

Any Lender may disclose:

(a)	to any of its affiliates, branches, subsidiaries, its parent company, head office or regional office (together the “Permitted Parties”) and a potential assignee;

(b)

to whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any of the Obligors;

(c)	to auditors or professional advisers or service providers employed in the normal course of a Permitted Party’s business who are under a duty of confidentiality to the Permitted Parties;

(d)	to any rating agency, insurer or insurance broker of, or direct or indirect provider of credit protection to any Permitted Party; and

(e)	to whom, to the extent that, information is required to be disclosed by any applicable law,

such information about the Obligors and the Finance Documents as that Lender shall consider appropriate, provided that such disclosure shall, except if an Event of Default has occurred or is occurring, be subject to the prior written approval by the Parent if such potential assignee is not an affiliate of any of the Lenders.

75.	Roles of Agent, Security Agent, Mandated Lead Arrangers and Bookrunners

75.1	Appointment of the Agent

(a)	Each other Finance Party (other than the Security Agent) appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)	Each such other Finance Party authorises the Agent:

(i)

to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions; and

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(ii)	to execute each of the Security Documents and all other documents that may be approved by the Required Lenders for execution by it.

75.2	Instructions to Agent

(a)	The Agent shall:

(i)

unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)	in all other cases, the Required Lenders; and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.

(b)

The Agent shall be entitled (but not obliged) to request instructions, or clarification of any instruction, from the Required Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent may refrain from acting unless and until it receives those instructions or that clarification.

(c)

Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Required Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties except for the Security Agent.

(d)

The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(e)	In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

(f)

The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document. This Clause (f) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Security Documents.

75.3	Duties of the Agent

(a)	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent (in its capacity as Agent) for that Party by any other Party.

(c)	Without prejudice to Clause 26.8 (Copy of Transfer Certificate to Parent), paragraph (b) above shall not apply to any Transfer Certificate.

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(d)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)

If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)

If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or a Bookrunner or Mandated Lead Arranger or the Security Agent for their own account) under this Agreement it shall promptly notify the other Finance Parties.

(g)	The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

75.4	Role of the Bookrunners or Mandated Lead Arrangers

Except as specifically provided in the Finance Documents, no Bookrunner or Mandated Lead Arranger has obligations of any kind to any other Party under or in connection with any Finance Document or the transactions contemplated by the Finance Documents.

75.5	No Fiduciary Duties

(a)	Nothing in this Agreement constitutes the Agent or any Mandated Lead Arranger or Bookrunner as a trustee or fiduciary of any other person.

(b)

None of the Agent, the Security Agent or any Bookrunner or Mandated Lead Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account or have any obligations to the other Finance Parties beyond those expressly stated in the Finance Documents.

75.6	Business with the Group

The Agent, the Security Agent and any Bookrunner and any Mandated Lead Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Obligor or member of the Group or their Affiliates.

75.7	Rights and Discretions of the Agent

(a)	The Agent may

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Required Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

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(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the other Finance Parties) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 25.1 (Non-Payment));

(ii)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and

(iii)	any notice or request made by the Parent (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)

The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts in the conduct of its obligations and responsibilities under the Finance Documents.

(d)

Without prejudice to the generality of Clause 27.7(c) or (e), the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be desirable.

(e)

The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party and whether or not liability thereunder is limited by reference to monetary cap or otherwise) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Agent may act in relation to the Finance Documents through its officers, employees and agents and the Agent shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part, of any such person,

unless such error or such loss was directly caused by the Agent’s gross negligence or wilful misconduct.

(g)	Unless a Finance Document expressly provides otherwise, the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(h)

Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor any Bookrunner nor any Mandated Lead Arranger is obliged to do or omit to do anything if it would or might in its opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality. The Agent, each Bookrunner and each Mandated Lead Arranger may do anything which in its opinion, is necessary or desirable to comply with any law or regulation of any jurisdiction.

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(i)

Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

(j)

Neither the Agent nor any Bookrunner nor any Mandated Lead Arranger shall be obliged to request any certificate, opinion or other information under Clause 21 (Information Undertakings) unless so required in writing by a Lender, in which case the Agent shall promptly make the appropriate request of the Parent if such request would be in accordance with the terms of this Agreement.

75.8	Responsibility for Documentation and other Matters

None of the Agent or any Bookrunner or any Mandated Lead Arranger is responsible or liable for:

(a)

the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, any Bookrunner or any Mandated Lead Arranger, an Obligor or any other person given in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or of any representations in any Finance Document or of any copy of any document delivered under any Finance Document;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any Charter Contract or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or any Charter Contract;

(c)	the application of any Basel II Regulation or Basel III Regulation to the transactions contemplated by the Finance Documents;

(d)

any loss to the Trust Property arising in consequence of the failure, depreciation or loss of any Charged Property or any investments made or retained in good faith or by reason of any other matter or thing;

(e)	accounting to any person for any sum or the profit element of any sum received by it for its own account;

(f)	the failure of any Obligor or any other party to perform its obligations under any Finance Document or any Charter Contract or the financial condition of any such person;

(g)	ascertaining whether all deeds and documents which should have been deposited with it (or the Security Agent) under or pursuant to any of the Security Documents have been so deposited;

(h)	investigating or making any enquiry into the title of any Obligor to any of the Charged Property or any of its other property or assets;

(i)	failing to register any of the Security Documents with any applicable registrar of companies or any other public office;

(j)	failing to register any of the Security Documents in accordance with the provisions of the documents of title of any Obligor to any of the Charged Property;

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(k)

failing to take or require any Obligor to take any steps to render any of the Security Documents effective as regards property or assets outside England or Wales or to secure the creation of any ancillary charge under the laws of the jurisdiction concerned;

(l)

(unless it is the same entity as the Security Agent) the Security Agent and/or any other beneficiary of a Security Document failing to perform or discharge any of its duties or obligations under the Security Documents; or

(m)

any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by any applicable law or regulation relating to insider dealing or otherwise.

75.9	No Duty to Monitor

The Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

75.10	Exclusion of Liability

(a)

Without limiting Clause 27.10(b) (and without prejudice to any other provision of the Finance Documents excluding or limiting the liability of the Agent) the Agent will not be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:

(i)

any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Charged Property, unless directly caused by its gross negligence or wilful default or fraud. For the avoidance of doubt and not withstanding anything contained in the Finance Documents, the Security Agent shall not in any event be liable for any indirect or consequential loss (including, without limitation, loss of profit, business or goodwill) regardless of whether it was informed of the likelihood of such loss and irrespective of whether any such claim is made for breach of contract, in tort or otherwise;

(ii)

exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Charged Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Charged Property; or

(iii)	without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation,

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expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)

No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this clause subject to Clause 1.3 (Third Party Rights) and the provisions of the Third Parties Act.

(c)

The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Agent, any Bookrunner or any Mandated Lead Arranger to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender,

on behalf of any Lender and each Lender confirms to the Agent and each Bookrunner and each Mandated Lead Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or any Bookrunner or any Mandated Lead Arranger.

(e)

Without prejudice to any provision of any Finance Document excluding or limiting the Agent’s liability, any liability of the Agent arising under or in connection with any Finance Document or the Charged Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

75.11	Lenders’ Indemnity to the Agent

(a)

Each Lender shall (in proportion (if no part of the Loan is then outstanding) to its share of the Total Commitments or (at any other time) to its participation in the Loan) indemnify the Agent, within three Business Days of demand, against any Losses (otherwise than by reason of the Agent’s gross negligence or wilful default) incurred by the Agent in acting as such under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document or out of the Trust Property) including the costs of any person engaged in accordance with Clause 27.7(c) (Rights and Discretions of the Agent) and any Receiver in acting as its agent under the Finance Documents and any Losses incurred by the Agent prior to its replacement pursuant to Clause 27.13 (Replacement of the Agent). The indemnities

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contained in this Clause 27.11 shall survive the termination or discharge of this Agreement.

(b)	Subject to paragraph (c) below, the Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to the Agent pursuant to paragraph (a).

(c)	Paragraph (b) shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Agent to an Obligor.

75.12	Resignation of the Agent

(a)

The Agent may resign without giving any reason therefor and, after consultation with the Parent, appoint one of its Affiliates as successor by giving notice to the Lenders, the Security Agent and the Parent.

(b)

Alternatively the Agent may resign without giving any reason therefor by giving thirty (30) days’ notice to the other Finance Parties and the Parent, in which case the Required Lenders (after consultation with the Parent) may appoint a successor Agent.

(c)

If the Required Lenders have not appointed a successor Agent in accordance with paragraph (b) above within twenty (20) days after notice of resignation was given, the retiring Agent (after consultation with the Parent) may appoint a successor Agent.

(d)

If the Agent wishes to resign because it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph (c) above, the Agent may (if it concludes that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 27 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent’s normal fee rates and those amendments will bind the Parties.

(e)

The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(f)	The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(g)

The appointment of the successor Agent shall take effect on the date specified in the notice from the Required Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 15.3 (Indemnity to the Agent, Security Agent and Mandated Lead Arrangers) and this Clause 27 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)

The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three (3) months before the

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earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)

the Agent fails to respond to a request under Clause 13.5 (FATCA Information) and the Parent or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)

the information supplied by the Agent pursuant to Clause 13.5 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Parent and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date,

and (in each case) the Parent or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Parent or that Lender, by notice to the Agent, requires it to resign.

75.13	Replacement of the Agent

(a)	After consultation with the Parent, the Required Lenders may, by giving thirty (30) days’ notice to the Agent replace the Agent by appointing a successor Agent.

(b)

The retiring Agent shall make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(c)

The appointment of the successor Agent shall take effect on the date specified in the notice from the Required Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) above) but shall remain entitled to the benefit of Clause 15.3 (Indemnity to the Agent, the Security Agent and Mandated Lead Arrangers) and this Clause 27 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d)	Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

75.14	Confidentiality

(a)

In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its department, division or team directly responsible for the management of the Finance Documents which shall be treated as a separate entity from any other of its divisions, departments or teams.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

(c)

Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent, any Bookrunner nor any Mandated Lead Arranger is obliged to disclose to any other person (i) any confidential information or (ii) any other

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information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

75.15	Relationship with the Lenders

(a)

The Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five (5) Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)	Each Lender shall supply the Agent with any information that the Agent may reasonably specify as being necessary or desirable to enable the Agent to perform its functions as Agent.

(c)	Each Lender shall deal with the Security Agent exclusively through the Agent and shall not deal directly with the Security Agent.

75.16	Credit Appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to each other Finance Party that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each Obligor and other member of the Group;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, each Charter Contract and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or any Charter Contract;

(c)	the application of any Basel II Regulation or Basel III Regulation to the transactions contemplated by the Finance Documents;

(d)

whether any Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Charged Property;

(e)

the adequacy, accuracy and/or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document or any Charter Contract, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or any Charter Contract; and

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(f)

the right or title of any person in or to, or the value or sufficiency of, any part of the Charged Property, the priority of the Security Documents or the existence of any Security Interest affecting the Charged Property.

75.17	Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Parent) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

75.18	Deduction from Amounts Payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

75.19	Reliance and Engagement Letters

Each Finance Party confirms that each of the Bookrunners, Mandated Lead Arrangers, the Security Agent and the Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Bookrunners, the Mandated Lead Arrangers, the Security Agent or the Agent) the terms of any reliance letter or engagement letters relating to any reports, opinions or letters provided by accountants or other professional advisers in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those reports, opinions or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

75.20	Common Parties

Although the Agent and the Security Agent may from time to time be the same entity, that entity will have entered into the Finance Documents (to which it is party) in its separate capacities as agent for the Finance Parties and (as appropriate) security agent and trustee for the Finance Parties. Where any Finance Document provides for the Agent or Security Agent to communicate with or provide instructions to the other, while they are the same entity, such communication or instructions will not be necessary.

75.21	Security Agent

(a)

Each other Finance Party appoints the Security Agent to act as its agent and (to the extent permitted under any applicable law) trustee under and in connection with the Security Documents and confirms that the Security Agent shall have a lien on the Security Documents and the proceeds of the enforcement of those Security Documents for all moneys payable to the beneficiaries of those Security Documents.

(b)	Each other Finance Party authorises the Security Agent:

(i)

to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions; and

(ii)	to execute each of the Security Documents and all other documents that may be approved by the Agent and/or the Required Lenders for execution by it.

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(c)

The Security Agent accepts its appointment under Clause 27.21 (Security Agent) as trustee of the Trust Property with effect from the date of this Agreement and declares that it holds the Trust Property on trust for itself, the other Finance Parties (for so long as they are Finance Parties) on and subject to the terms set out in Clauses 27.21 - 27.34 (inclusive) and the Security Documents to which it is a party.

75.22	Application of Certain Clauses to Security Agent

(a)

Clauses 27.3(a) (Duties of Agent), 27.7 (Rights and Discretions of the Agent), 27.8 (Responsibility for Documentation and other Matters), Clauses 27.9 (No Duty to Monitor), 27.10 (Exclusion of Liability), 27.11 (Lenders’ Indemnity to the Agent), 27.12 (Resignation of the Agent), 27.14 (Confidentiality), 27.15 (Relationship with the Lenders), 27.16 (Credit Appraisal by the Lenders) and 27.18 (Deduction from Amounts Payable by the Agent) shall each extend so as to apply to the Security Agent in its capacity as such and for that purpose each reference to the “Agent” in these clauses shall extend to include in addition a reference to the “Security Agent” in its capacity as such and, in Clause 27.7 (Rights and Discretions of the Agent), references to the Lenders and a group of Lenders shall refer to the Agent.

(b)	In addition:

(i)	Clause 27.10 (Exclusion of Liability) shall, for the purposes of its application to the Security Agent pursuant to paragraph (a) above, have the following additional sub-clauses:

(A)

any losses to any person or any liability arising as a result of taking or refraining from taking any action in relation to any of the Finance Documents or otherwise whether in accordance with an instruction from an Agent or otherwise unless directly caused by its gross negligence or wilful misconduct;

(B)

the exercise of, or the failure to exercise (or the failure to consider the exercise or non-exercise of), any judgment, discretion or power given to it by or in connection with any of the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, the Finance Documents or the Security Interests; or

(C)	any shortfall which arises on the enforcement or realisation of the Security Interests;

(ii)	Clause 27.12 (Resignation of the Agent) shall, for the purposes of its application to the Security Agent pursuant to paragraph (a) above, have the following additional sub-clause:

At any time after the appointment of a successor, the retiring Security Agent shall do and execute all acts, deeds and documents reasonably required by its successor to transfer to it (or its nominee, as it may direct) any property, assets and rights previously vested in the retiring Security Agent pursuant to the Security Documents and which shall not have vested in its successor by operation of law; and

(iii)

Clause 27.14 (Confidentiality) shall, for the purposes of its application to the Security Agent pursuant to paragraph (a) above, be read and construed as to refer to “its agency and trust department” instead of “its department, division or team directly responsible for the management of the Finance Documents”.

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75.23	Instructions to Security Agent

(a)	The Security Agent shall:

(i)

unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by the Agent; and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.

(b)

The Security Agent shall be entitled (but not obliged) to request instructions, or clarification of any instruction, from the Agent as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Security Agent may refrain from acting unless and until it receives those instructions or that clarification.

(c)

Unless a contrary indication appears in a Finance Document, any instructions given to the Security Agent by the Agent shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)

The Security Agent may refrain from acting in accordance with any instructions of the Agent until it has received any indemnification and/or security and/or pre-funding and/or insurance that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(e)	In the absence of instructions, the Security Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

(f)

The Security Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (f) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Security Documents.

75.24	Security Agent’s Actions

Without prejudice to the provisions of Clause 27.23 (Instructions to Security Agent) the Security Agent may (but shall not be obliged to), in the absence of any instructions to the contrary, take such action in the exercise of any of its powers and duties under the Finance Documents as it considers in its discretion to be appropriate.

75.25	Application following an Event of Default

(a)	Following an Event of Default all moneys received by the Agent or the Security Agent shall be applied in the following order:

(i)

firstly, in respect of all costs and expenses whatsoever incurred by the Security Agent in connection with or pursuant to the performance of its functions under the Finance Documents, including the costs of realising and enforcing the Security Documents;

(ii)	secondly, in respect of all costs and expenses whatsoever incurred by the Agent;

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(iii)

thirdly, in or towards satisfaction of all prior claims (being any claims, liabilities or debts owed which in any such case have been evidenced to the Finance Parties and take priority over any moneys received in respect of the Security Interests constituted by the Security Documents) secured on the Finance Parties’ secured assets;

(iv)

fourthly, in or towards payment pro rata of all sums owed to the Finance Parties under the Finance Documents (in the case of distributions by the Security Agent, it shall pay such sums to the Agent for distribution to the Finance Parties); and

(v)	fifthly, the balance (if any) to the Borrower or to its order.

(b)

The Security Agent and the Agent shall make each application as soon as is practicable after the relevant moneys are received by, or otherwise become available to, it save that (without prejudice to any other provision contained in any of the Security Documents) the Security Agent (acting on the instructions of the Agent) or any receiver or administrator may credit any moneys received by it to a suspense account for so long and in such manner as the Security Agent), or such receiver or administrator may from time to time determine with a view to preserving the rights of the Finance Parties or any of them to prove for the whole of their respective claims against the Borrower or any other person liable.

(c)

The Security Agent and the Agent shall obtain a good discharge in respect of the amounts expressed to be due to the other Finance Parties as referred to in this Clause 27.25 by paying such amounts to the Agent for distribution in accordance with Clause 30 (Payment Mechanics).

75.26	Partial Payments

If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of the Obligor under the Finance Documents in the following order:

(a)	firstly, in or towards payment of any unpaid fees, costs and expenses of the Security Agent under the Finance Documents;

(b)	secondly, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent under the Finance Documents;

(c)	thirdly, in or towards payment pro rata of any accrued interest (including default interest), fee or commissions due but unpaid under this Agreement;

(d)	fourthly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(e)	fifthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

75.27	Powers and Duties of the Security Agent as Trustee of the Security

In its capacity as trustee in relation to the Trust Property, the Security Agent:

(a)

shall, without prejudice to any of the powers, discretions and immunities conferred upon trustees by law (and to the extent not inconsistent with the provisions of this Agreement or any of the Security Documents), have all the same powers and discretions as a natural person acting as the beneficial owner of such property and/or as are conferred upon the Security Agent by this Agreement and/or any Security Document but so that the Security Agent may only exercise such powers and

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discretions to the extent that it is authorised to do so by the provisions of this Agreement of a natural person;

(b)

shall (subject to Clause 27.25 (Application following an Event of Default)) be entitled (in its own name or in the names of nominees) to invest moneys from time to time forming part of the Trust Property or otherwise held by it as a consequence of any enforcement of the security constituted by any Finance Document which, in the reasonable opinion of the Security Agent, it would not be practicable to distribute immediately, by placing the same on deposit in the name or under the control of the Security Agent as the Security Agent may think fit without being under any duty to diversify the same and the Security Agent shall not be responsible for any loss due to interest rate or exchange rate fluctuations except for any loss arising from the Security Agent’s gross negligence or wilful default if the Security Agent places it in an account held with itself or through a subsidiary of the Security Agent, the Security Agent shall only be liable to account for the standard amount of interest that would have been payable by it on such a deposit to an independent customer;

(c)

may, in the conduct of its obligations under and in respect of the Security Documents, instead of acting personally, employ and pay any agent (whether being a lawyer or any other person) to transact or concur in transacting any business and to do or concur in doing any acts required to be done by the Security Agent (including the receipt and payment of money) and on the basis that (i) any such agent engaged in any profession or business shall be entitled to be paid all usual professional and other charges for business transacted and acts done by him or any partner or employee of his or her in connection with such employment and (ii) the Security Agent shall not be bound to supervise, or be responsible for any loss incurred by reason of any act or omission of, any such agent if the Security Agent shall have exercised reasonable care in the selection of such agent;

(d)

may place all deeds and other documents relating to the Trust Property which are from time to time deposited with it pursuant to the Security Documents in any safe deposit, safe or receptacle selected by the Security Agent or with any firm of solicitors or company whose business includes undertaking the safe custody of documents selected by the Security Agent and may make any such arrangements as it thinks fit for allowing Obligors access to, or its solicitors or auditors possession of, such documents when necessary or convenient and the Security Agent shall not be responsible for any loss incurred in connection with any such deposit, access or possession if it has exercised reasonable care in the selection of a safe deposit, safe, receptacle or firm of solicitors or company;

(e)

may, unless and to the extent the express provisions of any Security Document provide otherwise, do any act or thing in the exercise of any of its duties under the Finance Documents which in its absolute discretion (in the absence of any instructions of the Agent as to the doing of such act or thing) it deems advisable for the protection and benefit of all the Finance Parties; and

(f)

may, unless the express provisions of any such Security Document provide otherwise, if authorised by the Agent, amend or vary the terms of or waive breaches of or defaults under, or otherwise excuse performance of any provision of, or grant consents under any of the Security Documents to which it is a party, any such amendment, variation, waiver or consent so authorised to be binding on all the parties hereto and that Security Agent to be under no liability whatsoever in respect thereof.

(g)	shall not be bound to disclose to any other person (including but not limited to any Secured Party) (i) any confidential information or (ii) any other information if

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disclosure would, or might in its reasonable opinion, constitute a breach of any law or be a breach of fiduciary duty; and

(h)	shall not have or be deemed to have any relationship of trust or agency with, any Obligor.

The rights, powers and discretions conferred upon the Security Agent by this Agreement shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by general law or otherwise.

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent allowed by law, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

75.28	Insurance by Security Agent

Where the Security Agent is named on any insurance policy (including the Insurances) as an insured party and/or loss payee, the Security Agent shall not be responsible for any loss which may be suffered by reason of, directly or indirectly, its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless an Agent shall have requested it to do so in writing and the Security Agent shall have failed to do so within 14 days after receipt of that request. The Security Agent shall have no obligation to, or any liability for any failure to, insure any of the Charged Property.

75.29	Custodians and Nominees

The Security Agent may (to the extent legally permitted) appoint and pay any person to act as a custodian or nominee on any terms in relation to any assets of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

75.30	Acceptance of Title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any of the Obligors have to any of the Charged Property and shall not be liable for or bound to require any Debtor to remedy any defect in its right or title.

75.31	Refrain from Illegality

Notwithstanding anything to the contrary expressed or implied in the Finance Documents, the Security Agent may refrain from doing anything which in its opinion will or may be contrary to any relevant law, directive or regulation of any applicable jurisdiction and the Security Agent may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

75.32	All Enforcement Action through the Security Agent

(a)

None of the other Finance Parties shall have any independent power to enforce any of those Security Documents which are executed in favour of the Security Agent only or to exercise any rights, discretions or powers or to grant any consents or releases under

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or pursuant to such Security Documents or otherwise have direct recourse to the security and/or guarantees constituted by such Security Documents except through the Security Agent.

(b)

None of the other Finance Parties shall have any independent power to enforce any of those Security Documents which are executed in their favour or to exercise any rights, discretions or powers or to grant any consents or releases under or pursuant to such Security Documents or otherwise have direct recourse to the security and/or guarantees constituted by such Security Documents except through the Security Agent. If any Finance Party (other than the Security Agent) is a party to any Security Document it shall promptly upon being requested by the Agent to do so grant a power of attorney or other sufficient authority to the Security Agent to enable the Security Agent to exercise any rights, discretions or powers or to grant any consents or releases under such Security Document.

75.33	Co-Operation to Achieve Agreed Priorities of Application

The other Finance Parties shall co-operate with each other and with the Security Agent and any receiver or administrator under the Security Documents in realising the property and assets subject to the Security Documents and in ensuring that the net proceeds realised under the Security Documents after deduction of the expenses of realisation are applied in accordance with Clause 27.25 (Application following an Event of Default).

75.34	Indemnity from Trust Property

In respect of all liabilities, costs or expenses for which the Obligors are liable under this Agreement, the Security Agent and each Affiliate of the Security Agent and each officer or employee of the Security Agent or its Affiliate (each a “Relevant Person”) shall be entitled to be indemnified out of the Trust Property in respect of all liabilities, damages, costs, claims, charges or expenses whatsoever properly incurred or suffered by such Relevant Person:

(a)

in the execution or exercise or bona fide purported execution or exercise of the trusts, rights, powers, authorities, discretions and duties created or conferred by or pursuant to the Finance Documents;

(b)	as a result of any breach by an Obligor of any of its obligations under any Finance Document;

(c)	in respect of any Environmental Claim made or asserted against a Relevant Person which would not have arisen if the Finance Documents had not been executed; and

(d)	in respect of any matter or thing done or omitted in any way in accordance with the terms of the Finance Documents relating to the Trust Property or the provisions of any of the Finance Documents.

The rights conferred by this Clause 27.34 are without prejudice to any right to indemnity by law given to trustees generally and to any provision of the Finance Documents entitling the Security Agent or any other person to an indemnity in respect of, and/or reimbursement of, any liabilities, costs or expenses incurred or suffered by it in connection with any of the Finance Documents or the performance of any duties under any of the Finance Documents. Nothing contained in this Clause 27.34 shall entitle the Security Agent or any other person to be indemnified in respect of any liabilities, damages, costs, claims, charges or expenses to the extent that the same arise from such person’s own gross negligence or wilful default.

75.35	Finance Parties to Provide Information

The other Finance Parties shall provide the Security Agent with such written information as it may reasonably require for the purposes of carrying out its duties and obligations under the

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Security Documents and, in particular, with such necessary directions in writing so as to enable the Security Agent to make the calculations and applications contemplated by Clause 27.25(a) (Application following an Event of Default) above and to apply amounts received under, and the proceeds of realisation of, the Security Documents as contemplated by the Security Documents, Clause 27.26 (Partial Payments) and Clause 27.25(a) (Application following an Event of Default).

75.36	No Reliance on Security Agent

It is understood and agreed by each Finance Party (other than the Security Agent) that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of each Obligor and, accordingly, the Security Agent shall not have any liability or responsibility for and each other Finance Party warrants to the Security Agent that it has not relied and will not hereafter rely on the Security Agent:

(a)

to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided to it by any Obligor or any other person in connection with any of the Finance Documents or the transactions therein contemplated (whether or not such information has been or is hereafter circulated to such Finance Party by the Security Agent);

(b)

to check or enquire on its behalf into the adequacy, accuracy or completeness of any communication delivered to it under any of the Finance Documents, any legal or other opinions, reports, valuations, certificates, appraisals or other documents delivered or made or required to be delivered or made at any time in connection with any of the Finance Documents, any security to be constituted thereby or any other report or other document, statement or information circulated, delivered or made, whether orally or otherwise and whether before, on or after the date of this Agreement;

(c)

to check or enquire on its behalf into the due execution, delivery, validity, legality, perfection, adequacy, suitability, performance, enforceability or admissibility in evidence of any of the Finance Documents or any other document referred to in paragraph (b) above or of any guarantee, indemnity or security given or created thereby or any obligations imposed thereby or assumed thereunder;

(d)

to check or enquire on its behalf into the ownership, value, existence or sufficiency of any property the subject of any of the Security Document, the priority of any of the Security Interests or the registration thereof, the right or title of any person in or to any property comprised therein or the existence of any encumbrance affecting the same; or

(e)	to assess or keep under review on its behalf the identity, financial condition, creditworthiness, condition, affairs, status or nature of any Obligor.

75.37	Release to Facilitate Enforcement and Realisation

Each Finance Party acknowledges that pursuant to any enforcement action by the Security Agent (or a Receiver) carried out on the instructions of the Agent it may be desirable for the purpose of such enforcement and/or maximising the realisation of the Charged Property being enforced against, that any rights or claims of or by the Security Agent (for the benefit of the Finance Parties) and/or any Finance Parties against any Obligor and/or any Security Interest over any assets of any Obligor (in each case) as contained in or created by any Finance Document, other than such rights or claims or security being enforced, be released in order to facilitate such enforcement action and/or realisation and, notwithstanding any other provision of the Finance Documents, each Finance Party hereby irrevocably authorises the Security

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Agent (acting on the instructions of the Agent) to grant any such releases to the extent necessary to fully effect such enforcement action and realisation including, without limitation, to the extent necessary for such purposes to execute release documents in the name of and on behalf of the Finance Parties. Where the relevant enforcement is by way of disposal of shares in an Obligor, the requisite release shall include releases of all claims (including under guarantees) of the Finance Parties and/or the Security Agent against such Obligor and of all Security Interests over the assets of such Obligor.

75.38	Undertaking to Pay

Each Obligor which is a Party undertakes with the Security Agent on behalf of the Finance Parties that it will, on demand by the Security Agent, pay to the Security Agent all money from time to time owing, and discharge all other obligations from time to time incurred, by it under or in connection with the Finance Documents.

75.39	Additional Trustees

The Security Agent shall have power by notice in writing to the other Finance Parties and the Parent to appoint any person, unless an Event of Default has occurred and is continuing, approved by the Parent (such approval not to be unreasonably withheld or delayed) either to act as separate trustee or as co-trustee jointly with the Security Agent:

(a)	if the Security Agent reasonably considers such appointment to be in the best interests of the Finance Parties;

(b)	for the purpose of conforming with any legal requirement, restriction or condition in any jurisdiction in which any particular act is to be performed; or

(c)	for the purpose of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction against any person of a judgment already obtained,

and any person so appointed shall (subject to the provisions of this Agreement) have such rights (including as to reasonable remuneration), powers, duties and obligations as shall be conferred or imposed by the instrument of appointment. The Security Agent shall have power to remove any person so appointed. At the request of the Security Agent, the other parties to this Agreement shall forthwith execute all such documents and do all such things as may be required to perfect such appointment or removal and each such party irrevocably authorises the Security Agent in its name and on its behalf to do the same. Such a person shall accede to this Agreement as a Security Agent to the extent necessary to carry out their role on terms satisfactory to the Security Agent and (subject always to the provisions of this Agreement) have such trusts, powers, authorities, liabilities and discretions (not exceeding those conferred on the Security Agent by this Agreement and the other Finance Documents) and such duties and obligations as shall be conferred or imposed by the instrument of appointment (being no less onerous than would have applied to the Security Agent but for the appointment). The Security Agent shall not be bound to supervise, or be responsible for any loss incurred by reason of any act or omission of, any such person if the Security Agent shall have exercised reasonable care in the selection of such person.

75.40	Non-Recognition of Trust

It is agreed by all the parties to this Agreement that:

(a)

in relation to any jurisdiction the courts of which would not recognise or give effect to the trusts expressed to be constituted by this Clause 27, the relationship of the Security Agent and the other Finance Parties shall be construed as one of principal and agent, but to the extent permissible under the laws of such jurisdiction, all the other provisions of this Agreement shall have full force and effect between the parties to this Agreement; and

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(b)

the provisions of this Clause 27 insofar as they relate to the Security Agent in its capacity as trustee for the Finance Parties and the relationship between themselves and the Security Agent as their trustee may be amended by agreement between the other Finance Parties and the Security Agent. The Security Agent may amend all documents necessary to effect the alteration of the relationship between the Security Agent and the other Finance Parties and each such other party irrevocably authorises the Security Agent in its name and on its behalf to execute all documents necessary to effect such amendments.

75.41	Release of Security

If the Agent determines that the Security Period has expired, then the Security Agent shall, with the approval of all the other Finance Parties, release, without recourse or warranty, all of the security then held by it, whereupon the Security Agent, the other Finance Parties and all Obligors shall be released from their obligations hereunder (save for those which arose prior to such winding up).

76.	Conduct of Business by the Finance Parties

76.1	Finance Parties Tax Affairs

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

76.2	Finance Parties Acting Together

Notwithstanding Clause 2.2 (Finance Parties’ Rights and Obligations), if the Agent makes a declaration under Clause 25.17 (Acceleration) the Agent shall, in the names of all the Finance Parties (other than the Security Agent), take such action on behalf of the Finance Parties and conduct such negotiations with the Parent and any members of the Group and generally administer the Facility in accordance with the wishes of the Required Lenders. All the Finance Parties shall be bound by the provisions of this Clause 28.2 and no Finance Party shall be entitled to take action independently against any Obligor or any of its assets without the prior consent of the Required Lenders.

This clause shall not override Clause 27 (Roles of Agent, Security Agent, Mandated Lead Arrangers and Bookrunners) as it applies to the Security Agent.

76.3	Required Lenders

(a)

Where any Finance Document provides for any matter to be determined by reference to the opinion of, or to be subject to the consent, approval or request of, the Required Lenders or for any action to be taken on the instructions of the Required Lenders (a “majority decision”), such majority decision shall (as between the Lenders) only be regarded as having been validly given or issued by the Required Lenders if all the Lenders shall have received prior notice of the matter on which such majority decision is required and the relevant majority of Lenders shall have given or issued such majority decision. However (as between any Obligor and the Finance Parties) the relevant Obligor shall be entitled (and bound) to assume that such notice shall have been duly received by each Lender and that the relevant majority shall have

85

been obtained to constitute Required Lenders when notified to this effect by the Agent whether or not this is the case.

(b)

If, within ten (10) Business Days of the Agent despatching to each Lender a notice requesting instructions (or confirmation of instructions) from the Lenders or the agreement of the Lenders to any amendment, modification, waiver, variation or excuse of performance for the purposes of, or in relation to, any of the Finance Documents, the Agent has not received a reply specifically giving or confirming or refusing to give or confirm the relevant instructions or, as the case may be, approving or refusing to approve the proposed amendment, modification, waiver, variation or excuse of performance, then (irrespective of whether such Lender responds at a later date) the Agent shall treat any Lender which has not so responded as having indicated a desire to be bound by the wishes of 662/3% of those Lenders (measured in terms of the total Commitments of those Lenders) which have so responded.

(c)	For the purposes of paragraph (b) above, any Lender which notifies the Agent of a wish or intention to abstain on any particular issue shall be treated as if it had not responded.

(d)	paragraph (b) and (c) above shall not apply in relation to those matters referred to in, or the subject of, Clause 29.5 (Exceptions).

76.4	Conflicts

(a)

The Borrower acknowledges that any Bookrunner or Mandated Lead Arranger and its parent undertaking, subsidiary undertakings and fellow subsidiary undertakings (together an “Arranger Group”) may be providing debt finance, equity capital or other services (including financial advisory services) to other persons with which the Borrower may have conflicting interests in respect of the Facility or otherwise.

(b)

No member of an Arranger Group shall use confidential information gained from any Obligor by virtue of the Facility or its relationships with any Obligor in connection with their performance of services for other persons. This shall not, however, affect any obligations that any member of an Arranger Group has as Agent in respect of the Finance Documents. Each Obligor also acknowledges that no member of an Arranger Group has any obligation to use or furnish to any Obligor information obtained from other persons for their benefit.

(c)	The terms parent undertaking, subsidiary undertaking and fellow subsidiary undertaking when used in this clause have the meaning given to them in sections 1161 and 1162 of the Companies Act 2006.

77.	Sharing among the Finance Parties

77.1	Payments to Finance Parties

If a Finance Party (other than the Security Agent in respect of its fees, costs and expenses received for its own account) (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 30 (Payment Mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

(b)	the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been

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received or made by the Agent and distributed in accordance with Clause 30 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)

the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 27.26 (Partial Payments).

77.2	Redistribution of Payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 27.26 (Partial Payments) towards the obligations of that Obligor to the Sharing Finance Parties.

77.3	Recovering Finance Party’s Rights

On a distribution by the Agent under Clause 29.2 (Redistribution of Payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

77.4	Reversal of Redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)

each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the Redistributed Amount); and

(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

77.5	Exceptions

(a)

This Clause 29 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this clause, have a valid and enforceable claim against the relevant Obligor.

(b)

A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings;

(ii)	the taking legal or arbitration proceedings was in accordance with the terms of this Agreement; and

(iii)

that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

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78.	Payment Mechanics

78.1	Payments to the Agent

(a)

On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency and with such bank as the Agent, in each case, specifies.

78.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 30.3 (Distributions to an Obligor) and Clause 30.4 (Clawback and Pre-Funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency.

78.3	Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 31 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

78.4	Clawback and Pre-Funding

(a)

Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)

Unless paragraph (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

(c)

If the Agent is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower:

(i)	the Borrower shall on demand refund it to the Agent; and

(ii)

the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

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78.5	No Set-Off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

78.6	Business Days

(a)

Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

78.7	Currency of Account

(a)	Subject to paragraphs (b) and (c) (inclusive) below, dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	A repayment of all or part of the Loan or an Unpaid Sum and each payment of interest shall be made in dollars on its due date.

(c)

Each payment in respect of the amount of any costs, expenses or Taxes or other losses shall be made in dollars and, if they were incurred in a currency other than dollars, the amount payable under the Finance Documents shall be the equivalent in dollars of the relevant amount in such other currency on the date on which it was incurred.

(d)

All moneys received or held by the Security Agent or by a Receiver under a Security Document in a currency other than dollars may be sold for dollars and the Obligor which executed that Security Document shall indemnify the Security Agent against the full cost in relation to the sale. Neither the Security Agent nor such Receiver will have any liability to that Obligor in respect of any loss resulting from any fluctuation in exchange rates after the sale.

79.	Set-Off

A Finance Party may, to the extent permitted by applicable law, set off any matured obligation due from any Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any credit balance on any account that Obligor has with that Finance Party or against any other obligations owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

80.	Notices

80.1	Communication in Writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by telefax or letter. Any such notice or communication addressed as provided in Clause 32.2 (Addresses) will be deemed to be given or made as follows:

(a)	if by letter, when delivered at the address of the relevant Party; or

(b)	if by telefax, when received,

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however, a notice given in accordance with the above but received on a day which is not a Business Day or after 16:00 hours in the place of receipt will only be deemed to be given at 9:00 hours on the next Business Day in that place.

80.2	Addresses

Any communication or document to be made under or in connection with the Finance Documents shall be made or delivered to the address and telefax number of each Party and marked for the attention of the department or persons set out below and, in case of any New Lender, to the address notified to the Agent:

If to the Agent:	Citibank Europe plc, UK Branch
Loans Agency
5th Floor, Citigroup Centre
25 Canada Square
London E14 5LB
Attn: Loans Agency
Telefax No: +44 20 8836 3624

If to the Security Agent:	Citibank, N.A., London branch
13th Floor, Citigroup Centre
Canada Square
Canary Wharf
London E14 5LB
Attn: Agency & Trust
Telefax No: +44 20 7500 5877

If to the Parent (on behalf	Seadrill Limited
of itself, the Borrower	c/o Seadrill Management AS
and the Guarantors):	Løkkeveien 111
N-4007 Stavanger, Norway
Attn: Head of Treasury and Financing
Telefax No: +47 51 30 96 88

or any substitute address and/or telefax number and/or marked for such other attention as the Party may notify to the Agent (or the Agent may notify the other Parties if a change is made by the Agent) by not less than five (5) Business Days’ prior notice.

80.3	Communication with the Obligors

All communication from or to any of the Obligors shall be sent through the Agent, and any communication or document made or delivered to the Parent in accordance with this Clause 32.3 will be deemed to have been made or delivered to each of the Obligors.

80.4	Language

Communication to be given by one Party to another under the Finance Documents shall be given in the English language or, if not in English and if so required by the Agent, be accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.

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80.5	Electronic Communication

(a)

Any communication to be made between the Agent, the Security Agent, a Lender and an Obligor under or in connection with the Finance Documents (except notices to be sent to the Security Agent) may be made by electronic mail or other electronic means, if the Agent, the Security Agent, the relevant Lender and the relevant Obligor (as the case may be):

(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	notify each other of any change to their address or any other such information supplied by them.

(b)

Any electronic communication made between the Agent, a Lender and an Obligor will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender or an Obligor to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

81.	Calculations

All sums falling due by way of interest, fees and commissions under the Finance Documents accrue from day-to-day and shall be calculated on the basis of the actual number of days elapsed and a calendar year of 360 days. The calculations made by the Agent of any interest rate or any amount payable pursuant to this Agreement shall be conclusive and binding upon the Borrower in the absence of any manifest error.

82.	Miscellaneous

82.1	Conflict with Intercreditor Agreement

If there is any inconsistency between any term of the Intercreditor Agreement and any term of this Agreement, the Intercreditor Agreement shall prevail.

82.2	Partial Invalidity

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provisions under any law of any other jurisdiction will in any way be affected or impaired.

82.3	Remedies and Waivers

No failure to exercise, nor any delay in exercising on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

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82.4	Amendments and Waivers

(a)	Required Consents

(i)

Subject to Clause 34.4(b), any term of the Finance Documents may be amended or waived only with the written consent of the Required Lenders, the Obligors and any such amendment will be binding on all Parties.

(ii)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 34.4.

(b)	Exceptions

(i)	Subject to paragraph (ii) below, an amendment to or waiver that has the effect of changing or which relates to any of the following:

(A)	the definition of “Required Lenders”;

(B)	an extension of the date of any payment of any amount under the Finance Documents;

(C)	a reduction in the Applicable Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(D)	an increase in or extension of any Lenders’ Commitment;

(E)	a term of the Finance Documents which expressly requires the consent of all the Lenders;

(F)	a proposed substitution or replacement of any of the Obligors;

(G)	Clause 2.2 (Finance Parties’ Rights and Obligations);

(H)	a release of any Guarantors, any Guarantees provided by the Guarantors pursuant to this Agreement, the Guarantee Obligations or any Security Interest under any Security Document; or

(I)	this Clause 34.4,

shall not be made without the prior written consent of all the Lenders.

(ii)	An amendment or waiver that has the effect of changing or which relates to the Intercreditor Agreement shall be made in accordance with the terms of the Intercreditor Agreement.

(iii)

The Borrower shall (for its own cost) have the right, in the absence of a Default or Event of Default to replace any Lender that refuses to consent to certain amendments or waivers of this Agreement which expressly require the consent of such Lender and which have been approved by the Required Lenders, with a New Lender (as defined in Clause 26.2 (Assignments and Transfers by the Lenders).

(iv)

If any Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any of the terms of any Finance Document (other than an amendment or waiver referred to in paragraphs (A) and (I) above) or other vote of Lenders under the terms of this Agreement within fifteen (15) Business Days (unless the Parent and the Agent agree to a longer time period in relation to any request) of that request being made, its Commitment and/or participation shall not be included for the purpose of calculating the Total Commitments or participations under the relevant

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Facility when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments and/or participations has been obtained to approve that request.

(v)

An amendment or waiver which relates to the rights or obligations of the Agent or the Security Agent may not be effected without the written consent of the Agent or the Security Agent, as the case may be.

82.5	Disclosure of Information and Confidentiality

Each of the Finance Parties may disclose to each other or to their professional advisers any kind of information which the Finance Parties have acquired under or in connection with any Finance Document. The Parties are obliged to keep confidential all information in respect of the terms and conditions of this Agreement. This confidentiality obligation shall not apply to any information which:

(a)	is publicised by a Party as required by applicable laws and regulations;

(b)	has entered the public domain or is publicly known, provided that such information is not made publicly known by the receiving Party of such information;

(c)	was or becomes, as the Party is able to demonstrate by supporting documents, available to such Party on a non-confidential basis prior to the disclosure thereof; or

(d)	in the case of the Security Agent, is disclosed to agents, delegates and other appointees in the course of the performance of its functions under the Finance Documents.

82.6	Process Agent

Each Obligor hereby irrevocably appoints Frontline Corporate Services Ltd. as its agent for the service of process and/or any other writ, notice, order or judgment in respect of this Agreement and/or the matters arising herefrom.

82.7	Conflict

In case of conflict between the Security Documents and this Agreement, the provisions of this Agreement shall prevail, provided however that this will not in any way be interpreted or applied to prejudice the legality, validity or enforceability of any Security Document.

82.8	Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

83.	Governing Law and Enforcement

This Agreement and any non-contractual obligations connected with it are governed by English law.

84.	Enforcement

84.1	Jurisdiction of English Courts

(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement or any non-contractual obligations connected

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with it (including a dispute regarding the existence, validity or termination of this Agreement) (a Dispute).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)

This Clause 36 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

84.2	Service of Process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor which is a Party:

(a)

irrevocably appoints the person named in Clause 34.6 (Process Agent) as that Obligor’s English process agent as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document;

(b)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned; and

(c)

if any person appointed as process agent for an Obligor is unable for any reason to act as agent for service of process, that Obligor must immediately (and in any event within ten days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

* * *

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Schedule 12

Lenders and Commitments

Lenders:	Contact details:	Commitments in USD

The Export-Import Bank of China as Lender, Mandated Lead Arranger and Bookrunner	No. 30 Fuxingmen Nei Street Xicheng District Beijing P.R. China Attn: Mr. Li Lingkai/Mr. Wu Hongliang Fax: +86 10 8357 8428/29	CEXIM Facility:	44,841,176.90

Citibank, N.A., London Branch as Lender, Mandated Lead Arranger and Bookrunner	Citibank, N.A. London c/o Citibank International Plc Poland Branch Loans Operations Department 8 Chalubinskiego Str. 8th Floor, Warsaw 00-613 Poland Attn: Anzhela Halayko Fax: +44-20-7942 7512	Commercial Facility:	3,202,941.20

Nordea Bank AB, London Branch	Essendropsgate 7, 0368 Oslo, Norway Attn: Helge Leikvang / Arne Berglund Telephone: +47 93 68 39 97 / +47 41 44 20 67 Email: helge.leikvang@nordea.com / arne.berglund@nordea.com	Commercial Facility:	3,202,941.20

Danske Bank A/S, Norwegian Branch	Danske Bank A/S 2-12 Holmens Kanal, DK 1092 Copenhagen K. Telephone : + 45 45 14 63 59 Fax: + 45 45 12 87 22 Email:loanmanshi@danskebank.dk Endre Storløkken / Vilde Krogsrud Bryggetorget 4, 0250 Oslo, Norway Telephone: +47 85 40 70 71 Email: Endre.storlokken@danskebank.com vilde.krogsrud@danskebank.com	Commercial Facility:	3,202,941.20

Norddeutsche Landesbank	Friedrichswall 10	Commercial Facility:	3,202,941.20

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Lenders:	Contact details:	Commitments in USD

Girozentrale	30159 Hannover Attn: Christine Biermann/ Stephan Somitsch Telephone: +49 511 361 4649/ +49 511 361 2319 Fax: +49 511 361 4785 Email: Christine.biermann@nordlb.de/ Stephan.somitsch@nordlb.de

Bank of America, National Association	2 King Edward Street, MLFC Main, London EC1A 1HQ United Kingdom Attn: Adrienne Nel Telephone: +44 207 996 9350 Fax:+44 207 996 3131 Email: Adrienne.nel@baml.com	Commercial Facility:	3,202,941.20

Scotibank Europe plc	201 Bishopsgate. 6th Floor, EC2M 3NS, London Attn: Richard Walsh Telephone: +44 207 8265751 Email: richard.walsh@scotiabank.com	Commercial Facility:	3,202,941.20

			Total Commitments: USD64,058,823.90

Aggregate Facility Allocation (In USD):

CEXIM Facility	Commercial Facility	Total Commitment
44,841,176.80	19,217,647.10	64,058,823.90

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Schedule 13

Borrower, Guarantors and Collateral Rig

Rig:	Average FMV:	Rig Owner and Guarantor:	Guarantor	Charter Contract:	Duration of Charter Contract:	Charter Rate (per day):	Yard:
WEST TELESTO	MUSD 222,500,000	Seadrill Telesto Ltd, Bermuda	Seadrill UK Ltd	Saudi Arabian Oil Company	3 years	Minimum 185,000	Dalian

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Schedule 14

Conditions Precedent

Part 1

(Conditions Precedent to the First Utilisation Date)

1.	Corporate Authorisation

1.1	In respect of each Obligor:

(a)	Company certificate (or similar);

(b)	Articles of Association, Memorandum of Incorporation and By-laws;

(c)	Updated Good Standing Certificate (or similar);

(d)	Resolutions passed at a board meeting of the relevant Obligor:

(i)	evidencing the approval of the terms of, and the transactions contemplated by, the Finance Documents to which it is a party; and

(ii)

evidencing the authorisation of its appropriate officer or officers or other representatives to execute the Finance Documents and any other documents necessary for the transactions contemplated by the Finance Documents, on its behalf; and

(iii)	attaching certified true copies of valid proof of identity and specimen signatures in respect of the persons signing on behalf of the relevant Obligor.

(e)	Power of Attorney (notarised and legalised if requested by the Agent); and

(f)	Directors Certificate, including, but not limited to confirmations on solvency both before and after the incurrence of the indebtedness under the Finance Documents.

2.	Authorisations

Evidence that all approvals, authorisations and consents required by any government or other authorities for the Obligors and if applicable its subsidiaries to enter into and perform their obligations under any of the Finance Documents shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which, in the opinion of the Agent, restrains, prevents or imposes materially adverse conditions upon the Obligors to enter into and perform their obligations under the Finance Documents.

3.	Finance Documents

Subject to the evidence being delivered pursuant to this Schedule 3 Part 1 below, each of the Finance Documents, duly signed by all the relevant parties thereto together with evidence that the security created thereunder is legally perfected with first priority in accordance with the terms of each of the Finance Documents and applicable laws including, but not limited to;

(a)	The Agreement;

(b)	The Account Bank Agreement;

(c)	The Share Charge;

(d)	The Fee Letters; and

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(e)	Any other Finance Document (excluding Security Documents other than the Share Charge).

4.	Legal Opinions

(a)	Agreed form of legal opinion from Appleby (Bermuda) Limited relating to Bermuda law issues with confirmation that the execution copy will follow as soon as possible thereafter;

(b)	Agreed form of legal opinion from Norton Rose LLP relating to English law issues with confirmation that the execution copy will follow as soon as possible thereafter;

(c)	Agreed form of legal opinion from Norton Rose Hong Kong relating to Hong Kong law issues with confirmation that the execution copy will follow as soon as possible thereafter; and

(d)

Any such other favourable legal opinions in form and substance satisfactory to the Agent (on behalf of all the Finance Parties) and the Security Agent from lawyers appointed by the Agent on matters concerning all relevant jurisdictions.

All legal opinions to be in form and substance satisfactory to the Agent (on behalf of all the Finance Parties) and the Security Agent.

5.	Miscellaneous

(a)	The Utilisation Request at least three (3) Business Days prior to the relevant Utilisation Date;

(b)	Evidence that all fees, costs and expenses referred to in Finance Documents as payable on or prior to the relevant Utilisation Date, have or will be paid on its due date;

(c)	A Compliance Certificate confirming that the Parent is in compliance with the financial covenants as set out in Clause 22 (Financial Covenants);

(d)	An acceptance letter from the Process Agent;

(e)	The Original Financial Statements;

(f)	Cash Flow Projections;

(g)	Evidence of ownership of the Obligors corporate and capital structure of the Group (assuming the assumption of the Facility herein);

(h)	“Know your customer” documents required by the Lenders;

(i)

In respect of each Obligor which is incorporated in Bermuda, a copy of such Obligor’s exemption from imposition of tax until 31 March 2035 issued by the Bermudan Ministry of Finance in favour of such Obligor; and

(j)	Any other documents as reasonably requested by the Agent.

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Part 2

(Conditions Precedent to any Utilisation (including the first Utilisation))

1.	Corporate Authorisation

(a)	Any required corporate documents for the relevant Obligors in addition to the ones provided pursuant to Part 1 of this Schedule 3 (Corporate Authorisations).

(b)

Evidence that all approvals, authorisations and consents required by any government or other authorities for the relevant Obligors and if applicable its or their subsidiaries to enter into and perform its obligations under any of the Finance Documents shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which, in the opinion of the Agent, restrains, prevents or imposes materially adverse conditions upon the relevant Obligors to enter into and perform their obligations under the Finance Documents.

2.	Rig Documents

(a)	Bill of sale;

(b)	Builders certificate;

(c)	Protocol of delivery and acceptance;

(d)

Satisfactory searches in maritime registries, including, but not limited to evidence (by way of transcript of registry) that the Rig is registered in the name the Rig Owner in the Ship Registry, that the Telesto Mortgage has been, or will be, executed and recorded with its intended first priority against the Rig and that no other encumbrances, maritime liens, mortgages or debts whatsoever are registered against the Rig;

(e)	:

(i)	Copies of the bareboat charter between the Rig Owner and the Intra-Group Charterer and copies of the bareboat charters between the Intra-Group Charterers (if applicable);

(ii)	A copy of a summary of the Charter Contract prepared by Advokatfirmaet BA- HRDA;

(iii)	Evidence that the relevant Charter Contract as specified in Schedule 2 (Borrower, Guarantors And Collateral Rig) as at the date of this Agreement is in full force and effect;

(iv)	Evidence that each counterparty to the relevant Charter Contract has consented to the assignment of the Earnings thereunder;

(v)

Copies of other charter agreements (including novation agreements, if any) for the Rig and service contracts relating thereto and all kind of guarantees related to the Charter Contract, service contracts or other agreements; and

(vi)

Evidence that, where required under any employment contract for the Rig, the charterer of the Rig has accepted that it becomes subject to the Telesto Mortgage and that such bareboat charter and Charter Contract are free from Security Interests.

(f)	An updated class certificate related to the Rig from the relevant classification society, confirming that the Rig is classed with the highest class in accordance with

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Clause 24.6 (Trading, Classification and Repairs), free of extensions and overdue recommendations;

(g)

Certificates from insurers and/or insurance brokers confirming compliance with the insurance requirements under this Agreement, including, but not limited to copies of insurance policies/cover notes documenting that insurance cover has been taken out in respect of the Rig in accordance with Clause 24.2 (Insurance), and evidencing that the Security Agent’s (on behalf of the Finance Parties) Security Interest in the insurance policies have been noted in accordance with the relevant notices as required under the relevant General Assignment and that the Security Agent is loss payee in accordance with the relevant General Assignment;

(h)	Evidence and copies of (i) the technical management agreement for the Rig and (ii) documents of compliance with the ISM Code and ISPS Code (where applicable);

(i)

Valuation certificates from two Approved Brokers evidencing the Market Value of the Rig is no less than 125% of the Rig Advance (and that the provisions of Clause 24.1 (Minimum Market Value) are satisfied), addressed to the Agent and dated no earlier than 15 days prior to the relevant Utilisation Date;

(j)	Evidence that all costs have been paid to the relevant Yard and other equipment providers by the Borrower by using its own equity in addition to the Rig Advance; and

(k)	If the date for delivery set out in the relevant building contract with the Yard has expired/passed, evidence that such delivery date has been extended to cover actual delivery of the Rig.

3.	Finance Documents

(a)	The Telesto Mortgage, duly executed and registered with first priority;

(b)	Each General Assignment relating to the Rig; and

(c)	The Account Security for Earnings Accounts relating to the Rig.

4.	Legal Opinions

(a)	Agreed form of legal opinion from Appleby (Bermuda) Limited relating to Bermuda law issues with confirmation that the execution copy will follow as soon as possible thereafter;

(b)	Agreed form of legal opinion from Arias Fabrega & Fabrega relating to Panama law with confirmation that the execution copy will follow as soon as possible thereafter;

(c)	Agreed form of legal opinion from Norton Rose LLP relating to English law issues with confirmation that the execution copy will follow as soon as possible thereafter;

(d)	Agreed form of legal opinion from Norton Rose Hong Kong relating to Hong Kong law issues with confirmation that the execution copy will follow as soon as possible thereafter; and

(e)

Any such favourable legal opinions in form and substance satisfactory to the Agent (on behalf of all the Finance Parties) and the Security Agent from lawyers appointed by the Agent on matters concerning all relevant jurisdictions.

All legal opinions to be in form and substance satisfactory to the Agent (on behalf of all the Finance Parties) and the Security Agent.

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5.	Miscellaneous

(a)	The Utilisation Request at least three (3) Business Days prior to the relevant Utilisation Date;

(b)	Evidence that all fees, costs and expenses referred to in Finance Documents as payable on or prior to the relevant Utilisation Date, have or will be paid on its due date;

(c)	A Compliance Certificate confirming that the Parent is in compliance with the financial covenants as set out in Clause 22 (Financial Covenants);

(d)	Insurance Report; and

(e)	Any other document as reasonably requested by the Agent.

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Part 3

(Conditions Subsequent to each Utilisation Date)

1.	Charter Contract

(a)

As soon as possible, and in any case within three months after the relevant Utilisation Date evidence that any and all payments of the Earnings relating to the Rig (including by end-users) are instructed to be paid to the relevant Earnings Accounts.

(b)	Within five months after the relevant Utilisation Date, evidence that such payments mentioned in (a) above have been initiated.

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Schedule 15

Form of Utilisation Request

Loans
To:	Citibank Europe plc, UK Branch, as Agent

From:	[Insert name of the Borrower]

Date:	[•]

Seadrill Limited – USD 440,000,000 Secured Credit Facility Agreement Dated 4 December 2012 and as amended on 30 April 2013, 16 May 2013, 18 October 2013, 18 September 2014, 16 October 2014, 18 June 2015, 28 April 2016 and 28 March 2017 and as amended and restated on [•] 2017 (the “Agreement”)

We refer to Clause 5.1 (Delivery of a Utilisation Request) of the Agreement. Terms defined in the Agreement shall have the same meaning when used in this Utilisation Request.

(a)	You are hereby irrevocably notified that we wish to make the following drawdown of the CEXIM Facility and the Commercial Facility:

(b) Proposed Utilisation Date:	[•]

Principal Amount:	[•] (CEXIM Facility)

[•] (Commercial Facility)

Interest Period:	[•]

Rig:	[•]

(c)	The proceeds of the Utilisation shall be credited to [•] [insert name and number of account],

(d)

We confirm that, as of the date hereof (i) each condition specified in Clause 4 (Conditions Precedent) of the Agreement is satisfied; (ii) each of the representations and warranties set out in Clause 20 (Representations and Warranties) of the Agreement is true and correct; and (iii) no event or circumstances has occurred and is continuing which constitute or may constitute a Default or an Event of Default.

Yours sincerely

for and on behalf of

[Insert name of the Borrower]

By:

Name:

  Title: [authorised officer of the Borrower]

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Schedule 16

Form of Compliance Certificate

To:	Citibank Europe plc, UK Branch, as Agent

From:	Seadrill Limited

Date:	[•] [To be delivered no later than hundred and eighty (180)/seventy (70) days after each reporting date]

Seadrill Limited – USD 440,000,000 Secured Credit Facility Agreement Dated 4 December 2012 and as amended on 30 April 2013, 16 May 2013, 18 October 2013, 18 September 2014, 16 October 2014, 18 June 2015, 28 April 2016 and 28 March 2017 and as amended and restated on [•] 2017 (the “Agreement”)

We refer to the Agreement. Terms defined in the Agreement shall have the same meaning when used in this Compliance Certificate.

We confirm that as at [•] [insert relevant reporting date]:

1.	Minimum Liquidity

The Minimum Liquidity of the Group was [•] while the Minimum Liquidity required is USD 250,000,000.

2.	Leverage Ratio

The Leverage Ratio of the Group was [•] while the Leverage Ratio is required not to exceed [4.5:1/6.0:1/6.5:1].

3.	Equity Ratio

The Equity Ratio of the Group was [•] while the minimum Equity Ratio shall be greater than [•].

4.	Interest Cover Ratio

The Interest Cover Ratio of the Group was [•] while the Interest Cover Ratio shall be [•].

5.	Current Ratio

The Current Ratio of the Group was [•] while the Current Ratio shall be minimum [•].

6.	Market Value

The Market Value of the Rig is attached as Appendix 1 hereto while the minimum Market Value shall be equal to or higher than 135% of the sum of the Loans outstanding.*

* Only to be included if the relevant Compliance Certificate is required to include the minimum Market Value pursuant to Clause 24.2 of the Agreement.

7.	Cash Distributions from Investments

Cash Distributions from Investments are set out in Appendix 2 hereto.

8.	Insurance

We confirm that the Rig is insured against such risks and in such amounts as set out in Appendix 3 hereto.

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9.	Fleet Report

We confirm that the Rig is employed in accordance with Appendix 4 hereto.

10.	No Default

We confirm that, as of the date hereof (i) each of the representations and warranties set out in Clause 20 (Representations and Warranties) of the Agreement is true and correct, and (ii) no event or circumstances has occurred and is continuing which constitute or may constitute a Default and/or an Event of Default.

Yours sincerely

for and on behalf of

Seadrill Limited

By:

Name:

  Title: [authorised officer]

106

Appendix 3

[•]

107

Appendix 4

[•]

108

Appendix 5

Rig	Hull & Machinery	Freight Interest	Hull Interest	P&I	War Risk
	Insurer: Amount:	Insurer: Amount:	Insurer: Amount:	Insurer: Amount:	Insurer: Amount:

109

Appendix 6

[•]

110

Schedule 17

Form of Transfer Certificate

To:	Citibank Europe plc, UK Branch, as Agent

From:	[•] (the “Existing Lender” and [•] (the “New Lender”)

Date:	[•]

Seadrill Limited – USD 440,000,000 Senior Secured Credit Facility Agreement Dated 4

December 2012 and as amended on 30 April 2013, 16 May 2013, 18 October 2013, 18 September

2014, 16 October 2014, 18 June 2015, 28 April 2016 and 28 March 2017 and as amended and restated on [•] 2017 (The “Agreement”)

1.

We refer to the Agreement. This certificate shall take effect as a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.	We refer to Clause 26.4 (Conditions of Assignment):

(a)

The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment(s) and participations in the Loan under the Agreement as specified in the Schedule.

(b)

The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment(s) and participations in the Loan under the Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

(d)	The proposed Transfer Date is [•].

(e)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 32.2 (Addresses) are set out in the Schedule.

3.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in sub-clause 26.5(c) of Clause 26.5 (Limitation of Responsibility of Existing Lenders).

4.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

5.	This Transfer Certificate and any non-contractual obligations connected with it are governed by English law.

6.	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

Note: The execution of this Transfer Certificate may not assign a proportionate share of the Existing Lender’s interest in the Security Documents in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect an assignment of such a share in the Security Documents in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

111

The Schedule

Rights to be assigned and obligations to be released and undertaken

I	Existing Lender:	[•]

II	New Lender:	[•]

III	Total Commitments of Existing Lender:	USD [•]

IV	Aggregate amount transferred:	USD [•]

V	Total Commitments of New Lender:	USD [•]

VI	Transfer Date:	[•]

Administrative Details / Payment Instructions of New Lender

Notices to New Lender:

[•]

[•]

Att:	[•]

Telefax no:	+ [•]

[Insert relevant office address, telefax number and attention details for notices and payments to the New Lender.]

Account details of New Lender: [Insert relevant account details of the New Lender.]

[Existing Lender]

By:

[New Lender]

By:

This certificate is accepted as a Transfer Certificate for the purposes of the Agreement by the Agent, and the Transfer Date is confirmed as [•].

Signature of this Transfer Certificate by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party.

112

Citibank Europe plc, UK Branch

By:
Name:
Title:

113

Schedule 18

Indicative Repayments/Reductions

Repayments	Date	Instalments	Other Scheduled Repayment	Principal Outstanding
0	19 June 2017	7,117,647	—	64,058,824
1	19 September 2017	—	—	64,058,824
2	15 December 2017	7,117,647	56,941,177	—
3	19 March 2018	—	—	—
4	19 June 2018	—	—	—
5	19 September 2018	—	—	—
6	19 December 2018	—	—	—
7	19 March 2019	—	—	—
8	19 June 2019	—	—	—
9	19 September 2019	—	—	—
10	19 December 2019	—	—	—
11	19 March 2020	—	—	—
12	19 June 2020	—	—	—

114

Schedule 19

Corporate Structure

115

Schedule 20

Form of Selection Notice

Selection Notice

From:	[the Borrower]

To:	Citibank Europe plc, UK Branch

Dated:	[•]

Dear Sirs

USD 440,000,000 Facility Agreement dated 4 December 2012 and as amended on 30 April 2013,

16 May 2013, 18 October 2013, 18 September 2014, 16 October 2014, 18 June 2015, 28 April

2016 and 28 March 2017 and as amended and restated on [•] 2017 (the Agreement)

1.	We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.	We request that the next Interest Period for the Loan be [•] months.

3.	This Selection Notice is irrevocable.

Yours sincerely

for and on behalf of

Seadrill Telesto Ltd.

By:
Name:
Title: [authorised officer of the Borrower]

Schedule 3

Conditions Precedent

1.	Each Obligor has provided to the Agent a true and complete certified copy of a resolution of its board of directors:

(a)	approving the terms and conditions of, and the transactions contemplated by, this Deed and resolving that it execute, deliver and perform this Deed;

(b)	authorising a specified person or persons to execute this Deed on its behalf; and

(c)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with this Deed.

2.	A specimen of the signature of each person authorised by the resolution referred to in paragraphs 1(b) and (c) above.

3.	A copy of the constitutional documents of each Obligor.

4.

A certificate of a director of each Obligor, certifying that each copy document relating to it specified in this Schedule 3 is correct, complete and in full force and effect as at a date no earlier than the date of this Deed.

5.

Seadrill International Limited has provided to the Agent a true and complete certified copy of a resolution signed by all the holders of its issued shares, approving the terms of, and the transactions contemplated by, this Deed.

6.	A certified copy of the register of members/shareholders of each Obligor (other than the Parent and Seadrill Partners LLC).

7.	In respect of Panamanian Security Documents, notarised and legalised Power of Attorney to be granted by each of:

(a)	Seadrill Telesto Ltd.;

(b)	T-15 Ltd;

(c)	T-16 Ltd;

(d)	the Security Agent; and

(e)	the Common Security Agent.

in favour of Arias, Fabrega & Fabrega, Panamanian law counsel to the Lenders.

8.	A legal opinion of:

(a)	English law counsel to the Lenders relating to English law matters in respect of this Deed and Seadrill UK Limited;

(b)	Hong Kong law counsel to the Lenders relating to Hong Kong law matters in respect of this Deed and Seadrill International Limited;

(c)	Bermuda law counsel to the Lenders relating to Bermuda law matters in respect of this Deed and each of the Bermudan Obligors;

(d)	Panama law counsel to the Lenders relating to Panama law matters in respect of the amendments of mortgage agreements in relation to the Mortgage;

(e)	Marshall Islands law counsel to the Lenders relating to Marshall Islands law matters in respect of this Deed, Seadrill Partners LLC and Seadrill Partners Operating LLC;

(f)	Dutch law counsel to the Lenders relating to Dutch law matters in respect of this Deed and Seadrill Partners B.V.; and

(g)	Norwegian law counsel to the Lenders relating to Norwegian law matters in respect of the Intercreditor Agreement and the Subordination Undertaking,

each substantially in the form distributed to the Lenders prior to signing this Deed.

9.	A copy of this Deed duly executed by each of the Obligors.

10.	A copy of the duly executed Intercreditor Agreement.

11.	A copy of the duly executed New T-15/T-16 Facility Agreement.

12.	A copy of the Subordination Undertaking (as defined in the New T-15/T-16 Facility Agreement) duly executed by the Subordinated Creditors and the other parties to it.

13.	A copy of the Release Documents duly executed by the Security Agent.

14.	Copies of the duly executed Day One Security Documents.

15.	Evidence that:

(a)	the amounts which are to become payable by T-15 Ltd and T-16 Ltd pursuant to clause 6.2(a)(i) (Other Scheduled Repayments) of the New T-15/T-16 Facility Agreement;

(b)	the amounts payable by Seadrill as at the Effective Time in accordance with Clause 4.3; and

(c)	all fees, costs and expenses referred to in Finance Documents as payable at or prior to the Effective Time,

have or will be paid at or prior to the Effective Time.

16.

A copy of any Authorisation or other document, opinion or assurance which, in the opinion of the Agent, is necessary in connection with the entry into and performance of the transactions contemplated by this Deed or for the validity and enforceability of this Deed.

17.	Evidence that Frontline Corporate Services Ltd. has agreed to continue to act as an agent of each of the Obligors for the service of process in England.

2

Schedule 4

Security Documents

Part 1 Continuing West Telesto Security Documents in favour of the lenders under the Legacy Telesto Facility Agreement

1.

Panamanian law first amendment of mortgage dated on or around the date hereof in respect of the first naval mortgage dated 18 December 2012 granted by T-15 Ltd over the rig “T-15” in favour of Citibank, N.A., London Branch

2.

Panamanian law first amendment of mortgage dated on or around the date hereof in respect of the first naval mortgage dated 25 April 2013 granted by T-16 Ltd over the rig “T-16” in favour of Citibank, N.A., London Branch

3.

Panamanian law amendment of mortgage dated on or around the date hereof in respect of the first naval mortgage dated 18 December 2012 granted by Seadrill Telesto Ltd over the rig “Telesto” in favour of Citibank, N.A., London Branch

4.

Bermudan deed of confirmation dated on or around the date hereof in respect of the share charge dated 18 December 2012 granted by Seadrill Limited in respect of the shares in Seadrill Telesto Ltd in favour of Citibank, N.A., London Branch

5.	English law account charge dated 18 December 2012 granted by T-15 Ltd in favour of Citibank, N.A., London Branch

6.	English law account charge dated 18 December 2012 granted by T-16 Ltd in favour of Citibank, N.A., London Branch

7.	English law account charge dated 18 December 2012 granted by Seadrill Telesto Ltd in favour of Citibank, N.A., London Branch

8.	English law account charge dated 18 December 2012 granted by Seadrill International Limited in favour of Citibank, N.A., London Branch

9.	English law account charge dated 15 June 2017 granted by Seadrill Partners B.V. in favour of Citibank, N.A., London Branch

10.	English law account charge dated on or around the date of this Deed granted by Seadrill UK Limited in favour of Citibank, N.A., London Branch

11.	English law owner’s general assignment of insurances and earnings dated 18 December 2012 granted by T-15 Ltd in favour of Citibank, N.A., London Branch

12.	English law owner’s general assignment of insurances and earnings dated 25 April 2013 granted by T-16 Ltd in favour of Citibank, N.A., London Branch

13.	English law owner’s general assignment of insurances and earnings dated 12 September 2013 granted by Seadrill Telesto Ltd in favour of Citibank, N.A., London Branch

14.

English law assignment of insurances, earnings and intra-group charter dated 15 June 2017 granted by T-15 Ltd, Seadrill Partners B.V. and Seadrill International Ltd in favour of Citibank, N.A., London Branch

15.

English law assignment of insurances, earnings and intra-group charter dated 15 June 2017 granted by T-16 Ltd, Seadrill Partners B.V. and Seadrill International Ltd in favour of Citibank, N.A., London Branch

3

Part 2 First Ranking Security Documents in favour of the lenders under the New T-15/T-16 Facility Agreement

1.	Panamanian law second naval mortgage agreement in respect of rig T-15 to be granted by T-15 Ltd in favour of Citibank, N.A., London Branch

2.	Panamanian law second naval mortgage agreement in respect of rig T-16 to be granted by T-16 Ltd in favour of Citibank, N.A., London Branch

3.	Bermudan law share charge over T-15 Ltd to be granted by Seadrill Partners Operating LLC in favour of Citibank, N.A., London Branch

4.	Bermudan law share charge over T-16 Ltd to be granted by Seadrill Partners Operating LLC in favour of Citibank, N.A., London Branch

5.	Hong Kong law share charge over Seadrill International Limited to be granted by Seadrill Partners Operating LLC in favour of Citibank, N.A., London Branch

6.	English law account charge to be granted by T-15 Ltd in favour of Citibank, N.A., London Branch

7.	English law account charge to be granted by T-16 Ltd in favour of Citibank, N.A., London Branch

8.	English law account charge to be granted by Seadrill International Limited in favour of Citibank, N.A., London Branch

9.	English law account charge to be granted by Seadrill Partners B.V. in favour of Citibank, N.A., London Branch

10.	English law owner’s general assignment of insurances and earnings to be granted by T-15 Ltd in favour of Citibank, N.A., London Branch

11.	English law owner’s general assignment of insurances and earnings to be granted by T-16 Ltd in favour of Citibank, N.A., London Branch

12.	English law assignment of insurances, earnings and intra-group charter by T-15 Ltd, Seadrill Partners B.V. and Seadrill International Ltd in favour of Citibank, N.A., London Branch

13.	English law assignment of insurances, earnings and intra-group charter by T-16 Ltd, Seadrill Partners B.V. and Seadrill International Ltd in favour of Citibank, N.A., London Branch

Part 3 Second Ranking Security Documents in favour of the lenders under the SDLP Facility Agreements

1.	Panamanian law third naval mortgage agreement in respect of rig T-15 to be granted by T-15 Ltd in favour of the Common Security Agent

2.	Panamanian law third naval mortgage agreement in respect of rig T-16 to be granted by T-16 Ltd in favour of the Common Security Agent

3.	English law account charge to be granted by T-15 Ltd in favour of the Common Security Agent

4.	English law account charge to be granted by T-16 Ltd in favour of the Common Security Agent

4

5.	English law account charge to be granted by Seadrill International Limited in favour of the Common Security Agent

6.	English law account charge to be granted by Seadrill Partners B.V. in favour of the Common Security Agent

7.	English law owner’s assignment of insurances and earnings to be granted by T-15 Ltd in favour of the Common Security Agent

8.	English law owner’s assignment of insurances and earnings to be granted by T-16 Ltd in favour of the Common Security Agent

9.	English law assignment of insurances, earnings and intra-group charter by T-15 Ltd, Seadrill Partners B.V. and Seadrill International Ltd in favour of the Common Security Agent

10.	English law assignment of insurances, earnings and intra-group charter by T-16 Ltd, Seadrill Partners B.V. and Seadrill International Ltd in favour of the Common Security Agent

5

Schedule 5

Form of Release Documents

6

Signatories

Executed as a Deed

Executed and Delivered as a Deed
by
for and on behalf of	/s/ Georgina E. Sousa
Seadrill Limited	Attorney-in-Fact
By: Georgina E. Sousa
in the presence of:	/s/ Claire Burnard
Witness
Name: Claire Burnard
Address: 21 Highwood Lane, Paget, Bermuda
Occupation: Corporate Administrator

The Guarantors Executed and Delivered as a Deed
by
for and on behalf of	/s/ David Sneddon
Seadrill UK Ltd.	Attorney-in-Fact
By:
in the presence of:
/s/ MATTHEW CAREY
Witness
Name: MATTHEW CAREY
Address: ONE BUNHILL ROW, LONDON, EC1Y 8YY
Occupation: TRAINEE SOLICITOR

Executed and Delivered as a Deed
by
for and on behalf of	/s/ Georgina E. Sousa
Seadrill T-15 Ltd.	Attorney-in-Fact
By: Georgina E. Sousa
in the presence of:	/s/ Claire Burnard
Witness
Name: Claire Burnard
Address: 21 Highwood Lane, Paget, Bermuda
Occupation: Corporate Administrator

[Signature Page – Framework Agreement]

Executed and Delivered as a Deed
by
for and on behalf of	/s/ Georgina E. Sousa
Seadrill T-16 Ltd.	Attorney-in-Fact
By: Georgina E. Sousa
in the presence of:
/s/ Claire Burnard
Witness
Name: Claire Burnard
Address: 21 Highwood Lane, Paget, Bermuda
Occupation: Corporate Administrator

Executed and Delivered as a Deed
by
for and on behalf of	/s/ Georgina E. Sousa
Seadrill Telesto Ltd.	Attorney-in-Fact
By: Georgina E. Sousa
in the presence of:
/s/ Claire Burnard
Witness
Name: Claire Burnard
Address: 21 Highwood Lane, Paget, Bermuda
Occupation: Corporate Administrator

Executed and Delivered as a Deed
for and on behalf of
Seadrill International Limited
By:	/s/ Jonas Ytreland
AUTHORISED SIGNATORY
in the presence of:
/s/ ALEXANDER SIM
Witness
Name: ALEXANDER SIM
Address: ONE BUNHILL ROW, LONDON, EC1Y 8YY
Occupation: TRAINEE SOLICITOR

[Signature Page – Framework Agreement]

Executed and Delivered as a Deed
by
for and on behalf of
Seadrill Partners LLC	/s/ John T.Roche
By:	Attorney-in-Fact
in the presence of:	MATTHEW CAREY
Witness
Name: MATTHEW CAREY
Address: ONE BUNHILL ROW, LONDON, EC1Y, 8YY
Occupation: TRAINEE SOLICITOR

Executed and Delivered as a Deed
by
for and on behalf of
Seadrill Partners Operating LLC	Geoigina E.Sousa
By: Geoigina E.Sousa	Attorney-in-Fact
in the presence of:	Claire Burnard
Witness
Name: Claire Burnard
Address: 21 Highwood Lane, Paget, Bermuda
Occupation: Corporate Administrator

Executed and Delivered as a Deed
by
for and on behalf of	Jonas Ytreland
Seadrill Partners B.V.	Attorney-in-Fact
By:	JONAS YTRELAND
in the presence of:	Alexander Sim
Witness
Name: ALEXANDER SIM
Address: ONE BUNHILL ROW, LONDON, EC1Y, 8YY
Occupation: TRAINEE SOLICITOR

[Signature Page – Framework Agreement]

The Agent
Citibank Europe plc, UK Branch as Agent	By:	/s/ Raya Brody

[Signature Page – Framework Agreement]